    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1994

                                                       REGISTRATION NO. 33-53701
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CHARTER MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                               8060                       58-1076937
  (State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer
  incorporation or organization)         Classification Code Number)      Identification No.)

                              577 Mulberry Street
                              Macon, Georgia 31298
                                 (912) 742-1161
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                   See Table of Additional Registrants below.
                            ------------------------

                             ROBERT W. MILLER, ESQ.
                                King & Spalding
                              191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                                 (404) 572-4600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
            LAWRENCE W. DRINKARD, EXECUTIVE VICE PRESIDENT - FINANCE
                          Charter Medical Corporation
                              577 Mulberry Street
                              Macon, Georgia 31298
                                 (912) 742-1161
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           ADDITIONAL REGISTRANTS(1)


                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Ambulatory Resources, Inc.                    Georgia                     58-1456102      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Atlanta MOB, Inc.                             Georgia                     58-1558215      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Beltway Community Hospital, Inc.              Texas                       58-1324281      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
C.A.C.O. Services, Inc.                       Ohio                        58-1751511      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
CCM, Inc.                                     Nevada                      58-1662418      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
CMCI, Inc.                                    Nevada                      88-0224620      1061 East Flamingo Road
                                                                                          Suite One
                                                                                          Las Vegas, NV 89119
                                                                                          (702) 737-0282
CMFC, Inc.                                    Nevada                      88-0215629      1061 East Flamingo Road
                                                                                          Suite One
                                                                                          Las Vegas, NV 89119
                                                                                          (702) 737-0282
CMSF, Inc.                                    Florida                     58-1324269      3550 Colonial Boulevard
                                                                                          Fort Myers, FL 33912
                                                                                          (813) 939-0403
CPS Associates, Inc.                          Virginia                    58-1761039      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Alvarado Behavioral Health System,    California                  58-1394959      577 Mulberry Street
 Inc.                                                                                     Macon, GA 31298
                                                                                          (912) 742-1161
Charter Appalachian Hall Behavioral Health    North Carolina              58-2097827      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Arbor Indy Behavioral Health          Indiana                     35-1916340      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Augusta Behavioral Health System,     Georgia                     58-1615676      3100 Perimeter Parkway
 Inc.                                                                                     Augusta, GA 30909
                                                                                          (404) 868-6625
Charter Bay Harbor Behavioral Health          Florida                     58-1640244      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Beacon Behavioral Health System,      Indiana                     58-1524996      1720 Beacon Street
 Inc.                                                                                     Fort Wayne, IN 46805
                                                                                          (219) 423-3651
Charter Behavioral Health System at Fair      New Jersey                  58-2097832      577 Mulberry Street
 Oaks, Inc.                                                                               Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System at Hidden    Maryland                    52-1866212      577 Mulberry Street
 Brook, Inc.                                                                              Macon, GA 31298
                                                                                          (912) 742-1161

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Charter Behavioral Health System at Los       California                  33-0606642      577 Mulberry Street
 Altos, Inc.                                                                              Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System at           Maryland                    52-1866221      577 Mulberry Street
 Potomac Ridge, Inc.                                                                      Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System at           Maryland                    52-1866214      577 Mulberry Street
 Warwick Manor, Inc.                                                                      Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Georgia                     58-1513304      240 Mitchell Bridge Road
 Athens, Inc.                                                                             Athens, GA 30606
                                                                                          (404) 546-7277
Charter Behavioral Health System of           Texas                       58-1440665      8402 Cross Park Drive
 Austin, Inc.                                                                             Austin, TX 78754
                                                                                          (512) 837-1800
Charter Behavioral Health System of           Texas                       76-0430571      577 Mulberry Street
 Baywood, Inc.                                                                            Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Florida                     58-1527678      577 Mulberry Street
 Bradenton, Inc.                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of Canoga    California                  95-4470774      577 Mulberry Street
 Park, Inc.                                                                               Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Georgia                     58-1408670      3500 Riverside Drive
 Central Georgia, Inc.                                                                    Macon, GA 31210
                                                                                          (912) 474-6200
Charter Behavioral Health System of           South Carolina              58-1761157      2777 Speissegger Drive
 Charleston, Inc.                                                                         Charleston, SC 29405-8299
                                                                                          (803) 747-5830
Charter Behavioral Health System of           Virginia                    58-1616917      2101 Arlington Boulevard
 Charlottesville, Inc.                                                                    Charlottesville, VA 22903-1593
                                                                                          (804) 977-1120
Charter Behavioral Health System of           Illinois                    58-1315760      4700 North Clarendon Avenue
 Chicago, Inc.                                                                            Chicago, IL 60640
                                                                                          (312) 728-7100
Charter Behavioral Health System of Chula     California                  58-1473063      577 Mulberry Street
 Vista, Inc.                                                                              Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Missouri                    61-1009977      200 Portland Street
 Columbia, Inc.                                                                           Columbia, MO 65201
                                                                                          (314) 876-8000
Charter Behavioral Health System of Corpus    Texas                       58-1513305      3126 Rodd Field Road
 Christi, Inc.                                                                            Corpus Christi, TX 78414
                                                                                          (512) 993-8893
Charter Behavioral Health System of           Texas                       58-1513306      6800 Preston Road
 Dallas, Inc.                                                                             Plano, TX 75024
                                                                                          (214) 964-3939
Charter Behavioral Health System of           Indiana                     35-1916338      577 Mulberry Street
 Evansville, Inc.                                                                         Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of Fort      Texas                       58-1643151      6201 Overton Ridge Blvd.
 Worth, Inc.                                                                              Fort Worth, TX 76132
                                                                                          (817) 292-6844

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Charter Behavioral Health System of           Mississippi                 58-1616919      3531 Lakeland Drive
 Jackson, Inc.                                                                            Jackson, MS 39208
                                                                                          (601) 939-9030
Charter Behavioral Health System of           Florida                     58-1483015      3947 Salisbury Road
 Jacksonville, Inc.                                                                       Jacksonville, FL 32216
                                                                                          (904) 296-2447
Charter Behavioral Health System of           Indiana                     35-1916342      577 Mulberry Street
 Jefferson, Inc.                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of Kansas    Kansas                      58-1603154      8000 West 127th Street
 City, Inc.                                                                               Overland Park, KS 66213
                                                                                          (913) 897-4999
Charter Behavioral Health System of           Louisiana                   72-0686492      577 Mulberry Street
 Lafayette, Inc.                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of Lake      Louisiana                   62-1152811      4250 Fifth Avenue, South
 Charles, Inc.                                                                            Lake Charles, LA 70605
                                                                                          (318) 474-6133
Charter Behavioral Health System of           California                  33-0606647      577 Mulberry Street
 Lakewood, Inc.                                                                           Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Indiana                     35-1916343      577 Mulberry Street
 Michigan City, Inc.                                                                      Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Alabama                     58-1569921      5800 Southland Drive
 Mobile, Inc.                                                                             Mobile, AL 36693
                                                                                          (205) 661-3001
Charter Behavioral Health System of           New Hampshire               02-0470752      577 Mulberry Street
 Nashua, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Nevada                      58-1321317      7000 West Spring Mountain Road
 Nevada, Inc.                                                                             Las Vegas, NV 89117
                                                                                          (702) 876-4357
Charter Behavioral Health System of New       New Mexico                  58-1479480      5901 Zuni Road, SE
 Mexico, Inc.                                                                             Albuquerque, NM 87108
                                                                                          (505) 265-8800
Charter Behavioral Health System of           California                  58-1857277      101 Cirby Hills Drive
 Northern California, Inc.                                                                Roseville, CA 95678
                                                                                          (916) 969-4666
Charter Behavioral Health System of           Arkansas                    58-1449455      4253 Crossover Road
 Northwest Arkansas, Inc.                                                                 Fayetteville, AR 72703
                                                                                          (501) 521-5731
Charter Behavioral Health System of           Indiana                     58-1603160      101 West 61st Avenue
 Northwest Indiana, Inc.                                                                  State Road 51
                                                                                          Hobart, IN 46342
                                                                                          (219) 947-4464
Charter Behavioral Health System of           Kentucky                    61-1006115      435 Berger Road
 Paducah, Inc.                                                                            Paducah, KY 42002-7609
                                                                                          (502) 444-0444
Charter Behavioral Health System of           Illinois                    36-3946945      577 Mulberry Street
 Rockford, Inc.                                                                           Macon, GA 31298
                                                                                          (912) 742-1161

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Charter Behavioral Health System of San       California                  58-1747020      577 Mulberry Street
 Jose, Inc.                                                                               Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Georgia                     58-1750583      1150 Cornell Ave
 Savannah, Inc.                                                                           Savannah, GA 31406
                                                                                          (912) 354-3911
Charter Behavioral Health System of           California                  58-1366605      577 Mulberry Street
 Southern California, Inc.                                                                Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of Tampa     Florida                     58-1616916      4004 North Riverside Drive
 Bay, Inc.                                                                                Tampa, FL 33603
                                                                                          (813) 238-8671
Charter Behavioral Health System of           Arkansas                    71-0752815      577 Mulberry Street
 Texarkana, Inc.                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of the       California                  95-2685883      2055 Kellogg Drive
 Inland Empire, Inc.                                                                      Corona, CA 91719
                                                                                          (714) 735-2910
Charter Behavioral Health System of           Ohio                        58-1731068      1725 Timberline Road
 Toledo, Inc.                                                                             Maumee, Ohio 43537
                                                                                          (419) 891-9333
Charter Behavioral Health System of           Arizona                     86-0757462      577 Mulberry Street
 Tucson, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Virginia                    54-1703071      577 Mulberry Street
 Virginia Beach, Inc.                                                                     Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           California                  33-0606644      577 Mulberry Street
 Visalia, Inc.                                                                            Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           Minnesota                   41-1775626      577 Mulberry Street
 Waverly, Inc.                                                                            Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health System of           North Carolina              56-1050502      3637 Old Vineyard Road
 Winston-Salem, Inc.                                                                      Winston-Salem, NC 27104
                                                                                          (919) 768-7710
Charter Behavioral Health System of Yorba     California                  33-0606646      577 Mulberry Street
 Linda, Inc.                                                                              Macon, GA 31298
                                                                                          (912) 742-1161
Charter Behavioral Health Systems of          Georgia                     58-1900736      577 Mulberry Street
 Atlanta, Inc.                                                                            Macon, GA 31298
                                                                                          (912) 742-1161
Charter Brawner Behavioral Health System,     Georgia                     58-0979827      577 Mulberry Street
 Inc.                                                                                     Macon, GA 31298
                                                                                          (912) 742-1161
Charter-By-The-Sea Behavioral Health          Georgia                     58-1351301      2927 Demere Road
 System, Inc.                                                                             St. Simons Island, GA 31522
                                                                                          (912) 638-1999
Charter Canyon Behavioral Health System,      Utah                        58-1557925      175 West 7200 South
 Inc.                                                                                     Midvale, UT 84047
                                                                                          (801) 561-8181
Charter Canyon Springs Behavioral Health      California                  33-0606640      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Charter Centennial Peaks Behavioral Health    Colorado                    58-1761037      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Colonial Institute, Inc.              Virginia                    58-1492652      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Community Hospital, Inc.              California                  58-1398708      21530 South Pioneer Boulevard
                                                                                          Hawaiian Gardens, CA 90716
                                                                                          (310) 860-0401
Charter Community Hospital of Des Moines,     Iowa                        58-1523702      577 Mulberry Street
 Inc.                                                                                     Macon, GA 31298
                                                                                          (912) 742-1161
Charter Contract Services, Inc.               Georgia                     58-2100699      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Cove Forge Behavioral Health          Pennsylvania                25-1730464      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Crescent Pines Behavioral Health      Georgia                     58-1249663      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Fairbridge Behavioral Health          Maryland                    52-1866218      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Fairmount Behavioral Health           Pennsylvania                58-1616921      561 Fairthorne Avenue
 System, Inc.                                                                             Philadelphia, PA 19128
                                                                                          (215) 487-4000
Charter Fenwick Hall Behavioral Health        South Carolina              57-0995766      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Financial Offices, Inc.               Georgia                     58-1527680      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Forest Behavioral Health System,      Louisiana                   58-1508454      9320 Linwood Avenue
 Inc.                                                                                     Shreveport, LA 71106
                                                                                          (318) 688-3930
Charter Grapevine Behavioral Health           Texas                       58-1818492      2300 William D. Tate Ave.
 System, Inc.                                                                             Grapevine, TX 76051
                                                                                          (817) 481-1900
Charter Greensboro Behavioral Health          North Carolina              58-1335184      700 Walter Reed Drive
 System, Inc.                                                                             Greensboro, NC 27403
                                                                                          (919) 852-4821
Charter Health Management of Texas, Inc.      Texas                       58-2025056      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Hospital of Columbus, Inc.            Ohio                        58-1598899      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Hospital of Denver, Inc.              Colorado                    58-1662413      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Hospital of Ft. Collins, Inc.         Colorado                    58-1768534      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Charter Hospital of Laredo, Inc.              Texas                       58-1491620      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Hospital of Miami, Inc.               Florida                     61-1061599      11100 N.W. 27th Street
                                                                                          Miami, FL 33172
                                                                                          (305) 591-3230
Charter Hospital of Mobile, Inc.              Alabama                     58-1318870      251 Cox Street
                                                                                          Mobile, AL 36604
                                                                                          (205) 432-4111
Charter Hospital of Northern New Jersey,      New Jersey                  58-1852138      577 Mulberry Street
 Inc.                                                                                     Macon, GA 31298
                                                                                          (912) 742-1161
Charter Hospital of Santa Teresa, Inc.        New Mexico                  58-1584861      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Hospital of St. Louis, Inc.           Missouri                    58-1583760      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Hospital of Torrance, Inc.            California                  58-1402481      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Indianapolis Behavioral Health        Indiana                     58-1674291      5602 Caito Drive
 System, Inc.                                                                             Indianapolis, IN 46226
                                                                                          (317) 545-2111
Charter Lafayette Behavioral Health           Indiana                     58-1603158      3700 Rome Drive
 System, Inc.                                                                             Lafayette, IN 47905
                                                                                          (317) 448-6999
Charter Lakehurst Behavioral Health           New Jersey                  22-3286879      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Lakeside Behavioral Health System,    Tennessee                   62-0892645      2911 Brunswick Road
 Inc.                                                                                     Memphis, TN 38134
                                                                                          (901) 377-4700
Charter Laurel Heights Behavioral Health      Georgia                     58-1558212      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Laurel Oaks Behavioral Health         Florida                     58-1483014      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Linden Oaks Behavioral Health         Illinois                    36-3943776      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Little Rock Behavioral Health         Arkansas                    58-1747019      1601 Murphy Drive
 System, Inc.                                                                             Maumelle, AR 72113
                                                                                          (501) 851-8700
Charter Louisville Behavioral Health          Kentucky                    58-1517503      1405 Browns Lane
 System, Inc.                                                                             Louisville, KY 40207
                                                                                          (502) 896-0495
Charter Meadows Behavioral Health System,     Maryland                    52-1866216      577 Mulberry Street
 Inc.                                                                                     Macon, GA 31298
                                                                                          (912) 742-1161

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Charter MOB of Charlottesville, Inc.          Virginia                    58-1761158      1023 Millmont Avenue
                                                                                          Charlottesville, VA 22901
                                                                                          (804) 977-1120
Charter Medfield Behavioral Health System,    Florida                     58-1705131      577 Mulberry Street
 Inc.                                                                                     Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical -- California, Inc.           Georgia                     58-1357345      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical -- Clayton County, Inc.       Georgia                     58-1579404      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical -- Cleveland, Inc.            Texas                       58-1448733      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical -- Dallas, Inc.               Texas                       58-1379846      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical -- Long Beach, Inc.           California                  58-1366604      6060 Paramount Boulevard
                                                                                          Long Beach, CA 90805
                                                                                          (310) 220-1000
Charter Medical -- New York, Inc.             New York                    58-1761153      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical (Cayman Islands) Ltd.         Cayman Islands              58-1841857      P.O. Box 1043
                                                                                          Swiss Bank Building
                                                                                          Caledonian House,
                                                                                          Georgetown, Grand Cayman,
                                                                                          Cayman Islands
                                                                                          (809) 949-0050
Charter Medical Executive Corporation         Georgia                     58-1538092      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical Information Services, Inc.    Georgia                     58-1530236      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical International, Inc.           Cayman Islands             applied for      P.O. Box 1043
                                                                                          Swiss Bank Building
                                                                                          Caledonian House,
                                                                                          Georgetown, Grand Cayman,
                                                                                          Cayman Islands, BWI
                                                                                          (809) 949-0050
Charter Medical International, S.A., Inc.     Nevada                      58-1605110      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical Management Company            Georgia                     58-1195352      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical of East Valley, Inc.          Arizona                     58-1643158      2190 N. Grace Boulevard
                                                                                          Chandler, AZ 85224
                                                                                          (602) 809-8989
Charter Medical of England Limited            United Kingdom             applied for      111 Kings Road, Box 323
                                                                                          London SW3 4PB, England

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Charter Medical of North Phoenix, Inc.        Arizona                     58-1643154      6015 W. Peoria Avenue
                                                                                          Glendale, AZ 85302
                                                                                          (602) 878-7878
Charter Medical of Orange County, Inc.        Florida                     58-1615673      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical of Puerto Rico, Inc.          Puerto Rico                 58-1208667      1225 Ponce de Leon Avenue
                                                                                          Santuree, Puerto Rico 00907
                                                                                          (809) 723-8666
Charter Mental Health Options, Inc.           Florida                     58-2100704      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Mid-South Behavioral Health           Tennessee                   58-1860496      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Milwaukee Behavioral Health           Wisconsin                   58-1790135      11101 West Lincoln Avenue
 System, Inc.                                                                             West Allis, WI 53227
                                                                                          (414) 327-3000
Charter Mission Viejo Behavioral Health       California                  58-1761156      23228 Madero
 System, Inc.                                                                             Mission Viejo, CA 92691
                                                                                          (714) 830-4800
Charter North Behavioral Health System,       Alaska                      58-1474550      2530 DeBarr Road
 Inc.                                                                                     Anchorage, AK 99508-2996
                                                                                          (907) 258-7575
Charter North Counseling Center, Inc.         Alaska                      58-2067832      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Northbrooke Behavioral Health         Wisconsin                   39-1784461      2530 DeBarr Road
 System, Inc.                                                                             Anchorage, AL 99508
                                                                                          (907) 258-7575
Charter Northridge Behavioral Health          North Carolina              58-1463919      400 Newton Road
 System, Inc.                                                                             Raleigh, NC 27615
                                                                                          (919) 847-0008
Charter Northside Hospital, Inc.              Georgia                     58-1440656      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Oak Behavioral Health System, Inc.    California                  58-1334120      1161 East Covina Boulevard
                                                                                          Covina, CA 91724
                                                                                          (818) 966-1632
Charter Palms Behavioral Health System,       Texas                       58-1416537      1421 E. Jackson Avenue
 Inc.                                                                                     McAllen, TX 78502
                                                                                          (512) 631-5421
Charter Peachford Behavioral Health           Georgia                     58-1086165      2151 Peachford Road
 System, Inc.                                                                             Atlanta, GA 30338
                                                                                          (404) 455-3200
Charter Pines Behavioral Health System,       North Carolina              58-1462214      3621 Randolph Road
 Inc.                                                                                     Charlotte, NC 28211
                                                                                          (704) 365-5368
Charter Plains Behavioral Health System,      Texas                       58-1462211      801 N. Quaker Avenue
 Inc.                                                                                     Lubbock, TX 79416
                                                                                          (806) 744-5505
Charter Psychiatric Hospitals, Inc.           Delaware                    58-1852072      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Charter Real Behavioral Health System,        Texas                       58-1485897      8550 Huebner Road
 Inc.                                                                                     San Antonio, TX 78240
                                                                                          (512) 699-8585
Charter Regional Medical Center, Inc.         Texas                       74-1299623      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Richmond Behavioral Health System,    Virginia                    58-1761160      577 Mulberry Street
 Inc.                                                                                     Macon, GA 31298
                                                                                          (912) 742-1161
Charter Ridge Behavioral Health System,       Kentucky                    58-1393063      3050 Rio Dosa Drive
 Inc.                                                                                     Lexington, KY 40509
                                                                                          (606) 269-2325
Charter Rivers Behavioral Health System,      South Carolina              58-1408623      2900 Sunset Boulevard
 Inc.                                                                                     West Columbia, SC 29169
                                                                                          (803) 796-9911
Charter San Diego Behavioral Health           California                  58-1669160      11878 Avenue of Industry
 System, Inc.                                                                             San Diego, CA 92128
                                                                                          (619) 487-3200
Charter Serenity Lodge Behavioral Health      Virginia                    54-1703066      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Sioux Falls Behavioral Health         South Dakota                58-1674278      2812 South Louise Avenue
 System, Inc.                                                                             Sioux Falls, SD 57106
                                                                                          (605) 341-8111
Charter South Bend Behavioral Health          Indiana                     58-1674287      6704 North Main Street
 System, Inc.                                                                             Granger, IN 46530
                                                                                          (219) 272-9799
Charter Springs Behavioral Health System,     Florida                     58-1517461      3130 S.W. 27th Avenue
 Inc.                                                                                     Ocala, FL 32674
                                                                                          (904) 237-7293
Charter Springwood Behavioral Health          Virginia                    58-2097829      577 Mulberry Street
 System, Inc.                                                                             Macon, GA 31298
                                                                                          (912) 742-1161
Charter Suburban Hospital of Mesquite,        Texas                       75-1161721      577 Mulberry Street
 Inc.                                                                                     Macon, GA 31298
                                                                                          (912) 742-1161
Charter Terre Haute Behavioral Health         Indiana                     58-1674293      1400 Crossing Boulevard
 System, Inc.                                                                             Terre Haute, IN 47802
                                                                                          (812) 299-4196
Charter Thousand Oaks Behavioral              California                  58-1731069      150 Via Merida
 Health System, Inc.                                                                      Thousand Oaks, CA 91361
                                                                                          (805) 495-3292
Charter Tidewater Behavioral                  Virginia                    54-1703069      577 Mulberry Street
 Health System, Inc.                                                                      Macon, GA 31298
                                                                                          (912) 742-1161
Charter Treatment Center of                   Michigan                    58-2025057      577 Mulberry Street
 Michigan, Inc.                                                                           Macon, GA 31298
                                                                                          (912) 742-1161
Charter Westbrook Behavioral                  Virginia                    54-0858777      1500 Westbrook Avenue
 Health System, Inc.                                                                      Richmond, VA 23227
                                                                                          (804) 266-9671
Charter White Oak Behavioral                  Maryland                    52-1866223      577 Mulberry Street
 Health System, Inc.                                                                      Macon, GA 31298
                                                                                          (912) 742-1161

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
Charter Wichita Behavioral                    Kansas                      58-1634296      8901 East Orme
 Health System, Inc.                                                                      Wichita, KS 67207
                                                                                          (316) 686-5000
Charter Woods Behavioral                      Alabama                     58-1330526      700 Cottonwood Road
 Health System, Inc.                                                                      Dothan, AL 36301
                                                                                          (205) 794-4357
Charter Woods Hospital, Inc.                  Alabama                     58-2102628      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter of Alabama, Inc.                      Alabama                     63-0649546      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter-Provo School, Inc.                    Utah                        58-1647690      4501 North University Ave.
                                                                                          Provo, UT 84604
                                                                                          (801) 227-2000
Charterton/LaGrange, Inc.                     Kentucky                    61-0882911      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Desert Springs Hospital, Inc.                 Nevada                      88-0117696      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Employee Assistance Services, Inc.            Georgia                     58-1501282      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Florida Health Facilities, Inc.               Florida                     58-1860493      21808 State Road 54
                                                                                          Lutz, FL 33549
                                                                                          (813) 948-2441
Gulf Coast EAP Services, Inc.                 Alabama                     58-2101394      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Gwinnett Immediate Care Center, Inc.          Georgia                     58-1456097      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
HCS, Inc.                                     Georgia                     58-1527679      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Holcomb Bridge Immediate Care Center, Inc.    Georgia                     58-1374463      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Hospital Investors, Inc.                      Georgia                     58-1182191      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Mandarin Meadows, Inc.                        Florida                     58-1761155      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Metropolitan Hospital, Inc.                   Georgia                     58-1124268      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Middle Georgia Hospital, Inc.                 Georgia                     58-1121715      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
NEPA-Massachusetts, Inc.                      Massachusetts               58-2116751      6 Courthouse Lane
                                                                                          Chelmsford, MA 01863
                                                                                          (508) 441-2332

                                                                                                 ADDRESS INCLUDING ZIP CODE,
                                                 STATE OR OTHER                                      AND TELEPHONE NUMBER
              EXACT NAME OF                     JURISDICTION OF       I.R.S. EMPLOYER                INCLUDING AREA CODE,
         REGISTRANT AS SPECIFIED                 INCORPORATION         IDENTIFICATION             OF REGISTRANT'S PRINCIPAL
              IN ITS CHARTER                    OR ORGANIZATION            NUMBER                     EXECUTIVE OFFICES
- ------------------------------------------    --------------------    ----------------    ------------------------------------------
NEPA-New Hampshire, Inc.                      New Hampshire               58-2116398      29 Northwest Blvd.
                                                                                          Nashua, NH 03062
                                                                                          (603) 886-5000
Pacific-Charter Medical, Inc.                 California                  58-1336537      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Peachford Professional Network, Inc.          Georgia                     58-2100700      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Rivoli, Inc.                                  Georgia                     58-1686160      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Schizophrenia Treatment & Rehabilitation,     Georgia                     58-1672912      209 Church Street
 Inc.                                                                                     Decatur, GA 30030
                                                                                          (404) 377-1986
Shallowford Community Hospital, Inc.          Georgia                     58-1175951      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Sistemas De Terapia Respiratoria S.A.,        Georgia                     58-1181077      577 Mulberry Street
 Inc.                                                                                     Macon, GA 31298
                                                                                          (912) 742-1161
Stuart Circle Hospital Corporation            Virginia                    54-0855184      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Charter Medical of Florida, Inc.              Florida                     58-2100703      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161
Western Behavioral Systems, Inc.              California                  58-1662416      577 Mulberry Street
                                                                                          Macon, GA 31298
                                                                                          (912) 742-1161

- ------------------------------
(1) The Additional Registrants listed are wholly-owned subsidiaries of the Registrant and are guarantors of the Registrant's 11 1/4% Senior Subordinated Notes due 2004 and will be guarantors of the Registrant's 11 1/4% Series A Senior Subordinated Notes due 2004 to be issued pursuant to the Exchange Offer described in the attached Registration Statement. The Additional Registrants have been conditionally exempted, pursuant to
      Section 12(h) of the Securities Exchange Act of 1934, from filing reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

                          CHARTER MEDICAL CORPORATION
                             CROSS-REFERENCE SHEET
                     FOR REGISTRATION STATEMENT ON FORM S-4
                      AND INFORMATION STATEMENT/PROSPECTUS


  ITEM                                                                        CAPTION IN INFORMATION
 NUMBER                         CAPTION                                        STATEMENT/PROSPECTUS
- ---------  --------------------------------------------------  ----------------------------------------------------
   1.      Forepart of Registration Statement and Outside
            Front Cover Page of Prospectus...................  Facing   Page   of  Registration   Statement;  Cross
                                                                Reference  Sheet;  Outside  Front  Cover  Page   of
                                                                Prospectus.
   2.      Inside Front and Outside Back Cover Pages of
            Prospectus.......................................  Inside   Front  and  Outside  Back  Cover  Pages  of
                                                                Prospectus; Available Information.
   3.      Risk Factors, Ratio of Earnings to Fixed Charges
            and Other Information............................  Summary; Investment Considerations; Certain  Federal
                                                                Income  Tax Consequences of the Exchange Offer; The
                                                                Exchange Offer;  Selected  Historical  Consolidated
                                                                Financial and Statistical Data; Unaudited Pro Forma
                                                                Financial Information.
   4.      Terms of the Transaction..........................  Summary;  Investment  Considerations;  The  Exchange
                                                                Offer; Certain Federal  Income Tax Consequences  of
                                                                the  Exchange Offer; Description  of the New Notes;
                                                                Plan of Distribution.
   5.      Pro Forma Financial Information...................  Summary;   Capitalization;    Selected    Historical
                                                                Consolidated   Financial   and   Statistical  Data;
                                                                Unaudited Pro Forma Financial Information.
   6.      Material Contacts with the Company Being
            Acquired.........................................  Not Applicable.
   7.      Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters....  Not Applicable.
   8.      Interests of Named Experts and Counsel............  Legal Matters; Experts.
   9.      Disclosure of Commission Position on In-
            demnification for Securities Act Liabilities.....  Not Applicable.
   10.     Information With Respect to S-3 Registrants.......  Not Applicable.
   11.     Incorporation of Certain Information by Ref-
            erence...........................................  Not Applicable.
   12.     Information With Respect to S-2 or S-3
            Registrants......................................  Not Applicable.
   13.     Incorporation of Certain Information by Ref-
            erence...........................................  Not Applicable.

  ITEM                                                                        CAPTION IN INFORMATION
 NUMBER                         CAPTION                                        STATEMENT/PROSPECTUS
- ---------  --------------------------------------------------  ----------------------------------------------------
   14.     Information With Respect to Registrants Other than
            S-3 or S-2 Registrants...........................  Summary; The Company; Investment Considerations; The
                                                                Acquisition;  Capitalization;  Selected  Historical
                                                                Consolidated Financial and Statistical Information;
                                                                Target  Hospital  Selected  Financial  Information;
                                                                Unaudited   Pro   Forma   Financial    Information;
                                                                Management's  Discussion and  Analysis of Financial
                                                                Condition  and  Results  of  Operations;  Business;
                                                                Management;    Executive   Compensation;   Security
                                                                Ownership of Certain Beneficial Owners and  Manage-
                                                                ment;  Certain  Relationships  and  Related  Trans-
                                                                actions; Index to  Financial Statements;  Financial
                                                                Statements.
   15.     Information With Respect to S-3 Companies.........  Not Applicable.
   16.     Information With Respect to S-2 or S-3
            Companies........................................  Not Applicable.
   17.     Information With Respect to Companies Other Than
            S-2 or S-3 Companies.............................  Not Applicable.
   18.     Information if Proxies, Consents or Authori-
            zations are to be Solicited......................  Not Applicable.
   19.     Information if Proxies, Consents or Authori-
            zations are not to be Solicited, or in an
            Exchange Offer...................................  Summary;  Management; Security  Ownership of Certain
                                                                Beneficial Owners and Management.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 18, 1994

PROSPECTUS
                                  $375,000,000
                          CHARTER MEDICAL CORPORATION
      [LOGO]                 OFFER TO EXCHANGE ITS
              11 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2004
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2004

    THE EXCHANGE  OFFER  WILL  EXPIRE AT  5:00  P.M.,  NEW YORK  CITY  TIME,  ON
                , 1994, UNLESS EXTENDED.

    Charter Medical Corporation, a Delaware corporation ("Charter" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 11 1/4% Series A Senior Subordinated Notes due 2004 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 11 1/4% Senior Subordinated Notes due 2004 (the "Old Notes"), which have not been registered under the Securities Act. The aggregate principal amount of the Old Notes currently outstanding is $375,000,000. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, (ii) holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement (as defined), which rights will terminate when the Exchange Offer is consummated, and (iii) the New Notes have been given a series designation to distinguish them from the Old Notes. The New Notes will evidence the same debt as the Old Notes (which they will replace) and will be issued under and be entitled to the benefits of the indenture governing the Old Notes dated as of May 2, 1994 (the "Indenture"). The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of the New Notes." The Company will accept for exchange and exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00
p.m., New York City time, on                     , 1994, unless extended by  the
Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer." Old Notes may be tendered only in integral multiples of $1,000.


    The Notes are general unsecured obligations of the Company and are subordinate in right of payment to all existing and future Senior Indebtedness of the Company, which includes all the secured indebtedness of the Company, and senior or PARI PASSU in right of payment to all existing and future subordinated indebtedness. The Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by substantially all of the Company's existing subsidiaries and certain subsidiaries created after the issuance of the Notes, on a joint and several basis (the "Guarantors"). The guarantees of the Notes by the Guarantors are subordinate in right of payment to all Senior Indebtedness of the Guarantors and senior or PARI PASSU in right of payment to all existing and future subordinated indebtedness of the Guarantors. As of June 30, 1994, the principal amount outstanding of Senior Indebtedness of the Company and the Guarantors was approximately $160.6 million, which includes approximately $149.1 million of secured indebtedness. As of June 30, 1994, giving pro forma effect to the proposed acquisition of approximately 15 behavioral healthcare facilities (see "The Acquisition"), the principal amount outstanding of Senior Indebtedness of the Company and the Guarantors would have been approximately $164.1 million, which would have included approximately $152.5 million of secured indebtedness. Pursuant to the Indenture, the Company and the Guarantors may create liens on any of their respective assets to secure Senior Indebtedness and certain other types of permitted indebtedness. The Indenture prohibits the Company and the Guarantors from creating liens on any of their respective assets to secure indebtedness that is PARI PASSU with or subordinated to the Notes, unless the Notes are equally and ratably secured, and prohibits the Company from incurring indebtedness that is subordinated to Senior Indebtedness and senior in right of payment to the Notes. As of the date of this Prospectus, the Company has not incurred any indebtedness that is junior in right of payment to the Notes.

    The Old Notes were sold by the Company on May 2, 1994, in transactions that were not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The initial purchasers of the Old Notes subsequently resold the Old Notes to "qualified institutional buyers" in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The New Notes are being offered for exchange hereby to satisfy certain obligations of the Company under the Exchange and Registration Rights Agreement, dated April 22, 1994, among the Company and the initial purchasers of the Old Notes (the "Registration Rights Agreement"). Based on existing interpretations of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") with respect to similar transactions, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act ), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in any public distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a resale prospectus in connection with any resale of such New Notes. The Letter of Transmittal which accompanies this Prospectus states that by so acknowledging and by delivering a resale prospectus, a broker-dealer will not be deemed to admit to be acting in the capacity of an "underwriter" (within the meaning of Section 2(11) of the Securities Act). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of 180 days after the date on which the Registration Statement of which this Prospectus is a part is first declared effective, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.
                           --------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
    COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON  THE
       ACCURACY OR ADEQUACY OF THIS  PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS        , 1994.

(CONTINUED FROM FRONT COVER)

    Holders of Old Notes whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture, and with respect to transfer, under the Securities Act. The Company will not receive any proceeds from the Exchange Offer and will pay all the expenses incurred by it incident to the Exchange Offer. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer." There is no public market for the Old Notes, although the Old Notes are included in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market for trading among "qualified institutional buyers." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. The Company has been advised by the American Stock Exchange, Inc. ("AMEX") that the New Notes have been approved for listing on AMEX, subject to official notice of issuance. There can be no assurance that an active trading market for the New Notes will develop after such listing.

                       [MAP]

This is a map of the United States (excluding Hawaii), showing the Charter Medical Facilities and Target Hospitals.

                          NEW HAMPSHIRE RESIDENTS ONLY

    Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Revised Statutes with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under Chapter 421-B of the New Hampshire Revised Statutes is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE DETAILED INFORMATION APPEARING ELSEWHERE, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS. ALL CAPITALIZED TERMS USED IN THIS PROSPECTUS WITHOUT A DEFINITION ARE DEFINED AS SET FORTH BELOW UNDER THE CAPTION "DESCRIPTION OF THE NEW NOTES
- -- CERTAIN DEFINITIONS."

                                  THE COMPANY


    Charter Medical Corporation ("Charter" or the "Company") is a leading private provider of behavioral healthcare services and one of the largest owners and operators of private psychiatric hospitals in the United States. Approximately 72,000 patients were admitted to the Company's psychiatric hospitals during the nine-month period ended June 30, 1994. In contrast, its next largest competitor reported approximately 31,500 admissions during its three most recent fiscal quarters. As of June 30, 1994, prior to the acquisition discussed below, the Company operated 73 psychiatric hospitals and two free-standing residential treatment centers with an aggregate capacity of 6,970 licensed beds. The hospitals operated by the Company prior to the acquisition discussed below are located in well-populated urban and suburban communities in 26 primarily southern or western states of the United States. Its next largest competitor operated 47 psychiatric hospitals and had 3,934 beds in service at such date.



    On June 30, 1994, the Company acquired 18 psychiatric hospitals, seven chemical-dependency treatment facilities, one residential treatment center and one physician outpatient practice from National Medical Enterprises, Inc. ("NME"). The acquisition of such behavorial healthcare facilities increased the number of psychiatric hospitals operated by the Company by 35% and the number of licensed beds by 29% and permitted the Company to enter 16 new markets. The Company has agreed to acquire additional behavioral healthcare facilities from NME (the acquisition concluded on June 30, 1994, together with the proposed acquisition of additional facilities, are referred to as the "Acquisition"). See "-- The Acquisition."



    In addition, prior to the Acquisition, the Company operated 120 outpatient centers staffed by behavioral health professionals, 68 of the Company's hospitals  operated  partial  hospitalization  programs,  40  of  the  Company's hospitals operated intensive outpatient programs, and 14 hospitals offered residential treatment programs. The Company's facilities provide a continuum of behavioral care for children, adolescents and adults. These services include crisis stabilization; acute psychiatric services; acute chemical dependency services; partial (day and evening) hospitalization programs; intensive adolescent weekend services; outpatient services; support group services and aftercare, including programs such as ALCOHOLICS ANONYMOUS, NARCOTICS ANONYMOUS and OVEREATERS ANONYMOUS; and residential treatment.


    According to industry and government estimates, mental disorders affect approximately 40 million American adults (22% of the adult population) each year. Direct expenditures in 1990, the latest year for which data are available, for the treatment of persons suffering from mental and substance abuse disorders were approximately $67 billion. Management believes that a small percentage of those who reportedly suffer from mental or substance abuse disorders receive professional treatment. Management further believes that demand for behavioral healthcare services should increase commensurate with an increase in the percentage of persons who seek treatment for their behavioral health disorders. Management anticipates that the percentage of persons who seek treatment will increase because of a continuing decline in the social stigma associated with behavioral disorders and a growing recognition by the government and employers of the indirect costs (such as lost productivity, work and vehicular accidents, and social welfare costs) of failing to treat such behavioral health disorders.

    The Company's patient admissions increased 20.7% from 70,565 in fiscal 1991 to 85,158 in fiscal 1993. While admissions of behavioral healthcare patients have grown, third-party payors have been imposing more stringent admission, length of stay and reimbursement rate criteria. The average length of stay at the Company's hospitals during fiscal 1991 was 20.4 days, compared to 15.8 days during fiscal 1993, reflecting this trend. Total inpatient days also declined, from 1,445,614 in fiscal 1991 to 1,350,835 in fiscal 1993, a decline of 6.6%. Also, in recent years, reimbursement rate increases have failed to offset increases in the cost of providing care. As a result, net revenue increased only 3.5% from fiscal 1991 to fiscal 1993, significantly less than the percentage increase in patient admissions. In response to these industry trends, the Company (i) developed a wider array of outpatient services, such as partial hospitalization, intensive outpatient and residential treatment programs; (ii) decentralized hospital management to increase the Company's responsiveness to local market conditions; (iii) pursued joint ventures and strategic affiliations with other healthcare providers; and
(iv) implemented more efficient operating and administrative expense controls. As a result of the controls, salaries, general and administrative expenses decreased from $656.8 million in fiscal 1991 to $640.8 million in fiscal 1993, or 2.4%.


    The Company's strategy is to become a nationwide integrated provider of high-quality, cost-effective behavioral healthcare services. To implement this strategy, management intends to expand the Company's partial hospitalization and outpatient programs in its existing markets and to enter approximately 14 new markets in the United States and Europe, in addition to the 16 new markets entered into as a result of the Acquisition. The Company's ability to enter such new markets will depend on whether or not, and how quickly, the Company is able to identify facilities it may acquire in such markets. The Company does not, on the date hereof, have an agreement to acquire any behavioral healthcare facilities in any of the 14 new markets. Management also is seeking additional strategic alliances with, and additional acquisitions of, group psychiatric practices, mental health clinics, other behavioral healthcare providers and behavioral managed-care firms. Management believes that this strategy will enhance the Company's ability to obtain nationwide, area-wide and local contracts to be the exclusive or a preferred provider of behavioral healthcare services to major employers, third-party payors and managed-care firms.


    The Company was reorganized pursuant to chapter 11 of the United States Bankruptcy Code during fiscal 1992 (the "Reorganization"). Following the Reorganization, the Company focused on further reducing its long-term debt and managing its core group of psychiatric hospitals. As of March 31, 1994, the Company had repaid approximately $692.7 million of its approximately $1.1 billion post-Reorganization long-term debt. On September 30, 1993, the Company sold ten of its general hospitals for approximately $338.0 million, the net proceeds of which were applied to such repayment.


                                THE ACQUISITION


    The Company has entered into two asset sale agreements (the "Asset Sale Agreements") with NME providing for the purchase from NME of substantially all of the assets of 36 psychiatric hospitals, eight chemical-dependency treatment facilities, two residential treatment centers and one physician outpatient practice. The aggregate purchase price for such facilities under the Asset Sale Agreements is approximately $146.9 million in cash plus an additional cash amount, originally estimated to be approximately $50.7 million, subject to adjustment, for the net working capital of such facilities at the closing of their sale to the Company. As noted above, on June 30, 1994, the Company acquired 18 psychiatric hospitals, seven chemical-dependency treatment facilities, one residential treatment facility and the physician outpatient practice for an aggregate purchase price of approximately $129.1 million. The Company financed the purchase of such facilities with a portion of the net proceeds from the sale of the Old Notes (approximately $98.5 million), borrowings pursuant to certain credit agreements (approximately $11.1 million) and from cash on hand (approximately $19.5 million).



____The Company believes that it will not obtain a regulatory approval required for it to acquire five of the facilities (including a residential treatment center that is leased to a third party). The facilities acquired on June 30, 1994, together with the 13 psychiatric, one chemical-dependency treatment facility and one residential treatment facility that the Company expects to acquire pursuant to the Asset Sale Agreements, including related outpatient facilities and other associated assets are referred to as the "Target Hospitals." The Target Hospitals have an aggregate capacity of 3,050 licensed beds and are located in 19 states. During their fiscal year ended May 31, 1994, the Target Hospitals had approximately 35,000 patient admissions and net revenue of approximately $325.3 million. The Company intends to use the remaining net proceeds from the sale of the Old Notes to finance, in part, the acquisition of the remaining Target Hospitals. See "Use of Proceeds." The subsidiaries of the Company that own, or will own, the Target Hospitals are Guarantors.



    Management believes that the Acquisition will assist the Company in implementing its strategy by increasing the Company's size, market position and geographic coverage. For example, the Acquisition permits the Company to enter 16 new markets, including markets in the mid-Atlantic and northeastern United States. Management also believes that the introduction to the Target Hospitals of Charter's operating and financial control systems, continuum of care and marketing efforts will increase the utilization and profitability of the Target Hospitals. However, the Company has no assurance that it will be able to operate the Target Hospitals profitably following the Acquisition. NME and certain of its subsidiaries that own the

Target Hospitals have been involved in significant lawsuits and governmental investigations concerning possible improper practices related principally to its psychiatric business. As a result of these past practices, Charter's ability to operate the Target Hospitals profitably may have been impaired. Furthermore, the Company could unknowingly employ NME personnel who were involved in such wrongful activities. See "Risk Factors -- Risks Related to Unsuccessful Operation of the Target Hospitals" and "-- Risks Related to Past Practices of NME."


    Except for the combined financial statements of the Selected Psychiatric Hospitals of National Medical Enterprises, Inc. included elsewhere in this Prospectus, information contained herein regarding NME and the Target Hospitals has been derived by the Company from information obtained by the Company during its due diligence review of the Target Hospitals prior to executing the Asset Sale Agreements. Except for the combined financial statements of the Selected Psychiatric Hospitals of National Medical Enterprises, Inc., NME has not passed upon the accuracy or adequacy of this Prospectus, which has been prepared by the Company. Subject to certain conditions, the Company has agreed to indemnify NME in connection with the offering of the securities made hereby.



    The combined financial statements of the Selected Psychiatric Hospitals of National Medical Enterprises, Inc. relate to all the Target Hospitals, including the Target Hospitals that have not yet been acquired.


                             THE OLD NOTES OFFERING


The Old Notes.....................  The Old Notes were sold by the Company on May 2, 1994 in a  private  placement  (the  "Offering")  to  accredited
                                    investors  (the  "Initial  Purchasers")  pursuant  to  a
                                    Purchase  Agreement dated April  22, 1994 (the "Purchase
                                    Agreement"). The Initial Purchasers subsequently  resold
                                    the   Old  Notes  to  "qualified  institutional  buyers"
                                    pursuant to Rule  144A under the  Securities Act. As  of
                                    the   date   of   this   Prospectus,   all  $375,000,000
                                    outstanding principal  amount  of  the  Old  Notes  were
                                    evidenced  by global securities,  registered in the name
                                    of CEDE  &  Co., as  nominee  for The  Depositary  Trust
                                    Company  ("DTC"),  and held  by  Marine Midland  Bank as
                                    securities  custodian  for  CEDE  &  Co.  As   indicated
                                    elsewhere  in this  Prospectus, the Old  Notes have been
                                    included  in  the  PORTAL   Market  for  trading   among
                                    "qualified  institutional buyers" pursuant  to Rule 144A
                                    under the Securities Act.
Registration Rights Agreement.....  Pursuant to the Purchase Agreement, the Company and  the
                                    Initial  Purchasers entered into the Registration Rights
                                    Agreement, which, among other things, grants the holders
                                    of the  Old  Notes  certain  exchange  and  registration
                                    rights.  The Exchange Offer is  intended to satisfy such
                                    exchange  rights,  which  rights  will  terminate   upon
                                    consummation  of  the  Exchange Offer.  Pursuant  to the
                                    Registration Rights Agreement, the Company agreed  that,
                                    in  the event that the Exchange Offer is not consummated
                                    on or prior to August 31, 1994, the interest rate  borne
                                    by  the Old Notes shall be  increased by 50 basis points
                                    per annum  following  such date.  Accordingly,  the  Old
                                    Notes  will bear interest at a rate per annum of 11 1/4%
                                    through August  31, 1994,  and at  a rate  per annum  of
                                    11  3/4% thereafter through the  date next preceding the
                                    date of original  issuance of  the New  Notes. See  "The
                                    Exchange  Offer --  Purpose and  Effect of  the Exchange
                                    Offer."
The Financing Transactions........  Simultaneously with  the  sale  of the  Old  Notes,  the
                                    Company   amended  and  restated   its  existing  credit
                                    agreements with a group of financial institutions (as so
                                    amended and restated, the  "New Credit Agreement").  The
                                    Company  used the net proceeds from  the sale of the Old
                                    Notes and  the initial  borrowings pursuant  to the  New
                                    Credit  Agreement to refinance  substantially all of the
                                    Company's   outstanding    indebtedness   and    certain
                                    indebtedness of

                                    its  subsidiaries. The  issuance of  the Old  Notes, the
                                    borrowings pursuant to the New Credit Agreement and  the
                                    application  of the proceeds thereof as described in the
                                    preceding sentence and  to finance  the Acquisition  are
                                    referred   to  herein  collectively  as  the  "Financing
                                    Transactions." See "Use of Proceeds."

                                    THE EXCHANGE OFFER

Securities Offered................  $375,000,000  aggregate  principal  amount  of  11  1/4%
                                    Series  A Senior  Subordinated Notes due  April 15, 2004
                                    that have been registered pursuant to the Securities Act
                                    (the "New Notes").
The Exchange Offer................  $1,000 principal amount of the New Notes in exchange for
                                    each  $1,000  principal   amount  of   11  1/4%   Senior
                                    Subordinated Notes due April 15, 2004 that have not been
                                    registered  pursuant  to  the Securities  Act  (the "Old
                                    Notes"). As of the  date hereof, $375,000,000  aggregate
                                    principal  amount  of  Old  Notes  is  outstanding.  The
                                    Company will  issue  the  New Notes  to  holders  on  or
                                    promptly after the Expiration Date.
                                    The  New Notes are being  offered for exchange hereby to
                                    satisfy certain  obligations of  the Company  under  the
                                    Registration   Rights   Agreement.  Based   on  existing
                                    interpretations of  the Staff  with respect  to  similar
                                    transactions, the Company believes that New Notes issued
                                    pursuant to the Exchange Offer in exchange for Old Notes
                                    may   be  offered  for   resale,  resold  and  otherwise
                                    transferred by  holders  thereof (other  than  any  such
                                    holder which is an "affiliate" of the Company within the
                                    meaning  of Rule 405 under  the Securities Act), without
                                    compliance with the registration and prospectus delivery
                                    requirements of the Securities  Act, provided that  such
                                    New  Notes are acquired  in the ordinary  course of such
                                    holders' business and such  holders are not engaged  in,
                                    have  no arrangement with any  person to participate in,
                                    and do not intend to engage in, any public  distribution
                                    of  the New Notes. Each  broker-dealer that receives New
                                    Notes for its own account pursuant to the Exchange Offer
                                    must  acknowledge  that   it  will   deliver  a   resale
                                    prospectus  in connection  with any  resale of  such New
                                    Notes. The Letter of Transmittal which accompanies  this
                                    Prospectus  states  that  by  so  acknowledging  and  by
                                    delivering a resale prospectus, a broker-dealer will not
                                    be deemed to admit  to be acting in  the capacity of  an
                                    "underwriter"  (within the  meaning of  Section 2(11) of
                                    the Securities  Act).  This  Prospectus, as  it  may  be
                                    amended  or supplemented from time  to time, may be used
                                    by a  broker-dealer in  connection with  resales of  New
                                    Notes  received in exchange for Old Notes where such Old
                                    Notes were acquired by such broker-dealer as a result of
                                    market-making or other  trading activities. The  Company
                                    has agreed that, for a period of 180 days after the date
                                    on  which  the  Registration  Statement  of  which  this
                                    Prospectus is a part is first declared effective it will
                                    make this Prospectus available to any broker-dealer  for
                                    use  in connection  with any  such resale.  See "Plan of
                                    Distribution."
Expiration Date...................  5:00 p.m., New York City  time, on               ,  1994
                                    unless the Exchange Offer is extended, in which case the
                                    term "Expiration Date" means the latest date and time to
                                    which the Exchange Offer is extended.

Accrued Interest on the New Notes
and Old Notes.....................  Each  New  Note  will  bear interest  from  its  date of
                                    original  issuance.  Holders  of  Old  Notes  that   are
                                    accepted  for exchange and exchanged  for New Notes will
                                    receive, in cash, accrued  interest thereon to, but  not
                                    including,  the original issuance date of the New Notes.
                                    Such interest will  be paid on  the first interest  pay-
                                    ment  date for the New Notes.  Interest on the Old Notes
                                    accepted for  exchange  and exchanged  in  the  Exchange
                                    Offer  will cease to  accrue on the  date next preceding
                                    the date of original issuance of the New Notes.
Conditions to the Exchange
Offer.............................  The Exchange  Offer  is  subject  to  certain  customary conditions, which may be waived by the Company. See "The
                                    Exchange Offer -- Conditions."
Procedures for Tendering Old
Notes.............................  Each  holder of Old Notes wishing to accept the Exchange
                                    Offer must  complete,  sign and  date  the  accompanying
                                    Letter  of  Transmittal,  or  a  facsimile  thereof,  in
                                    accordance with  the instructions  contained herein  and
                                    therein,  and mail  or otherwise deliver  such Letter of
                                    Transmittal, or such  facsimile, together  with the  Old
                                    Notes  and  any  other  required  documentation  to  the
                                    Exchange Agent  (as defined)  at the  address set  forth
                                    herein.  By  executing the  Letter of  Transmittal, each
                                    holder will represent to  the Company that, among  other
                                    things,  each  holder of  the  Old Notes  who  wishes to
                                    exchange its Notes for New  Notes in the Exchange  Offer
                                    will  be required to make certain representations to the
                                    Company, including that (i) any New Notes to be received
                                    by it will  be acquired  in the ordinary  course of  its
                                    business,  (ii)  it is  not  participating in,  does not
                                    intend to participate in and has no arrangement with any
                                    person to participate in  a public distribution  (within
                                    the meaning of the Securities Act) of the New Notes, and
                                    (iii)  it is not an "affiliate,"  as defined in Rule 405
                                    of the Securities Act of the  Company, or if it is  such
                                    an  affiliate, that it will comply with the registration
                                    and prospectus delivery  requirements of the  Securities
                                    Act  to the extent  applicable to it.  In addition, each
                                    holder who is  not a broker-dealer  will be required  to
                                    represent that it is not engaged in, and does not intend
                                    to  engage in, a  public distribution of  the New Notes.
                                    Each holder who is a broker-dealer and who receives  New
                                    Notes for its own account in exchange for Old Notes that
                                    were  acquired  by  it  as  a  result  of  market-making
                                    activities or other trading activities, will be required
                                    to acknowledge  that it  will  deliver a  prospectus  in
                                    connection  with any resale by it of such New Notes. The
                                    Company has agreed that, for a period of 180 days  after
                                    the  date on  which the Registration  Statement of which
                                    this Prospectus is a  part is first declared  effective,
                                    it   will   make  this   Prospectus  available   to  any
                                    broker-dealer  for  use  in  connection  with  any  such
                                    resales. For a description of the procedures for certain
                                    resales  by broker-dealers, see  "Plan of Distribution."
                                    See "The Exchange Offer -- Procedures for Tendering."
Untendered Old Notes..............  Following  the  consummation  of  the  Exchange   Offer,
                                    holders  of  Old Notes  eligible  to participate  and to
                                    receive  freely  transferrable   New  Notes  (based   on
                                    existing   interpretations   of   the   staff  described
                                    elsewhere in  this Prospectus)  but  who do  not  tender
                                    their  Old Notes will not  have any further registration
                                    rights and

                                    such Old Notes  will continue to  be subject to  certain
                                    restrictions  on  transfer  under  the  Securities  Act.
                                    Accordingly, the liquidity  of the market  for such  Old
                                    Notes could be adversely affected.
Shelf Registration Statement......  Pursuant  to the  Registration Rights  Agreement, in the
                                    event that applicable  interpretations of  the Staff  do
                                    not  permit the Company to  effect the Exchange Offer or
                                    if for  any  other  reason the  Exchange  Offer  is  not
                                    consummated  by  August  31,  1994,  or  if  the Initial
                                    Purchasers so  request with  respect  to Old  Notes  not
                                    eligible  to be exchanged for  New Notes in the Exchange
                                    Offer or if any holder of  Old Notes is not eligible  to
                                    participate  in the  Exchange Offer or  does not receive
                                    freely tradeable New  Notes in the  Exchange Offer,  the
                                    Company  will, at its expense, (a) promptly file a shelf
                                    registration   statement    (a    "Shelf    Registration
                                    Statement")  permitting resales from time to time of the
                                    Old Notes,  (b)  use  its best  efforts  to  cause  such
                                    registration  statement to become  effective and (c) use
                                    its best  efforts to  keep such  registration  statement
                                    current and effective until three years from the date it
                                    becomes  effective  or  such  shorter  period  that will
                                    terminate  when  all  the  Old  Notes  covered  by  such
                                    registration  statement have been sold pursuant thereto.
                                    The Company, at its expense, will provide to each holder
                                    of the Old Notes copies of the prospectus that is a part
                                    of the Shelf  Registration Statement,  notify each  such
                                    holder  when the Shelf Registration Statement has become
                                    effective and  take certain  other  actions as  are  re-
                                    quired  to permit unrestricted resales  of the Old Notes
                                    from time to time. A holder of Old Notes who sells  such
                                    Old  Notes pursuant to  the Shelf Registration Statement
                                    generally will  be required  to be  named as  a  selling
                                    security holder in the related prospectus and to deliver
                                    a  prospectus to purchasers, will  be subject to certain
                                    of the civil liability  provisions under the  Securities
                                    Act  in connection with such sales  and will be bound by
                                    the provisions  of  the  Registration  Rights  Agreement
                                    which  are applicable to  such holder (including certain
                                    indemnification obligations).
                                    Although the  Exchange  Offer will  not  be  consummated
                                    prior  to August 31, 1994,  the Company does not propose
                                    to file  a  Shelf  Registration  Statement  because  the
                                    Company   believes  that  the  Exchange  Offer  will  be
                                    consummated before  it could  prepare and  file a  Shelf
                                    Registration  Statement and  cause a  Shelf Registration
                                    Statement to  be  declared  effective. The  right  of  a
                                    holder  of Old  Notes to require  the Company  to file a
                                    Shelf Registration  Statement  will be  extinguished  by
                                    such  holder's acceptance  of New Notes  in the Exchange
                                    Offer. The rate of interest borne by the Old Notes  will
                                    increase commencing on September 1, 1994, because of the
                                    Company's failure to consummate the Exchange Offer on or
                                    prior  to August  31, 1994.  See "The  Exchange Offer --
                                    Termination of Certain Rights."
Special Procedures for Beneficial
Owners............................  Any beneficial owner whose  Old Notes are registered  in the  name of  a broker,  dealer, commercial  bank, trust
                                    company or other  nominee and who  wishes to tender  its
                                    Old  Notes  for exchange  in  the Exchange  Offer should
                                    contact such  registered  holder promptly  and  instruct
                                    such  registered  holder  to tender  on  such beneficial
                                    owner's behalf. If such beneficial owner wishes to tend-
                                    er on such beneficial  owner's behalf, such owner  must,
                                    prior   to  completing  and   executing  the  Letter  of
                                    Transmittal and delivering

                                    its Old Notes, either  make appropriate arrangements  to
                                    register ownership of the Old Notes in such owner's name
                                    or  obtain  a  properly completed  bond  power  from the
                                    registered holder. The transfer of registered  ownership
                                    may take considerable time.
Guaranteed Delivery Procedures....  Holders  of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who
                                    cannot  deliver   their  Old   Notes,  the   Letter   of
                                    Transmittal  or  any  other  documents  required  by the
                                    Letter of Transmittal to  the Exchange Agent (or  comply
                                    with  the procedures  for book-entry  transfer) prior to
                                    the Expiration Date must tender their Old Notes  accord-
                                    ing  to the guaranteed delivery  procedures set forth in
                                    "The Exchange Offer -- Guaranteed Delivery Procedures."
Withdrawal Rights.................  Tenders may be withdrawn at any time prior to 5:00 p.m.,
                                    New York City time, on the Expiration Date.
Acceptance of Old Notes and
Delivery of New Notes.............  The Company will  accept for exchange  and exchange  any and  all Old  Notes which  are properly  tendered in the
                                    Exchange Offer and not withdrawn prior to 5:00 p.m., New
                                    York City time,  on the Expiration  Date. The New  Notes
                                    issued  pursuant to the Exchange Offer will be delivered
                                    promptly  following  the   Expiration  Date.  See   "The
                                    Exchange Offer -- Terms of the Exchange Offer."
Federal Income Tax Consequences...  The  exchange pursuant to the  Exchange Offer should not be a taxable event for federal income tax purposes.  See
                                    "Federal Income Tax Consequences of the Exchange Offer."
Use of Proceeds...................  There  will be no cash proceeds  to the Company from the exchange pursuant  to the  Exchange Offer.  See "Use  of
                                    Proceeds."
Exchange Agent....................  Marine Midland Bank.

                       SUMMARY OF TERMS OF THE NEW NOTES

    The form and terms of the New Notes are identical to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and except for the series designation. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the New Notes."


Maturity Date.....................  April 15, 2004.
Interest Payment Dates............  April 15 and October 15, commencing October 15, 1994.
Guarantees........................  The  New  Notes  will   be  fully  and   unconditionally
                                    guaranteed  on an unsecured senior subordinated basis by
                                    the Guarantors. The guarantees of  the New Notes by  the
                                    Guarantors  will be subordinated in  right of payment to
                                    all Senior Indebtedness of the Guarantors and senior  or
                                    PARI  PASSU  in right  of  payment to  all  existing and
                                    future subordinated indebtedness of the Guarantors.  The
                                    obligations of the Guarantors are joint and several. See
                                    "Description of the New Notes -- Guarantees."
Ranking...........................  The  New Notes will be  general unsecured obligations of the Company,  subordinate in  right  of payment  to  all
                                    existing  and future  Senior Indebtedness  and senior or
                                    PARI PASSU  in  right of  payment  to all  existing  and
                                    future subordinated indebtedness of the Company. The New
                                    Notes  and the guarantees thereof  will be PARI PASSU in
                                    right of  payment  with  all  Old  Notes  that  are  not
                                    exchanged  for New Notes pursuant to the Exchange Offer.
                                    As of June 30, 1994, the aggregate outstanding principal
                                    amount of

                                    Senior Indebtedness of  the Company  and the  Guarantors
                                    was  approximately $160.6 million. As  of June 30, 1994,
                                    giving pro forma effect  to the proposed acquisition  of
                                    approximately    15    Target   Hospitals    (See   "The
                                    Acquisition"),  the  principal  amount  outstanding   of
                                    Senior  Indebtedness of  the Company  and the Guarantors
                                    would  have  been  approximately  $164.1  million.   The
                                    Indenture  will  prohibit  the  Company  from incurring,
                                    assuming  or  guaranteeing  any  Indebtedness  that   is
                                    subordinated  to any  Senior Indebtedness  and senior in
                                    right of payment  to the New  Notes. As of  the date  of
                                    this  Prospectus,  the  Company  has  not  incurred  any
                                    indebtedness that is junior in  right of payment to  the
                                    Notes.
Optional Redemption...............  The New Notes will be redeemable for cash, at the option of  the Company, in whole or  in part, on or after April
                                    15, 1999,  at the  redemption prices  set forth  herein,
                                    plus accrued interest. See "Description of the New Notes
                                    -- Optional Redemption."
Change of Control.................  Upon  the occurrence of a  Change of Control, holders of the New  Notes  will  have the  option  to  require  the
                                    Company  to repurchase  their New Notes  at a repurchase
                                    price equal  to 101%  of the  principal amount  thereof,
                                    plus accrued and unpaid interest to the repurchase date.
                                    The  Company's  ability  to  repurchase  the  New  Notes
                                    following a Change of Control will be dependent upon  it
                                    having  sufficient cash  therefor and  the terms  of its
                                    then outstanding Senior  Indebtedness. See  "Description
                                    of  the New Notes -- Change  of Control" and "Summary of
                                    New Credit Agreement."
Certain Covenants.................  The  Indenture  contains  certain  covenants,  including limitations  on  the  ability  of  the  Company  and its
                                    Restricted  Subsidiaries   to:  (i)   incur   additional
                                    indebtedness;    (ii)   incur   indebtedness   that   is
                                    subordinated to any  Senior Indebtedness  and senior  in
                                    right  of payment to the New Notes; (iii) grant liens to
                                    secure  subordinated  indebtedness;  (iv)  sell   equity
                                    interests  in subsidiaries;  (v) engage  in transactions
                                    with affiliates; (vi) make certain restricted  payments;
                                    (vii)  apply the  net proceeds  of certain  asset sales;
                                    (viii) agree to  payment restrictions affecting  certain
                                    subsidiaries; and (ix) engage in mergers, consolidations
                                    and  the  transfer of  all or  substantially all  of the
                                    assets of the Company or its Restricted Subsidiaries  to
                                    another person.
Risk Factors......................  In  evaluating the Exchange Offer,  holders of Old Notes should carefully consider  the factors  set forth  under
                                    the  caption "Risk Factors" prior to determining whether
                                    to participate in the Exchange Offer. Holders of the Old
                                    Notes should also  consider that such  factors are  also
                                    generally applicable to the Old Notes.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER DAY AMOUNTS)


    The following summary consolidated historical financial data of Charter have been prepared from, and should be read in conjunction with, Charter's consolidated financial statements for the year ended September 30, 1993 and notes thereto, including the unaudited interim consolidated financial data for the nine months ended June 30, 1993 and 1994, set forth elsewhere in this Prospectus. The summary selected consolidated pro forma financial data have been prepared assuming that the Acquisition and the Financing Transactions occurred on the first day of the period presented, in the case of the pro forma operating data, and on the balance sheet date, in the case of the pro forma balance sheet data. For an explanation of the adjustments and assumptions made to prepare the pro forma financial data, see "Unaudited Pro Forma Financial Information."



                                                                                       NINE MONTHS ENDED JUNE 30,
                                                                                 --------------------------------------
                                                            YEAR ENDED
                                                        SEPTEMBER 30, 1993          1993                 1994
                                                     ------------------------    ----------    ------------------------
                                                       ACTUAL      PRO FORMA       ACTUAL        ACTUAL      PRO FORMA
                                                     ----------    ----------    ----------    ----------    ----------
INCOME STATEMENT DATA:
Net revenue.......................................     $897,907    $1,241,948      $691,287      $642,284     $888,107
Salaries, general and administrative expenses.....      640,847      936,861        487,414       463,788      665,721
Bad debt expense..................................       67,300       81,667         51,854        48,822       67,221
Depreciation and amortization (1).................       69,060       76,475         52,044        43,771       49,333
Interest, net.....................................       74,156       53,919         57,072        27,064       40,397
Net income (loss).................................      (52,227)     (10,801)       (32,260)      (13,249)       3,324
OTHER FINANCIAL DATA:
Cash flows provided by operating activities.......       89,958           NA         75,730        65,414           NA
Cash flows provided by (used in) investing
 activities.......................................      371,407           NA         28,420      (121,141)          NA
Cash flows provided by (used in) financing
 activities.......................................     (516,166)          NA       (183,761)       73,272           NA
SELECTED OPERATING DATA:
Number of psychiatric hospitals...................           74          115             78            75          116
Average licensed beds.............................        7,145       10,229          7,188         6,977       10,025
Total inpatient days (2)..........................    1,373,835    1,985,769      1,049,304       981,228    1,422,996
Total equivalent patient days (3).................    1,481,221    2,159,382      1,128,690     1,081,039    1,592,244
Admissions........................................       86,794      122,632         64,497        72,015       98,355
Average length of stay (days).....................         15.8         16.0           16.2          13.6         14.2
Net revenue per equivalent patient day (4)........         $576         $554           $582          $559         $534



                                                                                            JUNE 30, 1994
                                                                                        ----------------------
                                                                                         ACTUAL     PRO FORMA
                                                                                        ---------  -----------
BALANCE SHEET DATA:
Working capital ......................................................................   $104,028     $65,627
Property and equipment -- net.........................................................    518,595     559,590
Total assets..........................................................................    967,328     975,324
Long-term debt and capital lease obligations..........................................    534,232     537,658
Stockholders' equity..................................................................     85,650      85,650

- ------------------------------
(1) Includes amortization of reorganization value in excess of amounts allocable to identifiable assets.
(2)   Provision of care to one inpatient for one day.
(3) Inpatient days adjusted to reflect outpatient utilization, computed by dividing patient revenue by inpatient revenue per day.
(4)   Includes  inpatient  and   outpatient  revenue.   Excludes  revenue   from
      non-psychiatric operations.

                                  THE COMPANY

    The Company was incorporated in 1969 under the laws of the State of Delaware. The Company's principal executive offices are located at 577 Mulberry Street, Macon, Georgia 31298, and its telephone number is (912) 742-1161. Unless the context otherwise requires, the "Company" includes Charter Medical Corporation and its subsidiaries.

                                  RISK FACTORS

    IN EVALUATING THE EXCHANGE OFFER, HOLDERS OF THE OLD NOTES SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS PRIOR TO ACCEPTING THE EXCHANGE OFFER. HOLDERS OF OLD NOTES SHOULD ALSO CONSIDER THAT SUCH FACTORS ARE ALSO GENERALLY APPLICABLE TO THE OLD NOTES. THE OLD NOTES AND THE NEW NOTES ARE COLLECTIVELY REFERRED TO HEREIN AS THE "NOTES."


    LEVERAGE AND DEBT SERVICE. The Indenture permits the Company and its subsidiaries to incur additional indebtedness, subject to certain limitations. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including: (a) a significant portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on indebtedness and (b) the Company's leverage may make it more vulnerable to healthcare industry related or general economic downturns and may limit its ability to withstand competitive pressures or to take advantage of attractive business opportunities. The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness (including the Notes) depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions, to governmental healthcare policies and to financial, business, regulatory and other factors beyond its control. There can be no assurance that the Company's operating results will continue to be sufficient for payment of all of the Company's indebtedness, including the Notes. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Unaudited Pro Forma Financial Information."



    SUBORDINATION. The New Notes will be senior subordinated obligations of the Company and, as such, will be subordinated to all existing and future Senior Indebtedness of the Company and the Guarantors, which include borrowings pursuant to the New Credit Agreement in an amount not to exceed $300 million and will rank PARI PASSU in right of payment with all Old Notes not exchanged for New Notes pursuant to the Exchange Offer. As of June 30, 1994, the aggregate outstanding principal amount of Senior Indebtedness of the Company and the Guarantors was approximately $160.6 million. As of June 30, 1994, giving pro forma effect to the proposed acquisition of approximately 15 Target Hospitals (see "The Acquisition"), the principal amount outstanding of Senior Indebtedness of the Company and the Guarantors would have been approximately $164.1 million. As of the date of this Prospectus, the Company has not incurred any indebtedness that is junior in right of payment to the Notes. Upon the maturity of any Specified Senior Indebtedness by lapse of time, acceleration (unless waived, rescinded or annulled) or otherwise, all principal thereof, premium, if any, interest and fees thereon and all other obligations with respect thereto shall first be paid in full in cash, or such payment duly provided for, before any payment is made on account of principal of, premium, if any, or interest on the Notes. In addition, the Company may not pay principal of, premium, if any, or interest on the Notes and may not acquire any Notes (including by means of redemption or upon the occurrence of a Change of Control) for cash or property, if there has been any default in the payment of principal of or interest on any Specified Senior Indebtedness or in the payment of any letter of credit commission under the New Credit Agreement, unless such default has been cured, waived or has ceased to exist, or such Specified Senior Indebtedness has been discharged. In addition, if any non-payment event of default exists with respect to any Specified Senior Indebtedness pursuant to which the maturity of such Specified Senior Indebtedness may be accelerated and certain other conditions are satisfied, the Company may not make or otherwise provide for any payments on the Notes for a designated period of time. Pursuant to the terms of certain Senior Indebtedness, a non-payment default under such Senior Indebtedness could result in (i) the acceleration of such Senior Indebtedness, (ii) the cessation of funding under the New Credit Agreement, and (iii) the ability of holders of certain Senior Indebtedness to stop payments of principal of, premium, if any, and interest on the Notes. Upon any payment or distribution of assets of the Company upon liquidation, dissolution, reorganization or any similar proceeding, the holders of Senior Indebtedness of the Company and the Guarantors will be entitled to receive payment in full before the holders of the Notes are entitled to receive any payment. See "Description of the New Notes."

    The indebtedness outstanding pursuant to the New Credit Agreement (including the guarantees thereof by the Guarantors) is secured by substantially all of the real and personal property of the Company and its domestic subsidiaries (except for the real property of the Target Hospitals and of subsidiaries formed after the date of the New Credit Agreement, subject to certain exceptions), including pledges of all or a portion of the capital stock of substantially all of the Company's operating subsidiaries. The Notes and the guarantees thereof are not secured. See "Summary of New Credit Agreement."

    DEPENDENCE ON DISTRIBUTIONS FROM SUBSIDIARIES. The Company is a holding company which derives substantially all of its operating income from its subsidiaries. The Company must rely upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. The ability of the Company's subsidiaries to make such payments may be restricted by, among other things, applicable state corporate laws and other laws and regulations. See "Description of the New Notes."

    POSSIBLE UNENFORCEABILITY OF THE GUARANTEES. The holders of the Notes have no direct claim against the subsidiaries other than the claim created by the guarantees. The guarantees may be subject to legal challenge as constituting fraudulent conveyances or for otherwise being given for inadequate consideration. If such a challenge were upheld, the guarantees would be invalidated and unenforceable. In addition, it is possible that holders of the Notes would be ordered by a court to turn over to other creditors of the Guarantors or to their trustees in bankruptcy all or a portion of the payments made to them pursuant to the guarantees. To the extent that the guarantees are not enforceable in amounts sufficient to satisfy the claims of the holders of the Notes, the rights of holders of the Notes to participate in any distribution of assets of any Guarantor upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of that Guarantor.


    RISKS RELATED TO UNSUCCESSFUL OPERATION OF THE TARGET HOSPITALS There can be no assurance that the Company will be able to operate the Target Hospitals profitably following the Acquisition. In this regard, the Company notes that NME incurred net losses with respect to its operations of the Target Hospitals of approximately $3.5 million, $17.0 million and $104.8 million for its fiscal years ended May 31, 1992, 1993 and 1994, respectively. There can be no assurance that the Company will be able to reverse the factors that caused the Target Hospitals to incur operating losses in such periods.



    RISKS RELATED TO PAST PRACTICES OF NME. NME and certain of its subsidiaries, including those that own the Target Hospitals, have been involved in significant lawsuits and governmental investigations concerning possible improper practices related principally to its psychiatric business. NME has settled a majority of the significant lawsuits and, on June 29, 1994, and July 12, 1994, entered into settlement agreements with certain federal government agencies that finalized all open investigations of NME by the federal government.


    The past practices of NME present the following risks for the Company:

        (i) The Company's ability to operate the Target Hospitals profitably may have been impaired because of the uncertainty caused by the lawsuits and governmental investigations related to NME's past practices. Such uncertainty may have adversely affected management and employee morale, diverted management attention from operational matters and permitted the Target Hospitals' competitors to use concerns about the past practices as a means of attracting physicians and other referral sources. The Company has no assurance that it will be able to reverse such impairment.


        (ii) The Company has employed a significant number of managerial employees who were employed by NME in connection with the Target Hospitals and intends to employ others when the Acquisition of the remaining Target Hospitals is completed. While the Company is not aware that any employees it has hired or intends to hire were involved in allegedly wrongful activities, it is possible that the Company could unknowingly employ persons who were so involved. Such persons could cause the Company to engage in practices of the type in which NME was alleged to have participated in the past.

    PREVIOUS BANKRUPTCY REORGANIZATION. The Company was reorganized pursuant to chapter 11 of the United States Bankruptcy Code, effective on July 21, 1992. Prior to the Reorganization, the Company's total indebtedness was approximately $1.8 billion; and from February 1991 until July 1992, the Company was in default in the payment of interest and principal, or both, on substantially all such indebtedness. The indebtedness was incurred by the Company in connection with a management buyout of the Company in 1988 and a hospital-construction program. There can be no assurance that the Company will not be required to seek further protection pursuant to the bankruptcy laws, due to the occurrence of factors beyond its control and that it cannot now foresee. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


    HISTORICAL OPERATING LOSSES. The Company experienced losses from continuing operations before reorganization items, extraordinary item and cumulative effect of a change in accounting principle of approximately $65.6 million, $322.3 million and $167.1 million for the fiscal years ended September 30, 1989, 1990 and 1991, respectively. Such losses amounted to approximately $81.7 million and $8.1 million for the ten-month period ended July 31, 1992 and the two-month period ended September 30, 1993, respectively. For the fiscal year ended September 30, 1993, such loss amounted to approximately $39.6 million. For the nine-month period ended June 30, 1994, such loss amounted to approximately $.6 million. There is no assurance that such losses will not continue. The Company's history of such losses could have an adverse affect on the Company's operations.


    REIMBURSEMENT BY THIRD-PARTY PAYORS. For the fiscal year ended September 30, 1993, the Company derived approximately 56% of its gross psychiatric patient service revenue from private-pay sources (including HMO's, PPO's and Blue Cross), 23% from Medicare, 15% from Medicaid and 6% from the Civilian Health and Medical Program for the Uniformed Services ("CHAMPUS"). Changes in the mix of the Company's patients among the private-pay, Medicare and Medicaid categories, and among different types of private-pay sources, can significantly affect the profitability of the Company's operations. Various cost-containment mechanisms by both governmental and private third-party payors have begun to restrict the scope and amount of reimbursable healthcare expenses. Therefore, there can be no assurance that payments under governmental and private third-party payor programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. In addition, there can be no assurance that the Company's hospitals will continue to meet the requirements for participation in such programs.


    HEALTHCARE REFORM. On October 27, 1993, President Clinton submitted to Congress a proposal for comprehensive healthcare reform legislation (the "Administration's Proposal"). Several other comprehensive reform proposals have been introduced in the Congress, and comprehensive alternatives to the
Administration's Proposal have recently been prepared and introduced by the majority leaders in the House and Senate after taking into account the terms of several bills which passed various congressional committees. Debate and a vote on these bills is scheduled for the month of August 1994, and action on other reform proposals is possible if neither of the major proposals passes.



    Certain aspects of each proposal offered by the majority leaders, such as reductions in Medicare and Medicaid payments, if adopted, could adversely affect the Company's business. In fiscal 1992 and 1993, the Company obtained 29% and 38%, respectively, of its gross psychiatric patient service revenue from the Medicare and Medicaid programs. Other aspects of the proposals by the majority leaders, such as universal health insurance coverage, could have a positive impact on the Company's business by reducing the amount of uncompensated care provided by the Company's hospitals. No assurance can be given that any reform proposal will be adopted or implemented or that any reform proposal which is ultimately adopted will not have a material adverse effect on the Company's financial condition and results of operations.



    In addition to the federal reform initiatives, state legislatures also have undertaken healthcare reform initiatives independent of federal reform. The States of Maine, Florida, Tennessee, California and Washington have adopted various types of reform legislation. It is not possible at this time to predict what, if any, reforms will be adopted by the states, or when such reforms will be adopted and implemented. No assurance can be given that any such reforms will not have a material adverse effect upon the Company's revenues and earnings or upon the demand for the Company's services.


    COMPETITION. Competition among hospitals and other healthcare providers for patients has intensified in recent years. During this period, hospital occupancy rates in the United States have declined as a result of cost containment pressures, changing technology, changes in regulations and reimbursement, changes in practice patterns from inpatient to outpatient treatment and other factors. In areas in which the Company operates, there are other hospitals or facilities that provide inpatient or outpatient services comparable to those offered by the Company's hospitals. The competitive position of the Company's hospitals also has been, and in all likelihood will continue to be, affected by the increased initiatives undertaken during the past several years by federal and state governments and other major purchasers of healthcare services, including insurance companies and employers, to revise payment methodologies and monitor healthcare expenditures in order to contain healthcare costs. In addition, hospitals owned by governmental agencies or other tax-exempt entities benefit from endowments, charitable contributions and tax-exemptions, the advantages of which are not enjoyed by the Company's hospitals.

    LIMITATIONS IMPOSED BY THE NEW CREDIT AGREEMENT. The New Credit Agreement contains a number of restrictive covenants which, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur other indebtedness, engage in transactions with affiliates, incur liens, make certain restricted payments, enter into certain business combination and asset sale transactions and limit capital expenditures. There can be no assurance that such restrictions will not adversely affect the Company's ability to conduct its operations or finance its capital needs or impair the Company's ability to pursue attractive business and investment opportunities if such opportunities arise. Under the New Credit Agreement, the Company is also required to maintain certain specified financial ratios. Failure by the Company to maintain such financial ratios or to comply with the restrictions contained in the New Credit Agreement could cause such indebtedness (and by reason of cross-acceleration provisions, other indebtedness) to become immediately due and payable and/or could cause the cessation of funding under the New Credit Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," and "Summary of the New Credit Agreement." The Indenture contains certain restrictive covenants that are less restrictive than those contained in the New Credit Agreement.

    REGULATION. The federal government and all states in which the Company operates regulate various aspects of the Company's business. Healthcare facilities are subject to periodic inspection by governmental and other authorities to ensure continued compliance with various standards, their continued licensing under state law and certification under the Medicare and Medicaid programs. Although the Company has not failed to obtain necessary approvals or licenses in the past, the failure to obtain or renew any required regulatory approvals or licenses in the future could adversely affect the operations of the Company.

    DEPENDENCE ON HEALTHCARE PROFESSIONALS. Physicians traditionally have been the source of a majority of the Company's hospital admissions. Therefore, the success of the Company's hospitals is dependent in part on the number and quality of the physicians on the medical staffs of the Company's hospitals and their admission practices. A small number of physicians account for a significant portion of patient admissions at some of the Company's hospitals. There can be no assurance that the Company can retain its current physicians on staff or that additional physician relationships will be developed in the future. Furthermore, hospital physicians are generally not employees of the Company and in general the Company does not have contractual arrangements with hospital physicians restricting the ability of such physicians to practice elsewhere.

    LIABILITY INSURANCE. In prior years, the Company self-insured against a substantial portion of its general and professional liability risk, including a self-insured deductible of $2 million per occurrence for the policy years ended May 31, 1992 and 1993, of $2.5 million per occurrence for the policy years ended May 31, 1990 and 1991, and of $3 million for the policy year ended May 31, 1989. Effective for the policy year beginning on June 1, 1993, the Company eliminated its self-insured deductible for psychiatric hospitals and reduced its self-insured deductible to $1.5 million per occurrence for its general hospitals, which were sold on September 30, 1993. The amount of expense relating to the Company's malpractice insurance may materially increase or decrease from year to year depending, among other things, on the nature and number of new reported claims against the Company and amounts of settlements of previously reported claims. To date, the Company has not experienced a loss in excess of policy limits. The Company believes that its coverage limits are adequate.

    ABSENCE OF TRADING MARKETS. The Old Notes are currently owned by a relatively small number of institutional investors. The Company believes that none of such holders is an affiliate (as defined in Rule 405 under the Securities Act) of the Company. Prior to the Exchange Offer, no public market for the Old Notes will exist, although the Old Notes are eligible for trading in the PORTAL Market among "qualified institutional buyers." The Company has been advised by AMEX that the New Notes have been approved for listing on AMEX, subject to official notice of issuance. There can be no assurance that an active trading market for the New Notes will develop after any such listing. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the markets for similar securities and other factors, including the financial condition of the Company, the Notes may trade at a discount from their principal amount.

    RESTRICTIONS ON TRANSFER OF THE NOTES. The Old Notes have not been registered under the Securities Act and will remain subject to restrictions on transferability to the extent they are not exchanged for New Notes by holders who are entitled to participate in the Exchange Offer. The holders of Old Notes who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file the Shelf Registration Statement with respect to resales from time to time of any such Old Notes.

    EXCHANGE OFFER PROCEDURES. Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but not accepted by the Company for exchange will, following consummation of the
Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a public distribution of the New Notes may be deemed to be an "underwriter" (within the meaning of Section 2(11) of the Securities Act) of the New Notes and, if so, will be required to comply with the registration and prospectus delivery requirements in the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that accompanies this Prospectus that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                THE ACQUISITION


    GENERAL. On March 29, 1994, the Company entered into an asset sale agreement providing for the purchase from NME of substantially all of the assets of 36 psychiatric hospitals, eight chemical-dependency treatment facilities, two residential treatment centers and one physician outpatient practice. The Company and NME subsequently entered into two separate Asset Sale Agreements, each dated as of March 29, 1994, which supersede the original asset sale agreement and, together, provide for the purchase of such facilities and the physician outpatient practice. One such Asset Sale Agreement (the "First Facilities Agreement")
provided for the sale to the Company of 21 psychiatric hospitals, seven chemical-dependency treatment facilities, one residential treatment center and one physician outpatient practice. The second Asset Sale Agreement (the "Subsequent Facilities Agreement") provides for the sale to the Company of 15 psychiatric hospitals, one chemical-dependency treatment facility and one residential treatment center. The Company received a request for additional information related to the Acquisition from the Federal Trade Commission ("FTC") in connection with obtaining approval for the Acquisition pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"). The Company and NME agreed to enter into two separate asset sale agreements after the FTC agreed to grant early termination of the applicable waiting period with respect to the acquisition of the Target Hospitals covered by the First Facilities Agreement. The FTC issued its approval of the sale of the Target Hospitals covered by the First Facilities Agreement on June 24, 1994. Based on discussions with the FTC, the Company believes that it will not obtain the FTC's approval to purchase five of the facilities covered by the Subsequent Facilities Agreement (including a residential treatment center that is leased to a third party). Such facilities are not included in the Target Hospitals.



    The Company and NME closed the sale of 18 psychiatric hospitals, seven chemical-dependency treatment facilities, one residential treatment facility and the physician outpatient practice covered by the First Facilities Agreement on June 30, 1994. The purchase price for the facilities acquired on June 30, 1994, was approximately $87.8 million in cash, plus $2 million in cash for a covenant not to compete, plus an additional amount of cash equal to the net working capital of the facilities acquired, amounting to approximately $39.3 million. The Company also assumed certain liabilities of the facilities acquired. Closing dates for the sale of the remaining Target Hospitals covered by the First
Facilities  Agreement  and  the  Target  Hospitals  covered  by  the  Subsequent
Facilities Agreement have not been established. The Company did not acquire three psychiatric hospitals covered by the First Facilities Agreement because it is subject to a covenant-not-to-compete in the area where the three hospitals are located. The Company intends to either obtain a waiver from the entity in whose favor it entered into the covenant-not-to-compete or to purchase the hospitals and simultaneously resell them to an unrelated entity.



    DESCRIPTION OF THE TARGET HOSPITALS. The Target Hospitals have an aggregate capacity of 3,050 licensed beds and are located in 19 states. During their fiscal years ended May 31, 1993 and 1994, the Target Hospitals had approximately 36,000 and 35,000 patient admissions, respectively. The following table sets forth certain unaudited financial information regarding the Target Hospitals set forth elsewhere in this Prospectus.



                                                                                       YEAR ENDED MAY 31,
                                                                               ----------------------------------
                                                                                  1992        1993        1994
                                                                               ----------  ----------  ----------
Net revenue..................................................................  $  465,203  $  366,797  $  325,319
Salaries, general and administrative expenses................................     365,932     311,714     283,175


See "Business -- Hospital Properties" and "Target Hospital Summary Financial Information."


    RATIONALE FOR THE ACQUISITION. Management believes that the Acquisition will assist the Company in implementing its strategy by increasing the Company's size, market position and geographic coverage. For example, the Acquisition permits the Company to enter 16 new markets, including markets in the mid-Atlantic and northeastern United States. Management also believes that the introduction to the Target Hospitals of Charter's operating and financial control systems, continuum of care and marketing efforts will increase the utilization and profitability of the Target Hospitals. See "Risk Factors -- Risks Related to Unsuccessful Operation of the Target Hospitals" and "-- Risks Related to Past Practices of NME."



    TERMS OF THE ACQUISITION AND RELATED DOCUMENTS. Under the terms of the original asset sale agreement, the aggregate purchase price for the facilities covered by the original agreement was approximately $151.9 million (the "Basic Purchase Price"), plus an additional cash amount originally estimated to be approximately $50.7 million, subject to adjustment, for the net working capital of the facilities on the closing date of their sale to the Company. The purchase price for the facilities covered by the original asset sale agreement was determined by NME following its solicitation of bids for the facilities and arm's-length negotiations with the Company. The Company's bid for such facilities was based on an analysis of many factors, including the EBITDA of the facilities. The Basic Purchase price was reduced to $146.9 million when the First Facilities Agreement and the Subsequent Facilities Agreement were executed. The Basic Purchase Price has been allocated among the facilities covered by the Asset Sale Agreements so that adjustments may be made if one or more of the facilities is not acquired because of the inability to obtain certain necessary consents or approvals, the existence of certain prohibitions or restraints relating to the contemplated transactions, defects in the title to real property, environmental conditions or events of casualty or condemnation. The Basic Purchase Price for the Target Hospitals is $132 million.



    The Asset Sale Agreements include a covenant by NME not to compete with any Target Hospital from or through any facility located within a 25-mile radius of such Target Hospital for a period of three years after closing of the Acquisition, subject to certain conditions. In addition, the Asset Sale Agreements require that if NME exercises its right to terminate the Acquisition under either agreement because of fiduciary duties to its shareholders and if NME sells substantially all of the Target Hospitals to one or more third parties prior to March 29, 1995, NME shall pay to the Company a termination fee of $15 million.


    The Subsequent Facilities Agreement contemplates up to three closings of purchases of the Target Hospitals subject to such agreement. The purchase of the Target Hospitals, including the Target Hospitals remaining to be purchased pursuant to the First Facilities Agreement, is subject to certain conditions set forth in the Asset Sale Agreements, including (i) the receipt of all required approvals and consents to the purchases, (ii) the Company's having obtained all necessary licenses and permits necessary for operation of the pertinent Target Hospital, (iii) the absence of pending or threatened legal or governmental actions seeking to restrain the sale of the pertinent Target Hospital, (iv) the performance of covenants and agreements and the accuracy of representations and warranties set forth in the Asset Sale Agreements, and (v) the absence of any material adverse change in the financial, banking or capital markets as a result of which lending institutions generally cease their commercial financing activities.

    Pursuant to the First Facilities Agreement, the closing with respect to the remaining Target Hospitals will occur on such date as the Company and NME agree, but not later than September 30, 1994, unless such date is extended with respect to the Subsequent Facilities Agreement.

    Pursuant to the Subsequent Facilities Agreement, the first of the three permitted closings shall occur after the satisfaction or waiver of all conditions to the acquisition of Target Hospitals that account in the aggregate for at least $8 million of the EBITDA (as defined in the Subsequent Facilities Agreement) assigned to the Target Hospitals covered by the Subsequent Facilities Agreement for such purpose. The second of the three permitted closings must occur within 30 days of the first closing. NME will convey to the Company at the second closing those Target Hospitals as to which all conditions relating to the acquisition thereof have been satisfied or waived as of such date. The third closing shall occur after the satisfaction or waiver of all conditions to the acquisition of any Target Hospitals that were not conveyed to the Company in the first or second closing. Target Hospitals as to which all conditions relating to the acquisition thereof cannot be satisfied or waived will not be conveyed to the Company. All three closings must occur prior to September 30, 1994; provided that the final closing may be extended in the event of a governmental injunction, order or proceeding to a date not later than December 31, 1994. If the first closing does not occur before September 30, 1994, or December 31, 1994, as the case may be, the Subsequent Facilities Agreement is subject to termination by either the Company or NME, subject to certain conditions. All Target Hospitals subject to the Subsequent Facilities Agreement may be conveyed to the Company in one or two closings.


    The Company is unable to predict when the first closing or any subsequent closing will occur under the Subsequent Facilities Agreement. The Company has no assurance that any closing will occur. The occurrence and timing of any closing under the Subsequent Facilities Agreement is subject to receipt of H-S-R Act approval from the FTC. The Company has no assurance that such approval will be obtained; however, the Company believes that the acquisition of the remaining Target Hospitals is probable.



    Pursuant to the Asset Sale Agreements, the Company and NME have each agreed to indemnify and hold harmless the other against, among other things, certain losses ("Losses") resulting from inaccuracy of representations or warranties, nonperformance or breach of covenants or agreements, and the failure to discharge liabilities for which such party is responsible. In addition, NME has agreed to indemnify the Company against Losses resulting from operations of the Target Hospitals before closing (including Losses arising in connection with the matters described in "Risk Factors -- Risks Related to Past Practices of NME," but excluding specific contracts, debt obligations and working capital liabilities expressly assumed by the Company), and the Company has agreed to indemnify NME against Losses resulting from the operations of the Company and the assets purchased by the Company from NME after closing, including the continuation or performance by the Company of any agreement or practice of NME or the Target Hospitals. Certain of the indemnification obligations of the Company and NME are subject to a deductible.


    HISTORY OF THE TARGET HOSPITALS. NME and certain of its subsidiaries, including those that own the Target Hospitals, have been involved in significant lawsuits and governmental investigations concerning possible improper practices related principally to its psychiatric business. The suits sought compensatory and punitive damages and in some cases, attorneys fees. NME has settled a majority of the significant lawsuits and, on June 29, 1994, and July 12, 1994, NME entered into settlement agreements with certain federal government agencies that finalized all open investigations of NME by the federal government.


    As noted above, Charter's ability to operate the Target Hospitals profitably may have been impaired because of the uncertainty related to the pending lawsuits and governmental investigations, and the possibility exists that the Company could unknowingly employ NME personnel who were involved in such wrongful activities. The Company believes that it will be able to overcome the adverse effects on the profitability of the Target Hospitals caused by NME's past practices. With respect to employment of NME personnel, the Company intends to advise all former NME employees that it hires that the alleged wrongful activities are against Company policy and will promptly discharge any employee who violates the policy.

                                USE OF PROCEEDS

    The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the form and terms of which are the same as the form and terms of the New Notes, except as otherwise described herein. The Old Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase or decrease in the indebtedness of the Company.


    The net proceeds from the sale of the Old Notes were approximately $365.6 million. Approximately $181.8 million of such net proceeds were used for the purpose of redeeming the Company's 7 1/2% Senior Subordinated Debentures due 2003. Approximately $56.8 million of the net proceeds from the sale of the Old Notes were used to repay certain indebtedness of the Company outstanding under its Amended and Restated Credit Agreements, dated July 21, 1992 (the "Old Credit Agreement") and to pay transaction costs relating to the Financing Transactions (approximately $10.5 million). Of the remaining net proceeds from the sale of the Old Notes, approximately $98.5 million, together with approximately $11.1 million of borrowings pursuant to the New Credit Agreement and approximately $19.5 million of cash on hand, were used to finance the Acquisition of certain facilities covered by the First Facilities Agreement. In the event that the Acquisition of the remaining Target Hospitals covered by the First Facilities Agreement or of the Target Hospitals covered by the Subsequent Facilities Agreement are not consummated, the Company will use the remaining net proceeds from the sale of the Old Notes for strategic acquisitions and alliances, the creation of joint ventures or other general corporate purposes. The remaining net proceeds are currently being held in overnight investments with Bankers Trust Company at market rates of interest for such investments. Although the Company has had preliminary discussions regarding several proposed acquisitions, the Company does not, on the date hereof, have any agreements for acquisitions of any facilities or for the creation of specific alliances or joint ventures that, in either case, could be considered material to the Company.



    The Financing Transactions also included the refinancing of the existing mortgage indebtedness of certain of the subsidiaries of the Company (approximately $14.7 million) and the indebtedness of certain subsidiaries of the Company outstanding under the Old Credit Agreement (approximately $46.8 million) pursuant to the New Credit Agreement. The following table indicates the sources and uses of the funds obtained or to be obtained by the Company in connection with the Financing Transactions (assuming the Acquisition of all Target Hospitals). The amounts of indebtedness shown in the "Uses of Funds" table set forth below are the balances as of May 2, 1994.


                             (DOLLARS IN MILLIONS)


SOURCES OF FUNDS
- ------------------------------------------------
New Credit Agreement.................  $    76.0
Senior Subordinated Notes............      375.0
  Less: Discount to Initial
   Purchasers........................       (9.4)
Cash on Hand.........................       50.1
                                       ---------
Total Sources........................  $   491.7
                                       ---------
                                       ---------

USES OF FUNDS
- ------------------------------------------------
Old Credit Agreement
  Company Indebtedness...............  $    56.8
  Subsidiary Indebtedness............       46.8
Mortgages............................       14.7
7 1/2% Senior Subordinated
 Debentures..........................      181.8
Acquisition..........................      181.1
Transaction Expenses.................       10.5
                                       ---------
Total Uses...........................  $   491.7
                                       ---------
                                       ---------


    The indebtedness outstanding pursuant to the Old Credit Agreement consisted of a term-loan facility and an ESOP term-loan facility. At March 31, 1994, approximately $66.0 million was outstanding under the term-loan facility and $37.6 million was outstanding under the ESOP term-loan facility. The term-loan facility also provided for the support of letters of credit securing industrial development bonds issued on behalf of certain of the Company's subsidiaries. The term-loan facility (except for borrowings used to fund letter of credit drawings) bore interest per annum at BTCo's prime lending rate plus .5%. Borrowings with respect to letter of credit drawings bore interest per annum at BTCo's prime lending rate plus 1.5% per annum for the first $40 million drawn and at BTCo's prime lending rate plus 1% per annum for amounts drawn in excess of $40 million. The ESOP term loan facility funded purchases of the Company's common stock by the Company's employee stock ownership plan. Approximately 75% of the borrowings outstanding pursuant to the ESOP term-loan facility bore interest at a fixed rate of 8.375% per annum, with the remaining portion bearing interest at a rate per annum equal to 85% of the interest rate applicable to the term-loan facility. The principal amount outstanding pursuant to the Old Credit Agreement was payable in installments, with the final installment being due on September 30, 1997. The indebtedness that was secured by mortgages bore interest at 12.32% per annum and matured in 1997.

                                 CAPITALIZATION


    The following table sets forth (i) the capitalization of the Company at June 30, 1994, after giving effect to the Financing Transactions, to the extent of the Acquisition of 27 Target Hospitals on such date, and the assumption of certain debt of such Target Hospitals, and (ii) such capitalization as adjusted as of such date to give effect to the Acquisition of the remaining 15 Target Hospitals and related borrowings.



                                                                         ACTUAL                       PRO FORMA
                                                                        JUNE 30,                       JUNE 30,
                                                                          1994         PRO FORMA         1994
                                                                      (UNAUDITED)   ADJUSTMENTS (1)  (UNAUDITED)
                                                                      ------------  ---------------  ------------
                                                                           (IN THOUSANDS, EXCEPT SHARE DATA)
Short-Term Debt:
  Current maturities of long-term debt and capital lease
   obligations......................................................   $    2,999    $          --    $    2,999
                                                                      ------------  ---------------  ------------
Long-Term Debt and Capital Lease Obligations:
  New Credit Agreement..............................................       72,584            3,426        76,010
  Collateralized notes payable and capital lease obligations........       89,647         --              89,647
  11 1/4% Senior Subordinated Notes due 2004(2).....................      375,000         --             375,000
                                                                      ------------  ---------------  ------------
                                                                          537,231            3,426       540,657
Less amounts due within one year....................................        2,999         --               2,999
                                                                      ------------  ---------------  ------------
    Total Long-Term Debt and Capital Lease Obligations..............      534,232            3,426       537,658
                                                                      ------------  ---------------  ------------
Stockholders' Equity
  Common stock, par value $.25
   80,000,000 shares authorized
   26,891,446 shares outstanding....................................        6,723         --               6,723
  Additional paid-in capital........................................      240,648         --             240,648
  Accumulated deficit...............................................      (72,672)        --             (72,672)
  Unearned compensation under ESOP..................................      (85,826)        --             (85,826)
  Warrants outstanding..............................................          182         --                 182
  Cumulative foreign currency adjustments...........................       (3,405)        --              (3,405)
                                                                      ------------  ---------------  ------------
    Total Stockholders' Equity......................................       85,650         --              85,650
                                                                      ------------  ---------------  ------------
    Total Capitalization............................................   $  622,881    $       3,426    $  626,307
                                                                      ------------  ---------------  ------------
                                                                      ------------  ---------------  ------------

- ------------------------
(1) See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited) for a discussion of the pro forma adjustments.

(2) The New Notes will evidence the same debt as the Old Notes, which they will replace.

     SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND STATISTICAL INFORMATION


    The selected consolidated financial data set forth below as of September 30, 1989, 1990 and 1991, July 31, 1992, and September 30, 1992 and 1993, and for
each of the fiscal periods in the five-year period ended September 30, 1993, have been derived from the Company's audited consolidated financial statements. The information for periods after July 31, 1992 is not comparable to information presented for periods prior to such date because of consummation of the Reorganization and the implementation of fresh start accounting in fiscal 1992, which included the revaluation of the Company's assets and liabilities at the assumed reorganization value thereof and resulted in, among other things, significant reductions in the principal amount of the Company's long-term debt and interest expense and the elimination of preferred stock and preferred stock dividend requirements. Accordingly, a line has been used to separate the financial data of the Company after the consummation of the Reorganization from those of the Company prior to the consummation of the Reorganization. The consolidated financial statements of the Company as of September 30, 1991, July 31, 1992 and September 30, 1992 and 1993, and for each of the fiscal periods in the three-year period ended September 30, 1993, together with the notes thereto and the related reports of Arthur Andersen & Co., independent public accountants, are included elsewhere in this Prospectus. Selected consolidated financial information for the nine months ended June 30, 1993 and 1994 has been derived from unaudited consolidated financial statements and, in the opinion of Management, includes all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the operating results for such interim periods. Results for the interim periods are not necessarily indicative of the results for the full year or for any future periods. The selected financial data set forth below should be read in conjunction with the Consolidated Financial Statements of the Company, the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                     SELECTED STATEMENT OF OPERATIONS DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                         FOR THE
                                                                    TEN        TWO                     NINE MONTHS
                                                                   MONTHS    MONTHS       YEAR            ENDED
                                    YEAR ENDED SEPTEMBER 30,       ENDED      ENDED       ENDED          JUNE 30,
                                --------------------------------  JULY 31,  SEPT. 30,   SEPT. 30,   ------------------
                                  1989       1990        1991       1992      1992        1993        1993      1994
                                --------  ----------  ----------  --------  ---------   ---------   --------  --------
Net revenue...................  $930,831  $  954,508  $  868,264  $777,855  $142,850    $897,207    $691,287  $642,284
Salaries, general and
 administrative expenses......   667,482     804,897     656,828   563,600   107,608     640,847     487,414   463,788
Bad debt expense..............    41,935      78,944      51,617    50,403    14,804      67,300      51,854    48,822
Depreciation and
 amortization.................    43,555      66,571      48,659    35,126     3,631      26,382      19,869    20,371
Amortization of reorganization
 value in excess of amounts
 allocable to identifiable
 assets.......................     --         --          --         --        7,167      42,678      32,175    23,400
Interest, net.................   180,351     205,723     232,218   169,244    12,690      74,156      57,072    27,064
ESOP expense (credit).........    43,941      52,033      (3,962)   33,714     4,811      45,874      26,862    36,898
Deferred compensation
 expense......................    31,399       6,815       5,061     3,190     --          --          --        --
Stock option expense
 (credit).....................     --         --          --         --         (789)     38,416      34,030     6,936
Provision for restructuring of
 operations...................     --        105,000      45,000     --        --          --          --        --
Income (Loss) from continuing
 operations before income
 taxes, reorganization items,
 extraordinary item and
 cumulative effect of a change
 in accounting principle......   (77,832)   (365,475)   (167,157)  (77,422)   (7,072)    (37,746)    (17,989)   15,005
Provision for (Benefit from)
 income taxes.................   (12,197)    (43,132)     --         4,259     1,054       1,874       5,391    15,638
Loss from continuing
 operations before
 reorganization items,
 extraordinary item and
 cumulative effect of a change
 in accounting principle......   (65,635)   (322,343)   (167,157)  (81,681)   (8,126)    (39,620)    (23,380)     (633)
Discontinued operations:
  Income (Loss) from
   discontinued operations....    28,954      18,606      37,115    24,211       930     (14,703)     (8,880)    --
  Gain on disposal of
   discontinued operations....     --         --          --         --        --         10,657       --        --
Loss before reorganization
 items, extraordinary item and
 cumulative effect of a change
 in accounting principle......   (36,681)   (303,737)   (130,042)  (57,470)   (7,196)    (43,666)    (32,260)     (633)
Reorganization items:
  Professional fees and other
   expenses...................     --         --          --        (8,156)    --          --          --        --
  Adjust accounts to fair
   value......................     --         --          --        83,004     --          --          --        --
Extraordinary item-gain (loss)
 on early extinguishment or
 discharge of debt............     --         --          --       730,589     --         (8,561)      --      (12,616)
Cumulative effect of a change
 in accounting principle......     --         (7,567)     --         --        --          --          --        --
Net income (loss).............   (36,681)   (311,304)   (130,042)  747,967    (7,196)    (52,227)    (32,260)  (13,249)
Earnings (Loss) per common
 share:
  Loss from continuing
   operations before
   extraordinary item.........                                                 $(.33)     $(1.59)      $(.94)    $(.02)
  Income (Loss) from
   discontinued operations and
   disposal of discontinued
   operations.................                                                   .04        (.16)       (.36)    --
  Loss before extraordinary
   item.......................                                                  (.29)      (1.75)      (1.30)     (.02)
  Extraordinary loss on early
   extinguishment of debt.....                                                 --           (.35)      --         (.48)
  Net loss....................      --(A)       --(A)       --(A)     --(A)    $(.29)     $(2.10)     $(1.30)    $(.50)

- ------------------------------
(A) Earnings (loss) per share for periods prior to the two months ended September 30, 1992 are not presented because they are not meaningful due to the implementation of fresh start accounting and an increase in the number of shares outstanding as a result of the Plan.


                          SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)


                                                                             AS OF SEPTEMBER 30,                      AS OF
                                                           -------------------------------------------------------  JUNE 30,
                                                             1989        1990        1991       1992       1993       1994
                                                           ---------  ----------  ----------  ---------  ---------  ---------
Current assets...........................................  $ 230,524  $  255,644  $  320,755  $ 290,742  $ 231,915  $ 299,755
Current liabilities......................................    185,019   1,986,748   2,123,006    296,144    272,598    195,727
Working capital..........................................     45,505  (1,731,104) (1,802,251)    (5,402)   (40,683)   104,028
Property and equipment -- net............................    691,272     696,813     645,173    486,762    444,786    518,595
Total assets.............................................  1,349,528   1,333,659   1,338,823  1,299,198    838,186    967,328
Long-term debt and capital lease obligations.............  1,549,231      12,633       5,920    844,839    350,205    534,232
Redeemable preferred stock...............................    187,460     189,989     214,842     --         --         --
Common stockholders' equity (deficit)....................   (729,262)   (984,954) (1,138,279)    10,424     57,298     85,650

                 TARGET HOSPITAL SELECTED FINANCIAL INFORMATION


    The selected combined financial information (other than the Operating Data) as of May 31, 1992, 1993 and 1994 and for the fiscal years then ended set forth below regarding the Target Hospitals has been derived from the audited combined financial statements for the Target Hospitals included elsewhere in this Prospectus. The selected financial data (other than the Operating Data) set forth below should be read in conjunction with the audited financial statements of the Target Hospitals as of May 31, 1992, 1993 and 1994 and for the fiscal years then ended and the notes thereto included elsewhere in this Prospectus.


    In view of the fact that this information necessarily is incomplete and relates to the operation of the Target Hospitals by NME for the historical periods presented, it is not indicative of future results from operations of the Target Hospitals by the Company following the Acquisition.


                                                                                          YEAR ENDED MAY 31,
                                                                                    -------------------------------
                                                                                      1992       1993       1994
                                                                                    ---------  ---------  ---------
                                                                                     (DOLLARS IN THOUSANDS, EXCEPT
                                                                                           PER DAY AMOUNTS)
INCOME STATEMENT DATA:
Net operating revenue.............................................................  $ 465,203  $ 366,797  $ 325,319
                                                                                    ---------  ---------  ---------
Salaries, general and administrative expenses.....................................    365,932    311,714    283,175
Intercompany fees and allocations.................................................     57,692     47,553     41,630
Depreciation and amortization.....................................................     29,303     19,418      8,875
Provision for loss on sale of selected psychiatric hospitals......................      2,202     --        141,016
Minority interest in earnings of certain selected hospitals.......................      1,651        346        535
Interest, net.....................................................................     13,135     14,024     14,538
                                                                                    ---------  ---------  ---------
    Total costs and expenses......................................................    469,915    393,055    489,769
                                                                                    ---------  ---------  ---------
Loss before income tax benefit....................................................     (4,712)   (26,258)  (164,450)
Income tax benefit................................................................     (1,194)    (9,278)   (59,613)
                                                                                    ---------  ---------  ---------
Net loss..........................................................................  $  (3,518) $ (16,980) $(104,837)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
OPERATING DATA:
Number of psychiatric hospitals...................................................         39         42         42
Average licensed beds.............................................................      2,948      3,070      3,046
Total inpatient days (1)..........................................................    786,439    630,686    585,271
Total equivalent patient days.....................................................    839,138    699,945    660,695
Occupancy rate (2)................................................................       72.9%      56.3%      52.6%
Admissions........................................................................     39,083     36,274     34,823
Average length of stay (days).....................................................       20.5       17.1       15.8
Net revenue per equivalent patient day (3)........................................       $554       $524       $492



                                                                                                  AS OF MAY 31,
                                                                                               --------------------
                                                                                                 1993       1994
                                                                                               ---------  ---------
BALANCE SHEET DATA:
Current assets...............................................................................  $  62,899  $ 190,370
Current liabilities..........................................................................     36,432     38,111
Property and equipment -- net................................................................    255,200         --
Total assets.................................................................................    342,602    207,280

- ------------------------------
(1)   Provision of care to one inpatient for one day.
(2)   Inpatient days as a percentage of licensed bed days.
(3)   Includes   inpatient  and   outpatient  revenue.   Excludes  revenue  from
      non-psychiatric operations.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


    The unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended September 30, 1993, and the nine months ended June 30, 1994, and the unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1994, set forth below, have been prepared by combining the Company's audited consolidated statement of operations for the year ended September 30, 1993 with the Target Hospitals' unaudited combined condensed statement of operations for the twelve months ended August 31, 1993; combining the Company's unaudited condensed consolidated statement of operations for the nine months ended June 30, 1994 with the Target Hospitals' unaudited combined condensed statement of operations for the nine months ended May 31, 1994; combining the Company's unaudited condensed consolidated balance sheet as of June 30, 1994 with the assets and liabilities of the remaining 15 Target Hospitals; and giving effect to the Financing Transactions and the payment of the estimated related expenses. The pro forma financial information should be read in conjunction with "Risk Factors -- Leverage and Debt Service," Charter's consolidated historical financial statements and notes thereto and the combined financial statements of the Target Hospitals and notes thereto included elsewhere in this Prospecuts.



    The unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended September 30, 1993, and the nine months ended June 30, 1994, were prepared as if the Financing Transactions had occurred on October 1, 1992 and 1993, respectively. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1994, was prepared giving effect to the Financing Transactions, to the extent of the Acquisition of 27 Target Hospitals on such date, and the assumption of certain debt of such Target Hospitals and as if the Acquisition of the remaining Target Hospitals and related borrowings had occurred on such date.


    For purposes of presenting pro forma results, no changes in revenues and expenses have been made to reflect the result of any modification to operations that might have been made had the Financing Transactions been consummated on the assumed effective dates of such transactions. The pro forma expenses include the recurring costs which are directly attributable to such transactions, such as interest expense, and the related tax effects. The pro forma financial information does not purport to be indicative of the results which would actually have been attained had such transactions been completed as of the date and for the periods presented or which may be attained in the future.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                              AS OF JUNE 30, 1994
                                 (IN THOUSANDS)
                                     ASSETS



                                                                          TOTAL
                                                                        CONTINUING
                                                                        CHARTER AS    PRO FORMA        PRO FORMA
                                                                         REPORTED    ADJUSTMENTS      CONSOLIDATED
                                                                        ----------   ------------     ------------
Current assets
  Cash and cash equivalents...........................................  $ 103,547    $ (52,012)(a)    $    54,961
                                                                                         3,426(b)
  Accounts receivable, net............................................    173,327       13,188(a)         186,515
  Supplies............................................................      6,470          824(a)           7,294
  Other current assets................................................     16,411          488(a)          16,899
                                                                        ----------                    ------------
    Total current assets..............................................    299,755                         265,669
Property and equipment
  Land................................................................     97,804        3,635(a)         101,439
  Buildings and improvements..........................................    378,808       29,223(a)         408,031
  Equipment...........................................................     88,351        8,093(a)          96,444
                                                                        ----------                    ------------
                                                                          564,963                         605,914
  Accumulated depreciation............................................    (49,631)                        (49,631)
                                                                        ----------                    ------------
                                                                          515,332                         556,283
  Construction in progress............................................      3,263           44(a)           3,307
                                                                        ----------                    ------------
                                                                          518,595                         559,590
Other long-term assets................................................    115,177        1,000(a)         116,264
                                                                                            87(a)
Reorganization value in excess of amounts allocable to identifiable
 assets, net..........................................................     33,801                          33,801
                                                                        ----------   ------------     ------------
                                                                        $ 967,328    $   7,996        $   975,324
                                                                        ----------   ------------     ------------
                                                                        ----------   ------------     ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable....................................................  $  49,730    $   2,202(a)     $    51,932
  Accrued expenses....................................................     85,659        2,113(a)          87,772
  Other accrued liabilities...........................................     52,352                          52,352
  Current income taxes payable........................................      4,987                           4,987
  Current maturities of long-term debt and capital lease
   obligations........................................................      2,999                           2,999
                                                                        ----------                    ------------
    Total current liabilities.........................................    195,727                         200,042
Long-term debt and capital lease obligations..........................    534,232        3,426(b)         537,658
Deferred income tax liabilities.......................................     33,665                          33,665
Reserve for unpaid claims.............................................     97,695                          97,695
Deferred credits and other long-term liabilities......................     20,359        255(a)            20,614
Stockholders' equity
  Common stock........................................................      6,723                           6,723
  Other stockholders' equity
    Additional paid-in capital........................................    240,648                         240,648
    Accumulated deficit...............................................    (72,672)                        (72,672)
    Unearned compensation under ESOP..................................    (85,826)                        (85,826)
    Warrants outstanding..............................................        182                             182
    Cumulative foreign currency adjustments...........................     (3,405)                         (3,405)
                                                                        ----------                    ------------
      Stockholders' equity............................................     85,650                          85,650
Commitments and contingencies
                                                                        ----------   ------------     ------------
                                                                        $ 967,328    $   7,996        $   975,324
                                                                        ----------   ------------     ------------
                                                                        ----------   ------------     ------------

- ------------------------------
See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                     FOR THE YEAR ENDED SEPTEMBER 30, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                      TOTAL          TARGET
                                                    CONTINUING     HOSPITALS
                                                    CHARTER AS   (FOR 12 MONTHS    PRO FORMA        PRO FORMA
                                                     REPORTED    ENDED 8/31/93)   ADJUSTMENTS      CONSOLIDATED
                                                    ----------   --------------   ------------     ------------

Net revenue.......................................  $ 897,907    $     344,041                     $ 1,241,948
                                                    ----------   --------------                    ------------

Salaries, general and administrative expenses.....    640,847          282,299    $   4,000(c)         936,861
                                                                                      9,322(d)
                                                                                        393(d)
Bad debt expense..................................     67,300           14,367                          81,667
Intercompany fees and allocations.................     --               45,223       (9,322)(d)        --
                                                                                    (35,901)(e)
Depreciation and amortization.....................     26,382           19,485      (12,070)(f)         33,797
Amortization of reorganization value in excess of
 amounts allocable to identifiable assets.........     42,678         --                                42,678
Interest, net.....................................     74,156           14,701      (20,749)(g)         53,919
                                                                                    (14,189)(h)
ESOP expense......................................     45,874         --                                45,874
Stock option expense..............................     38,416         --                                38,416
Minority interest in earnings of certain
 hospitals........................................     --                  393         (393)(d)        --
                                                    ----------   --------------                    ------------
                                                      935,653          376,468                       1,233,212
                                                    ----------   --------------                    ------------

Income (Loss) from continuing operations before
 income taxes.....................................    (37,746)         (32,427)      78,909              8,736
Provision (Benefit) for income taxes..............      1,874           (8,110)      25,773(j)          19,537
                                                    ----------   --------------   ------------     ------------
Loss from continuing operations...................  $ (39,620)   $     (24,317)   $  53,136        $   (10,801)
                                                    ----------   --------------   ------------     ------------
                                                    ----------   --------------   ------------     ------------
Average number of common shares
 outstanding......................................     24,875                                           24,875
                                                    ----------                                     ------------
                                                    ----------                                     ------------
Loss from continuing operations per common
 share............................................  $   (1.59)                                     $      (.43)
                                                    ----------                                     ------------
                                                    ----------                                     ------------

- ------------------------
See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                    FOR THE NINE MONTHS ENDED JUNE 30, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                     TARGET
                                                      TOTAL        HOSPITALS
                                                    CONTINUING     (FOR NINE
                                                    CHARTER AS       MONTHS        PRO FORMA        PRO FORMA
                                                     REPORTED    ENDED 5/31/94)   ADJUSTMENTS      CONSOLIDATED
                                                    ----------   --------------   ------------     ------------

Net revenue.......................................  $ 642,284    $     245,823                     $   888,107
                                                    ----------   --------------                    ------------
Salaries, general and administrative expenses.....    463,788          195,643    $   2,250(c)         665,721
                                                                                      3,639(d)
                                                                                        401(d)
Bad debt expense..................................     48,822           18,399                          67,221
Intercompany fees and allocations.................     --               31,389       (3,639)(d)        --
                                                                                    (27,750)(e)
Depreciation and amortization.....................     20,371            4,200        1,362(f)          25,933
Amortization of reorganization value in excess of
 amounts allocable to identifiable assets.........     23,400         --                                23,400
Interest, net.....................................     27,064           11,308       12,987(g)          40,397
                                                                                    (10,962)(h)
ESOP expense......................................     36,898         --                                36,898
Stock option expense..............................      6,936         --                                 6,936
Minority interest in earnings of certain
 hospitals........................................     --                  401         (401)(d)        --
Provision for loss on sale of assets..............     --              141,016     (141,016)(i)        --
                                                    ----------   --------------                    ------------
                                                      627,279          402,356                         866,506
                                                    ----------   --------------                    ------------
Income (Loss) before income taxes.................     15,005         (156,533)     163,129             21,601
Provision (Benefit) for income taxes..............     15,638          (56,743)      59,382(j)          18,277
                                                    ----------   --------------   ------------     ------------
Net income (loss) from continuing operations......  $    (633)   $     (99,790)   $ 103,747        $     3,324
                                                    ----------   --------------   ------------     ------------
                                                    ----------   --------------   ------------     ------------
Average number of common shares outstanding (k)...     26,225
                                                    ----------
                                                    ----------
Loss per common share (k).........................  $    (.02)
                                                    ----------
                                                    ----------
Earnings per common share and common equivalent
 share (k)........................................                                                 $       .12
                                                                                                   ------------
                                                                                                   ------------
Earnings per common share assuming full dilution
 (k)..............................................                                                 $       .12
                                                                                                   ------------
                                                                                                   ------------

- ------------------------
See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


(a) To record the purchase of the property and equipment, the working capital and the covenant not to compete for the 15 Target Hospitals remaining to be acquired, using the purchase method of accounting.



(b) To record proceeds from issuance of new debt under the New Credit Agreement utilized in acquiring the 15 Target Hospitals remaining to be acquired.



(c) To record estimated incremental overhead related to the Target Hospitals. This amount was calculated by preparing a detailed zero based budget and included the following functions: data processing, cost report preparation, tax, accounting, payroll, accounts payable, risk management, division management, treasury and internal audit.


(d) To reclassify to operating expenses the estimated direct cost of hospital chief executive officers' and chief financial officers' ("CEO/CFO") salaries and bonuses, management information services costs and minority interests in certain hospitals as follows:


                                                      FOR THE YEAR ENDED   FOR THE NINE MONTHS
                                                      SEPTEMBER 30, 1993   ENDED JUNE 30, 1994
                                                      ------------------  ---------------------
CEO/CFO salaries and bonuses........................      $    5,619            $   1,619
Management information services costs...............           3,703                2,020
Minority interests..................................             393                  401
                                                             -------               ------
                                                          $    9,715            $   4,040
                                                             -------               ------
                                                             -------               ------


(e) To eliminate intercompany management fees and corporate overhead allocated to the Target Hospitals by their parent corporations.

(f) To remove the historical depreciation and amortization of the Target Hospitals and record depreciation expense on buildings and equipment purchased and amortization expense related to intangibles as follows:



                                                      FOR THE YEAR ENDED    FOR THE NINE MONTHS
                                                      SEPTEMBER 30, 1993    ENDED JUNE 30, 1994
                                                      -------------------  ---------------------
Depreciation expense -- buildings...................       $   3,895             $   2,921
Depreciation expense -- equipment...................           2,553                 1,915
Amortization expense................................             967                   726
                                                              ------                ------
                                                           $   7,415             $   5,562
                                                              ------                ------
                                                              ------                ------



    Pro forma depreciation and amortization are less than historical Target Hospitals amounts for the year ended September 30, 1993 because the values assigned to property, plant and equipment and intangible are less than the historical values.



    Pro forma depreciation and amortization exceed historical Target Hospital amounts for the nine months ended June 30, 1994 because depreciation and amortization had not been recorded since November 30, 1993 due to NME's decision to sell the facilities.

(g) Interest expense related to the refinancing of the Company's existing indebtedness and the borrowings under the New Credit Agreement and the Old Notes was determined reflecting the Company's pro forma capitalization as if it were outstanding during the entire period as follows:



                                                                                    FOR THE YEAR     FOR THE
                                                                                        ENDED      NINE MONTHS
                                                                         INTEREST   SEPTEMBER 30,  ENDED JUNE
                                                               AMOUNT      RATE         1993        30, 1994
                                                             ----------  ---------  -------------  -----------
New Credit Agreement.......................................  $   76,010      6.625%  $     5,106    $   3,819
Old Notes..................................................     375,000      11.25%       42,187       31,641
Letter of credit fees......................................      72,974       0.25%          185          138
Revolver availability fees.................................     151,015       0.50%          765          572
Debt issue cost amortization...............................      19,064                    2,645        1,972
Old debt remaining interest.......................................................         6,054        4,481
Historical interest income........................................................        (3,535)      (2,572)
                                                                                    -------------  -----------
Subtotal..........................................................................        53,407       40,051
Historical Charter interest.......................................................        74,156       27,064
                                                                                    -------------  -----------
Adjustment........................................................................   $   (20,749)   $  12,987
                                                                                    -------------  -----------
                                                                                    -------------  -----------


(h) To remove historical interest expense of the Target Hospitals other than interest on long-term debt and capital lease obligations to be assumed by the Company.
(i) To remove the provision for loss on sale of assets recorded by the Target Hospitals related to the sale of assets and working capital to the Company.

(j) To adjust the income tax provision resulting from the losses of the Target Hospitals and the pro forma adjustments, based on the historical combined federal and state statutory rate of 38% and 40% for the year ended September 30, 1993 and the nine months ended June 30, 1994, respectively, as shown below:



                                                                     FOR THE YEAR ENDED  FOR THE NINE MONTHS
                                                                     SEPTEMBER 30, 1993  ENDED JUNE 30, 1994
                                                                     ------------------  --------------------
Income from continuing operations before income taxes..............      $    8,736           $   21,601
Add nondeductible expenses:
  Amortization of reorganization value in excess of amounts
   allocable to indentifiable assets...............................          42,678               23,400
  Other nondeductible expenses.....................................          --                      691
                                                                            -------              -------
                                                                             51,414               45,692
Tax Rate...........................................................             38%                  40%
                                                                            -------              -------
Pro forma income tax provision.....................................      $   19,537           $   18,277
                                                                            -------              -------
                                                                            -------              -------



(k) Loss per common share for the nine months ended June 30, 1994 was calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Common equivalent shares would have been antidilutive and were therefore not included in the calculation of loss per common share. Pro forma earnings per common share and common equivalent share were calculated by dividing net income by the total weighted average common shares outstanding during the period (26,225,316) increased by the number of shares issuable on the exercise of options and warrants outstanding, reduced by the number of common shares that are assumed to have been purchased with the proceeds from the exercise of the options and warrants (1,052,443). Those purchases were assumed to have been made at the average price of the common stock during the period. Pro forma earnings per common share assuming full dilution were calculated in the same manner. However, purchases assumed in the computation of pro forma earnings per common share assuming full dilution were computed using the common stock price at the end of the period, which was higher than the average price. The net increase resulting from the exercise of options and warrants outstanding would have been 1,062,739.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


    For the fiscal years ended September 30, 1991 and 1993 and the nine months ended June 30, 1994, the Company derived approximately 6%, 11% and 14%, respectively, of its gross patient revenue from HMO's and PPO's; 64%, 45% and 38%, respectively, from other private payor sources (primarily Blue Cross and commercial insurance); 14%, 23% and 27%, respectively, from Medicare; 8%, 15% and 16%, respectively, from Medicaid; and 8%, 6% and 5%, respectively, from CHAMPUS. The Company does not expect its current payor mix to be altered significantly as a result of the Acquisition. Changes in the mix of the Company's patients among the private-pay, Medicare and Medicaid categories, and among different types of private-pay sources, can significantly affect the profitability of the Company's operations. The psychiatric hospital industry has been adversely affected by (i) the imposition of more stringent length of stay and admission criteria by non-governmental insurance and other healthcare benefit programs; (ii) the failure of reimbursement rate increases from certain third-party payors that reimburse on a per diem or other discounted basis to offset increases in the cost of providing services; (iii) an increase in the percentage of its business that the Company derives from third-party payors that reimburse on a per diem or other discounted basis; (iv) a trend toward higher deductibles and co-insurance for individual patients; (v) a trend toward limiting employee health benefits, such as reductions in annual and lifetime limits on behavioral health coverage; and (vi) a trend toward agreements with payors where the Company agrees to assume the risk for provision of treatment to all members of a particular group for a specified revenue amount.



    The Company continues to experience admission increases at its psychiatric hospitals, but as a result of the reductions in average length of stay, aggregate patient days have decreased. Also an increasing percentage of the Company's revenue is coming from Medicare, Medicaid and HMO's and PPO's and less from traditional commercial insurance. Accordingly, the Company continues to broaden the scope of healthcare services it provides by offering alternatives to traditional inpatient treatment settings, such as partial hospitalization, intensive outpatient and residential treatment programs. Despite the pressures noted above, in fiscal 1993 all but five of the Company's psychiatric hospitals generated sufficient revenues to cover their salaries, general and administrative expenses. These five hospitals had lower than anticipated patient revenue and had salaries, general and administrative expenses in excess of revenues of $1.4 million, of which $1.0 million was attributable to one facility. This facility was located in an overlapping region with another of the Company's psychiatric hospitals. The operations of these two hospitals were combined and are showing improved results in fiscal 1994. The remaining four facilities have increased their revenue due to increased admissions and increased equivalent patient days and are no longer operating at losses.



    Because of the industry factors described above, the Company's operating margins declined to 20.9% and 20.2% in the third quarter and first nine months, respectively, of fiscal year 1994 from 21.9% and 22.0% in the third quarter and first nine months, respectively, of the prior year. Operating income (which is defined as net revenue less salaries, general and administrative expenses and bad debt expenses) was $46 million for the Company's third fiscal quarter ended June 30, 1994, compared with $51 million in the comparable quarter in fiscal 1993. Operating income in the fiscal quarter ended June 30, 1993 was approximately $4 million more than operating income in the fiscal quarter ended June 30, 1994, due to the normal settlement of reimbursement issues. The Company may continue to experience reduced margins and fewer inpatient days when compared to prior periods. The Company's intends further to increase its outpatient services and to enter approximately 14 new markets, in addition to those the Company entered as a result of the Acquisition, in response to this trend.



    Management believes that the Acquisition will assist the Company in implementing its strategy by increasing the Company's size, market position and geographical coverage. For example, the Acquisition permits the Company to enter 16 new markets, including markets in the mid-Atlantic and northeastern United States. Management also believes that the introduction to the Target Hospitals of Charter's operating and financial control systems, continuum of care and marketing efforts will increase the utilization and profitability of the Target Hospitals. On a pro forma basis (see "Unaudited Pro Forma Financial Information") the Company's net income (loss) from continuing operations increased from a loss of approximately $.6 million to income of approximately $3.3 million for the nine months ended June 30, 1994. Management believes the operating results of the Target Hospitals will provide sufficient cash flow for debt service and capital expenditures related to those facilities. The aggregate purchase price for the Target Hospitals is approximately $181.1 million in cash. On June 30, 1994, the Company acquired 27 of the Target Hospitals for $129.1 million in cash (which includes approximately $39.3 million for working capital). Of this amount, $98.5 million was obtained from the net proceeds of the Old Notes issued in May 1994, $11.1 million was borrowed pursuant to the New Credit Agreement and approximately $19.5 million of cash on hand was used. These 27 Target Hospitals had the following results of operations which are included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations:



                                                                              12 MONTHS      9 MONTHS
                                                                            ENDED 8/31/93  ENDED 5/31/94
                                                                            -------------  -------------
                                                                                   (IN THOUSANDS)
Net revenue...............................................................   $   226,726    $   161,812
                                                                            -------------  -------------
Salaries, general, administrative and bad debt expenses...................       199,580        141,371
Intercompany fees and allocations.........................................        29,998         19,071
Depreciation and amortization.............................................        13,253          2,659
Interest, net.............................................................        12,239          8,616
Minority interest.........................................................           958            396
Provision for loss on sale of assets......................................            --         94,109
                                                                            -------------  -------------
                                                                                 256,029        266,222
                                                                            -------------  -------------
Loss before income taxes..................................................       (29,302)      (104,410)
Income tax benefit........................................................       (10,682)       (37,604)
                                                                            -------------  -------------
Net loss..................................................................   $   (18,620)   $   (66,806)
                                                                            -------------  -------------
                                                                            -------------  -------------



    The purchased working capital for the 27 Target Hospitals consisted of current assets of approximately $48.4 million (consisting primarily of accounts receivable) less liabilities assumed of approximately $9.1 million (consisting primarily of accounts payable and accrued liabilities). See "Risk Factors -- Risks Related to Unsuccessful Operations of the Target Hospitals."


    The Company's ability to increase the rates it charges to offset increased costs is limited because the Company derives a significant portion of its revenues from patients covered by governmental and managed-care programs. With respect to governmental programs, the amount the Company can charge for its services is established by law. With respect to managed-care programs, the amount is established by the managed-care contracts. Although inflation has not been a significant factor in the Company's results of operations in recent years, a resurgence of inflation could adversely affect the Company's results of operations because of such limitations on the Company's ability to increase its rates. It is unlikely that federal and state governments will increase reimbursement rates under their programs in amounts sufficient to offset future price increases that result from general inflationary pressures. Also, many of the Company's managed-care contracts have multi-year terms and do not contain inflation adjustment provisions.

    The Company's business is seasonal in nature, with a reduced demand for certain services generally occurring in the fourth quarter and around major holidays, such as Thanksgiving and Christmas. The Company believes that business in the entire behavioral healthcare industry is seasonal and, therefore, does not expect the Acquisition to alter this aspect of the Company's business.


    As of September 30, 1990, the Company operated 91 psychiatric hospitals and 12 general hospitals with an aggregate capacity of 9,798 licensed beds. During fiscal years 1991, 1992, and 1993, and through June 30, 1994, the Company sold eight psychiatric hospitals for a total of $42.7 million, leased two psychiatric hospitals, with options to purchase by the lessees, and closed five psychiatric hospitals. Of these 15 hospitals, 11 were included in the divestiture plan and written down to net realizable value and their estimated carrying costs accrued as part of the restructuring charges recorded in fiscal 1990 and 1991; therefore, these eleven facilities had no impact on the Company's results of operations in subsequent periods. The four hospitals not in the divestiture plan did not have a material impact on the Company's results of operations. Of the five psychiatrics that were included in the divestiture plan and closed, one of the closed hospitals was leased, and the lease was terminated; one has been sold; and the remaining three hospitals are held for sale or sublease or for alternate uses. Of the three hospitals, one facility is being marketed for sale, one facility is being marketed for sublease and one facility is now being used for a residential treatment program by an existing Company facility. During fiscal year 1992, the Company closed one general hospital, and on September 30, 1993, it sold ten general hospitals. As a result of these transactions, the combining into one facility of two psychiatric hospitals formerly licensed separately and the Acquisition of 27 Target Hospitals on June 30, 1994, the Company operated 101 psychiatric hospitals as of June 30, 1994. The Company leases one general hospital, which is managed by an unrelated third party. The lease and management agreement expire in 1997.


    The ten general hospitals were sold for approximately $338.0 million.The Company retained the assets and liabilities for professional liability claims incurred and cost report settlements for periods prior to September 30, 1993. The results of operations of the general hospitals sold on September 30, 1993 have been reported as discontinued operations in the Company's financial statements. Included in these amounts are net interest expenses related to debt specifically identifiable as debt of the general hospitals. One of the ten hospitals sold had previously been classified as a "non-core general hospital." The results of operations of this hospital were not included in the consolidated financial statements. For fiscal 1993, the core general hospitals had net revenue of approximately $347 million and a net loss of approximately $15 million. The sale of the general hospitals has enabled the Company to concentrate its efforts on behavioral healthcare systems. Additionally, the sale of the general hospitals enabled the Company to reduce its long-term debt by approximately $310.3 million.

    During fiscal 1992, the Company filed a voluntary petition for relief pursuant to Chapter 11 of the U.S. Bankruptcy Code. The Reorganization, which became effective on July 21, 1992, resulted in a reduction of approximately $700 million principal amount of long-term debt and the elimination of redeemable preferred stock having an aggregate liquidation preference of $233 million. The Company accounted for the Reorganization by using the principles of fresh start accounting, as required by AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." For accounting purposes, the Company assumed that the Reorganization was consummated on July 31, 1992. Under the principles of fresh start accounting, the Company's total assets were recorded at their assumed reorganization value, with the reorganization value allocated to identified tangible assets on the basis of their estimated fair value at July 31, 1992. The excess of the reorganization value over the value of identifiable assets is reported as "reorganization value in excess of amounts allocable to identifiable assets."

    Since consummation of the Reorganization in July 1992, the Company made further reductions in its long-term debt of approximately $692.7 million as of March 31, 1994. This debt reduction was made from the net proceeds from the sale of the general hospitals ($310.3 million), sale of other assets ($27.3 million), mandatory prepayments from excess cash ($108.6 million) and voluntary and scheduled principal amortization ($246.5 million).


    Effective with the fiscal year beginning October 1, 1994 the Company will be required to adopt Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under SFAS 115 investments are to be classified into three categories: held to maturity, available for sale, or trading. Unrealized holding gains or losses will be recorded for securities held for trading and securities available for sale. The Company expects all of its investments to be classified as available for sale and believes the adoption of SFAS 115 will not have a material effect on the Company's financial statements, financial condition and liquidity or results of operations.


RESULTS OF OPERATIONS


    The comparability of the Company's net revenue, salaries, general and administrative expenses and bad debt expense from continuing operations for fiscal years 1991 through 1993 was not affected by the consummation of the Reorganization or the sale of the general hospitals. During the fourth quarters of fiscal

1990 and 1991, the Company recorded charges related to the estimated losses through estimated disposal dates of hospitals that the Company planned to sell, lease or close (the "Noncore Hospitals"). Accordingly, financial results presented in the Company's consolidated financial statements for the fiscal years ended September 30, 1991, 1992 and 1993 and the nine months ended June 30, 1993 and 1994, do not include net revenue, salaries, general and administrative expenses, bad debt expenses or depreciation and amortization expense for the Noncore Hospitals.



    QUARTER AND NINE MONTHS ENDED JUNE 30, 1993 COMPARED TO QUARTER AND NINE MONTHS ENDED JUNE 30, 1994. The selected statistics presented below are for the "same store" core hospitals in operation at June 30, 1994.



                                                  QUARTER ENDED JUNE 30,                 NINE MONTHS ENDED JUNE 30,
                                           -------------------------------------  -----------------------------------------
                                              1993        1994       % CHANGE         1993          1994        % CHANGE
                                           ----------  ----------  -------------  ------------  ------------  -------------

Number of psychiatric hospitals..........          75          75       --                  75            75       --
Average licensed beds....................       7,041       6,970           (1)          7,019         6,977           (1)
Licensed bed days........................     640,727     634,270           (1)      1,916,095     1,904,655           (1)
Total inpatient days (1).................     342,424     331,297           (3)      1,035,327       981,228           (5)
Total equivalent outpatient days (2).....      29,463      37,257           26          78,610        99,811           27
Total equivalent patient days............     371,887     368,554           (1)      1,113,937     1,081,039           (3)
Occupancy rate (3).......................        53.4%       52.2%          (2)           54.0%         51.5%          (5)
Admissions...............................      21,702      25,103           16          63,706        72,015           13
Average length of stay (days)............        16.0        13.1          (18)           16.2          13.6          (16)
Psychiatric net revenue (in thousands)
 (4).....................................  $  218,568  $  207,023           (5)   $    649,205  $    604,099           (7)
Net revenue per equivalent patient day
 (4).....................................  $      588  $      562           (4)   $        583  $        559           (4)

- ------------------------
(1)   Provision of care to one inpatient for one day.
(2) Represents outpatient utilization computed by dividing gross outpatient revenue by gross inpatient revenue per day.
(3)   Inpatient days as a percentage of licensed bed days.
(4)   Includes   inpatient  and   outpatient  revenue.   Excludes  revenue  from
      non-psychiatric operations.



    The Company had 331,297 patient days during the third quarter of fiscal 1994, a decrease of 11,127, or 3%, as compared to 342,424 for the same period of fiscal 1993. The decrease in patient days occurred despite an increase of 3,401, or 16%, in admissions from 21,702 in the third quarter of fiscal 1993 to 25,103 in the third quarter of fiscal 1994. The Company had 981,228 patient days during the first nine months of fiscal 1994, a decrease of 54,099, or 5%, as compared to 1,035,327 for the same period of fiscal 1993. These decreases in patient days were due primarily to 18% and 16% decreases, respectively, in the average length of stay per patient caused primarily by increasingly stringent utilization criteria imposed by third party payors regarding inpatient treatment. Admissions increased 8,309, or 13%, from 63,706 in the first nine months of fiscal 1993 to 72,015 in the first nine months of fiscal 1994.



    The Company's net revenue declined from $231,737,000 in the third quarter of fiscal 1993 to $220,857,000 in the third quarter of fiscal 1994, a decrease of $10,880,000 or 5%. Of this decrease, $3,495,000 related to three hospitals which were closed during the last two quarters of fiscal 1993. The remaining decline was related to the "same store" core hospitals in operation at June 30, 1993 and 1994. Net revenue at the "same store" core hospitals decreased from $218,568,000 in the third quarter of fiscal 1993 to $207,023,000 in the third quarter of fiscal 1994, a decline of $11,545,000 or 5%. Net revenue per equivalent patient day also declined for the "same store" core hospitals from $588 to $562, or 4%, for the same periods. The decline in net revenue was offset, in part, by a $2,997,000 increase in revenue from non-psychiatric operations, from $10,837,000 in the third quarter of fiscal 1993 to $13,834,000 in the third quarter of fiscal 1994. The Company's net revenue for the nine months ended June 30, 1994 declined from $691,287,000 for the same period in fiscal 1993 to $642,284,000, a decrease of $49,003,000, or 7%. Of this decrease, $14,201,000 related to the four hospitals closed during fiscal 1993. The remaining decline related to the "same store" core hospitals. One hospital which is now included in the "same store" core hospital group was previously held for sale, and therefore, its net revenue of $1,164,000 and $3,822,000, respectively, was not included in the Company's reported consolidated net revenue for the quarter and nine months ended June 30, 1993. "Same-store" net revenue decreased $45,106,000, or 7%, from $649,205,000 for the nine months ended June 30, 1993, to $604,099,000 for the nine months ended June 30, 1994. Net revenue per equivalent patient day also decreased to $559 from $583, or 4%, for the same periods. The declines in net revenue and net revenue per equivalent patient day for the "same store" hospitals were due primarily to a shift in payor mix toward more Medicare, Medicaid and other cost-based business. The decline in net revenue was offset, in part, by a $6,483,000 increase in net revenue from non-psychiatric operations, from $31,702,000 in the first nine months of fiscal 1993 to $38,185,000 in the first nine months of fiscal 1994. The increase was primarily due to additional reserves established in fiscal 1993 for uncollectible accounts.



    Following is a discussion of changes in operating expenses for the quarter and nine months ended June 30, 1993 compared to the quarter and nine months ended June 30, 1994.



    The Company experienced a $5,848,000, or 4%, decrease in salaries, general and administrative expenses to $158,199,000 for the third quarter of fiscal 1994, as compared to $164,047,000 for the third quarter of fiscal 1993. Salaries, general and administrative expenses for the nine months ended June 30, 1994 were $463,788,000 as compared to $487,414,000 for the nine months ended June 30, 1993, a decline of $23,626,000, or 5% due primarily to reductions in salaries and benefits resulting from decreases in the number of employees and reductions in purchased services.



    Bad debt expenses for the quarter ended June 30, 1994 decreased $450,000, or 3%, to $16,534,000 from $16,984,000 for the same period of the previous fiscal year. Bad debt expenses as a percentage of net revenue increased to 7.5% in the third quarter of fiscal 1994 from 7.3% in the third quarter of fiscal 1993. Bad debt expenses for the nine months ended June 30, 1994 decreased $3,032,000, or 6%, to $48,822,000 from $51,854,000 for the same period of the previous fiscal year. Bad debt expenses as a percentage of net revenue increased to 7.6% in the first nine months of fiscal 1994 from 7.5% in the first nine months of fiscal 1993.



    Depreciation and amortization expense increased $725,000, or 12%, from $6,067,000 in the third quarter of fiscal 1993 to $6,792,000 in the third quarter of fiscal 1994 and increased $502,000, or 3%, from $19,869,000 for the nine months ended June 30, 1993 to $20,371,000 for the nine months ended June 30, 1994.



    Reorganization value in excess of amounts allocable to identifiable assets (the "Excess Reorganization Value") is being amortized over the three-year period ending June 1995. During fiscal 1993, Excess Reorganization Value was reduced by approximately $21 million to reflect the recognition of tax benefits related to pre-Reorganization tax loss carry forwards, and accordingly amortization expense for the Excess Reorganization Value decreased 27%, or $2,875,000 to $7,800,000 from $10,675,000 for the third quarter of fiscal 1994 and 1993, respectively and decreased 27%, or $8,775,000, to $23,400,000 from $32,175,000 for the nine months ended June 30, 1994 and 1993, respectively.



    Net interest expense for the quarter and nine months ended June 30, 1994 decreased 48% and 53%, respectively, from the same periods of the previous fiscal year, due to the debt reductions resulting from the sale of the general hospitals, mandatory and voluntary prepayments and scheduled payments in fiscal 1993 and the first nine months of fiscal 1994. Interest expense during the fourth quarter of fiscal 1994 will increase over the first three quarters due to the issuance of the Notes and borrowings under the New Credit Agreement used in the Acquisition.



    ESOP expense for the third quarter of fiscal 1994 increased $3,407,000, or 38%, to $12,299,000 from $8,892,000 for the third quarter of fiscal 1993. ESOP expense for the first nine months of fiscal 1994 increased 37%, or $10,036,000, to $36,898,000 from $26,862,000 for the first nine months of fiscal 1993. These increases resulted primarily from changes in eligibility requirements, which increased the number of employees who participate in the ESOP.



    Stock option expense for the first nine months of fiscal 1994 decreased from the same period of the previous year due to a one-time charge during the second quarter of fiscal 1993 of $21.3 million related to the vesting of certain options held by a former employee and director. Under the terms of the 1992 Stock Option Plan, upon the satisfaction of certain financial targets and the termination of employment, all of the employee's options vested immediately and the option prices were reduced to $.25 per share. During December 1993, the former employee and director exercised approximately 2.2 million options to purchase shares of the Company's common stock and surrendered approximately 570,000 of such optioned shares (valued at approximately $14.2 million) as consideration for the payment of required withholding taxes. These withholdings represent the minimum required tax withholding amounts required in order to avoid triggering a new measurement date and additional compensation expense. The Company was required to make withholding tax payments on behalf of the former employee of approximately $14.2 million which was charged against additional paid-in capital. This charge was offset by a tax benefit recorded of approximately $9.4 million related to additional stock option expense allowable for income tax purposes. Stock option expense for the third quarter of fiscal 1994 decreased 97% from the third quarter of fiscal 1993 due to fluctuations in the market price of the Company's common stock.


    The financial and statistical data presented below for the fiscal years ended September 30, 1991, 1992, and 1993 is "same store" data for the core hospitals in operation as of September 30, 1993, and differs from amounts reported above, amounts previously reported and amounts presented below under "Business."

           SELECTED "SAME STORE" PSYCHIATRIC HOSPITAL OPERATING DATA
                         FISCAL YEAR ENDED SEPTEMBER 30

                                           1991        % CHANGE         1992        % CHANGE         1993        % CHANGE
                                      --------------  -----------  --------------  -----------  --------------  -----------
Number of psychiatric hospitals.....            74        --                 74        --                 74        --
Average licensed beds...............         6,920             5          6,936        --              6,938        --
Licensed bed days...................     2,525,900             5      2,538,524             1      2,532,464        --
Total inpatient days (1)............     1,445,614           (10)     1,388,915            (4)     1,350,835            (3)
Total equivalent outpatient days
 (2)................................        54,948            24         75,345            37        106,263            41
Total equivalent patient days.......     1,500,562            (9)     1,464,260            (2)     1,457,098            (1)
Occupancy rate (3)..................          57.2%          (14)          54.7%           (4)          53.3%           (3)
Admissions..........................        70,565             6         78,597            11         85,158             8
Average length of stay (days).......          20.4           (15)          17.8           (13)          15.8           (11)
Psychiatric net revenue (in
 thousands) (4).....................  $    810,451             1   $    847,349             5   $    838,775            (1)
Net revenue per equivalent patient
 day (4)............................  $        540            11   $        579             7   $        576            (1)

- ------------------------------
(1)   Provision of care to one inpatient for one day.
(2) Represents outpatient utilization computed by dividing gross outpatient revenue by gross inpatient revenue per day.
(3)   Inpatient days as a percentage of licensed bed days.
(4)   Includes  inpatient  and   outpatient  revenue.   Excludes  revenue   from
      non-psychiatric operations.

    FISCAL 1992 COMPARED TO FISCAL 1993. The Company had 1,350,835 patient days in fiscal 1993, a decrease of 38,080, or 3%, from 1,388,915 in fiscal 1992. The decrease in patient days occurred despite an increase of 6,561, or 8%, in admissions from 78,597 in fiscal 1992 to 85,158 in fiscal 1993. The decrease in average length of stay was caused by stringent criteria regarding inpatient treatment by payors and changes in program mix.

    The Company's net revenue decreased $22,798,000, or 2%, from $920,705,000 in fiscal 1992 to $897,907,000 in fiscal 1993. Of this decline, $13,410,000 resulted from the disposal of hospitals which were considered core hospitals in fiscal 1992, and $814,000 was related to non-psychiatric operations. Net revenue at the "same store" core hospitals in operation at September 30, 1993 decreased to $838,775,000 in fiscal 1993 as compared to $847,349,000 for fiscal 1992, a decrease of $8,574,000, or 1%. Net revenue per equivalent patient day also decreased 1% in fiscal 1993 from $579 in fiscal 1992 to $576 in fiscal 1993. The decreases were primarily the result of an increase in the percentage of business the Company derived from Medicare and Medicaid patients during fiscal 1993. The increase in Medicaid patients results primarily from certain state Medicaid programs which have begun reimbursing for psychiatric coverages. The Company believes the increase in Medicare patients results from new programs started in certain markets for senior patients and from the general aging of the population. Net revenue in 1993 includes approximately $8 million over the prior year from the normal settlement of reimbursement issues. In fiscal 1993, gross outpatient revenue increased 53% to $100,376,000 from $65,686,000 in fiscal 1992.


    Following is a discussion of changes in operating expenses for fiscal 1992 compared to fiscal 1993.



    The Company's salaries, general and administrative expenses declined from $671,208,000 in fiscal 1992 to $640,847,000 in fiscal 1993, a decrease of
$30,361,000, or approximately 5%. The decrease in fiscal 1993 resulted primarily from reductions in salaries and benefits and purchased services and the sale of two facilities during the year. The reductions in salaries and benefits and purchased services were the result of the Company's continued focus on controlling its variable costs including a decrease in the number of employees and reduced fees for professional services.


    The Company's bad debt expense increased $2,093,000, or 3%, from $65,207,000 in fiscal 1992 to $67,300,000 in fiscal 1993. Bad debt expenses as a percentage of net revenue were 7.5% for fiscal 1993. The Company anticipates future increases in bad debt expenses due to increased deductibles and co-insurance and reduced annual and lifetime psychiatric maximum payment limits for individual patients, which will result in the Company not collecting full charges on an increasing number of patients.

    Depreciation and amortization expense decreased $12,375,000, or 32%, in fiscal 1993 from $38,757,000 in fiscal 1992 to $26,382,000 in fiscal 1993 due to the writedown of depreciable property and equipment and the write-off of deferred charges which occurred upon consummation of the Reorganization and the implementation of fresh start accounting.


    Net interest expense decreased $107,778,000, or 59%, in fiscal 1993 to $74,156,000 as compared to $181,934,000 in fiscal 1992 due to the reduction of debt upon consummation of the Reorganization and the significant debt reductions which occurred since consummation of the Reorganization.


    ESOP expense for fiscal 1993 increased $7,349,000, or 19% to $45,874,000 as compared to $38,525,000 for fiscal 1992 due primarily to increased contributions to the ESOP, which were required as a result of larger debt service requirements in fiscal 1993. Also, the ESOP plan was amended to permit broader participation in the plan which increased the number of employees eligible to receive an ESOP contribution in calendar 1993.

    Upon consummation of the Reorganization, the Company implemented the 1992 Stock Option Plan. A former employee and director of the Company was granted options under the 1992 Stock Option Plan to purchase approximately 2.2 million shares at exercise prices of either $4.36 per share or $9.60 per share. On March 4, 1993, all of the options issued to the former employee and director vested and the option prices were reduced to $.25 per share, which resulted in the Company recognizing approximately $21.3 million in additional stock option expense during the second quarter of fiscal 1993. The remaining expenses related to the 1992 Stock Option Plan were due to increases in the market price of the underlying Common Stock and the impact of additional shares vesting in fiscal 1993.

    The New Credit Agreement permits the Company to contribute the assets of hospitals and related medical facilities to joint ventures that conduct a healthcare business, provided that certain conditions are satisfied and that the aggregate fair market value or book value, whichever is greater, of all such facilities contributed to joint ventures with respect to which the Company and its wholly-owned subsidiaries do not have a majority of the equity interests or are not entitled to elect or appoint the directors, managers or trustees, as applicable, does not exceed $100 million. Furthermore, the New Credit Agreement permits the Company and its "restricted subsidiaries," (as defined in the New Credit Agreement) subject to the satisfaction of certain conditions, to invest up to $70 million plus the lesser of $30 million and an amount equal to "accumulated excess cashflow" (as defined in the New Credit Agreement) of cash and other assets (other than hospitals and related medical facilities) in subsidiaries of the Company formed to pursue strategic investments and joint ventures in clinical services and management information services and to invest up to $80 million in other types of investments. See "Summary of New Credit Agreement --

Affirmative, Negative and Financial Covenants." The Indenture also contains provisions that permit the Company and its Restricted Subsidiaries to make investments in non-guarantors. The provisions contained in the Indenture are less restrictive than those contained in the New Credit Agreement and are, therefore, not relevant to the ability of the Company and its Restricted Subsidiaries to make investments in non-guarantors as long as the New Credit Agreement is in effect. See "Description of the New Notes -- Certain Covenants
- -- Limitation on Restricted Payments."

    The Company intends to make investments in Permitted Joint Ventures and Unrestricted Subsidiaries to the extent it believes doing so will be consistent with its business strategy. To the extent the Company or its Restricted Subsidiaries make investments of the type described above, the assets available for debt payment and guarantee obligations could be diminished.

    As  of September 30, 1993, the Company  had estimated tax net operating loss
(NOL) carryforwards of approximately $171 million available to reduce future federal taxable income. These NOL carryforwards expire in 2006 and 2007 and are subject to examination by the Internal Revenue Service. Due to the ownership change which occurred as a result of the Reorganization, the Company's utilization of NOLs generated prior to the consummation of the Reorganization is significantly limited. The Internal Revenue Service is currently examining the Company's income tax returns for fiscal 1989 through 1992. Adjustments arising from such examination could reduce or eliminate the NOL carryforwards. In Management's opinion, adequate provisions have been made for any adjustments which may result from such examinations.

    The Company's tax provision in fiscal 1993 results primarily from the fact that the amortization of reorganization value in excess of amounts allocable to identifiable assets is not deductible for tax purposes.

    FISCAL 1991 COMPARED TO FISCAL 1992. The Company had 1,388,915 patient days in fiscal 1992, a decrease of 56,699, or 4%, as compared to 1,445,614 in fiscal 1991. The decrease in patient days occurred despite an increase of 8,032, or 11%, in admissions from 70,565 in fiscal 1991 to 78,597 in fiscal 1992. The decrease in patient days was due primarily to a 13% decrease in the average length of stay from 20.4 to 17.8 caused by changes in program mix and stringent criteria regarding inpatient treatment by third-party payors.

    Net revenue for the Company's hospitals increased to $920,705,000 in fiscal 1992 from $868,264,000 in fiscal 1991, for an increase of $52,441,000, or 6%.
Non-psychiatric net revenue increased $14,832,000 relating primarily to the Company's general hospital which is operated by an unaffiliated third party. Hospitals which were no longer in operation at September 30, 1993 accounted for $711,000 of the increase. The net revenue for the Company's "same store" core hospitals in operation at September 30, 1993 increased $36,898,000, or 5%, to $847,349,000 in fiscal 1992 from $810,451,000 in fiscal 1991. Net revenue per equivalent patient day for the "same store" hospitals increased from $540 in fiscal 1991 to $579 in fiscal 1992, an increase of $39, or 7%, per equivalent patient day. These increases were due to increases in hospital charges, increases in outpatient revenue and approximately $12.3 million in normal settlements of open reimbursement issues related to contractual and cost-based programs.


    Following is a discussion of changes in operating expenses for fiscal 1991 compared to fiscal 1992.



    The Company's salaries, general and administrative expenses increased $14,380,000, or approximately 2%, in fiscal 1992. The increase from $656,828,000 to $671,208,000 resulted primarily from increased salaries and benefits, supply expenses and professional fees as a result of increased admissions in the Company's hospitals.


    The Company's bad debt expense increased $13,590,000, or 26%, in fiscal 1992 to $65,207,000 from $51,617,000. Bad debt expenses as a percentage of net revenue were 7.1% for fiscal 1992.

    Depreciation and amortization expense decreased $9,902,000, or 20%, in fiscal 1992 as compared to fiscal 1991 due primarily to the decrease in amortization of preopening costs.

    Upon consummation of the Plan the Company began amortization of the excess of reorganization value over the value of identifiable assets, recorded in connection with the implementation of fresh start accounting. Related amortization during fiscal 1992 was $7,167,000.

    Interest  expense  for  fiscal  1992  decreased  22%,  or  $50,284,000,   to
$181,934,000 from $232,218,000 for fiscal 1991. The decrease was due to the restructuring of the debt and payments made during the fiscal year.

    ESOP expense increased $42,487,000 during fiscal 1992 over fiscal 1991. The increase was due to reductions in ESOP expense recorded in fiscal 1991 to reflect adjustments to its previously estimated fiscal 1990 and 1991 contributions.

    Upon  consummation of  the Plan during  fiscal 1992,  the Company's deferred
compensation  plan  was  discontinued  and  the  1992  Stock  Option  Plan   was
implemented.


    During fiscal 1990, the Company recorded a charge of $105 million for the write-down of certain assets to their estimated net recoverable value, closing costs and estimated operating losses to the estimated disposal date on certain Non-core facilities, professional and advisory fees, write-off of development projects, severance pay related to organizational changes and other estimated restructuring costs. During fiscal 1991, the Company recorded an additional charge of $26.3 million for restructuring costs due primarily to the increased time required to complete the Restructuring. Additionally, the Company recorded a charge of $18.7 million related to the settlement of the ESOP and bondholder litigation.


LIQUIDITY AND SOURCES OF CAPITAL

    OPERATIONAL ACTIVITIES.   During fiscal  1993, cash  provided by  operations
decreased approximately $25.3 million, due primarily to the normal settlement of open reimbursement issues related to contractual and cost-based programs.


    The number of days of net patient revenue in net patient accounts receivable was 63 days at June 30, 1994 and 61 days at September 30, 1993.



    Management believes that the Company will have adequate cash flow from operations to fund its operations, capital expenditures and debt service obligations over the next year. The Company had working capital deficiencies at September 30, 1992 and 1993 due primarily to the retention of liabilities for cost report settlements for the general hospitals sold on September 30, 1993, and $19.5 million and $13.9 million of long-term debt classified as current at September 30, 1992 and 1993, respectively, resulting from mandatory payments made in October 1992 and 1993.



    INVESTING ACTIVITIES. During fiscal 1993 and the first nine months of fiscal 1994, the Company incurred approximately $11 million and $13 million, respectively, in capital expenditures, primarily for routine capital replacement. During the first nine months of fiscal 1994, the Company also incurred expenditures of approximately $127 million in connection with the Acquisition and approximately $2.8 million for the acquisitions of businesses related to the implementation of the Company's new growth and expansion strategy. The capital outlays were financed from borrowings under the New Credit Agreement, proceeds from the issuance of the Notes and from cash provided by operations. The Company anticipates that capital expenditures for fiscal 1994 relating to existing hospitals will be approximately $15 million. The Company also anticipates making capital expenditures of approximately $7 million during fiscal 1994 and 1995 to renovate certain of the Target Hospitals. The fiscal 1994 capital expenditures will be financed from cash provided by operations or from borrowings pursuant to the New Credit Agreement.



    Future cash flows provided by investing activities will be reduced by the amount of cash previously provided by the discontinued operations which was approximately $42.5 million in fiscal year 1993. However, the sale of the General hospitals allowed the Company to reduce its debt and save approximately $32.3 million in annual interest expense. The Company believes the sale of the general hospitals will not have a material adverse effect on the financial position, results of operation or liquidity of the Company.


    FINANCING ACTIVITIES. Since consummation of the Reorganization in July 1992, the Company has made reductions in its long-term debt of approximately $692.7 million as of March 31, 1994. This debt reduction was made from a portion of the net proceeds from the sale of the general hospitals ($310.3 million), sale of other assets ($27.3 million), mandatory prepayments from excess cash ($108.6 million) and voluntary and scheduled payments ($246.5 million). Capital expenditures have been funded from internally generated funds since the Reorganization.

    In connection with the Reorganization, the Company entered into the Old Credit Agreement and issued the 7 1/2% Senior Subordinated Debentures. The Old Credit Agreement and the indenture for the 7 1/2% Senior Subordinated Debentures imposed severe restrictions on the Company's operations. The Old Credit Agreement limited the Company to $15 million of additional indebtedness, other than borrowings under the Old Credit Agreement. Other restrictions included limitations on capital expenditures, payment of dividends on capital stock, investments and sales of assets and stock of subsidiaries. On May 2, 1994, the Company entered into the New Credit Agreement and issued the Old Notes. The net proceeds from the sale of the Old Notes, together with borrowings pursuant to the New Credit Agreement, were used to refinance the indebtedness outstanding pursuant to the Old Credit Agreement, to retire the 7 1/2% Senior Subordinated Debentures and to refinance certain existing mortgage indebtedness of certain of the subsidiaries of the Company. See "Use of Proceeds."


    The Company obtained increased operational and financial flexibility as a result of entering into the New Credit Agreement and issuing the Old Notes because the covenants contained in the New Credit Agreement and the Indenture for the Old Notes (which Indenture will also govern the New Notes) are less restrictive than those formerly in effect. However, the New Credit Agreement and the Indenture for the Old Notes contain a number of restrictive covenants, which, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur other indebtedness, engage in transactions with affiliates, incur liens, make certain restricted payments, and enter into certain business combination and asset sale transactions. The New Credit Agreement also limits the Company's ability to incur capital expenditures and requires the Company to maintain certain specified financial ratios. A failure by the Company to maintain such financial ratios or to comply with the restrictions contained in the New Credit Agreement, the Indenture for the Old Notes or other agreements relating to the Company's debt could cause such indebtedness (and by reason of cross-acceleration provisions, other indebtedness) to become immediately due and payable. See "Description of the New Notes"; "Summary of New Credit Agreement." There are no restrictions on the ability of the Guarantors to make distributions to the Company.

                                    BUSINESS

GENERAL


    Charter Medical Corporation ("Charter" or the "Company") is a leading private provider of behavioral healthcare services and one of the largest owners and operators of private psychiatric hospitals in the United States. Approximately 72,000 patients were admitted to the Company's psychiatric hospitals during the nine-month period ended June 30, 1994. In contrast, its next largest competitor reported approximately 31,500 admissions during its three most recent fiscal quarters. As of June 30, 1994, prior to the Acquisition of a portion of the Target Hospitals on such date, the Company operated 73 psychiatric hospitals and two free-standing residential treatment centers with an aggregate capacity of 6,970 licensed beds. In addition, prior to such Acquisition, the Company operated approximately 120 outpatient centers staffed by behavioral health professionals, 68 of the Company's hospitals operated partial hospitalization programs, 40 of the Company's hospitals operated intensive outpatient programs, and 14 hospitals operated residential treatment programs. Its next largest competitor operated 47 psychiatric hospitals and had 3,934 beds in service at such date. The Company uses the term "psychiatric hospitals" or "hospitals" to refer to facilities licensed as acute care psychiatric hospitals and facilities licensed as residential treatment centers. A residential treatment center offers less intensive and longer stay services than do acute care psychiatric hospitals. On June 30, 1994, the Company acquired 18 psychiatric hospitals, seven chemical-dependency treatment facilities, one residential treatment center and one physician outpatient practice from NME in connection with the Acquisition. A chemical-dependency treatment facility is a hospital that is licensed to treat only substance abuse patients.



    Pursuant  to  the  First Facilities  Agreement,  the Company  has  agreed to acquire, subject to the occurence of certain conditions, three additional psychiatric hospitals. Pursuant to the Subsequent Facilities Agreement, the Company has agreed to acquire, subject to the occurrence of certain conditions, 15 additional psychiatric hospitals, one additional chemical-dependency treatment facilities and one additional residential treatment center. Based on discussions with the FTC, the Company believes that it will not obtain the FTC's approval to purchase five of the psychiatric hospitals covered by the Subsequent Facilities Agreement. Such psychiatric hospitals are not included in the Target Hospitals. If the Company acquires all of the Target Hospitals, the Acquisition will increase the number of behavioral healthcare facilities operated by the Company to 116, with an aggregate capacity of approximately 10,000 licensed beds.



    Management believes that the Acquisition will assist the Company in implementing its strategy by increasing the Company's size, market position and geographic coverage. For example, the Acquisition permits the Company to enter 16 new markets, including markets in the mid-Atlantic and northeastern United States. Management also believes that the introduction to the Target Hospitals of Charter's operating and financial control systems, continuum of care and marketing efforts, will increase the utilization and profitability of the Target Hospitals. See "Risk Factors -- Risks Related to Unsuccessful Operation of the Target Hospitals" and "-- Risks Related to Past Practices of NME."


INDUSTRY OVERVIEW

    According to industry and government estimates, mental disorders affect approximately 40 million American adults (22% of the adult population) each year. Severe mental disorders, such as schizophrenia, manic depressive illness and severe depression, affect approximately five million people (2.8% of the adult population). Substance abuse disorders affect approximately 17 million adults (9.5% of the adult population). Smaller percentages of adolescents suffer from mental or substance abuse disorders. Management believes that a small percentage of those who reportedly suffer from mental or substance abuse disorders receive professional treatment. Direct expenditures in 1990, the latest year for which data are available, for treatment of persons suffering from mental and substance abuse disorders were approximately $67 billion.

    Management believes that demand for behavioral healthcare services should increase commensurate with the increase in the percentage of persons who seek treatment for their behavioral health disorders. Management anticipates that the percentage of persons who seek treatment will increase because of a continuing decline in the social stigma associated with behavioral disorders and a growing recognition by the government and employers of the indirect costs (such as lost productivity, work and vehicular accidents, and social welfare costs) of failing to treat such disorders. Management further believes that direct expenditures to private providers (including clinicians and hospitals) will increase as overall demand for behavioral healthcare services increases. Because of the requirement for cost-effective delivery of behavioral healthcare services, partial hospitalization and outpatient treatment should increasingly serve as alternatives to traditional inpatient treatment.

HOSPITAL OPERATIONS


    The Company's psychiatric hospitals are primarily located in well-populated urban and suburban locations in 31 states in the United States. Prior to the Acquisition, the Company's psychiatric hospitals were located primarily in southern and western states. As a result of the Acquisition of part of the Target Hospitals on June 30, 1994, the Company now operates psychiatric hospitals in Colorado, Maryland, Minnesota, New Hampshire and New Jersey. Fifteen of the Company's hospitals are affiliated with medical schools for residency and other post-graduate teaching programs.


    The financial and statistical results from operations of the Noncore Hospitals for fiscal years 1991, 1992 and 1993 are not included in the Company's consolidated financial statements or the following table.

                                                    SELECTED PSYCHIATRIC HOSPITAL OPERATING DATA (1)
                                                            FISCAL YEAR ENDED SEPTEMBER 30,
                                           ------------------------------------------------------------------
                                              1989          1990          1991          1992          1993
                                           ----------    ----------    ----------    ----------    ----------
Number of psychiatric hospitals.........          80            91            80            79            74
Average licensed beds...................       6,683         7,660         7,284         7,288         7,145
Licensed bed days.......................   2,439,247     2,795,793     2,658,760     2,667,428     2,607,996
Total inpatient days (2)................   1,735,478     1,768,387     1,494,844     1,430,815     1,373,835
Total equivalent outpatient days (3)....      38,321        50,247        56,336        77,901       107,386
Total equivalent patient days...........   1,773,799     1,818,634     1,551,180     1,508,716     1,481,221
Occupancy Rate (4)......................        71.1%         63.3%         56.2%         53.6%         52.7%
Admissions..............................      66,042        74,254        73,120        81,311        86,794
Average Length of Stay (Days)...........        26.3          23.7          20.4          17.8          15.8
Psychiatric net revenue (in thousands)
 (5)....................................    $846,938      $893,105      $838,167      $875,776      $853,792
Net revenue per equivalent patient day
 (5)....................................        $477          $491          $540          $580          $576

- ------------------------
(1) For fiscal 1989 and 1990, the Selected Psychiatric Hospital Operating Data includes financial or statistical data for the Noncore Hospitals.

(2)   Provision of care to one inpatient for one day.

(3) Represents outpatient utilization, computed by dividing gross outpatient revenue by gross inpatient revenue per day.

(4)   Inpatient days as a percentage of licensed bed days.

(5)   Includes  inpatient  and   outpatient  revenue.   Excludes  revenue   from
      non-psychiatric operations.

    The Company's facilities provide a continuum of behavioral care for children, adolescents and adults in their service area. These services include crisis stabilization; acute psychiatric services; acute chemical dependency services; partial (day and evening) hospitalization programs; intensive adolescent weekend services; outpatient services; support group services and aftercare, including programs such as ALCOHOLICS ANONYMOUS, NARCOTICS ANONYMOUS and OVEREATERS ANONYMOUS; and residential treatment. A typical treatment program of the Company integrates physicians and other patient-care professionals, and, for those patients who do not have a personal psychiatrist or other specialist, the hospital refers the patient to a member of its medical staff.

    A significant portion of psychiatric hospital admissions are provided by physician referrals, and physician relationships are an important aspect of the Company's ongoing business. Management believes that the quality of the Company's treatment programs, staff employees and physical facilities are important factors in maintaining good physician relationships.

    The Company's hospitals work closely with mental health professionals, non-psychiatric physicians, emergency rooms and community agencies that come in contact with individuals who may need treatment for mental illness or substance abuse. The Company's marketing efforts are directed at increasing general awareness of mental health and addictive disease and the services offered by the Company's hospitals.

SEASONALITY

    The Company's business is seasonal in nature, with a reduced demand for certain services generally occurring in the fourth fiscal quarter and around major holidays, such as Thanksgiving and Christmas. The Company believes that business in the entire behavioral healthcare industry is seasonal and, therefore, does not expect the Acquisition to alter this aspect of the Company's business.

COMPETITION

    Each of the Company's hospitals competes with other hospitals, including psychiatric hospitals and general hospitals that have psychiatric units. Some of these hospitals are larger and have greater financial resources. Some competing hospitals are owned and operated by governmental agencies, others by nonprofit organizations supported by endowments and charitable contributions and others by proprietary hospital corporations. Psychiatric hospitals frequently draw patients from areas outside their immediate locale and, therefore, the Company's psychiatric hospitals may, in certain markets, compete with both local and more distant hospitals. The competitive position of a hospital is, to a significant degree, dependent upon the number and quality of physicians who practice at the hospital and who are members of its medical staff.

    In order to deliver cost-effective behavioral healthcare services, most of the Company's hospitals provide a range of alternatives to traditional inpatient treatment, including day hospitalization and on-and off-campus outpatient services. These alternative services may compete with private practicing mental health professionals and, in certain markets, with non-hospital facilities that provide full-and part-day outpatient treatment.

    In recent years, the competitive position of hospitals has been affected by the ability of such hospitals to obtain contracts with Preferred Provider Organizations ("PPO's"), Health Maintenance Organizations ("HMO's") and other managed care programs to provide inpatient and other services. Such contracts normally involve a discount from the hospital's established charges, but provide a base of patient referrals. These contracts also frequently provide for pre-admission certification and for concurrent length of stay reviews. The importance of obtaining contracts with HMO's and PPO's varies from market-to-market, depending on the individual market strength of the HMO's and PPO's.


    State certificate of need laws place limitations on the Company's and its competitors' ability to build new hospitals and to expand existing hospitals. Protection from new competition is reduced in those states where there is no certificate of need law. The Company operates 50 hospitals in 12 states (Arizona, Arkansas, California, Colorado, Indiana, Kansas, Louisiana, Nevada, New Mexico, South Dakota, Texas and Utah) which do not have certificate of need laws applicable to hospitals.


INDUSTRY TRENDS

    The Company's psychiatric hospitals have been adversely affected by factors influencing the entire psychiatric hospital industry. Factors which affect the Company include (i) the imposition of more stringent length of stay and admission criteria by non-governmental insurance and other healthcare benefit programs; (ii) the failure of reimbursement rate increases from certain third-party payors that reimburse on a per diem or other discounted basis to offset increases in the cost of providing services; (iii) an increase in the percentage of its business that the Company derives from third-party payors that reimburse on a per diem or other discounted basis; (iv) a trend toward higher deductibles and co-insurance for individual patients; (v) a trend toward limiting employee health benefits, such as reductions in annual and lifetime limits on mental health coverage; and (vi) a trend toward agreements with payors where the Company agrees to assume the risk for the provision of treatment to all members of a particular group for a specified revenue amount. In response to these industry trends, the Company (i) developed a wider array of outpatient services, such as partial hospitalization and intensive outpatient programs; (ii) decentralized hospital management to increase the Company's responsiveness to local market conditions; (iii) pursued joint ventures and affiliations with other healthcare providers; and (iv) implemented more efficient operating and administrative expense controls.

    The Company's strategy is to become a nationwide integrated provider of high-quality, cost-effective behavioral healthcare services. To implement this strategy, management intends to expand the Company's partial hospitalization and outpatient programs in its existing markets and to enter approximately 14 new markets in the United States and Europe, in addition to the 16 new markets entered into as a result of the Acquisition. The Company's ability to enter such new markets will depend on whether or not, and how quickly, the Company is able to identify facilities it may acquire in such markets. The Company does not, on the date hereof, have an agreement to acquire any behavioral healthcare facilities in any of the 14 new markets. Management also is seeking additional strategic alliances with, and additional acquisitions of, group psychiatric practices, mental health clinics, other behavioral healthcare providers and behavioral managed-care firms. Management believes that this strategy will enhance the Company's ability to obtain nationwide, area-wide and local contracts to be the exclusive or a preferred provider of behavioral healthcare services to major employers, third-party payors and managed-care firms.

HEALTHCARE REFORM


    On October 27, 1993, President Clinton submitted to Congress the Administration's Proposal for comprehensive healthcare reform legislation. Several other comprehensive reform proposals have been introduced in the Congress, and comprehensive alternatives to the Administration's Proposal have recently been prepared and introduced by the majority leaders in the House and Senate after taking into account the terms of several bills which passed various congressional committees. Debate and a vote on these bills is scheduled for the month of August 1994, and action on other reform proposals is possible if neither of the major proposals passes.



    Certain aspects of each proposal offered by the majority leaders, such as reductions in Medicare and Medicaid payments, if adopted, could adversely affect the Company's business. In fiscal 1992 and 1993, the Company obtained 29% and 38%, respectively, of its gross psychiatric patient service revenue from the Medicare and Medicaid programs. Other aspects of the proposals by the majority leaders, such as universal health insurance coverage, could have a positive impact on the Company's business by reducing the amount of uncompensated care provided by the Company's hospitals. No assurance can be given that any reform proposal will be adopted or implemented or that any reform proposal which is ultimately adopted will not have a material adverse effect on the Company's financial condition and results of operations.



    In addition to the federal reform initiatives, state legislatures also have undertaken healthcare reform initiatives independent of federal reform. The States of Maine, Florida, Tennessee, California and Washington have adopted various types of reform legislation. It is not possible at this time to predict what, if any, reforms will be adopted by the states, or when such reforms will be adopted and implemented. No assurance can be given that any such reforms will not have a material adverse effect upon the Company's revenues and earnings or upon the demand for the Company's services.


SOURCES OF REVENUE


    Payments are made to the Company's hospitals by patients, by various insuring organizations (including self-insured employers), by the federal and state governments under Medicare, Medicaid, CHAMPUS and other programs, and by HMO's, PPO's and other managed care programs. Amounts received under government programs, HMO, PPO and other managed care arrangements, certain self-insured employers and certain Blue Cross plans are generally less than the hospital's established charges. The approximate percentages of gross patient revenue (which is revenue before deducting contractual allowances and discounts from established billing rates) derived by the Company's psychiatric hospitals from various payment sources for the last three fiscal years and for the nine-month periods ended June 30, 1993 and 1994 were as follows:

                      PERCENTAGE OF HOSPITAL GROSS REVENUE


                                                                                        NINE MONTHS
                                                                                           ENDED
                                                       YEAR ENDED SEPTEMBER 30,           JUNE 30,
                                                       ------------------------      ------------------
                                                       1991      1992      1993       1993        1994
                                                       ----      ----      ----      ------      ------
Medicare..........................................      14%       18%       23%         22%         27%
Medicaid..........................................       8        11        15          15          16
                                                       ----      ----      ----      ------      ------
                                                        22        29        38          37          43
HMO's and PPO's...................................       6         9        11          11          14
CHAMPUS...........................................       8         6         6           6           5
Other (primarily Blue Cross and Commercial
 Insurance).......................................      64        56        45          46          38
                                                       ----      ----      ----      ------      ------
  Total...........................................     100%      100%      100%        100%        100%
                                                       ----      ----      ----      ------      ------
                                                       ----      ----      ----      ------      ------


    The  Company  does  not  expect  its   current  payor  mix  to  be   altered
significantly as a result of the Acquisition.

    Most private insurance carriers reimburse their policyholders or make direct payments to the hospitals for charges at rates specified in their policies. The patient remains responsible to the hospital for any difference between the insurance proceeds and the total charges. Certain Blue Cross programs have negotiated reimbursement rates with certain of the Company's hospitals which are less than the hospital's charges.

    Most of the Company's hospitals have entered into contracts with HMO's, PPO's, certain self-insured employers and other managed care plans which provide for reimbursement at rates less than the hospital's normal charges. In addition to contracts entered into by individual hospitals with such managed care plans, the Company has entered into regional and national contracts with HMO's, PPO's, self-insured employers and other managed care plans that apply to all of the Company's hospitals in the geographic areas covered by a contract. The Company is seeking to obtain additional regional and national contracts. The Company expects its percentage of revenue from these payor sources to increase in the future. The Company believes that the Acquisition will assist the Company to obtain additional regional and national contracts by expanding the areas the Company serves.

    The Medicare program has changed significantly during the past years, and these changes have had and will continue to have significant effects on the Company's hospitals. Under the Medicare provisions of the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"), costs per Medicare case are determined for each of the Company's psychiatric hospitals. A target cost per case is established for each year (the "Target Rate"). If a hospital's costs per case are less than the Target Rate, the hospital receives a bonus of 50% of the difference between its actual costs per case and the Target Rate (limited to 5% of the Target Rate). These limits apply only to operating costs and do not apply to capital costs, including lease expense, depreciation and interest associated with capital expenditures. For cost reporting years that began prior to October 1, 1991, reimbursement was generally limited to the Target Rate. Effective for cost reporting years which began on or after October 1, 1991, hospitals with costs which exceed the Target Rate are paid an additional amount equal to 50% of the excess, up to 10% of the Target Rate. The Target Rate for each hospital is increased annually by the application of an "update factor" published in regulations and/or legislation.

    Most of the Company's hospitals participate in state operated Medicaid programs. Federal guidelines prohibit Medicaid funding for inpatient services within freestanding psychiatric hospitals for patients between the ages of 21 and 64. Each state government is responsible for establishing the Medicaid eligibility and coverage criteria, payment methodology and funding mechanisms which apply in that state, subject to federal guidelines. Accordingly, the level of Medicaid payments received by the Company's hospitals varies from state to state. In addition to the basic payment level for patient care, several state programs include a financial benefit for hospitals which treat a disproportionately large volume of Medicaid patients as a percentage of the total patient population. These "disproportionate share" benefits are subject to annual review and revision by the related state governments and could be substantially reduced or eliminated at any point in the future. The Omnibus Budget Reconciliation Act of 1993 ("OBRA 93") prohibits disproportionate share payments to hospitals which have a Medicaid utilization rate of less than 1% effective for state fiscal years ending in 1994. Beginning in state fiscal years ending in 1995, the amount of disproportionate share payments each hospital can receive will be limited through the use of formulas based generally on the cost of providing services to Medicaid and uninsured patients. The Administration's Proposal would eliminate Medicaid disproportionate share payments. The Company received approximately $1 million, $13 million and $15 million in Medicaid disproportionate share payments in fiscal 1991, 1992 and 1993, respectively.

    Within the statutory framework of the Medicare and Medicaid programs, there are substantial areas subject to administrative rulings and interpretations which may affect payments made under either or both of such programs. In addition, federal or state governments could reduce the future funds available under such programs or adopt additional restrictions on admissions and more stringent requirements for utilization of services. These types of measures could adversely affect the Company's operations. Although the Target Rates have been increased annually, the Company does not believe these increases have been sufficient to offset inflation in hospital operating costs. Final determination of amounts payable under Medicare and certain Medicaid programs are subject to review and audit. The Company's management believes that adequate provisions have been made for any adjustments that might result from such reviews or audits.

    Most of the Company's hospitals receive revenues from the CHAMPUS program. CHAMPUS provides payment for civilian medical services rendered to military dependents and retired military personnel. Effective January 1, 1989, CHAMPUS changed its method of reimbursing providers for drug and alcohol treatment services and inpatient psychiatric services. After that date, psychiatric hospitals were classified into two groups, each with different payment methods. The first group, classified as high volume CHAMPUS hospitals, are those hospitals with 25 or more CHAMPUS discharges during federal fiscal year 1988 or any fiscal year thereafter. (The Company has 52 hospitals included within this group.) These hospitals receive a per diem payment, subject to a limitation of $672 per day. The remainder of the Company's psychiatric hospitals are classified as low volume CHAMPUS hospitals. These hospitals receive a per diem based on a wage-adjusted regional rate.

    Effective October 1, 1991, CHAMPUS patients became subject to annual limits on the number of psychiatric days covered by the CHAMPUS program. Covered inpatient services are generally limited to 30 days for adult acute patients, 45 days for child and adolescent acute patients, and 150 days for residential treatment center patients. These limits have reduced the revenue the Company receives from the CHAMPUS program.

    The Company's Medicare revenue has been and may in the future be reduced under the Balanced Budget and Emergency Deficit Control Act of 1985, as amended by The Budget Enforcement Act of 1990 and OBRA 93 (the "Budget Acts"). These laws remain in effect through fiscal year 1998, and require that federal spending automatically be reduced in amounts determined by calculations set out in the Budget Acts, if certain requirements relating to the amount of the federal deficit are not met. Under the Budget Acts, Medicare expenditures for a fiscal year can be reduced by no more than 4%. Medicaid funding is exempt from reductions under the Budget Acts. There were no reductions in fiscal 1991, 1992 or 1993. Payment reductions under the Budget Acts, if implemented in future years, could have a material adverse effect on the Company's net revenue. However, because the actual amount of the reduction for any fiscal year may vary according to the federal deficit, the financial impact of the Budget Acts on the Company cannot be predicted.

REGULATION AND OTHER FACTORS

    Operations of hospitals are subject to substantial federal, state and local government regulation. Such regulations provide for periodic inspections or other reviews by state agencies, the United States Department of Health and Human Services (the "Department") and CHAMPUS to determine compliance with their respective standards of medical care, staffing, equipment and cleanliness necessary for continued licensing or participation in the Medicare, Medicaid or CHAMPUS programs. The admission and treatment of patients at the Company's psychiatric hospitals are also subject to substantial state regulation and to federal regulation relating to confidentiality of medical records of drug and alcohol abuse patients.

    The obtaining of approvals for construction of new hospitals and for renovation of and additions to existing hospitals is subject to various governmental requirements, such as approval of sites and findings of community need for additional hospital facilities and services. In addition, in certain states, as a practical matter, it is necessary to pledge to provide various amounts of uncompensated care to indigent persons in order to obtain a certificate of need. Except for Arizona, Arkansas, California, Colorado, Indiana, Kansas, Louisiana, Nevada, New Mexico, South Dakota, Texas and Utah, all the states in which the Company presently operates hospitals or will operate a hospital following the Acquisition have adopted certificate of need or similar statutes. A certificate of need is issued for a specific maximum expenditure and the holder is required to complete the approved project within a specified time period.

    Federal law contains numerous provisions designed to insure that services rendered by hospitals to Medicare and Medicaid patients are medically necessary and are of a quality which meets professionally recognized standards and to insure that claims for reimbursement under the Medicare and Medicaid programs are properly filed. Among other things, services provided at the Company's hospitals are subject to periodic review by Peer Review Organizations ("PRO's"). All hospitals which participate in the Medicare program are subject to review by PRO's. PRO activities include reviews of certain admissions and services to determine medical necessity and to determine whether quality of care meets professionally recognized standards. PRO's have the authority to recommend to the Department that a provider who is in substantial noncompliance with the medical necessity and quality of care standards of a PRO or who has grossly and flagrantly violated an obligation to render quality care be excluded from participation in the Medicare program or be required to reimburse the federal government for certain payments previously made to the provider under the Medicare program.

    The Company's psychiatric hospitals have been subject to and have complied with various forms of utilization review since 1970. The Company has implemented a quality assurance program in each of its hospitals, which includes procedures for utilization review and retrospective patient care evaluation.

    The Medicare and Medicaid Patient and Program Protection Act of 1987 expanded the authority of the Department to exclude from participation in the Medicare and Medicaid programs those hospitals which engage in defined prohibited activities. The Department is required under this Act to exclude from participation in the Medicare and Medicaid programs any individual or entity that has been convicted of a criminal offense relating to the delivery of services under Medicare and Medicaid or to the neglect or abuse of patients. In addition, the Department has authority to exclude from participation in the Medicare program individuals or hospitals under certain other circumstances. These include engaging in illegal remuneration arrangements with physicians and other healthcare providers, license revocation, exclusion from some other government programs (such as CHAMPUS), filing claims for excess charges or for unnecessary services, failure to comply with conditions of participation and failure to disclose certain required information or to grant proper access to hospital books and records.

    The Department has authority to impose civil monetary penalties against any participant in the Medicare program which makes claims for payment for services which were not rendered or were rendered by a person or entity not properly licensed under state law. The Department also has authority to impose a penalty of not more than $2,000 for each improperly claimed service and an assessment equal to not more than twice the amount claimed for each service not rendered.

    Federal law makes it a felony, subject to certain exceptions, for a hospital to make false statements relating to claims for payments under the Medicare program, to engage in illegal remuneration arrangements with physicians and other healthcare providers, to make false statements relating to compliance with the Medicare conditions of participation, or to make false claims for Medicare or Medicaid payments. A number of states have adopted laws that also make illegal under state law certain remuneration and referral arrangements with physicians and other healthcare providers.

    The laws of certain states prohibit the corporate practice of medicine and limit the scope of relationships between medical practitioners and other parties. Such laws will apply to the Company's acquisition of group psychiatric practices in such states. Under such laws, the Company is prohibited from practicing medicine or exercising control over the provision of medical services. Accordingly, the Company intends to enter into management agreements that will delegate to the Company the performance of administrative management and support functions which are required by physicians. The Company believes that the services it intends to provide to such group practices will not constitute the corporate practice of medicine under applicable state laws.

    In order to provide guidance to healthcare providers with respect to the statute that makes certain remuneration arrangements between hospitals and physicians and other healthcare providers illegal, the Department, in 1991 and 1992, issued final regulations outlining certain "safe harbor" practices, which, although potentially capable of inducing prohibited referrals of business, would not be subject to enforcement action under the illegal remuneration statute. The practices covered by the regulations include certain investment transactions, lease of space and equipment, personal services and management contracts, certain managed care contracts, sales of physician practices, referral services, warranties, discounts, payments to employees, group purchasing organizations and waivers of beneficiary deductibles and co-payments. Additional proposed safe harbors were published in 1993 by the Department. Certain transactions and agreements of the Company do not satisfy all the applicable criteria contained in the final and proposed safe harbor regulations that relate to such transactions and agreements. However, the Company believes that such transactions and agreements do not violate the statute that makes certain remuneration arrangements illegal. There can be no assurance that (i) government enforcement agencies will not assert that certain of these arrangements are in violation of the illegal remuneration statute or (ii) the statute will ultimately be interpreted by the courts in a manner consistent with the Company's practices.

    In 1989, Congress passed the Ethics in Patient Referrals Act of 1989, commonly referred to as the Stark Bill ("Stark I"). Stark I prohibited a physician from making a referral for clinical laboratory services for which payment may be made under Medicare, if the physician has a "financial relationship" with the entity to which the patient is referred. Prohibited financial relationships include both ownership and compensation arrangements, but are subject to several exceptions contained in such Act and its implementing regulations. On August 7, 1993, President Clinton signed the Physician Ownership and Referral Act of 1993 ("Stark II"), which expands the list of facilities and services to which Stark I applies, covering virtually all medical services except physician care. Stark II also extends the prohibition to include services reimbursed under Medicaid in addition to Medicare. Stark II extends the statutory provisions to the following services: inpatient and outpatient hospital services, radiology and other diagnostic services, radiation therapy, durable medical equipment, physical and occupational therapy, parenteral and enteral nutrition equipment and supplies, prosthetics and orthotics, home health services, and outpatient prescription drugs. The Act provides for civil sanctions in the event of a violation, including possible exclusion from the Medicare and Medicaid programs. The limitations or referrals contained in Stark II will become effective on January 1, 1995. Regulations implementing the statute are expected to be issued later in 1994.

    In 1989, CHAMPUS adopted regulations authorizing CHAMPUS to exclude from the CHAMPUS program any provider who has committed fraud or engaged in abusive practices. The regulations permit CHAMPUS to make its own determination of abusive practices without reliance on any actions of the Department. The term "abusive practices" is defined broadly to include, among other things, the provision of medically unnecessary services, the provision of care of inferior quality, and the failure to maintain adequate medical or financial records.


    A number of states have adopted hospital rate review legislation, which generally provides for state regulation of rates charged for various hospital services. Such laws are in effect in the states of Florida, Maryland and
Wisconsin. The Company operates seven hospitals and three of the Target Hospitals are located in Florida. In Florida, the Health Care Board approves a budget for each hospital, which establishes a permitted level of revenues per discharge. If this level of permitted revenues per discharge is exceeded by a hospital in a particular year by more than a specified amount, certain penalties, including cash penalties, can be imposed. The Company operates six hospitals in Maryland. The Maryland Health Services Cost Review

Commission establishes all rates for one of such hospitals. One Target Hospital to be acquired pursuant to the Subsequent Facilities Agreement is in Wisconsin, in which rates are reviewed through the certificate-of-need process and rate hearings are subject to local public hearing requirements.


    In addition to hospital rate review legislation, a number of states have adopted or are considering state healthcare reform legislation generally designed (a) to reduce healthcare costs and insurance premiums and (b) to mandate or encourage universal health coverage. These state legislative initiatives contain a variety of mechanisms to achieve their goals, including formation of purchasing cooperatives, generally similar to the "managed competition" proposals pending in Congress.

    The Company's acquisition of group practices will also be subject to federal legislation which prohibits activities and arrangements which are designed to provide kickbacks or to induce the referral of business under Medicare and Medicaid programs. Many states have similar laws more broadly prohibiting kickbacks for the referral of any medically related business. Noncompliance with the federal anti-kickback legislation can result in exclusion from Medicare programs and civil and criminal penalties. Civil and criminal penalties are provided for violations of state anti-kickback laws.

    Statutes and regulations in effect in states other than those in which the Company presently does business may impose requirements on the opening and operation of facilities that are more burdensome than those imposed in states in which the Company currently does business. There can be no assurance that the Company will be able to comply with any such requirements, and, as a result, the expansion of the Company's business into certain other states may be limited.

MEDICAL STAFFS AND EMPLOYEES

    At September 30, 1993, approximately 1,200 licensed physicians were active members of the medical staffs of the Company's hospitals. Many of these physicians also serve on the medical staffs of other hospitals. A number of these physicians serve in administrative capacities in the Company's hospitals. Most of these physicians are independent contractors who have private practices in addition to their duties for the Company, while certain of these physicians are employees of the Company. The medical and professional affairs of each hospital are supervised by the medical staff of the hospital, under the control of its board of trustees. The Company recruits physicians to serve in administrative capacities at psychiatric hospitals and to engage in private practice in communities where the Company's hospitals are located. The Company's agreements with recruited physicians generally provide for, among other things, reimbursement of relocation and office startup expenses and a guarantee of a specified level of physician income during the recruited physician's first year of practice.

    Registered nurses and certain other hospital employees are required to be licensed under the professional licensing laws of most states. The Company's hospital subsidiaries require such employees to maintain such professional licenses as a condition of employment.

    At September 30, 1993, the Company had approximately 6,400 full-time and 1,900 part-time employees. The Acquisition will increase the number of the Company's full-time employees by approximately 3,700 and the number of its part-time employees by approximately 2,900. The Company's hospitals have had generally satisfactory labor relations. They have, like most hospitals, experienced a high turnover among their hourly-paid employees and nurses and also experienced rising labor costs. In common with most hospitals, the Company's hospitals in recent years have experienced difficulty in recruiting and retaining registered nurses.

LIABILITY INSURANCE

    Effective June 1,  1993, Plymouth  Insurance Company,  Ltd. ("Plymouth"),  a
wholly-owned Bermuda subsidiary of the Company, provides $25 million per occurrence general and hospital professional liability insurance for the Company's hospitals, including professional liability claims for occurrences prior to September 30, 1993, relating to the general hospitals sold on that date. For general hospitals the insurance coverage is subject to a $1.5 million deductible per occurrence. Effective for the policy year beginning on June 1, 1993, the Company eliminated its self-insurance deductible for psychiatric hospitals. Between 80% and 100% of the risk of losses from $1.5 million to $25 million per occurrence has been insured or reinsured with unaffiliated insurers; and the percentage so insured varies by layer. The Company also insures with an unaffiliated insurer 100% of the risk of losses between $25 million and $100 million per occurrence. The Company's general and professional liability coverage is written on a "claims made or circumstances reported" basis.

    For the five years from June 1, 1988, through May 31, 1993, the Company had a similar general and hospital professional liability insurance program. For those years, the per occurrence deductible for psychiatric and general hospitals (with respect to which the Company was self-insured) was $3 million for the year ended May 31, 1989, $2.5 million for the years ended May 31, 1990 and 1991 and $2 million for the years ended May 31, 1992 and 1993. The Company believes that its coverage limits are adequate.

HOSPITAL PROPERTIES


    The following table provides information relating to the 75 psychiatric hospitals operated by the Company as of June 30, 1994, prior to the Acquisition of a portion of the Target Hospitals on such date. Each hospital is owned or leased and is operated by a wholly-owned subsidiary of the Company.



                                                                                                   DATE OF
                                                                                    NUMBER OF    ACQUISITION
                                                    STATE/                          LICENSED      OR OPENING
NAME                                                COUNTRY            CITY           BEDS      BY THE COMPANY
- ---------------------------------------------   ---------------   ---------------   ---------   --------------
Charter Woods (2)............................   Alabama           Dothan                 75     June 1980
Charter Academy of Mobile (2)(3).............   Alabama           Mobile                 72     September 1987
Charter Hospital of Mobile (4)...............   Alabama           Mobile                 84     June 1978
Charter North (2)............................   Alaska            Anchorage              80     May 1984
Charter Hospital of East Valley (2)..........   Arizona           Chandler               80     June 1987
Charter Hospital of Glendale (2).............   Arizona           Glendale               90     May 1987
Charter Vista (2)............................   Arkansas          Fayetteville           65     March 1983
Charter Hospital of Little Rock (2)..........   Arkansas          Maumelle               60     May 1990
Charter Hospital of Corona (2)...............   California        Corona                 92     December 1978
Charter Oak (2)..............................   California        Covina                 95     September 1980
Charter Hospital of Long Beach (4)...........   California        Long Beach            227     January 1980
Charter Hospital of Mission Viejo (2)........   California        El Toro                80     April 1990
Charter Hospital of Sacramento...............   California        Roseville              80     August 1988
Charter Hospital of San Diego................   California        San Diego              80     May 1988
Charter Hospital of Thousand Oaks (2)........   California        Thousand Oaks          80     March 1990
Charter Clinic Chelsea (4)...................   England           London                 45     July 1980
Charter Nightingale..........................   England           London                 78     February 1987
Charter Glade (2)............................   Florida           Ft. Myers             154     August 1983
Charter Hospital of Jacksonville (2).........   Florida           Jacksonville           64     January 1987
Charter Hospital of Orlando-South (2)........   Florida           Kissimmee              60     July 1989
Charter Hospital of Pasco (2)................   Florida           Lutz                   72     March 1990
Charter Hospital of Miami (2)................   Florida           Miami                  88     October 1986
Charter Springs (2)..........................   Florida           Ocala                  92     October 1985
Charter Hospital of Tampa Bay (2)............   Florida           Tampa                 146     July 1985
Charter Winds (2)............................   Georgia           Athens                 80     July 1985
Charter Peachford (2)........................   Georgia           Atlanta               224     January 1974
Charter Hospital of Augusta (2)..............   Georgia           Augusta                63     January 1987
Charter Lake (2).............................   Georgia           Macon                 118     September 1982
Charter Hospital of Savannah (2).............   Georgia           Savannah              112     July 1972
Charter By-the-Sea (2).......................   Georgia           St. Simons            101     September 1982
Charter Barclay (2)..........................   Illinois          Chicago               123     March 1978
Charter Beacon (2)...........................   Indiana           Fort Wayne             97     September 1985
Charter Hospital of Northwest Indiana (2)....   Indiana           Hobart                 60     January 1990
Charter Hospital of Indianapolis (2).........   Indiana           Indianapolis           80     March 1990

                                                                                                   DATE OF
                                                                                    NUMBER OF    ACQUISITION
                                                    STATE/                          LICENSED      OR OPENING
NAME                                                COUNTRY            CITY           BEDS      BY THE COMPANY
- ---------------------------------------------   ---------------   ---------------   ---------   --------------
Charter Hospital of Lafayette (2)............   Indiana           Lafayette              64     September 1986
Charter Hospital of South Bend (2)...........   Indiana           Granger                60     January 1990
Charter Hospital of Terre Haute..............   Indiana           Terre Haute            66     March 1988
Charter Hospital of Overland Park (2)........   Kansas            Overland Park          80     November 1986
Charter Hospital of Wichita (2)..............   Kansas            Wichita                80     November 1986
Charter Ridge (2)............................   Kentucky          Lexington             110     August 1982
Charter Hospital of Louisville (2)...........   Kentucky          Louisville             66     October 1978
Charter Hospital of Paducah (2)..............   Kentucky          Paducah                80     July 1985
Charter Hospital of Lake Charles (2).........   Louisiana         Lake Charles           60     July 1985
Charter Forest (2)...........................   Louisiana         Shreveport             83     July 1985
Charter Hospital of Jackson (2)..............   Mississippi       Jackson               111     July 1985
Charter Hospital of Columbia (2).............   Missouri          Columbia               96     December 1984
Charter Hospital of Las Vegas (2)............   Nevada            Las Vegas              84     April 1986
Charter Hospital of Albuquerque (1)(4).......   New Mexico        Albuquerque            80     March 1985
Charter Pines (2)............................   North Carolina    Charlotte              60     April 1985
Charter Hospital of Greensboro (2)...........   North Carolina    Greensboro            100     July 1981
Charter Northridge (2).......................   North Carolina    Raleigh                85     September 1984
Charter Hospital of Winston-Salem (2)........   North Carolina    Winston-Salem          99     July 1981
Charter Hospital of Toledo (2)...............   Ohio              Maumee                 38     September 1990
Charter Fairmount Institute..................   Pennsylvania      Philadelphia          169     July 1985
Charter Hospital of Charleston (2)...........   South Carolina    Charleston            102     January 1990
Charter Hospital of Greenville (2)...........   South Carolina    Greer                  60     August 1989
Charter Rivers (2)...........................   South Carolina    West Columbia          80     February 1983
Charter Hospital of Sioux Falls (2)..........   South Dakota      Sioux Falls            60     July 1989
La Metairie Clinic (2).......................   Switzerland       Nyon                   69     June 1985
Charter Lakeside (2).........................   Tennessee         Memphis               204     August 1976
Charter Hospital of Austin (2)...............   Texas             Austin                108     January 1986
Charter Hospital of Corpus Christi (2).......   Texas             Corpus Christi         80     June 1986
Charter Hospital of Ft. Worth (2)............   Texas             Ft. Worth              80     January 1987
Charter Hospital of Grapevine (2)............   Texas             Grapevine              80     September 1989
Charter Hospital of Kingwood (2).............   Texas             Kingwood               80     October 1986
Charter Plains (2)...........................   Texas             Lubbock                80     February 1984
Charter Palms (2)............................   Texas             McAllen                80     May 1983
Charter Hospital of Dallas (2)...............   Texas             Plano                 116     August 1987
Charter Real (2).............................   Texas             San Antonio           106     October 1985
Charter Hospital of Sugar Land (2)...........   Texas             Sugar Land             80     October 1986
Charter Canyon (2)...........................   Utah              Salt Lake City         62     January 1986
Charter Provo Canyon School (2)(3)...........   Utah              Provo                 210     December 1985
Charter Hospital of Charlottesville (2)......   Virginia          Charlottesville        75     July 1985
Charter Westbrook (2)........................   Virginia          Richmond              210     April 1970
Charter Hospital of Milwaukee................   Wisconsin         West Allis             80     May 1989

- ------------------------------
(1)   Leasehold interest is mortgaged.
(2)   Assets of hospital facility are mortgaged.
(3)   Licensed as an intensive residential treatment center.
(4)   A leased hospital facility.

    All of the Company's hospitals located in the United States have been accredited by the Joint Commission on Accreditation of Healthcare Organizations (the "Joint Commission"). The Joint Commission is a national commission which establishes standards relating to the physical plant, administration, quality of patient care, governing body and medical staffs of hospitals.


    Five of the hospitals listed in the table above are leased, including one 150-bed general hospital, not listed above, which is managed by an unaffiliated third party. The lease and the management agreement expire in 1997. The remaining leased hospitals consist of four with terms expiring between 1996 and 2014, and one with a term expiring in 2069. The leases for two hospitals contain options to purchase these hospitals for nominal consideration at the end of their respective lease terms. The Company does not have an option to purchase the other leased hospitals.



    The Company owns or leases five hospital facilities which are not operated by the Company. These facilities are located in Torrance, California, Ft. Collins, Colorado, Bradenton, Florida, Santa Teresa, New Mexico and Pasadena, Texas. Two of the facilities have been leased to other operators, with options to purchase by the lessees, and three are held for sale or lease. Three of the five hospitals are subject to a mortgage.



    Sixty-six of the Company's hospitals listed above are subject to mortgages. The stock of substantially all of the domestic subsidiaries of the Company has been pledged as collateral for the New Credit Agreement.


    The Company owns 11 medical office buildings (with an aggregate of approximately 140,000 square feet), which are located near certain of the Company's hospitals. These buildings have a total of approximately 140 tenants. Five of the Company's medical office buildings are subject to mortgages.

    The Company is primary lessee of office space for 105 outpatient centers located in 21 states. The leases for these centers aggregate approximately 188,000 square feet of office space, and generally have lease terms of less than five years.

    The following table provides information relating to the Target Hospitals. Each Target Hospital will be owned by a wholly-owned subsidiary of the Company. Following the Acquisition, the Company intends to sell or close any Target Hospital the continued operation of which is not consistent with the Company's strategy.


                                                       NUMBER OF LICENSED BEDS
                                            ---------------------------------------------
                                                           CHEMICAL    RESIDENTIAL
STATE                         CITY          PSYCHIATRIC   DEPENDENCY    TREATMENT   TOTAL
- --------------------  --------------------  -----------   -----------  -----------  -----
Arkansas (5)          Texarkana                  60          --           --          60
Arizona (5)           Tucson                     40          --               20      60
California (5)        Cathedral City             80          --           --          80
California            Lakewood                   21             48            21      90
California (5)        La Mesa                    88             11        --          99
California            Long Beach                 80          --           --          80
California (5)        San Jose                   80          --           --          80
California (5)        Visalia                    64          --           --          64
California            Yorba Linda                80          --           --          80
Colorado (5)          Louisville (1)             72          --           --          72
Florida (5)           Bradenton                  60          --           --          60
Florida               Largo                      40          --           --          40
Florida               Largo                      64          --           --          64
Georgia               Atlanta                    40          --           --          40
Georgia               Atlanta                 --             --              102     102
Georgia               Stockbridge                50          --           --          50
Illinois (5)          Naperville (2)             92          --           --          92
Indiana (5)           Evansville                 60          --           --          60
Indiana               Indianapolis               84          --           --          84
Indiana               Jeffersonville            100          --           --         100

                                                       NUMBER OF LICENSED BEDS
                                            ---------------------------------------------
                                                           CHEMICAL    RESIDENTIAL
STATE                         CITY          PSYCHIATRIC   DEPENDENCY    TREATMENT   TOTAL
- --------------------  --------------------  -----------   -----------  -----------  -----
Indiana (5)           Michigan City              89          --           --          89
Louisiana (5)         Lafayette                  70          --           --          70
Maryland (5)          Bel Air                 --                51        --          51
Maryland (5)          East New Market (3)     --                42        --          42
Maryland (5)          Gambrills               --                60        --          60
Maryland (5)          Rockville (1)              97          --           --          97
Maryland (5)          Rockville (1)           --             --               60      60
Maryland (5)          Woolford (3)            --                40        --          40
Minnesota (5)         Waverly                 --                40        --          40
North Carolina (5)    Asheville                 110             20             9     139
New Hampshire (5)     Nashua                     80             20        --         100
New Jersey (5)        Lakehurst               --                24        --          24
New Jersey (5)        Summit                    122             22        --         144
Pennsylvania (5)      Williamsburg (3)        --                95        --          95
South Carolina        Johns Island (3)            8             41        --          49
Texas (5)             Webster                   106          --               44     150
Virginia              Chesapeake              --                60        --          60
Virginia (5)          Leesburg (4)               77          --           --          77
Virginia              Norfolk                    65          --           --          65
Virginia              Virginia Beach (3)         61          --           --          61
Wisconsin             Brown Deer                 80          --           --          80

- ------------------------------
(1)   Land lease.
(2)   Joint venture.
(3)   Land and building leased.
(4)   Building leased.
(5)   Acquired on June 30, 1994.


DIVESTITURES AND CLOSINGS

    In addition to its sale of the general hospitals, since November, 1990, the Company sold or closed twelve psychiatric facilities. The Company leases, with options to purchase by the lessees, two facilities which it previously operated prior to fiscal 1991.


                                                              NUMBER OF
LOCATION                                                  PSYCHIATRIC BEDS        DATE CLOSED        DATE SOLD (1)
- -------------------------------------------------------  -------------------  -------------------  ------------------
SOLD
Aurora, CO (6).........................................              80       November, 1990       July, 1993
Redlands, CA (6).......................................              89       January, 1991        January, 1991
Tuscon, AR (6).........................................              60       April, 1991          April, 1991
Newport News, VA (6)...................................              60       March, 1992          March, 1992
Denver, CO (6).........................................              60       July, 1992           October, 1993
Laredo, TX (6).........................................              64       March, 1993          December, 1993
Bakersfield, CA........................................              60       March, 1993          March, 1993
Decatur, AL............................................             104       July, 1993           July, 1993
West Palm Beach, FL (6)................................              60       September, 1993      August, 1994
LEASED
Ft. Collins, CO (6)....................................              60       December, 1990       (2)
Santa Teresa, NM (6)...................................              72       June, 1991           (2)
CLOSED
Torrance, CA (6).......................................              96       March, 1991          (3)
Fountain Valley, CA (6)................................             120       May, 1992            (4)
Bradenton, FL..........................................              60       September, 1993      (5)

- ------------------------------
(1)   Facilities sold for an aggregate sales price of $46.1 million.
(2)   Facilities leased, with options to purchase by lessees.
(3)   Leased facility, held for sublease.
(4)   Leased facility, lease terminated.
(5)   Held for sale or lease.
(6)   A non-core facility.

INTERNATIONAL OPERATIONS

    The Company owns and operates two psychiatric hospitals in London, England (a 45-bed hospital and a 78-bed hospital) and a 69-bed psychiatric hospital in Nyon, Switzerland. In July 1991, the Company began managing three psychiatric-substance abuse hospitals in Jeddah, Riyadh and Damman in the Kingdom of Saudi Arabia (with 180 beds each) pursuant to a fixed-price contract for a period of approximately three years. This contract expires during fiscal year 1994 and will not be renewed. These activities do not represent a significant portion of the Company's operations.

    The Company's international operations also include two wholly-owned insurance subsidiaries in Bermuda. Plymouth provides the insurance coverage described under "Liability Insurance." The second Bermuda subsidiary has not provided any insurance coverage since October 1, 1988.

LITIGATION AND OTHER PROCEEDINGS


    Certain of the Company's subsidiaries are party to general and professional liability claims incident to the ordinary course of their business. In the opinion of management, the ultimate resolution of such pending matters will not have a material adverse effect on the Company's financial position or results of operations.



    The Resolution Trust Corporation ("RTC"), for itself or in its capacity as conservator or receivor for 12 financial institutions, formerly held certain debt securities that were issued by the Company in 1988. RTC has indicated to the Company that it believes that certain financial statements and other disclosures made by the Company in connection with such debt securities contained materially misleading statements or material omissions and that such misleading statements or omissions resulted in an overvaluation of such debt securities. Specifically, the RTC has indicated its belief that the Company's financial statements overstated net income for the 1987 fiscal year and the first three quarters of the 1988 fiscal year due to understatement of contractual allowances and the allowance for bad debts and that the Company believed, but did not disclose, that the factors described under "-- Industry Trends" would occur in the foreseeable future. The Company believes that the financial institutions represented by RTC purchased in 1988 and 1989 $103.4 million face amount of subordinated debt securities originally issued by the Company in September 1988. Although the RTC has not disclosed to the Company its (or its financial institutions') trading losses from the purchases and sales of these subordinated debt securities, the RTC has disclosed the dates purchases and sales were made and the face amounts of the subordinated debt securities involved in these transactions. The Company believes that the trading losses were approximately $45 million. The Company has agreed to a tolling of the statute of limitations applicable to RTC's claims. Based on a review of relevant law and the facts known to the Company, the Company believes it has a substantial defense to a potential claim by RTC and that such claim would not have a material adverse effect on the Company's financial position or results of operations. No accrual has been made related to the RTC's potential claim because the Company believes a loss related to the matter is neither probable nor can it be reasonably estimated.

                                   MANAGEMENT

    The following table sets forth the name, age, position and other information with respect to the directors and executive officers of Charter.

                                             TERM EXPIRING                POSITION WITH COMPANY, PRINCIPAL OCCUPATIONS
      NAME AND POSITION HELD          AGE   (FOR DIRECTORS)              DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
- -----------------------------------   ---   ---------------   --------------------------------------------------------------------
Edwin M. Banks                        31            1996      Securities   Analyst,   W.R.   Huff  Asset   Management   Co.,  L.P.
 Director                                                     (1988-present); Director since July, 1992.
E. Mac Crawford                       45            1997      Chairman of the  Board of Directors,  President and Chief  Executive
 Director, Chairman and Chief                                 Officer  of the Company (since  1993); President and Chief Operating
 Executive Officer                                            Officer of  the Company  (1992-1993);  Executive Vice  President  --
                                                              Hospital  Operations  (1990-1992);  Assistant to  the  President and
                                                              Chairman (1990); President  (1988-1990), Mulberry Street  Investment
                                                              Company; Director since 1990.
Andre C. Dimitriadis                  53            1995      Chairman  and Chief Executive Officer,  LTC Properties (a healthcare
 Director                                                     real  estate  investment  trust)  (since  1992);  Director  of   Sun
                                                              Healthcare  Group (since  1993); Director  of Home  Care Management,
                                                              Inc. (since  1993); Executive  Vice  President and  Chief  Financial
                                                              Officer,  Beverly  Enterprises,  Inc.  (nursing  homes) (1989-1992);
                                                              Chief   Financial   Officer    and   Director,   American    Medical
                                                              International,  Inc. (hospitals)  (1984-1989); Director  since July,
                                                              1992.
Lawrence W. Drinkard                  54            1996      Executive Vice President and Chief Financial Officer (since 1994) of
 Director, Executive Vice President                           the Company;  Senior Vice  President  -- Finance  (1990-1993);  Vice
 and Chief Financial Officer                                  President   (1987-1990);   Treasurer  (1986-1991);   Director  since
                                                              January, 1991.
William E. Hale                       48                      Senior Vice President  -- Operations  (since 1994)  of the  Company;
 Senior Vice President --                                     Chief Operating Officer of Behavioral Health Resources (1987-1993).
 Operations
Raymond H. Kiefer                     66            1997      Retired   insurance  executive  (since  1992);  President,  Allstate
 Director                                                     Insurance Company  (1989-1992);  President,  Personal  Property  and
                                                              Casualty  Company  (1984-1989) (a  subsidiary of  Allstate Insurance
                                                              Company); Director since July, 1992.
Gerald L. McManis                     57            1997      Chairman  of  the  Board  and  President  (since  1965)  of  McManis
 Director                                                     Associates,  Inc.  (strategy development  and  management consulting firm for healthcare and  healthcare related companies); Director  of
                                                              MMI Companies, Inc. (since 1994). Director since February, 1994.
C. Clark Wingfield                    43                      Vice   President  --  Administrative  Services  (since  1990);  Vice
 Vice President -- Administrative                             President -- Human  Resources (1990); Senior  Executive Director  --
 Services                                                     Compensation   and  Benefits  (1989-1990);   Executive  Director  --
                                                              Compensation and Benefits (1987-1989).

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the three fiscal years ended September 30, 1993, the compensation paid by the Company to the present Chief Executive Officer, the two other most highly compensated present executive officers and the former Chief Executive Officer:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                         ANNUAL COMPENSATION                  ----------------------
                                         --------------------  OTHER ANNUAL    OPTION/                  ALL OTHER
                               FISCAL     SALARY               COMPENSATION     SARS        LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR        ($)     BONUS ($)     ($)(1)       (#)(2)    PAYOUTS ($)     ($)(3)
- ---------------------------  ----------  ---------  ---------  -------------  ---------  -----------  -------------
E. Mac Crawford                   1993   $ 520,000  $ 293,280    $     711       --          --        $    30,049
Chairman of the Board of          1992     500,000    903,650        *          572,990      --             *
Directors, President and          1991     362,292    685,305        *           --          --             *
Chief Executive Officer

Lawrence W. Drinkard              1993     350,000    197,400    $   3,007       --          --        $    29,806
Executive Vice President          1992     335,000    489,458        *          215,000      --             *
and                               1991     235,825    365,078        *           --          --             *
Chief Financial Officer

C. Clark Wingfield                1993     225,000    110,790    $  37,820       --          --        $    31,000
Vice President --                 1992     215,000    217,975        *           30,000   $  15,714         *
Administrative Services

William A. Fickling, Jr.          1993     415,000     --        $ 121,011       --          --        $ 2,474,941
Former Chairman of the            1992     800,000    726,000        *        2,220,336      --             *
Board of Directors and            1991     691,696    605,234        *           --          --             *
Chief Executive Officer

- ------------------------------
* Under the rules of the Commission, no disclosure is required for these items in 1992 and 1991.
(1) Includes, for Mr. Wingfield, country club dues of $15,998, car allowance of $12,000 and an administrative services allowance of $7,939. The amounts for Messrs. Crawford and Drinkard are for the reimbursement of taxes due to the taxability of certain group life insurance coverages. The amount for Mr. Fickling includes the payment by the Company of tax preparation fees of $100,350.
(2) Represents the number of stock options granted under the Company's 1992 Stock Option Plan.
(3) Includes, for Mr. Fickling, severance pay of $2,075,000; an Annual Incentive Plan bonus of $242,849, as required by his employment agreement; $113,864 of accrued vacation pay paid to him subsequent to his termination; the book value of his company car of $12,613; ESOP contributions of $28,047; 401K plan contributions of $2,003; and premiums paid for term life insurance of $565. For the current executive officers, includes the following: (a) contributions to ESOP: $27,163, $27,734 and $28,294 for Mr. Crawford, Mr. Drinkard and Mr. Wingfield, respectively;
      (b) contributions to the Company's 401K Plan of $2,003, $1,144 and $1,969 for Mr. Crawford, Mr. Drinkard and Mr. Wingfield, respectively; and (c) premiums paid for term life insurance of $883, $928 and $737 for Mr. Crawford, Mr. Drinkard and Mr. Wingfield, respectively.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1993
                  AND OPTION/SAR VALUES AT SEPTEMBER 30, 1993

    The following table provides information related to options exercised by the executive officers during fiscal 1993, and the number and value of options held on September 30, 1993.

                                                                                               VALUE OF UNEXERCISED
                                                                                                   IN-THE-MONEY
                                                                   NUMBER OF UNEXERCISED          OPTIONS/SARS AT
                                                                       OPTION/SARS AT           SEPTEMBER 30, 1993
                                          SHARES        VALUE        SEPTEMBER 30, 1993               ($)(2)
                                        ACQUIRED ON   REALIZED   --------------------------  -------------------------
NAME                                   EXERCISE (#)    ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
- -------------------------------------  -------------  ---------  -----------  -------------  ----------  -------------
E. Mac Crawford......................       10,000    $ 170,775     336,244       229,196    $6,430,541   $ 4,415,461
Lawrence W. Drinkard.................       20,000      337,800     109,300        86,000     2,099,885     1,656,790
C. Clark Wingfield...................       12,000      215,430       6,150        12,000       115,590       231,180
William A. Fickling, Jr. (3).........       --           --       2,238,861        --        51,911,456       --

- ------------------------------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise, multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported by the American Stock Exchange on September 30, 1993 was $23.625. Value is calculated on the basis of the difference between the per share option exercise price (for in-the-money options, the per share option prices are $4.36 for Messrs. Crawford, Drinkard and Wingfield and $0.25 for Mr. Fickling) and $23.625, multiplied by the number of shares of Common Stock underlying the in-the-money options.
(3)   Chief Executive Officer of the Company until March 4, 1993.

EMPLOYMENT AGREEMENTS


    Upon consummation of the Reorganization on July 21, 1992, the Company entered into employment agreements with Messrs. Crawford and Drinkard, for terms beginning on July 21, 1992, and ending on September 30, 1995. The agreements provide for base salaries (Mr. Crawford - $500,000 and Mr. Drinkard - $335,000) and for bonuses and life and disability insurance benefits that are competitive with similar benefits for comparable positions within the investor-owned hospital industry. The agreements also provide for severance payments upon termination without cause (including certain constructive termination events), termination due to death or disability and termination due to a change in control of the Company. Upon any such termination, the employee will be paid the greater of his base salary through September 30, 1995 or his base salary for a period of two years and amounts accrued for the employee through the date of termination under the Annual Incentive Plan and other bonus plans, if any. The terms of the two employment agreements were negotiated by the Company and a committee of unsecured creditors prior to consummation of the Reorganization.

DIRECTORS' FEES AND COMPENSATION

    During fiscal 1993, non-employee directors received annual compensation of $18,000 and a fee of $800 for each Board meeting attended. In addition, non-employee directors were paid $200 for each committee meeting attended ($800 if the committee meeting was not held in conjunction with a Board meeting) and on February 4, 1993, each director was granted an option under the Directors' Stock Option Plan to purchase 25,000 shares of the Company's common stock for an exercise price, which was equal to the fair market value on that date, of $14.56 per share. The Directors' Stock Option Plan is a noncompensatory plan, and therefore no expense was recognized. Effective October 1, 1993, non-employee directors receive annual compensation of $24,000 and a fee of $1,000 for each board meeting or committee meeting attended.


AUDIT AND COMPENSATION COMMITTEES

    The Board has an Audit Committee and a Compensation Committee. There is no nominating committee of the Board; nominees for director are selected by the Board of Directors.

    AUDIT COMMITTEE. Audit Committee members during 1993 were Edwin M. Banks (Chairman) and Raymond H. Kiefer. The Audit Committee recommends to the Board of Directors the engagement of independent auditors of the Company, reviews the scope and results of audits of the Company, reviews the Company's internal accounting controls and the activities of the Company's internal audit staff and reviews the professional services furnished to the Company by its independent auditors.

    COMPENSATION COMMITTEE. Compensation Committee members during 1993 were Andre C. Dimitriadis (Chairman) and Michael D. Hernandez, whose term as a director expired in February 1994. The Compensation Committee is responsible for establishing the policies relating to and the components of executive officer compensation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth, as of June 30, 1994, information concerning ownership of shares of Common Stock by directors and officers.



                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL      PERCENT OF TOTAL
NAME                                                         OWNERSHIP           OUTSTANDING
- -------------------------------------------------------  ------------------  -------------------
E. Mac Crawford........................................         236,876(1)              .88%
Lawrence W. Drinkard...................................          74,822(1)              .28%
William E. Hale........................................           3,000(1)                 (3)
C. Clark Wingfield.....................................           6,453(1)                 (3)
Andre C. Dimitriadis...................................          10,000(2)                 (3)
Raymond H. Kiefer......................................          10,000(2)                 (3)
Edwin M. Banks.........................................          10,500(2)                 (3)
Gerald L. McManis......................................           5,000(2)                 (3)
All directors and executive
 officers as a group (8 persons).......................         356,651(4)             1.33%

- ------------------------
(1) Includes 236,594, 73,375, 3,000 and 6,201 shares that Mr. Crawford, Mr. Drinkard, Mr. Hale and Mr. Wingfield, respectively, have the present right to acquire upon exercise of options and warrants.
(2) Includes 10,000 shares for Mr. Dimitriadis, Mr. Kiefer and Mr. Banks and 5,000 shares for Mr. McManis that each have the present right to acquire upon the exercise of options.
(3)   Less than .1% of total outstanding.
(4) Includes 354,170 shares that the directors and executive officers have the present right to acquire upon exercise of options and warrants.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    MANAGEMENT SEVERANCE ARRANGEMENT. On July 21, 1992, the Company entered into an employment agreement with William A. Fickling, Jr., the former Chairman of the Board of Directors of the Company. The agreement provided for severance payments upon termination of his employment without cause. Mr. Fickling's employment was so terminated on March 4, 1993, and the Company recorded severance expense of approximately $2.1 million and paid Mr. Fickling approximately $243,000 in incentive bonus under the terms of the agreement. The $2.1 million severance settlement is being paid to Mr. Fickling in semi-monthly installments through September 1995.


    Upon consummation of the Plan, the Company implemented the 1992 Stock Option Plan. Mr. Fickling was granted options under the 1992 Stock Option Plan to purchase approximately 2.2 million shares at exercise prices of either $4.36 per share or $9.60 per share. Under the terms of the plan, if Mr. Fickling's employment with the Company were terminated without cause and certain financial targets were satisfied, the option prices would be reduced to $.25 per share and all options would become immediately vested. On March 4, 1993, all of Mr. Fickling's options vested and the option prices were reduced to $.25 per share which triggered a new measurement date resulting in a charge to stock option expense of $21.3 million. On December 3, 1993 Mr. Fickling exercised 326,000 options and surrendered 3,326 shares for the option exercise price which triggered a new measurement date resulting in a charge to stock option expense of $3.9 million. On December 29, 1993, Mr. Fickling exercised the remaining 1.9 million options by paying cash for the exercise price; therefore, no new measurement date was created.


    AFFILIATE LEASE ARRANGEMENT. The Company owns 50% of the Charter Medical building in Macon, Georgia, and leases approximately 88,000 square feet of office space in such building for use as its corporate headquarters. The lease, which expires on September 30, 1994, provides for average annual rental payments of approximately $1,189,000 (approximately $13.50 average per square foot per year). Mr. Fickling and his father's estate each own 12.5% of the building. During fiscal 1993, each had an interest of approximately $149,000 in rental payments made by the Company.

    BEECH STREET. On September 15, 1993, the Company sold its 19.8% ownership interest (plus its right to acquire an additional 9.6% interest for approximately $2 million) in Beech Street of California, Inc. ("Beech Street") to the children of Mr. Fickling for approximately $5.5 million, plus the right to receive additional consideration, if certain events (i.e., a public offering of Beech Street stock or the sale of 50% or more of

Beech Street's assets) occur within two years. The Company accounted for the sale in the same manner as transactions with unrelated parties, because, at the time of the sale, Mr. Fickling was no longer an officer or Director of the Company at the time of the sale. The sale resulted in a pre-tax gain of approximately $4.6 million (approximately $2.9 million of after-tax gains). The Company obtained a fairness opinion from an independent appraisal firm stating that the financial consideration was fair. The Company acquired its ownership interest in Beech Street in a series of related transactions beginning in May, 1989, for a total purchase price of $2,956,000. Beech Street was, prior to May, 1989, a wholly owned subsidiary of Beech Street, Inc., in which Mr. Fickling beneficially owns a majority of the outstanding capital stock. During the period of its ownership, the Company received $1,242,000 in dividend distributions from Beech Street.


    Beech Street provides, among other things, utilization review services and operates preferred provider organizations ("PPOs") in various states. Under agreements effective January 1, 1991, Beech Street provides utilization review services and PPO services for the Company's self-insured medical plans. The Company paid approximately $124,000 to Beech Street during fiscal 1993 for utilization review services. Beech Street's PPO services permit the Company's employees and their covered dependents to utilize a Beech Street PPO. In fiscal 1993, the Company paid Beech Street a fixed fee per enrolled participant for PPO services (which aggregated approximately $87,000).


    The Company also has agreements with Beech Street where certain of the Company's hospitals provide services to employers (and their related employee and covered dependent groups) who have entered into agreements with Beech Street to utilize a Beech Street PPO for hospital and other healthcare services. Such agreements provide for covered services to be rendered under terms (including discounts from the hospital's normal charges) which management of the Company believes are customary for hospital PPO agreements. The Beech Street PPO reviews claims and serves as an intermediary between the Company's hospitals and the contracting employers. The Company derived approximately $21.4 million in revenues from these agreements during fiscal 1993. The aggregate discount from customary charges was 12% in fiscal 1993.


    In fiscal 1993, prior to the sale of Beech Street, Beech Street paid approximately $160,000 in management fees and expense reimbursements to Mulberry Street Investment Company ("Mulberry Street"). Mulberry Street provided senior level management and financial services for Beech Street. Mr. Fickling beneficially owns all of the capital stock of Mulberry Street.

    MANAGEMENT BUSINESS RELATIONSHIPS. During fiscal 1991 the Company's Board of Directors, with Mr. Fickling abstaining, authorized the payment by the Company of the reasonable legal expenses and out-of-pocket disbursements of the law firms serving as counsel to Mr. Fickling, his family and related trusts and entities in all matters reasonably related to the Restructuring, which services included not only matters relating to ownership of the Company's formerly outstanding Class B Common Stock and Series B, C and D Preferred Stock, but also services relating to other matters that were reasonable and appropriate to resolve or consider in connection with the Restructuring. During fiscal 1993 the Company paid aggregate fees and expenses of approximately $142,000 to such firms for such services.

    During fiscal 1993 the Company had two agreements in which Fickling & Walker Company, a licensed real estate brokerage firm of which the estate of Mr. Fickling's father owned 50%, represented the Company in the listing of improved parcels of real estate for sale. Fickling & Walker Company received a $48,750 commission from one such sale and, should the remaining parcel be sold at its estimated sales price, would receive $46,500 in additional commission.

    Gerald L. McManis, who was elected director on February 18, 1994, is the Chairman of the Board, President and owner of 92% of the stock of McManis Associates, Inc. ("MAI"), a healthcare development and management consulting firm. During fiscal 1993, MAI provided consulting services for the Company related to the development of strategic plans and a review of the Company's business processes. The Company incurred $1,003,000 in fees for such services during fiscal 1993, and reimbursed MAI $128,000 for expenses.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Company sold the Old Notes to the Initial Purchasers on April 22, 1994 pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company entered into the Registration Rights Agreement, pursuant to which the Company agreed, for the benefit of all holders of the Old Notes, that it would, at its expense, (i) as soon as practicable after the initial issuance of the Old Notes, file a registration statement with the Commission with respect to a registered offer to exchange the Old Notes for the New Notes and (ii) use its best efforts to cause such registration statement to be declared effective under the Securities Act by August 31, 1994 and cause the New Notes to be listed on a national securities exchange promptly after the consummation of the Exchange Offer. Charter also agreed that upon effectiveness of the Registration Statement, it would offer to all holders of the Old Notes an opportunity to exchange their securities for an equal principal amount of the New Notes. Further, Charter agreed that it would keep the Exchange Offer open for acceptance for not less than 20 business days, but in no event longer than 30 business days (subject to any extensions required by applicable law) after the date such Registration Statement was declared effective and would comply with Regulation 14E and Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the filing requirements of Rule 13e-4). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement.


    The Exchange Offer will not be consummated by August 31, 1994. Pursuant to the Registration Rights Agreement, the Company agreed that, in the event that the Exchange Offer is not consummated on or prior to August 31, 1994, the interest rate borne by the Old Notes shall be increased by 50 basis points per annum following such date. Accordingly, the Old Notes will bear interest at a rate per annum of 11 1/4% through August 31, 1994, and at a rate per annum of 11 3/4% thereafter through the date next preceding the date of original issuance of the New Notes. Upon consummation of the Exchange Offer, the interest rate borne by the Old Notes, and, accordingly, the interest rate borne by the New Notes will be reduced by the amount of such increase.


    Based on existing interpretations of the Staff with respect to similar transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the New Notes. Each broker or dealer registered as such under Section 15 of the Exchange Act receiving New Notes in the Exchange Offer ("Participating Broker-Dealers") will be subject to a prospectus delivery requirement with respect to resales of such New Notes. Each Participating Broker-Dealer must acknowledge that it will deliver a resale prospectus in connection with any resale of such New Notes. The Letter of Transmittal which accompanies this Prospectus states that by so acknowledging and by delivering a resale prospectus, a Participating Broker-Dealer will not be deemed to admit to be acting in the capacity of an "underwriter" (within the meaning of Section 2(11) of the Securities Act). This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes for a period of 180 days from the date on which the Registration Statement of which this Prospectus is a part is first declared effective.

    Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company in the accompanying Letter of Transmittal, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes, and
(iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act of the Company, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. In addition, each holder who is not a broker-dealer will be required to represent that it is not engaged in, and does not intend to engage in, a public distribution of the New Notes. Each Participating Broker-Dealer who receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making or other trading activities, will be required to acknowledge that it will deliver this Prospectus in connection with any resale by it of such New Notes.


    Accordingly, subject to the aforementioned interpretations of the Staff with respect to the free transferability of the New Notes received by holders in exchange for their Old Notes pursuant to the Exchange Offer and, as set forth in such interpretations, the ability of certain holders to participate in the Exchange Offer, holders of Old Notes otherwise eligible to participate in the Exchange Offer and receive pursuant thereto freely tradeable New Notes but who elect not to tender their Old Notes for exchange, will not have any further registration rights under the Registration Rights Agreement and the Old Notes not so exchanged will remain "restricted securities" (within the meaning of the Securities Act) and subject to restrictions on transfer under the Securities Act.


TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (together, the "Exchange Offer"), the Company will accept for exchange and exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes have been registered under the Securities Act and will not bear legends restricting the transfer thereof, (ii) the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is terminated and (iii) the New Notes have been given a series designation to distinguish the New Notes from the Old Notes. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

    As of the date of this Prospectus, all $375,000,000 outstanding principal amount of the Old Notes were evidenced by global securities, registered in the name of CEDE & Co., as nominee for DTC, and held by Marine Midland Bank as securities custodian for CEDE & Co. As indicated elsewhere in this Prospectus, the Old Notes have been included in the PORTAL Market for trading among "qualified institutional buyers" pursuant to Rule 144A under the Securities Act.

    For purposes of administration, the Company has fixed the close of  business
on             ,  1994 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the accompanying Letter of Transmittal will be mailed initially. There will be no fixed record date for determining generally registered holders of Old Notes entitled to participate in the Exchange Offer.

    Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with Regulation 14E and Rule 13e-4 under the Exchange Act (other than the filing requirements of Rule 13e-4).

    The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the New Notes from the Company.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein under "--Conditions" or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date. See "--Procedures for Tendering."

    Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The  term "Expiration  Date" shall  mean 5:00 p.m.,  New York  City time, on
           , 1994, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer, in accordance with applicable rules of the Commission and published interpretations of the Staff, for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

    Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE NEW NOTES


    Each New Note will bear interest from its date of original issuance. Holders of Old Notes that are accepted for exchange and exchanged for New Notes will receive, in cash, accrued interest thereon to, but not including, the original issuance date of the New Notes. The Old Notes will bear interest at a rate per annum of 11 1/4% through August 31, 1994, and at a rate per annum of 11 3/4% thereafter through the date next preceding the date of the original issuance of the New Notes. Such interest will be paid on the first interest payment date for the New Notes. Interest on the Old Notes accepted for exchange and exchanged in the Exchange Offer will cease to accrue on the date next preceding the date of original issuance of the New Notes. The New Notes will bear interest (as do the Old Notes prior to August 31, 1994) at a rate per annum of 11 1/4%, which interest will be payable semi-annually on each April 15 and October 15, commencing on October 15, 1994.


PROCEDURES FOR TENDERING

    Only a Holder of Old Notes may participate in the Exchange Offer. The tender to the Exchange Agent of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent together with the Letter of Transmittal or (ii) a timely Book-Entry Confirmation (as hereinafter defined) of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depositary (the "Book Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below.

    By executing the accompanying Letter of Transmittal, each Holder will thereby make to the Company the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

    The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTE SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    The Exchange Agent and DTC have confirmed to the Company that any financial institution that maintains a direct account with DTC (a "Participant") may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes for exchange in the Exchange Offer. The Exchange Agent will request that DTC establish an account with respect to the Old Notes for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may effect book-entry delivery of Old Notes by causing DTC to record the transfer of the tendering Participant's beneficial interests in the global Old Notes into the Exchange Agent's account in accordance with DTC's ATOP procedures for such transfer. However, the exchange of New Notes for Old Notes so tendered only will be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as defined below) and any other documents required by the Letter of Transmittal. The term "Agent's Message" as used herein means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a Participant tendering Old Notes for exchange which are the subject of such Book-Entry Confirmation that such Participant has received and agrees to be bound by the terms and conditions of the Letter of Transmittal, and that the Company may enforce such agreement against such Participant.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

        (a) the tender is made through an Eligible Institution;


        (b) prior to the Expiration Date, the Exchange Agent receives from such Holder and such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and


        (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange, will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under " -- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

        (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer; or

        (c) any law, statute, rule, regulation or interpretation by the Staff is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

        (d) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer, in accordance with applicable rules of the Commission and published interpretation of the Staff, for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

    Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    Marine Midland Bank
    Corporate Trust Operations
    140 Broadway - "A" Level
    New York, New York 10005-1180

    Telephone: (212) 658-6433
    Facsimile: (212) 658-6425

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and will reimburse the Holders of the Old Notes for the reasonable fees and expenses of not more than one firm of counsel designated by the holders of a majority in principal amount of the Old Notes outstanding within the meaning of the Indenture to act as counsel for all Holders of Old Notes in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be be recognized.

TERMINATION OF CERTAIN RIGHTS

    Holders of the New Notes will not be entitled to the benefits of the Registration Rights Agreement, pursuant to which the Company agreed, for the benefit of holders of the Old Notes, that it would, at its expense, (i) as soon as practicable after the initial issuance of the Old Notes, file a registration statement with the Commission with respect to a registered offer to exchange the Old Notes for the New Notes and (ii) use its best efforts to cause such registration statement to be declared effective under the Securities Act by August 31, 1994 and to cause the New Notes to be listed on a national securities exchange promptly after the consummation of the Exchange Offer.

    In addition, pursuant to the Registration Rights Agreement, in the event that applicable interpretations of the Staff do not permit the Company to effect the Exchange Offer or if for any other reason the Exchange Offer is not consummated by August 31, 1994, or if the Initial Purchasers so request with respect to Old

Notes not eligible to be exchanged for New Notes in the Exchange Offer or if any holder of Old Notes is not eligible to participate in the Exchange Offer or does not receive freely tradeable New Notes in the Exchange Offer, the Company will, at its expense, (a) promptly file a shelf registration statement (a "Shelf Registration Statement") permitting resales from time to time of the Old Notes,
(b) use its best efforts to cause such registration statement to become effective and (c) use its best efforts to keep such registration statement current and effective until three years from the date it becomes effective or such shorter period that will terminate when all the Old Notes covered by such registration statement have been sold pursuant thereto. The Company, at its expense, will provide to each holder of the Old Notes copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes from time to time. A holder of Old Notes who sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).


    Although the Exchange Offer will not be consummated prior to August 31, 1994, the Company does not propose to file a Shelf Registration Statement because the Company believes that the Exchange Offer will be consummated before it could prepare and file a Shelf Registration Statement and cause a Shelf Registration Statement to be declared effective. The right of a holder of Old Notes to require the Company to file a Shelf Registration Statement will be extinguished by such holder's acceptance of New Notes in the Exchange Offer. The rate of interest borne by the Old Notes will increase commencing on September 1, 1994, because of the Company's failure to consummate the Exchange Offer on or prior to August 31, 1994. See "-- Termination of Certain Rights."


    In the event that the Exchange Offer is not consummated pursuant to its terms or the Shelf Registration Statement is not declared effective on or prior to August 31, 1994, the interest rate borne by the Old Notes shall be increased by 50 basis points per annum following such date. Such interest rate will increase by an additional 25 basis points per annum at the beginning of each subsequent 60-day period, up to a maximum aggregate increase of 150 basis points per annum. Upon the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be, the interest rate borne by the Old Notes will be reduced from and including the date on which either event occurs by the amount of any such increase over 11 1/4%. See "-- Resales of the New Notes" and "-- Consequences of Failure to Exchange."


    The Exchange Offer will not be consummated by August 31, 1994. Pursuant to the Registration Rights Agreement, the Company agreed that, in the event that the Exchange Offer is not consummated on or prior to August 31, 1994, the interest rate borne by the Old Notes shall be increased by 50 basis points per annum following such date. Accordingly, the Old Notes will bear interest at a rate per annum of 11 1/4% through August 31, 1994, and at a rate per annum of 11 3/4% thereafter through the date next preceding the date of original issuance of the New Notes. Upon consummation of the Exchange Offer, the interest rate borne by the Old Notes, and, accordingly, the interest rate borne by the New Notes will be reduced by the amount of such increase.


CONSEQUENCES OF FAILURE TO EXCHANGE

    The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain "restricted securities" (within the meaning of the Securities
Act). Accordingly, prior to the date that is three years after the later of the date of the original issue thereof and the last date on which the Company or any affiliate of the Company was the owner of such Old Notes (the "Resale Restriction Termination Date"), such Old Notes may be resold only (i) to the Company, (ii) to a person whom the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (iii) to an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that is an institution (an "Institutional Accredited Investor") that, prior to such transfer, furnishes to the Trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) pursuant to the limitations on resale provided by Rule 144 under the Securities Act (if available), (v) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (vi) pursuant to an effective registration statement under the Securities Act or (vii) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such account be at all times within its control and to compliance with applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

RESALES OF THE NEW NOTES

    With respect to resales of New Notes, based on existing interpretations of the Staff, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in any public distribution of the New Notes. Each Participating Broker-Dealer receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such New Notes. Each Participating Broker-Dealer must acknowledge that it will deliver a resale prospectus in connection with any resale of such New Notes. The Letter of Transmittal which accompanies this Prospectus states that by so acknowledging and by delivering a resale prospectus, a Participating Broker-Dealer will be deemed not to be acting in the capacity of an "underwriter" (within the meaning of Section 2(11) of the Securities Act). This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes for a period of 180 days from the date on which the Registration Statement of which this Prospectus is a part is first declared effective.

    Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company in the accompanying Letter of Transmittal, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes, and
(iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act of the Company, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. In addition, each holder who is not a broker-dealer will be required to represent that it is not engaged in, and does not intend to engage in, a public distribution of the New Notes. Each Participating Broker-Dealer who receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Old Notes. For a description of the procedures for certain resales by broker-dealers, see "Plan of Distribution."

                              PLAN OF DISTRIBUTION

    Each Participating Broker-Dealer that holds Old Notes that were acquired for its own account as a result of market-making or other trading activities (other than Old Notes acquired directly from the Company), may exchange such Old Notes for New Notes pursuant to the Exchange Offer. However, a Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, will be required to deliver a prospectus satisfying the requirements of the Act in connection with any resales by it of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes in satisfaction of such prospectus-delivery requirement. The delivery by a Participating Broker-Dealer of this Prospectus in connection with resales of New Notes shall not be deemed to be an admission by such Participating Broker-Dealer that it is an "underwriter" within the meaning of the Act. The Company has agreed that it shall cause the Registration Statement of which this Prospectus is a part to remain current and continuously effective for a period of 180 days from the date on which such Registration Statement was first declared effective and that it shall supplement or amend from time to time this Prospectus to the extent necessary to permit this Prospectus (as so supplemented or amended) to be delivered by Participating Broker-Dealers in connection with their resales of New Notes.

    The Company will not receive any proceeds from any sale of New Notes by Participating Broker-Dealers or otherwise. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through dealers who may receive compensation in the form of commissions, concessions or allowances from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Broker-Dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions, concessions or allowances received by any such persons may be deemed to be underwriting compensation under the Securities Act. The accompanying Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period 180 days from the date on which the Registration Statement of which this Prospectus is a part is first declared effective, the Company will deliver to each holder of New Notes, without charge, as many copies of this Prospectus and any amendment or supplement to this Prospectus as such person may reasonably request. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions, concessions or allowances of any brokers or dealers and certain transfer taxes and will indemnify the holders of the New Notes (including any Participating Broker-Dealers) against certain liabilities, including liabilities under the Securities Act, or to the extent such indemnification is unavailable or insufficient, to contribute to any payments that such Participating Broker-Dealers may be required to make in respect thereof.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

    The New Notes will be issued under the Indenture, dated May 2, 1994, among the Company, the Guarantors and Marine Midland Bank, as trustee (the "Trustee"), pursuant to which the Old Notes were issued. For purposes of the following summary, the Old Notes and the New Notes shall be collectively referred to as the "Notes." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and in effect on the Closing Date. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." Copies of the Indenture will be made available to prospective purchasers of the Notes upon request.

    The Notes will be general unsecured obligations of the Company, subordinate in right of payment to all Senior Indebtedness of the Company, and senior or PARI PASSU in right of payment to all existing and future subordinated Indebtedness of the Company.

SUBSIDIARY GUARANTEES

    The Company's payment obligations under the Notes are jointly and severally guaranteed by the Guarantors. The obligations of each Guarantor under its Guarantee are full, unconditional and absolute, irrespective of any invalidity, illegality, unenforceability of any Note or the Indenture or any extension, compromise, waiver or release in respect of any obligation of the Company or any other Subsidiary Guarantor under any Note or the Indenture, or any modification or amendment of or supplement to the Indenture.

    The obligations of any Guarantor under its Guarantee are subordinated, to the same extent as the obligations of the Company in respect of the Notes, to the prior payment in full in cash of all Senior Indebtedness of such Guarantor, which will include any guarantee issued by such Guarantor of any Senior
Indebtedness, including Indebtedness under the New Credit Agreement. The obligations of each Guarantor under its Guarantee are limited to the extent necessary to ensure that such Guarantee does not constitute a fraudulent conveyance under applicable law. See "Risk Factors -- Dependence on Distributions from Subsidiaries." Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor so long as exercise of such right does not impair the rights of holders of Notes under any Guarantee. A Guarantor shall be released and discharged from its obligations under its Guarantee under certain limited circumstances, including (i) upon the sale or dissolution of such Guarantor,
(ii) upon the consummation of any transaction whereupon such Guarantor becomes a Permitted Joint Venture, and (iii) upon the consummation of any transaction whereupon the Company's and its Restricted Subsidiaries' Investment in such Guarantor constitutes a Permitted Minority Interest.

    Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Notes, and the Company believes that separate financial statements of the Guarantors are not material to investors and that the condensed consolidating financial information presented elsewhere in this Prospectus with respect to the Guarantors is more meaningful information in understanding the financial position of the Guarantors.

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate principal amount to $375 million and will mature on April 15, 2004. Interest on the Notes will accrue at the rate of 11 1/4% per annum and will be payable semi-annually on each April 15 and October 15, commencing on October 15, 1994, to the holder of record on the immediately preceding April 1 and October 1, whether or not a business day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year, comprised of twelve 30-day months. The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within the City of New York, Borough of Manhattan or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Unless otherwise designated by the Company, the Company's office or agency maintained for such purpose in the City of New York, Borough of Manhattan will be the office of the Trustee. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

    The Notes are not redeemable at the option of the Company prior to April 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning April 15 of the years indicated below:

                                                               REDEMPTION
YEAR                                                             PRICES
- -------------------------------------------------------------  -----------
1999.........................................................    105.625%
2000.........................................................    103.750%
2001.........................................................    101.875%
2002 and thereafter..........................................    100.000%

SINKING FUND

    The Notes are not subject to the benefit of any sinking fund.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, provided that Notes shall be redeemed in principal amounts of $1,000 or integral multiples thereof. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of the Notes shall have the right to require the repurchase of such holder's Notes in whole or in part pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Within 10 days following any Change of Control, the Company shall mail a notice to the Trustee and to each holder stating: (i) that the Change of Control Offer is being made pursuant to the "Change of Control" provision of the Indenture and that all Notes tendered and not subsequently withdrawn will be accepted for payment and paid for by the Company; (ii) the purchase price and the purchase date (which shall not be less than 30 days nor more than 60 days after the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest and shall continue to be governed by the terms of the Indenture in all respects; (iv) that, unless the Company defaults in the payment thereof, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (v) that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the business day next preceding the Change of Control Payment Date; (vi) that holders will be entitled to withdraw their election on the terms and conditions set forth in such notice; and (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

    On (or, in the case of clause (ii) of this paragraph, at the Company's election, before) the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof tendered and not theretofore withdrawn, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes so tendered, together with an officer's certificate specifying the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so tendered payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to such holder one or more certificates evidencing new Notes equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Company will comply with the requirements of Regulation 14E and Rule 13e-4 (other than the filing requirements of such rule) under the Exchange Act, and any other securities laws and regulations thereunder that are applicable in connection with the repurchase of the Notes resulting from a Change of Control.

SUBORDINATION

    The Indebtedness evidenced by the Notes (including, without limitation, principal, premium, if any, and interest) will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness.

    Upon any distribution to creditors upon any liquidation, dissolution, winding up, bankruptcy, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities, insolvency, receivership or similar proceedings relating to the Company, the holders of Senior Indebtedness will be entitled to receive payment in full of all obligations with respect to Senior Indebtedness before the holders of Notes receive any direct or indirect payment (excluding certain permitted equity or subordinated securities) on account of principal of, premium, if any, or interest on the Notes.

    Upon the final maturity of any Specified Senior Indebtedness by lapse of time, acceleration (unless waived, rescinded or annulled) or otherwise, all principal thereof and accrued and unpaid interest thereon and all accrued and unpaid expenses, fees and other amounts in respect thereof, shall first be paid in full in Cash, or such payment duly provided for in Cash or in a manner otherwise satisfactory to the holders of such Specified Senior Indebtedness, before any direct or indirect payment (excluding certain permitted equity or subordinated securities) is made on account of principal of, premium, if any, or interest on the Notes (other than amounts already deposited for defeasance or redemption pursuant to applicable provisions of the Indenture).

    The Company may not directly or indirectly pay principal of, premium, if any, or interest on the Notes and may not acquire or defease any Notes for Cash or property (in each case, excluding certain permitted equity or subordinated securities) if (i) a default in the payment of principal of or interest on any Specified Senior Indebtedness or in the payment of any letter of credit commission under the New Credit Agreement occurs and is continuing that permits, or upon the lapse of time would permit, the holders (or their agent) of such Specified Senior Indebtedness to accelerate its maturity or the maturity of which has been accelerated (a "Payment Default"); or (ii) a default, other than a Payment Default, on any Specified Senior Indebtedness occurs and is continuing that permits the holders (or the agent) of such Specified Senior Indebtedness to accelerate its maturity (a "Non-Payment Default"), and such default is either the subject of judicial proceedings or the Trustee or the Paying Agent receives a notice of the default from a Person who may give it pursuant to the terms of the Indenture. The Trustee in making any payment to the holders shall be entitled to assume that no Payment Default or Non-Payment Default has occurred unless it has received written notice to the contrary at least one business day prior to such payment. A Payment Default or Non-Payment Default with respect to Specified Senior Indebtedness does not suspend the rights of the Trustee or the holders of the Notes to accelerate the maturity of the Notes. See "Events of Default and Remedies."

    The Trustee or the Paying Agent shall resume payments on the Notes, and the Company may acquire the Notes, upon the earlier of (a) in the case of a Payment Default, the date such Payment Default is cured or waived, or (b) in the case of a Non-Payment Default, the 179th day after receipt of notice if the default is not the subject of judicial proceedings, if otherwise permitted under the terms of the Indenture at that time. During any consecutive 360-day period, only one such 179-day period may commence during which payment of principal of or interest on the Notes may not be made. No Non-Payment Default with respect to Specified Senior Indebtedness which existed or was continuing on the date of the commencement of any such 179-day period will be, or can be, made the basis for the commencement of a second such 179-day period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.


    As of June 30, 1994, the aggregate outstanding principal amount of Senior Indebtedness of the Company and the Guarantors was approximately $160.6 million. As of June 30, 1994, giving pro forma effect to the proposed acquisition of approximately 15 behavioral healthcare facilities (See "The Acquisition"), the principal amount outstanding of Senior Indebtedness of the Company and the Guarantors would have been approximately $164.1 million. As of the date of this Prospectus, the Company has not incurred any indebtedness that is junior in right of payment to the Notes.


CERTAIN COVENANTS

    LIMITATION ON  RESTRICTED PAYMENTS.   The  Company will  not, and  will  not
permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests (other than dividends or distributions payable to the Company or any of its Restricted Subsidiaries or payable in shares of Capital Stock or other Equity Interests of the Company other than Redeemable Stock), (ii) purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries from any Person (other than from the Company or any of its Restricted Subsidiaries); (iii) purchase, repurchase, redeem, prepay, defease, or otherwise acquire or retire for value (A) any Indebtedness of the Company that is subordinated in right of payment to the Notes or the Guarantees thereof, prior to scheduled maturity, repayment or sinking fund payment or (B) any Indebtedness of any Unrestricted Subsidiary or
(iv) make Investments other than Permitted Investments (the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), if:

    (a) at the time of such Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

    (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made on or after the Closing Date exceeds the sum of
       (A) $30 million, (B) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis for the period beginning on the first day of the first month following the Closing Date and ending on the last day of the last month immediately preceding the month in which such Restricted Payment occurs (or, if aggregate cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit), (C) 100% of the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale of Capital Stock or other Equity Interests of the Company (other than such Capital Stock or other Equity Interests issued or sold to a Subsidiary of the Company and other than Redeemable Stock), (D) the aggregate net cash proceeds received on or after the Closing Date by the Company from the issuance or sale of debt securities of the Company that have subsequently been converted into or exchanged for Capital Stock or other Equity Interests of the Company (other than Redeemable Stock) plus the aggregate Cash received by the Company at the time of such conversion or exchange, (E) 100% of the aggregate Cash received by the Company after the Closing Date upon the exercise of options or warrants (whether issued prior to or after the Closing Date) to purchase the Company's Capital Stock and (F) 100% of the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from its Unrestricted Subsidiaries after the Closing Date on account of the return of Investments (other than the return of Permitted Investments in Unrestricted Subsidiaries) in such Unrestricted Subsidiaries; or

    (c) immediately after such Restricted Payment, the Company would not be permitted to incur $1.00 of additional Indebtedness pursuant to the first paragraph of "-- LIMITATION ON ADDITIONAL INDEBTEDNESS" below.

    The foregoing provisions will not prohibit (i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) to the extent required under applicable law, or if the failure to do so would create a material risk of disqualification of the ESOP under the Internal Revenue Code, the acquisition by the Company of its common stock from the ESOP or from participants and beneficiaries of the ESOP; (iii) the

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acquisition  by  the Company  or any  of its  Restricted Subsidiaries  of Equity
Interests of the Company or such Restricted Subsidiary, if the exclusive consideration for such acquisition is the issuance by the Company or such Restricted Subsidiary of its Equity Interests; (iv) the purchase, redemption or acquisition by the Company, for nominal consideration, of rights under the Rights Plan prior to such time as such rights have become exercisable; (v) the redemption, repurchase, acquisition or retirement of Indebtedness of the Company or its Restricted Subsidiaries being concurrently refinanced by Refinancing Indebtedness permitted under "-- LIMITATION ON ADDITIONAL INDEBTEDNESS" below;
(vi) the purchase, repayment, redemption, prepayment, defeasance, acquisition or retirement of any Indebtedness, if the exclusive consideration therefor is the issuance by the Company of its Equity Interests; (vii) the redemption, repurchase, acquisition or retirement of Equity Interests in a Permitted Joint Venture, provided that (A) after giving effect to such transaction, the Company's Consolidated Interest Coverage Ratio is at least 2.00 to 1.0x, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) if consideration for such transaction is in excess of $5 million, such transaction is approved by a majority of the Disinterested Directors of the Company and (D) if consideration for such transaction is in excess of $25 million, the Company has received an opinion from a nationally recognized investment banking firm that such transaction is fair to the Company, from a financial point of view; (viii) dividend payments to the holders of minority interests in Permitted Joint Ventures, ratably in accordance with their respective Equity Interests or, if not ratably, then in accordance with the priorities set forth in the respective organizational documents for, and agreements among holders of Equity Interests in, such Permitted Joint Ventures;
(ix) the Guarantee of Indebtedness of a Permitted Joint Venture if the incurrence of such Indebtedness is permitted under "-- LIMITATION ON ADDITIONAL INDEBTEDNESS" below and if such Guarantee is a Permitted Investment pursuant to clause (f) of the definition thereof; or (x) the acquisition or retirement of options and warrants upon the exercise thereof.

    The Company shall deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters (120 days after the end of the Company's fiscal year) in which a Restricted Payment is made under the first paragraph of this covenant, an officer's certificate setting forth each Restricted Payment made in such fiscal quarter, stating that each such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Limitation on Restricted Payments" covenant were computed, which calculations may be based on the Company's financial statements included in filings required under the Exchange Act for such quarter or such year. For purposes of calculating the aggregate amount of Restricted Payments that are permitted under clause (b) of the first paragraph of "-- LIMITATIONS ON RESTRICTED PAYMENTS," the amounts expended for Restricted Payments permitted under clauses (ii) through (x) above shall be excluded.

    LIMITATION ON PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Indenture provides that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, from and after the Closing Date, directly or indirectly, create or otherwise cause or permit to exist or become effective, or enter into any agreement with any Person that would cause, any encumbrance or restriction on the ability of any Restricted Subsidiary to (A) pay dividends or make any other distributions on its Capital Stock, the Capital Stock of any of its Restricted Subsidiaries or on any other interest or participation in, or measured by, its profits, which interest or participation is owned by the Company or any of its Restricted Subsidiaries, (B) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (C) make loans or advances to the Company or any of its domestic Restricted Subsidiaries, (D) transfer any of its properties or assets to the Company or any of its domestic Restricted Subsidiaries or (E) in the case of a Restricted Subsidiary that is required to be a Guarantor pursuant to the "Additional Guarantors" covenant, execute a Guarantee of the Notes or any renewals or refinancings thereof, except, in each case, for such encumbrances or restrictions existing under or by reason of (1) applicable law and regulation, (2) the Indenture, (3) the New Credit Agreement, and any replacement or substitute facility or facilities thereof, in each case to the extent that such encumbrances and restrictions are not materially more restrictive on the Company and its Restricted Subsidiaries than those contained in the New Credit Agreement as in effect on the Closing Date, (4) instruments evidencing Indebtedness of another Person which is assumed by, or which otherwise becomes the obligation of, such Restricted Subsidiary in connection with the acquisition by such Restricted Subsidiary of another Person (whether pursuant to a purchase of Equity Interests or assets) or in connection with any transaction whereby such Restricted Subsidiary becomes a Permitted Joint Venture, provided that (a) such

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
Indebtedness was not originally incurred in connection with or in anticipation of such acquisition or other transaction, (b) such restrictions apply only to such Restricted Subsidiary and its Subsidiaries and (c) except in the case of an acquisition or other transaction whereby such Restricted Subsidiary becomes a Permitted Joint Venture, immediately after such acquisition or other transaction, substantially all of such Restricted Subsidiary's operations or assets consist of those acquired, (5) restrictions upon the transfer of property or assets subject to Liens permitted under the "Limitation on Liens" covenant below, or (6) restrictions which are contained in instruments evidencing Indebtedness which refinances or refunds the Indebtedness described in clauses
(3) and (4).

    ANTI-LAYERING. The Indenture provides that the Company shall not incur, create, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes.

    LIMITATION ON ADDITIONAL INDEBTEDNESS. The Indenture provides that the Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness, unless, after giving PRO FORMA effect to the incurrence of such Indebtedness and the application of any of the proceeds therefrom to repay Indebtedness, the Consolidated Interest Coverage Ratio of the Company for the four fiscal quarters ending immediately prior to the date such additional Indebtedness is created, incurred, issued, assumed or guaranteed will be at least 2.25 to 1.0x, provided that such calculation shall give PRO FORMA effect to the acquisition of any Person, business, property or assets made since the first day of such four fiscal quarter period as if such acquisition had occurred at the beginning of such four quarter period.

    The foregoing limitations shall not apply to (i) Indebtedness under the New Credit Agreement or any replacement or substitute facility or facilities thereof (provided that Indebtedness under the New Credit Agreement or any replacement or substitute facility or facilities, including unused commitments, shall not at any time exceed $300 million in aggregate outstanding principal amount (including the available undrawn amount of any letters of credit issued under the New Credit Agreement or any replacement or substitute facility or facilities thereof)); (ii) Indebtedness of the Company and its Restricted Subsidiaries, which Indebtedness is in existence on the Closing Date; (iii) Indebtedness represented by the Notes and the Guarantees of the Notes; (iv) Indebtedness created, incurred, issued, assumed or guaranteed in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness permitted by clauses (ii) and (iii) of this covenant (the "Refinancing Indebtedness"); PROVIDED HOWEVER, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded (plus costs of issuance), (B) such Refinancing Indebtedness ranks, relative to the Notes, no more senior than the Indebtedness being refinanced thereby, (C) such Refinancing Indebtedness bears interest at a market rate and (D) such Refinancing Indebtedness (1) shall have an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded or (2) shall not have a scheduled maturity, principal repayment, sinking fund payment or mandatory redemption on or prior to the maturity of the Notes; (v) Indebtedness of the Company or any Restricted Subsidiary to any Restricted Subsidiary or to the Company; (vi) Indebtedness arising from guarantees, letters of credit, and bid or performance bonds securing any obligations of the Company or any Restricted Subsidiary incurred in the ordinary course of business; (vii) Indebtedness for borrowed money denominated in foreign currencies not to exceed an aggregate principal amount at any time equal to the equivalent in such foreign currencies of $5 million in U.S. Dollars, (viii) Capital Lease Obligations in an aggregate amount outstanding at any time not to exceed 5% of the Company's Consolidated Net Assets; (ix) Non-Recourse Indebtedness incurred in connection with the acquisition of real property by the Company or its Restricted Subsidiaries; (x) Guarantees of any Senior Indebtedness, (xi) Guarantees by any Restricted Subsidiary of any Indebtedness of the Company that is PARI PASSU with or subordinate in right of payment to the Notes, provided that (A) in the case of a Guarantee of Indebtedness that is PARI PASSU with the Notes, such Guarantee is PARI PASSU to the Guarantees of the Notes, and (B) in the case of a Guarantee of Indebtedness that is subordinate to the Notes, such Guarantee is similarly subordinated to the Guarantees of the Notes, (xii) Guarantees by the Company of Indebtedness of any Restricted Subsidiary that does not constitute Senior Indebtedness, provided that (A) in the case of the Company's Guarantee of Indebtedness of a Guarantor that is subordinate to such Guarantor's Guarantee of the Notes, the Company's Guarantee of

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
such Indebtedness is similarly subordinated to the Notes, and (B) in all other cases, the Company's Guarantee of such Indebtedness is on a PARI PASSU basis with the Notes, and (xiii) Indebtedness other than that permitted pursuant to the foregoing clauses (i) through (xii) provided that the aggregate outstanding amount of such additional Indebtedness does not at any time exceed $50 million, all or any portion of which Indebtedness, notwithstanding clause (i) above, may be incurred pursuant to the New Credit Agreement or any replacement or substitute facility or facilities thereof.

    LIMITATION ON LIENS. The Indenture provides that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of their respective assets, now owned or hereinafter acquired, securing any Indebtedness that is PARI PASSU with or subordinated in right of payment to the Notes, unless the Notes are equally and ratably secured; PROVIDED that, if such Indebtedness which expressly by its terms is subordinate or junior in right of payment to any other Indebtedness of the Company is expressly subordinate to the Notes, the Lien securing such subordinate or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes. The Company and its Restricted Subsidiaries may at any time, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of their respective assets, now owned or hereafter acquired, securing any Senior Indebtedness or any Non-Recourse Indebtedness permitted under the "Limitation on Additional Indebtedness" covenant.

    LIMITATION ON SALE OF SUBSIDIARY SHARES. The Indenture provides that the Company shall not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Equity Interests of a Restricted Subsidiary except to a Restricted Subsidiary or (ii) permit a Restricted Subsidiary to issue or sell any Equity Interests of such Restricted Subsidiary to any Person other than to the Company or to another Restricted Subsidiary; PROVIDED that (a) the Company and its Restricted Subsidiaries may consummate an Asset Sale of all of the Equity Interests owned by the Company and its Restricted Subsidiaries of such Restricted Subsidiary, (b) the Company may pledge, hypothecate or otherwise grant a Lien on any Equity Interests of any Restricted Subsidiary to the extent permitted under the "Limitation on Liens" covenant, and (c) the Company may sell or otherwise convey or dispose of any Equity Interest in such Restricted Subsidiary, and such Restricted Subsidiary may issue or sell any Equity Interest to any Person other than to the Company or to another Restricted Subsidiary, if
(i) immediately after the consummation of such transaction such Restricted Subsidiary is or becomes a Permitted Joint Venture, provided that (A) after giving effect to such transaction, the Company's Consolidated Interest Coverage Ratio is at least 2.00 to 1.0x, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) if such transaction involves the issuance or sale of Equity Interests having a fair market value in excess of $5 million, the transaction is approved by a majority of the Disinterested Directors of the Company, (D) if such transaction involves the issuance or sale of Equity Interests having a fair market value in excess of $25 million, the Company has received an opinion from a nationally recognized investment banking firm that such transaction is fair to the Company, from a financial point of view, and (E) the sum of (x) the Book Value of assets of such Restricted Subsidiary immediately prior to the transaction pursuant to which it became a Permitted Joint Venture, together with the Book Value of assets of all other Guarantors which have become Permitted Joint Ventures (determined for each such Guarantor as of the time immediately prior to the transaction pursuant to which it became a Permitted Joint Venture) and (y) the aggregate Book Values of Permitted Minority Investments of the Company and its Restricted Subsidiaries (the Book Value of each such Permitted Minority Investment determined as of the time such Investment was made), does not exceed $100 million; (ii) the Company's and its Restricted Subsidiaries' Investment in such Person becomes a Permitted Minority Investment, provided that (A) after giving effect to such transaction, the Company's Consolidated Interest Coverage Ratio is at least 2.00 to 1.0x, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) the sum of (x) the Book Value of such Permitted Minority
Investment, together with the aggregate Book Values of all other Permitted Minority Investments of the Company and its Restricted Subsidiaries (the Book Value of each such Permitted Minority Investment determined as of the date such Investment was made) and (y) the aggregate Book Value of assets of all Guarantors that have become Permitted Joint Ventures (determined for each such Guarantor as of the time immediately prior to the transaction pursuant to which it became a Permitted Joint Venture), do not exceed $100 million, (D) if such transaction involves the issuance or sale of Equity Interests having a fair market value in excess of $5 million,

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
the transaction is approved by a majority of the Disinterested Directors of the Company, and (E) if such transaction involves the issuance or sale of Equity Interests having a fair market value in excess of $25 million, the Company shall have received an opinion from a nationally recognized investment banking firm that such transaction is fair to the Company, from a financial point of view; or
(iii) the Company's and its Restricted Subsidiaries' Investment in such Person otherwise constitutes a Permitted Investment.

    LIMITATION ON USE OF PROCEEDS FROM ASSET SALES. The Indenture provides that the Company and its Restricted Subsidiaries shall not, directly or indirectly, consummate any Asset Sale with or to any Person other than the Company or a Restricted Subsidiary, unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale at least equal to the fair market value of the asset sold or otherwise disposed of,
(ii) at least 60% of the net proceeds from such Asset Sale are received in Cash at closing (unless (A) such Asset Sale is a lease, (B) such Asset Sale is in connection with the creation of, Investment in, or issuance or sale of Equity Interests by, a Permitted Joint Venture, or (C) such Asset Sale is in connection with the making of, or would result in, a Permitted Minority Investment) and
(iii) with respect to any Asset Sale involving the Equity Interest of any Restricted Subsidiary (unless (A) such Restricted Subsidiary is, or as a result of such Asset Sale would be, a Permitted Joint Venture, or (B) as a result of such Asset Sale, the Company's and its Restricted Subsidiaries' Investment in such Restricted Subsidiary would constitute a Permitted Minority Investment), the Company shall sell all of the Equity Interests of such Restricted Subsidiary it owns. Within 270 days after the receipt of Net Cash Proceeds in respect of any Asset Sale, the Company must use all such Net Cash Proceeds either to invest in properties and assets in the healthcare or a healthcare related business (including, without limitation, a capital investment in the Company or any of its Restricted Subsidiaries) or to reduce Senior Indebtedness; PROVIDED, that when any non-Cash proceeds are liquidated, such proceeds (to the extent they are Net Cash Proceeds) will be deemed to be Net Cash Proceeds at that time. When the aggregate amount of Excess Proceeds (as defined below) exceeds $10 million, the Company shall make an offer (the "Excess Proceeds Offer") to apply the Excess
Proceeds to repurchase the Notes at a purchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest to the date of purchase. The Excess Proceeds Offer shall be made substantially in accordance with the procedures for a Change of Control Offer described under "-- CHANGE OF CONTROL" above. To the extent that the aggregate principal amount of the Notes (plus accrued interest thereon) tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency, or a portion thereof, for general corporate purposes. If the aggregate principal amount of the Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased in accordance with the procedures described above under "-- SELECTION AND NOTICE." "Excess
Proceeds" shall mean any Net Cash Proceeds from an Asset Sale that is not invested or used to reduce Senior Indebtedness as provided in the second sentence of this paragraph. Notwithstanding the foregoing, any Asset Sale which results in Net Cash Proceeds of less than $3 million and all Asset Sales (including any Asset Sales which results in Net Cash Proceeds of less than $3 million) in any twelve consecutive-month period which result in Net Cash Proceeds of less than $10 million in the aggregate shall not be subject to the requirement of clause (ii) of the first sentence above.

    The Company will comply with the requirements of Regulation 14E and Rule 13e-4 (other than the filing requirements of such rule) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture provides that neither the Company nor any of its Restricted Subsidiaries shall enter into any transaction or series of related transactions with (including, without limitation, the making of any Investment or guarantee in, to or for the benefit
of), sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, purchase or lease any property or assets from, or enter into an amendment of any contract, agreement with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries (other than the Company or any of its Restricted Subsidiaries), unless (i) such transaction or series of transactions is on terms that are substantially as favorable to the Company or the relevant Restricted Subsidiary, as the case may be, as those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate and (ii) except in the case of any transaction solely between the Company or a Restricted Subsidiary on the one hand and a Permitted Joint Venture on the other hand, including the formation and initial capitalization of

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
such Permitted Joint Venture, (A) with respect to a transaction or series of related transactions involving aggregate payments in excess of $1 million but less than $15 million, a majority of the Disinterested Directors of the Company shall approve by a resolution determining in good faith that such transaction or series of related transactions comply with the clause (i) above, and (B) with respect to a transaction or series of related transactions involving aggregate payments in excess of $15 million (other than cash transactions pursuant to insurance agreements with the Insurance Subsidiaries), the Company shall have received an opinion from a nationally recognized investment banking firm or, with respect to a transaction or a series of related transactions requiring the valuation of real property, a nationally recognized real estate appraisal firm, that such transaction or series of related transactions is fair to the Company, from a financial point of view.

    MERGER, CONSOLIDATION OR SALE OF ASSETS. The Indenture provides that the Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (in one transaction or a series of related transactions) to, any Person or permit any party to merge with or into it unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into or with which the Company is merged or to which the properties and assets of the Company, substantially as an entity, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture and the Indenture remains in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the surviving entity is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) except in the case of a triangular merger for the sole purpose of forming a holding company, the surviving entity could, after giving pro forma effect to such transaction, incur $1.00 of Indebtedness pursuant to the first paragraph of "-- LIMITATION ON ADDITIONAL INDEBTEDNESS" above. The Indenture also provides that no Restricted Subsidiary shall consolidate with, or merge with or into, any Person or permit any party to merge with or into it unless the continuing Person, or the Person formed by such consolidation or into or with which a Restricted Subsidiary is merged is the Company or a Restricted Subsidiary, provided that if any Guarantor consolidates into, or merges with or into, a Restricted Subsidiary, either (i) such Restricted Subsidiary is or becomes a Guarantor; or (ii) immediately after the consummation of such transaction such Guarantor is a Permitted Joint Venture, provided that (A) after giving effect to such transaction, the Company's Consolidated Interest Coverage Ratio is at least 2.00 to 1.0x, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) if such transaction involves a Guarantor with assets having a fair market value in excess of $5 million, the transaction is approved by a majority of the Disinterested Directors of the Company, (D) if such transaction involves a Guarantor having assets with a fair market value in excess of $25 million, the Company has received an opinion from a nationally recognized investment banking firm that such transaction is fair to the Company, from a financial point of view, and (E) the sum of (x) the Book Value of assets of such Guarantor immediately prior to such transaction, together with the Book Value of assets of all other Guarantors which have become Permitted Joint Ventures (determined for each such Guarantor as of the time immediately prior to the transaction pursuant to which it became a Permitted Joint Venture) and (y) the aggregate Book Values of Permitted Minority Investments of the Company and its Restricted Subsidiaries (the Book Value of each such Permitted Minority Investment determined as of the date such Investment was made), does not exceed $100 million; or (iii) immediately after the consummation of such transaction the Company's and its Restricted Subsidiaries' Investment in such Guarantor becomes a Permitted Minority Investment, provided that (A) after giving effect to such transaction, the Company's Consolidated Interest Coverage Ratio is at least 2.00 to 1.0x, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) the sum of (x) the Book Value of such Permitted Minority
Investment, together with the aggregate Book Values of all other Permitted Minority Investments of the Company and its Restricted Subsidiaries (the Book Value of each such Permitted Minority Investment determined as of the date such Investment was made), and (y) the aggregate Book Value of assets of all Guarantors that have become Permitted Joint Ventures (determined for each such Guarantor as of the time immediately prior to the transaction pursuant to which it became a Permitted Joint Venture), does not exceed $100 million, (D) if such Permitted Minority Investment is in excess of $5 million, the Permitted Minority Investment is

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approved  by a majority of the Disinterested Directors of the Company and (E) if
such Permitted Minority Investment is in excess of $25 million, the Company has received an opinion from a nationally recognized investment banking firm that the Permitted Minority Investment is fair to the Company from a financial point of view.

    ADDITIONAL GUARANTORS. The Indenture provides that, after the Closing Date, the Company shall cause any Person which shall at any time be a Subsidiary of the Company, including any present Subsidiary of the Company which is not included among the Guarantors executing the Indenture, to become a Guarantor promptly after the date on which such Subsidiary first becomes a Guarantor under the New Credit Agreement or a Significant Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to cause any Permitted Joint Venture or any Unrestricted Subsidiary to become a Guarantor.

    PAYMENT FOR CONSENT. The Indenture provides that neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to obtaining any consent, waiver or amendment of, or direction in respect of, any of the terms or provisions of the Indenture or the Notes, unless such consideration is offered or agreed to be paid, and paid, to all holders of the Notes which so consent, waive, agree or direct to amend in the time frame set forth in solicitation documents relating to such consent, waiver, agreement or direction.

    PROVISIONS OF REPORTS AND OTHER INFORMATION. The Indenture provides that at all times while any Note is outstanding, the Company shall timely file with the Commission all such reports and other information as required by Section 13 or 15(d) of the Exchange Act, including, without limitation, Forms 10-K, 10-Q and 8-K. At such time as the Company is not subject to the reporting requirements of the Exchange Act, within fifteen days after the same would be required to be filed with the Commission if the Company then were subject to Section 13 or 15(d) of the Exchange Act, the Company will file with the Trustee and supply to each holder of the Notes, without cost, copies of its financial statements and certain other reports or information comparable to that which the Company would have been required to report pursuant to Section 13 and 15(d) of the Exchange Act, including, without limitation, the information that would be required by Forms 10-K, 10-Q and 8-K.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that  each of the following  constitutes an Event  of
Default: (i) default for 30 days in payment of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes, whether at maturity, or upon acceleration, redemption or otherwise; (iii) failure by the Company to comply in any respect with any of its other agreements in the Indenture or the Notes which failure continues for 30 days after receipt of a written notice from the Trustee or holders of at least 25% of the aggregate principal amount of the Notes then outstanding, specifying such Default and requiring that it be remedied; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness is now existing or hereafter created, which default results from the failure to pay any such Indebtedness at its stated final maturity or results in the acceleration of such Indebtedness prior to its stated final maturity and the principal amount of such Indebtedness is at least $15 million, or the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated, aggregates $30 million or more; (v) failure by the Company or any Restricted Subsidiary to pay certain final judgments aggregating in excess of $10 million which judgments are not stayed within 60 days after their entry;
(vi) except as permitted by the Indenture, the unenforceability or invalidity of any Guarantee of the Notes, or the disaffirmance thereof by any Guarantor; and
(vii) certain events of bankruptcy or insolvency with respect to the Company and its Restricted Subsidiaries.

    If the Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Event of Default within 90 days after it becomes known to the Trustee, unless such Event of Default has been cured or waived. Except in the case of an Event of Default in

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the  payment of  principal of,  premium, if  any, or  interest on  any Note, the
Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.

    If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by such holders) (the "Acceleration Notice"), may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on such Notes to be due and payable, (i) immediately if no amount is outstanding and no commitment is in effect under the Specified Senior Indebtedness or (ii) if any amount is outstanding or any commitment is in effect under the Specified Senior Indebtedness, upon the earlier of (A) five business days after delivery of the Acceleration Notice by the Trustee or the holders, as the case may be, to the Company and the agent or another designated representative of the holders of each and any Specified Senior Indebtedness outstanding or (B) acceleration of the Specified Senior Indebtedness, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of the Notes by appropriate judicial proceedings. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be due and payable. If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization occurs, all unpaid principal of, premium, if any, and accrued interest on the Notes then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Company, the Trustee or any holder. The holders of at least 66 2/3% of the aggregate principal amount of the Notes outstanding by notice to the Trustee may rescind an acceleration and its consequences, except an acceleration due to default in payment of principal or interest on the Notes upon conditions provided in the Indenture. Subject to certain restrictions set forth in the Indenture, the holders of at least a 66 2/3% of the aggregate principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on, such Notes or a Default under a provision which requires consent of all holders to amend. When a Default or Event of Default is waived, it is cured and ceases to exist, but no waiver shall extend to any subsequent or other Default or impair any consequent right. A holder of Notes may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the holder gives to the Trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in principal amount of such Notes outstanding make a written request to the Trustee to pursue the remedy; (iii) such holder or holders offer to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;
(iv) the Trustee does not comply with the request within 30 days after receipt thereof and the offer of indemnity or security; and (v) during such 30-day period the holders of 66 2/3% of the aggregate principal amount of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver a statement to the Trustee specifying such Default or Event of Default.

DEFEASANCE AND DISCHARGE OF THE INDENTURE AND THE NOTES

    The Indenture provides that the Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Notes ("legal defeasance"). Such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive solely out of the trust described below payments in respect of the principal of, premium, if any, and interests on such Notes when such payments are due, (ii) the obligations of the Company with respect to the Notes concerning issuing temporary Notes, registration of Notes, replacing mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture.

    The Company and the Guarantors may, at their option and at any time, elect to have their obligations under the provisions "Certain Covenants" and "Change of Control" discharged with respect to the outstanding Notes and the Guarantees thereof ("covenant defeasance"). Such covenant defeasance means that, with

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respect to the outstanding Notes and the Guarantees thereof, the Company and the
Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such provisions and such omission to comply shall not constitute a Default or an Event of Default.

    In order to exercise defeasance, (i) the Company must have irrevocably deposited with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. Dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity of such principal (and premium, if any) or installment of interest or upon redemption; (ii) the Company shall have delivered to the Trustee an opinion of counsel stating that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which such opinion, in the case of legal defeasance, will state that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Closing Date there has been a change in the applicable federal income tax laws or regulations or (C) there exists controlling precedent to such effect; (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance shall not result in a breach or violation of or constitute a default under any material agreement or instrument to which the Company is a party or by which it is bound; and (v) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance have been satisfied.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to register a transfer or exchange of any Note selected for redemption except for the unredeemed portion of any Note being redeemed in part. Also, the Registrar is not required to register a transfer or exchange of any Note for a period of 15 days before the mailing of a notice of redemption offer.

    The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of 66 2/3% of the aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived (other than a continuing Default or Event of Default in the payment of principal or interest on any Note) with the consent of the holders of 66 2/3% of the aggregate principal amount of the then outstanding Notes.

    Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder of Notes) (i) reduce the percentage of principal amount of the Notes whose holders must consent to an amendment or waiver, (ii) change the stated maturity or the time or currency of payment of the principal of, premium, if any, or any interest on, any Note or alter the redemption provisions with respect thereto, (iii) make any change in the subordination provisions of the Indenture that adversely affects the rights of any holder of the Notes under the subordination provisions of the Indenture,
(iv) waive a default in the payment of the principal of, premium, if any, or interest on, any Note, (v) make any change to the "Change of Control" provisions of the Indenture or the provisions relating to the Excess Proceeds Offer, (vi) make any change to the "Anti-Layering" covenant, the "Additional Guarantors" covenant or the "Payment for Consent" covenant of the Indenture, (vii) make any change in the guarantee provisions of this Indenture that adversely affects the rights of any holder of the Notes or (viii) make any change in the provision of the Indenture containing the terms described in this paragraph.

    Notwithstanding the foregoing, without the consent of any holder of the Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for certificated or uncertificated Notes in addition to or in place of certificated or uncertificated Notes, to provide for the assumption of the Company's obligations to holders of the Notes in the case of a merger or consolidation, to make any change that does not adversely affect the

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rights of any holder of  the Notes, to supplement  the Indenture to provide  for additional Guarantors or to comply with any requirement of the Commission in connection with the qualification of the Indenture or the Trustee under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

    The holders of 66 2/3% of the aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent man under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes, unless they shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

FORM AND BOOK-ENTRY PROCEDURES

    GLOBAL NOTE; BOOK-ENTRY FORM. The New Notes will initially be evidenced by three global certificates ("Global Notes") in definitive, fully registered form, without coupons, in the name of CEDE & Co. or another designated nominee ("DTC's Nominee") of DTC. Beneficial interests in the Global Notes will be exchangeable for certificated Notes as set forth in the Indenture. So long as DTC or DTC's Nominee is the registered holder and owner of a Global Note evidencing the New Notes, DTC or DTC's Nominee, as the case may be, will be considered the sole owner and holder of the underlying New Notes for all purposes of such New Notes and under the Indenture.

    In connection with the issuance of the New Notes, DTC will credit on its book-entry registration and transfer system the respective principal amounts of New Notes evidenced by the Global Notes deposited with it to the accounts of institutions that directly maintain accounts with DTC or DTC's Nominee ("participants"). Ownership of beneficial interests in the Global Notes will be limited to participants or Persons for whom such participants serve as nominee or custodian. Ownership of beneficial interests in the Global Notes will be identified on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) or such participants (with respect to the beneficial owners for whom such participants serve as nominee or custodian). Beneficial owners will not receive written confirmation from DTC or DTC's Nominee of their purchase of Notes, but instead, should receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant in DTC's system through which the beneficial owner executed the purchase transaction. Transfers of beneficial ownership interests in the Global Notes will be effected by entries made on the books of participants acting on behalf of beneficial owners.

    Payment of principal of, premium, if any, and interest on the Global Notes will be made to DTC or DTC's Nominee, as the case may be, as the registered owner and holder thereof.

    DTC or DTC's Nominee, upon receipt of any payment of principal or interest in respect of a Global Note evidencing any Notes held by it or DTC's Nominee, will immediately credit direct participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as reflected in the records maintained by DTC or DTC's Nominee. Payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in accordance with DTC's customary procedures and will be settled in next-day funds. The laws of certain U.S. states require that certain Persons take only physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Note

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
to such Persons may be limited. Because DTC can act only on behalf of its direct participants, who, in turn, act on behalf of indirect participants and certain banks, the ability of a Person having a beneficial interest in a Global Note to pledge such interest to Persons or entities that do not participate directly in the DTC system, or otherwise take actions in respect of such interest or exercise rights of beneficial ownership in the Global Notes, may be affected by the lack of a physical certificate evidencing such interest.

    DTC will take action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose DTC account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

    DTC is (i) a limited purpose trust company organized under the banking laws of the State of New York (and is a "banking organization" within the meaning of such laws), (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Direct participants in the DTC services system include securities brokers and dealers, commercial banks, trust companies and clearing corporations, and may include certain other organizations. DTC is owned by a number of its direct participants and by each of the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

    Neither DTC nor DTC's Nominee will consent or vote in any manner with respect to the Notes. Pursuant to its customary procedures, in the case of any matter as to which the consent or vote of holders of the Notes is sought, DTC will mail an Omnibus Proxy to the Company as soon as practicable after the record date for the determination of holders eligible to consent or vote on the matter to be acted upon. The Omnibus Proxy serves to assign DTC's Nominee's right to consent or vote to the direct participants whose accounts it maintains as of the record date.

    Notices of redemption and repurchase with respect to Notes held by direct participants in the DTC system will be forwarded to DTC's Nominee. In the case of a partial redemption, DTC's practice is to determine, by lot, the amount of the beneficial interest in the Notes to be redeemed of each of its direct participants.

    Beneficial owners who elect to participate in a tender offer or purchase of their securities, must provide notice of such election, through its participant (direct or indirect) in DTC's system, to the appropriate depositary, tender or purchase agent, and effect delivery of their Notes by causing the direct participant in DTC's system to transfer the indirect participant's interest in the Notes, as reflected in DTC's records, to such depositary, tender or purchase agent. The requirement for physical delivery of certificates evidencing the Notes in connection with the aforementioned transactions will be deemed satisfied when the beneficial ownership rights in the Global Notes are transferred by direct participants on DTC's records.

    The conveyance of all notices and other communications by DTC to its direct participants, among DTC's participants (direct and indirect) and by DTC's participants (direct and indirect) to owners of beneficial interests in the Notes is governed by customary arrangements among them, subject to statutory or regulatory requirements in effect with respect thereto from time to time.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants of their respective obligations under the rules and procedures governing their operations.

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    The  information set forth above concerning  DTC and DTC's book-entry system has been obtained from sources believed by the Company to be reliable, but the Company assumes no responsibility for the accuracy thereof.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person (a) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise, or (b) owns, directly or indirectly, 10% or more of any class of the issued and outstanding equity securities of the controlled Person.

    "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-and-leaseback and including the sale or other transfer of any Equity Interests in any Restricted Subsidiary) which results in Net Cash Proceeds of $1 million or more. However, the following shall not constitute an Asset Sale: (i) unless part of a disposition including other assets or operations, (A) dispositions of Cash and Cash Equivalents, (B) payments on or in respect of non-Cash proceeds of Asset Sales, and (C) dispositions of Investments by foreign subsidiaries of the Company in Cash and instruments or securities or in certificates of deposit (or comparable instruments) with banks; (ii) the lease of (A) office space in a medical building to healthcare professionals or healthcare goods or services companies for their use or sublease to a similar user or (B) any portion of a hospital (unless the portions of any such hospital so leased in separate transactions constitute more than 50% of such hospital), in the ordinary course of business and in a manner consistent with either past practices or the healthcare industry generally, and (iii) the issuance or sale by the Company of any Equity Interests in the Company.

    "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

    "Book Value" means, with respect to the assets of any Person, the book value of assets of such Person, net of depreciation and other charges and reserves taken with respect to such assets in accordance with GAAP.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

    "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including, without limitation, common and preferred stock), excluding warrants, options or other rights to acquire Capital Stock.

    "Cash" means money or currency or a credit balance in a Deposit Account.

    "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency, instrumentality or sponsored corporation thereof which are rated at least A or the equivalent thereof by Standard & Poor's Corporation or at least A-2 or the equivalent thereof by Moody's Investor Services, Inc., and in each case having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing, having capital and surplus in excess of $100 million with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications

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specified in clause  (ii) above or  any government securities  dealer and  (iii)
commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investor Services, Inc., in each case maturing within one year after the date of acquisition.

    "Change of Control" means (a) the sale, lease, transfer or other disposition in one or more related transactions of all or substantially all of the Company's assets, or the sale of substantially all of the Capital Stock or assets of the Company's Subsidiaries that constitutes a sale of substantially all of the Company's assets, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (b) the merger or consolidation of the Company with or into another corporation, or the merger of another corporation into the Company or any other transaction, with the effect, in any such case, that the stockholders of the Company immediately prior to such transaction hold 50% or less of the total voting power entitled to vote in the election of directors, managers or trustees of the surviving corporation or, in the case of a triangular merger, the parent corporation of the surviving corporation resulting from such merger, consolidation or such other transaction, (c) any Person (except for the parent corporation of the surviving corporation in a triangular merger) or group acquires beneficial ownership of a majority in interest of the voting power or voting Capital Stock of the Company, or (d) the liquidation or dissolution of the Company.

    "Closing Date" means May 2, 1994.

    "Consolidated Interest Coverage Ratio" means the ratio of (A) Consolidated Net Income plus the sum of Interest Expense, taxes, depreciation and amortization of the Company and its Restricted Subsidiaries (to the extent such items were taken into account in computing the Net Incomes of the Company and each of such Restricted Subsidiaries) for the preceding four fiscal quarters to
(B) the Interest Expense of the Company and its Restricted Subsidiaries for the preceding four fiscal quarters; provided that if the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Interest Coverage Ratio is made, then the Consolidated Interest Coverage Ratio will be calculated giving pro forma effect to any such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuances or redemption of preferred stock, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

    "Consolidated Net Assets" means, with respect to any Person, the assets of such Person and its Subsidiaries, less intangible assets of such Person and its Subsidiaries (including, without limitation, franchises, patents, patent applications, trademarks and tradenames, goodwill, excess reorganization value, research and development expenses, and write-ups in the book value of any assets), on a consolidated basis, determined in accordance with GAAP.

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus the sum of the amount allocated to excess reorganization value, ESOP expense and consolidated stock option expense (to the extent such items were taken into account in computing the Net Incomes of such Person and its Subsidiaries); provided, however, that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) the cumulative effect of a change in accounting principles shall be excluded.

    "Consolidated Net Worth" of the Company means consolidated stockholders' equity as determined in accordance with GAAP.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Deposit Account" means a  demand, savings, passbook,  money market or  like account with a commercial bank, savings and loan association or like organization or a government securities dealer, other than an account evidenced by a negotiable certificate of deposit.

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    "Disinterested  Director" means,  with respect to  any specific transaction, any director of the Company that does not have a direct or indirect interest (other than any interest resulting solely from such director's ownership of Equity Interests in the Company) in such transaction.

    "Equity Interests" means (a) Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock), and (b) limited and general partnership interests, interests in limited liability companies, joint venture interests and other ownership interests in any Person.

    "ESOP" means the Employee Stock Ownership Plan of the Company as established on September 1, 1988, and effective as of January 1, 1988, as from time to time amended, and/or the trust created in accordance with such plan pursuant to the Trust Agreement between the Company and the trustee named therein, executed as of September 1, 1988, as the context in which the term "ESOP" is used permits.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect on the Closing Date.

    "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "Guarantor" means (i) each of the Company's Subsidiaries on the Closing Date (other than Permitted Joint Ventures and Unrestricted Subsidiaries) and (ii) each other Person that executes a Guarantee of the obligations of the Company under the Notes and the Indenture from time to time in accordance with the provisions of the "Additional Guarantors" covenant, and their respective successors and assigns; PROVIDED, HOWEVER, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Notes and the Indenture as provided under "-- SUBSIDIARY GUARANTEES" above.

    "Indebtedness" of any Person means, without duplication, (i) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of 365 days or less incurred in the ordinary course of business), (ii) all Capital Lease Obligations of such Person,
(iii) all guarantees of such Person in respect of Indebtedness of others, (iv) at the date of determination thereof, the aggregate amount of all unreimbursed drawings in respect of letters of credit issued for the account of such Person (less the amount of Cash and Cash Equivalents on deposit securing such letters of credit) and (v) all indebtedness, obligations or other liabilities of such person or of others for borrowed money secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person; PROVIDED, HOWEVER, that all or any portion of Indebtedness that becomes the subject of a defeasance (whether a legal defeasance or a "covenant" or "in substance" defeasance) shall, at all times that such defeasance remains in effect, cease to be treated as Indebtedness for purposes of this Indenture.

    "Interest Expense" of any Person means, for any period for which the determination thereof is to be made, (A) the sum of the aggregate amount of (i) interest in respect of Indebtedness (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing), (ii) all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period, (iii) capitalized interest and (iv) amortization of original issue discount and deferred financing costs, all as determined in accordance with GAAP, less (B) interest expense attributable to Unrestricted Subsidiaries.

    "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property (other than Equity Interests in the Company) to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition by such Person of a beneficial interest in capital stock, bonds, notes, debentures or other securities issued by any other Person, or any Guarantee by

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
such Person of the Indebtedness of any other Person (in which case such Guarantee shall be deemed an Investment in such other Person in an amount equal to the aggregate amount of Indebtedness so guaranteed).

    "Insurance Subsidiaries" means, collectively, Golden Isle Assurance Company, Plymouth Insurance Company, Ltd., and any successors to any of the foregoing.

    "Lien" means any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement, other than notice filings not perfecting a security interest, under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign, in respect of any of the foregoing).

    "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest, component thereof) when received in the form of Cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company), casualty loss insurance proceeds, condemnation awards and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses related to such Asset Sale, (ii) provision for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either, (A) in the case of a sale of all of the Equity Interests in any Restricted Subsidiary, is a direct obligation of such Restricted Subsidiary or (B) is required to be paid in connection with such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

    "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

    "New Credit Agreement" means (a) the Second Amended and Restated Credit Agreement, dated as of the Closing Date, among the Company, the banks and other financial institutions named therein and Bankers Trust Company, as Agent, (b) the Second Amended and Restated Subsidiary Credit Agreement, dated as of the Closing Date, among certain Subsidiaries of the Company named therein, the banks and other financial institutions named therein and Bankers Trust Company, as Agent, and (c) each note, guaranty, mortgage, pledge agreement, security agreement and other instruments and documents from time to time entered into pursuant to or in respect of either such credit agreement or any such guaranty, as each such credit agreement and other documents may be amended, restated, supplemented, extended, renewed or otherwise modified from time to time.

    "Non-Recourse Indebtedness" shall mean any Indebtedness of the Company or any of its Restricted Subsidiaries if the holder of such Indebtedness has no recourse, direct or indirect, absolute or contingent, to the general assets of the Company or any of its Restricted Subsidiaries.

    "Permitted Investments" means (a) any Investments in the Company or in a Restricted Subsidiary other than a Permitted Joint Venture; (b) any Investments in Cash or Cash Equivalents; (c) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or, is liquidated into, the Company or a Restricted Subsidiary; (d) loans and advances to employees not exceeding $500,000 per individual at any one time and $5 million outstanding in the aggregate at any one time; (e) Investments in Group Practice

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
Affiliates, Inc. and its Subsidiaries, and in the Technologies and Management Information Unit and its Subsidiaries, not to exceed $70 million in the aggregate at any one time; (f) Investments in a Permitted Joint Venture, provided that (A) after giving effect to such Investment, the Company's Consolidated Interest Coverage Ratio is at least 2.00 to 1.0x, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) if such Investment in such Permitted Joint Venture is in excess of $5 million, such Investment is approved by a majority of the Disinterested Directors of the Company and (D) if such Investment in such Permitted Joint Venture is in excess of $25 million, the Company has received an opinion from a nationally recognized investment banking firm that such Investment is fair to the Company, from a financial point of view; (g) Permitted Minority Investments, provided that (A) after giving effect to such Investments, the Company's Consolidated Interest Coverage Ratio is at least 2.00 to 1.0x, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) the sum of (x) the Book Value of such Permitted Minority Investment together with the aggregate Book Values of all other Permitted Minority Investments of the Company and its Restricted Subsidiaries (the Book Value of each such Permitted Minority Investment determined as of the date such Investment was made), and (y) the aggregate Book Value of assets of all Guarantors that have become Permitted Joint Ventures (determined for each such Guarantor as of the time immediately prior to the transaction pursuant to which it became a Permitted Joint Venture), does not exceed $100 million, (D) if such Permitted Minority Investment is in excess of $5 million, the Permitted Minority Investment is approved by a majority of the Disinterested Directors of the Company and (E) if such Permitted Minority Investment is in excess of $25 million, the Company has received an opinion from a nationally recognized investment banking firm that the Permitted Minority Investment is fair to the Company, from a financial point of view; (h) Investments constituting non-Cash proceeds of Asset Sales; (i) Investments by foreign subsidiaries of the Company in Cash and instruments or securities of the highest grade investment available in local currencies or in certificates of deposit  (or  comparable  instruments)  with banks  with  which  such Subsidiary regularly transacts business; (j) Investments in foreign Unrestricted Subsidiaries not to exceed at any one time the equivalent in foreign currencies of $25 million in U.S. Dollars in the aggregate; and (k) additional Investments not to exceed $10 million outstanding at any one time.

    "Permitted Joint Venture" means a Subsidiary of the Company (i) which is not a Wholly-owned Subsidiary of the Company, (ii) which is in a healthcare or a healthcare related business and (iii) in which the Company or any Restricted Subsidiary (A) has at least a majority of the Equity Interests and (B) is entitled to elect or appoint the directors, managers or trustees thereof, as applicable.

    "Permitted Minority Investment" means any Investment in any Person (i) which is in the healthcare or healthcare related business and (ii) in which the Company and its Restricted Subsidiaries (A) have less than a majority of the Equity Interests or (B) are not entitled to elect or appoint the directors, managers or trustees thereof, as applicable.

    "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

    "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Notes), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Notes.

    "Restricted Subsidiary" means each of the Subsidiaries of the Company that has not been designated an Unrestricted Subsidiary.

    "Rights Plan" means the Company's Share Purchase Rights Plan, dated July 21, 1992, as amended, restated, supplemented or otherwise modified from time.

    "Senior Indebtedness" means the principal of and premium, if any, and interest on (such interest on Senior Indebtedness, wherever referred to in the Indenture, is deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a

                                       87
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claim  after such filing in any proceeding  under such bankruptcy law) and other
amounts  (including,  but   not  limited  to,   fees,  expenses,   reimbursement
obligations in respect of letters of credit and indemnities) due or payable from time to time on or in connection with any Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to the first paragraph of the "Limitations on Additional Indebtedness" covenant described above or permitted under clauses (i), (ii), (iv), (vi), (vii), (viii), (x) and (xiii) of the second paragraph of the "-- LIMITATIONS ON ADDITIONAL INDEBTEDNESS" described above, in each case whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (a) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (b) any Indebtedness incurred after the Closing Date that is contractually subordinated in right of payment to any Senior Indebtedness, and (c) amounts owed (except to banks and other financial institutions) for goods, materials or services purchased in the ordinary course of business or for compensation to employees.

    "Significant Subsidiary" means any Subsidiary of the Company which has total assets in excess of $1 million or which holds the capital stock of a Significant Subsidiary.

    "Specified Senior Indebtedness" means Senior Indebtedness under the New Credit Agreement or any replacement or substitute facility or facilities thereof and each single issue of other Senior Indebtedness having an outstanding principal balance of $50 million or more.

    "Subsidiary" means any corporation, association, limited or general partnership, limited liability company, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other Equity Interests entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

    "Technologies and Management Information Unit" means the Subsidiary of the Company formed or to be formed for the purpose of conducting management and information systems businesses, which may include Strategic Advantage, Inc.

    "Unrestricted Subsidiary" means (i) any of Group Practice Affiliates, Inc. and its Subsidiaries, and the Technologies and Management Information Unit and its Subsidiaries, (ii) the Insurance Subsidiaries, (iii) certain foreign Subsidiaries of the Company, (iv) any Subsidiary of the Company or a Restricted Subsidiary (a) that, at the time of determination, shall be designated by the Board of Directors of the Company as an Unrestricted Subsidiary as provided below and (b) all of the Indebtedness of which shall be non-recourse to the Company and its Restricted Subsidiaries and (v) any Subsidiary of an Unrestricted Subsidiary; provided that, notwithstanding clause (iv)(b) above, the Company or any Subsidiary of the Company may guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Indebtedness of an Unrestricted Subsidiary but only to the extent that the Company or such Subsidiary could make an Investment in such Unrestricted Subsidiary pursuant to the "Limitation on Restricted Payments" covenant and any such guarantee, endorsement or agreement shall be deemed an incurrence of Indebtedness by the Company or such Subsidiary for purposes of the "Limitation on Additional Indebtedness" covenant. The Board of Directors may designate any newly-acquired or newly-formed Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of any Restricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

    "Wholly-owned Subsidiary" of any Person means any Subsidiary of such Person to the extent 95% or more of the entire voting share capital of such Subsidiary is owned by such Person (either directly or indirectly through Wholly-owned Subsidiaries).

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
                        SUMMARY OF NEW CREDIT AGREEMENT

    Concurrently with the sale of the Old Notes, the Company amended and restated its existing credit agreement by entering into a second amended and restated credit agreement dated as of May 2, 1994, with the banks and other financial institutions named therein, BTCo as agent and First Union National Bank of North Carolina ("First Union") as co-agent (the "New Company Credit Agreement"), and certain subsidiaries of the Company ("Subsidiary Borrowers") amended and restated their existing credit agreement by entering into a second amended and restated subsidiary credit agreement, dated as of May 2, 1994, with the banks and other financial institutions named therein, BTCo as agent and First Union as co-agent (the "New Subsidiary Credit Agreement"). BTCo, the agent under the Company and the Subsidiary Borrowers' existing credit agreements, will continue to serve as agent (the "Agent") under the New Company Credit Agreement and the New Subsidiary Credit Agreement. The following is a summary of the material terms of the New Company Credit Agreement and the New Subsidiary Credit Agreement. This summary is not a complete description of the New Company Credit Agreement and the New Subsidiary Credit Agreement and is qualified in its entirety by reference to the terms of the New Company Credit Agreement and the New Subsidiary Credit Agreement, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

THE FACILITY


    The New Company Credit Agreement provides for a five-year reducing, revolving credit facility in favor of the Company in an aggregate committed amount of up to $300 million (the "Revolving Credit Commitment"). The Revolving Credit Commitment also will be available to the Subsidiary Borrowers under the New Subsidiary Credit Agreement. Extensions of credit under the Revolving Credit Commitment will be subject to certain customary conditions precedent and may take the form of revolving loans or letters of credit (up to an aggregate amount for letters of credit of $275 million) and shall be used (i) to refinance certain mortgage indebtedness of certain subsidiaries of the Company in the principal amount of approximately $14.7 million and the loans to certain subsidiaries of the Company outstanding under the existing credit agreements in the principal amount of approximately $46.8 million, which refinancing occurred on May 2, 1994, (ii) for continued credit enhancement of certain currently outstanding variable rate demand notes issued by or for the benefit of certain Subsidiary Borrowers, (iii) to pay the fees, costs and expenses incurred by the Company in connection with the Acquisition, the sale of the Notes and the entering into of the New Credit Agreement, and (iv) for working capital and other general corporate purposes, including to finance in part the Acquisition and to finance other permitted acquisitions and investments. At June 30, 1994, approximately $72.6 million in loans and $73.0 million of letters of credit were outstanding under the Revolving Credit Commitment. The Company expects to borrow additional amounts under the Revolving Credit Commitment in connection with the Acquisition of the Target Hospitals covered by the Subsequent Facilities Agreement.


COMMITMENT REDUCTIONS AND REPAYMENTS

    The Revolving Credit Commitment will automatically be reduced by the amounts and on the dates indicated below:

    AMOUNT            DATE
- --------------  -----------------
$   25,000,000     March 31, 1996
    50,000,000     March 31, 1997
    50,000,000     March 31, 1998
   175,000,000     March 31, 1999

    In addition to the scheduled reductions above and certain other mandatory reductions, the Revolving Credit Commitment shall be reduced (i) by an amount equal to 70% (or if a default or an event of default exists, 100%) of the net proceeds of certain asset sales, (ii) by an amount equal to 25% (or if a default or an event of default exists, 100%) of the net proceeds of certain issuances or sales of the Company's capital stock or other equity interests, except that no such reduction shall be required if the Company meets specified financial ratios and no default or event of default has occurred and is continuing, and (iii) by an amount equal to the principal amount of permitted subordinated indebtedness (including, without limitation, the Notes) subject to a required repurchase or repurchase offer by the Company as a result of any asset sale. All such reductions described in the foregoing clauses (i) through (iii) shall be applied first on a PRO RATA basis to all scheduled reductions of the Revolving Credit Commitment other than the last scheduled reduction of the Revolving Credit Commitment, and thereafter to the last scheduled reduction.

INTEREST


    The loans outstanding under the Revolving Credit Commitment bear interest at a rate per annum equal to (a) the sum of the Base Lending Rate plus 3/4%, or (b) at the option of the Company, the sum of the maximum reserve-adjusted one, two, three or six-month LIBOR plus 1 3/4%. The Base Lending Rate is the higher of (x) the rate announced from time to time as BTCo's prime lending rate, (y) the Federal Reserve's reported weekly average dealer offering rate for three-month certificates of deposit, adjusted for maximum reserves, plus 1/2 of 1%, and (z) the Federal Funds Rate plus 1/2 of 1%. At July 31, 1994, the interest rate per annum for amounts outstanding pursuant to the Revolving Credit Commitment was 6.625%.

    The applicable interest rates for loans bearing interest on the basis of the Base Lending Rate or LIBOR will be reduced by 1/4 of 1% per annum if at any time the Company meets a specified financial ratio and the Company's permitted subordinated indebtedness is given certain specified ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. and will be reduced by an additional 1/4 of 1% per annum if at any time the Company meets a certain more restrictive financial ratio and the Company's permitted subordinated indebtedness is given certain specified higher ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc.

    Overdue principal and, to the extent permitted by law, overdue interest shall bear interest at a rate per annum equal to the greater of (i) the sum of the Base Lending Rate plus 2.75% per annum, and (ii) the sum of the interest rate otherwise applicable to such overdue amount plus 2.00% per annum.

COMMISSIONS, FEES AND EXPENSES

    The Company and the Subsidiary Borrowers will pay, on a monthly basis in arrears, a commitment commission equal to 1/2 of 1% per annum of the daily average unutilized Revolving Credit Commitment. The commitment commission will be reduced to 3/8 of 1% per annum if at any time the Company meets a specified financial ratio and the Company's permitted subordinated indebtedness is given specified ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc.

    The Company and the Subsidiary Borrowers will pay, on a monthly basis in arrears, a letter of credit commission equal to 1.75% per annum of the daily average amount available to be drawn under letters of credit under the New Company Credit Agreement or the New Subsidiary Credit Agreement. Letter of credit commissions will be reduced at all times and to the extent that the interest rate for Base Rate Loans provided above is reduced. The Company will also pay customary fees to issuing banks in connection with the issuance of letters of credit.

    The Agent will receive an annual fee, payable in advance in an amount previously agreed upon, as compensation for its services as Agent. The Company has reimbursed the Agent for all reasonable out-of-pocket expenses and costs in connection with the arrangement and commitment of the Revolving Credit Commitment, the preparation, execution and delivery of documentation evidencing the Revolving Credit Commitment, and will reimburse the Agent for such expenses and costs in connection with the preparation, execution and delivery of documentation relating to waivers, consents and amendments thereof, including the reasonable attorneys' fees and expenses of the Agent's counsel. In addition to the foregoing, the Company paid to BTCo for its account certain fees for the arrangement and committment of the Revolving Credit Commitment.

GUARANTEES

    The New Company Credit Agreement and the New Subsidiary Credit Agreement are guaranteed by substantially all of the Company's existing subsidiaries and will also be guaranteed by each future 95% or more owned restricted subsidiary (other than certain foreign subsidiaries) of the Company having assets in excess of $500,000 or owning capital stock of such a subsidiary (collectively, the "Subsidiary Guarantors"). The Company shall continue to guarantee the obligations  of  the  Subsidiary  Borrowers  under  the  New  Subsidiary  Credit
Agreement.

SECURITY

    The Company's and the Subsidiary Borrowers' obligations under the New Credit Agreement, and the Company's and the Subsidiary Guarantors' guarantees of such obligations, are secured by substantially the same collateral securing the existing credit agreements, which includes substantially all of the real and personal property of the Company and its domestic subsidiaries, including pledges of all or a portion of the capital stock of substantially all of the Company's operating subsidiaries. Future Subsidiary Guarantors will be required to secure their respective guarantees of the New Company Credit Agreement and the New Subsidiary Credit Agreement with their respective personal property (other than the personal property of unrestricted subsidiaries and certain foreign subsidiaries) but, subject to certain exceptions, shall not be required to grant liens on any of their respective real property.

AFFIRMATIVE, NEGATIVE AND FINANCIAL COVENANTS

    LIMITATIONS ON ADDITIONAL INDEBTEDNESS. The New Credit Agreement prohibits incurrence of additional indebtedness by the Company and its "restricted subsidiaries" (as defined in the New Credit Agreement) subject to the following exceptions: (a) subject to the satisfaction of certain financial incurrence tests, (i) the Company may incur up to an additional $125 million of subordinated indebtedness and (ii) the Company and its wholly-owned restricted subsidiaries may incur up to $75 million additional unsubordinated indebtedness outstanding at any time, provided that no more than $25 million may be incurred by wholly-owned restricted subsidiaries; (b) foreign restricted subsidiaries may incur up to $50 million of indebtedness outstanding at any time in connection with letters of credit or bonds obtained in connection with contracts for foreign projects ("Foreign Contracts Credit Support"); (c) the Company and its subsidiaries may incur certain intercompany indebtedness; (d) the Company and its subsidiaries may incur certain types of indebtedness in the ordinary course of business; and (e) restricted subsidiaries that are less than 95% owned may
(i) incur indebtedness as a result of the contribution by the Company's and its subsidiaries' joint venture partners of assets securing such indebtedness and
(ii) incur up to $75 million of other indebtedness outstanding at any time for all such joint ventures; provided that, the indebtedness described in this clause (e) shall be, in general, without recourse (by law or contract) to the Company and its other restricted subsidiaries.

    LIMITATIONS ON ASSET SALES, ETC. The New Credit Agreement prohibits sales and other dispositions of assets by the Company and its restricted subsidiaries, provided, that, subject to the satisfaction of certain conditions, the Company and its restricted subsidiaries may conduct sales and other disposition of assets having a fair market value not exceeding $200,000, either individually or in any series of related transactions, without restriction. The Company and its restricted subsidiaries may also conduct sales of assets having a fair market value in excess of $1 million provided that the asset is sold for an amount at least equal to its fair market value and that the consideration received from the sale consists of at least 70% in cash and/or the assumption of certain types of indebtedness. After the aggregate fair market value of assets over $200,000 sold exceeds $50 million, the sale of any asset with a fair market value greater than $5 million (excluding permitted investments in subsidiaries or joint ventures) requires consent of a specified percentage of the banks and other financial institutions that are parties to the New Credit Agreement. The Company and its restricted subsidiaries are also permitted to lease portions of hospitals and other facilities, licensed beds and certain other assets to third parties.

    RESTRICTIONS ON ADVANCES, INVESTMENTS AND LOANS, ETC. The New Credit Agreement prohibits the Company and its restricted subsidiaries from making advances and loans to, and equity investments (including capital contributions) in any person and direct and indirect guaranties of the obligations of any other person except that subject to certain terms and conditions: (a) the Company and its domestic restricted subsidiaries may make loans and advances to foreign restricted subsidiaries in an aggregate amount not to exceed $50 million outstanding at any time to provide cash collateral for Foreign Contracts Credit Support; (b) the Company and its restricted subsidiaries may make certain other intercompany investments; (c) the Company and its restricted subsidiaries may enter into certain transactions with its officers, employees, and directors; (d) the Company and its restricted subsidiaries may invest in certain cash equivalents and certain other investments made in the ordinary course of business; (e) so long as no default or event of default under the New Credit Agreement exists, and subject to the satisfaction of certain financial incurrence tests, the Company and its wholly-owned restricted subsidiaries may contribute hospitals and similar healthcare or tangible healthcare related assets (together with working capital) to joint ventures in the healthcare business provided that the aggregate fair market value or book value, whichever is greater, of all such facilities contributed to joint ventures with respect to which the Company and its wholly-owned subsidiaries do not have a majority of the equity interests or are not entitled to elect or appoint the directors, managers or trustees, as applicable, does not exceed $100 million; (f) so long as no default or event of default under the New Credit Agreement exists and subject to the satisfaction of certain financial incurrence tests, the Company or its restricted subsidiaries may make, in the aggregate, up to $70 million of investments in subsidiaries of the Company formed to pursue strategic investments and joint ventures in clinical services and management information services; provided that the permitted amount of such Investments may be increased to the extent of the Company's "accumulated excess cash flow" (as defined in New Credit Agreement) by an aggregate amount not to exceed a total of $30 million; and (g) so long as no default or event of default under the New
Credit Agreement exists and subject to the satisfaction of certain financial incurrence tests, the Company and its restricted subsidiaries may make up to $60 million of any other types of investments outstanding at any time; provided that the permitted amount of such investments shall be increased by $10 million on each of the first and second anniversaries of the execution and delivery of the New Credit Agreement; provided, further, that any funds invested under this clause (g) will reduce the permitted acquisition amounts (excluding amounts attributable to the Acquisition) described under the caption "-- Acquisitions and Construction, etc. of Hospitals."

    ACQUISITIONS AND CONSTRUCTION, ETC. OF HOSPITALS. Subject to certain terms and conditions, the New Credit Agreement permits the Company and its wholly-owned restricted subsidiaries to complete the Acquisition. In addition, subject to the satisfaction of certain financial incurrence tests and subject to certain other terms and conditions, the Company and its restricted subsidiaries shall be permitted to spend, in the aggregate, for the purpose of directly or indirectly acquiring or constructing hospitals or other healthcare or healthcare related assets (in addition to the Target Hospitals), up to $75 million; provided that the permitted amount of such expenditures may be increased by annual increments in an aggregate amount for all such increments not to exceed a total increase of $100 million.

    RESTRICTIONS ON CERTAIN CAPITAL EXPENDITURES. The aggregate amount of capital expenditures (other than those described under the caption "-- Acquisitions and Construction, etc. of Hospitals") by the Company and its restricted subsidiaries shall not exceed $35 million in any fiscal year of the Company; provided that (a) to the extent the aggregate amount of such capital expenditures is less than $35 million in any fiscal year, up to $10 million of the unused amount may be carried forward to the Company's next fiscal year, and
(b) the amount the Company would otherwise be permitted to make in any fiscal year may be increased to the extent the Company has sufficient "accumulated excess cash flow" (as defined in the New Credit Agreement) to an aggregate amount not to exceed $50 million in such fiscal year.

    OTHER. The New Company Credit Agreement and the New Subsidiary Credit Agreement also contain affirmative covenants usual for facilities of this type and other negative covenants restricting the Company and its restricted subsidiaries from, among other things, (i) creating certain liens, (ii) entering into certain mergers, consolidations, joint ventures, partnerships, leases and sale-and-leaseback transactions, (iii) paying certain dividends and effecting certain other transactions involving the capital stock of the Company and its restricted subsidiaries, (iv) entering into certain transactions with affiliates, (v) incurring restrictions affecting dividends and other payments from subsidiaries, (vi) issuing subsidiary stock, and (vii) making voluntary prepayments or redemptions of subordinated indebtedness. In addition, the New Company Credit Agreement requires the Company to comply with certain financial covenants that will be tested on a quarterly basis.

EVENTS OF DEFAULT

    The New Company Credit Agreement and the New Subsidiary Credit Agreement contain default provisions usual for facilities of this type, and also include an event of default for any change in control of the Company, as defined in substantially the same manner as the definition of Change of Control contained herein. See "Description of the New Notes."

                        FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER


    The following is a description of the material federal income tax consequences of the Exchange Offer to the holders of the Old Notes and the Company. The Company's counsel, King & Spalding, has issued an opinion to the Company, which opinion was filed as an exhibit to the Registration Statement of which this Prospectus is a part, stating that, in the opinion of such counsel, the material federal income tax consequences of the Exchange Offer to the holders of the Old Notes and to the Company are fairly and accurately set forth below.


    The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not constitute a material modification of the Old Notes and, accordingly, such exchange should not constitute an exchange for federal income tax purposes. Accordingly, such exchange should have no federal income tax consequences to holders of Old Notes, either to those who exchange their Old Notes for New Notes or those who do not so exchange their Old Notes, and each holder of Old Notes would continue to be required to include interest on the Old Notes in its gross income in accordance with its method of accounting for federal income tax purposes.

    If the exchange of Old Notes for New Notes constitutes an exchange for federal income tax purposes, and both the Old Notes and the New Notes constitute "securities" for federal income tax purposes (which determination generally is made by reference to the initial term of the debt instrument, with debt instruments with initial terms of ten years or more being generally treated as securities and debt instruments with initial terms of less than five years being generally treated as not securities), a holder of Old Notes would recognize no gain or loss on the consummation of the Exchange Offer. If, in such event, the Old Notes or the New Notes did not constitute securities, (i) a holder would recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the "issue price" of the New Notes and (b) the holder's adjusted tax basis in the Old Notes exchanged therefor, and (ii) (a) gain, if any, recognized by a holder on the exchange generally would be capital gain (if the Old Notes were held by such holder as capital assets), and would be short-term capital gain if the holder's holding period in the Old Notes was not more than one year, (b) a holder's initial tax basis in the New Notes would be their "issue price" determined on the date of the exchange, and (c) a holder's holding period for the New Notes would begin on the day after the date of the exchange. In each case, depending on the issue price of the New Notes, which would be determined on the date of exchange, a holder might be required to include original issue discount in gross income for federal income tax purposes in advance of the receipt of cash in respect thereof.

                                 LEGAL MATTERS

    The legality of the New Notes offered hereby will be passed upon for Charter by King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763.

                                    EXPERTS

    The audited consolidated financial statements and schedules of Charter included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


    The combined financial statements of the Selected Psychiatric Hospitals of National Medical Enterprises, Inc. as of May 31, 1993 and 1994, and for each of the years in the three-year period ended May 31, 1994 included herein and in the Registration Statement have been so included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.


                             AVAILABLE INFORMATION

    Charter has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the Registration of the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    Charter is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 at prescribed rates. In addition, such reports, proxy statements and other information can be inspected and copied at public reference facilities referred to above and at Regional Offices of the Commission located at Room 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Charter's Common Stock is listed for trading on the American Stock Exchange and reports, proxy statements and other information concerning Charter may be inspected at the office of the American Stock Exchange, 86 Trinity Place, New York, New York. If, at any time, Charter is not subject to the information requirements of the Exchange Act, Charter has agreed to furnish to holders of the New Notes financial statements, including notes thereto and with respect to annual reports, an auditor's report by an accounting firm of established national reputation and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any other information that would be required by Form 10-K, Form 10-Q and Form 8-K.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
CHARTER MEDICAL CORPORATION
  Audited Consolidated Financial Statements
    Report of independent public accountants...............................................................        F-2
    Consolidated balance sheets as of September 30, 1992 and 1993..........................................        F-3
    Consolidated statements of operations for the year ended September 30, 1991, the ten months ended July
     31, 1992, the two months ended September 30, 1992 and the year ended September 30, 1993...............        F-4
    Consolidated statements of changes in stockholders' equity (deficit) for the year ended September 30,
     1991, the ten months ended July 31, 1992, the two months ended September 30, 1992 and the year ended
     September 30, 1993....................................................................................        F-5
    Consolidated statements of cash flows for the year ended September 30, 1991, the ten months ended July
     31, 1992, the two months ended September 30, 1992 and the year ended September 30, 1993...............        F-6
    Notes to consolidated financial statements.............................................................        F-7
  Unaudited Condensed Consolidated Financial Statements
    Condensed consolidated balance sheets as of September 30, 1993 and June 30, 1994.......................       F-34
    Condensed consolidated statements of operations for the quarters and nine months ended June 30, 1993
     and 1994..............................................................................................       F-35
    Condensed consolidated statements of changes in stockholders' equity (deficit) for the quarter and nine
     months ended June 30, 1994............................................................................       F-36
    Condensed consolidated statements of cash flows for the nine months ended June 30, 1993 and 1994.......       F-37
    Notes to condensed consolidated financial statements...................................................       F-38
THE TARGET HOSPITALS
  Audited Combined Financial Statements as of and for the three years ended May 31, 1994
    Report of independent public accountants...............................................................       F-47
    Combined balance sheet as of May 31, 1993 and 1994.....................................................       F-48
    Combined statements of operations for the years ended May 31, 1992, 1993 and 1994......................       F-49
    Combined statements of cash flows for the years ended May 31, 1992, 1993 and 1994......................       F-50
    Combined statements of owners' equity for the years ended May 31, 1992, 1993 and 1994..................       F-51
    Notes to combined financial statements.................................................................       F-52

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Charter Medical Corporation:

    We have audited the accompanying consolidated balance sheets of Charter Medical Corporation (a Delaware Corporation) and subsidiaries as of September 30, 1992 and 1993, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended September 30, 1991, the ten months ended July 31, 1992, the two months ended September 30, 1992 and the year ended September 30, 1993. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charter Medical Corporation and subsidiaries as of September 30, 1992 and 1993, and the results of their operations and their cash flows for the year ended September 30, 1991, the ten months ended July 31, 1992, the two months ended September 30, 1992 and the year ended September 30, 1993, in conformity with generally accepted accounting principles.

    As discussed in Notes 1 and 2, the Company's reorganization plan was confirmed by the U.S. Bankruptcy Court on July 8, 1992 and became effective on July 21, 1992 (effective on July 31, 1992 for financial reporting purposes). In accordance with Statement of Position No. 90-7 of the American Institute of Certified Public Accountants, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," the Company was required to account for the reorganization using fresh start reporting. Accordingly, all consolidated financial statements prior to July 31, 1992 are not comparable to the consolidated financial statements for periods after the implementation of fresh start reporting.

    Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in the index to the exhibits and financial statement schedules are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as whole.

                                          ARTHUR ANDERSEN & CO.

Atlanta, Georgia
November 15, 1993
(except with respect to the matters
discussed in Notes 14 and 15, as
to which the date is June 30, 1994)

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
              (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                     ASSETS

                                                                                         SEPTEMBER 30,  SEPTEMBER 30,
                                                                                             1992           1993
                                                                                         -------------  -------------
Current Assets
  Cash, including cash equivalents of $104,710 in 1992 and $60,242 in 1993, at cost
   which approximates market...........................................................   $   140,803    $    86,002
  Accounts receivable, less allowance for doubtful accounts of $30,272 in 1992 and
   $28,843 in 1993.....................................................................       127,698        119,638
  Supplies.............................................................................         5,784          5,051
  Other current assets.................................................................        16,457         21,224
                                                                                         -------------  -------------
    Total Current Assets...............................................................       290,742        231,915
Assets Restricted for Settlement of Unpaid Claims......................................        67,456         81,608
Property and Equipment
  Land.................................................................................       101,892         95,886
  Buildings and improvements...........................................................       324,921        310,649
  Equipment............................................................................        62,940         67,421
                                                                                         -------------  -------------
                                                                                              489,753        473,956
  Accumulated depreciation.............................................................        (4,313)       (30,098)
                                                                                         -------------  -------------
                                                                                              485,440        443,858
  Construction in progress.............................................................         1,322            928
                                                                                         -------------  -------------
                                                                                              486,762        444,786
Other Long-Term Assets.................................................................        12,891         22,676
Reorganization Value in Excess of Amounts Allocable to Identifiable Assets.............       121,709         57,201
Net Assets of Discontinued Operations..................................................       319,638        --
                                                                                         -------------  -------------
                                                                                          $ 1,299,198    $   838,186
                                                                                         -------------  -------------
                                                                                         -------------  -------------
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable.....................................................................   $    50,735    $    52,264
  Accrued salaries and wages...........................................................        32,120         28,298
  Other accrued liabilities............................................................       127,004        109,600
  Current income taxes payable.........................................................        12,329         11,479
  Current maturities of long-term debt and capital lease obligations...................        73,956         70,957
                                                                                         -------------  -------------
    Total Current Liabilities..........................................................       296,144        272,598
Long-Term Debt and Capital Lease Obligations...........................................       844,839        350,205
Deferred Income Tax Liabilities........................................................        20,569         38,789
Reserve for Unpaid Claims..............................................................        98,346         99,675
Deferred Credits and Other Long-Term Liabilities.......................................        28,876         19,621
Stockholders' Equity (Deficit)
  Preferred Stock, without par value
    Authorized -- 10,000,000 shares
    Issued and outstanding -- none.....................................................       --             --
  Common Stock, par value $0.25 per share
    Authorized -- 80,000,000 shares
    Issued and outstanding -- 24,827,656 shares in 1992
     and 25,001,042 shares in 1993.....................................................         6,207          6,250
  Other Stockholders' Equity (Deficit)
    Additional paid-in capital.........................................................       198,623        237,581
    Accumulated deficit................................................................        (7,196)       (59,423)
    Unearned compensation under ESOP...................................................      (187,128)      (122,724)
    Warrants outstanding...............................................................           283            274
    Cumulative foreign currency adjustments............................................          (365)        (4,660)
                                                                                         -------------  -------------
                                                                                               10,424         57,298
Commitments and Contingencies
                                                                                         -------------  -------------
                                                                                          $ 1,299,198    $   838,186
                                                                                         -------------  -------------
                                                                                         -------------  -------------

          The accompanying Notes to Consolidated Financial Statements are an integral part of these balance sheets.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                  TEN MONTHS      TWO MONTHS
                                                                 YEAR ENDED         ENDED            ENDED          YEAR ENDED
                                                                SEPTEMBER 30,      JULY 31,      SEPTEMBER 30,     SEPTEMBER 30,
                                                                    1991             1992            1992              1993
                                                                -------------     ----------     -------------     -------------
Net revenue.................................................    $    868,264      $ 777,855      $    142,850      $    897,907
                                                                -------------     ----------     -------------     -------------
Costs and expenses
  Salaries, general and administrative expenses.............         656,828        563,600           107,608           640,847
  Bad debt expenses.........................................          51,617         50,403            14,804            67,300
  Depreciation and amortization.............................          48,659         35,126             3,631            26,382
  Amortization of reorganization value in excess of amounts
   allocable to identifiable assets.........................         --              --                 7,167            42,678
  Interest, net.............................................         232,218        169,244            12,690            74,156
  ESOP expense (credit).....................................          (3,962)        33,714             4,811            45,874
  Deferred compensation expense.............................           5,061          3,190           --                --
  Stock option expense (credit).............................         --              --                  (789)           38,416
  Provision for settlement of litigation....................          18,700         --               --                --
  Provision for restructuring of operations.................          26,300         --               --                --
                                                                -------------     ----------     -------------     -------------
                                                                   1,035,421        855,277           149,922           935,653
                                                                -------------     ----------     -------------     -------------
Loss from continuing operations before income taxes,
 reorganization items and extraordinary item................        (167,157)       (77,422)           (7,072)          (37,746)
Provision for income taxes..................................         --               4,259             1,054             1,874
                                                                -------------     ----------     -------------     -------------
Loss from continuing operations before reorganization items
 and extraordinary item.....................................        (167,157)       (81,681)           (8,126)          (39,620)
Discontinued operations:
  Income (Loss) from discontinued
   operations (1)...........................................          37,115         24,211               930           (14,703)
  Gain on disposal of discontinued operations (net of income
   tax provision of $42,838)................................         --              --               --                 10,657
                                                                -------------     ----------     -------------     -------------
Loss before reorganization items and extraordinary item.....        (130,042)       (57,470)           (7,196)          (43,666)
Reorganization items:
  Professional fees and other expenses......................         --              (8,156)          --                --
  Adjust accounts to fair value.............................         --              83,004           --                --
Extraordinary item -- gain (loss) on early extinguishment or discharge of debt (net of income tax benefit of $5,298 in
 1993)......................................................         --             730,589           --                 (8,561)
                                                                -------------     ----------     -------------     -------------
Net income (loss)...........................................    $   (130,042)     $ 747,967      $     (7,196)     $    (52,227)
                                                                -------------     ----------     -------------     -------------
                                                                -------------     ----------     -------------     -------------
Average number of common shares outstanding (2).............         --              --                24,828            24,875
                                                                                                 -------------     -------------
                                                                                                 -------------     -------------
Earnings (Loss) per common share (2):
  Loss from continuing operations before extraordinary
   item.....................................................         --              --          $       (.33)     $      (1.59)
  Income (Loss) from discontinued operations and gain on
   disposal of discontinued operations......................         --              --                   .04              (.16)
                                                                                                 -------------     -------------
  Loss before extraordinary item............................         --              --                  (.29)            (1.75)
  Extraordinary loss on early extinguishment of debt........         --              --               --                   (.35)
                                                                                                 -------------     -------------
  Net loss..................................................         --              --          $       (.29)     $      (2.10)
                                                                                                 -------------     -------------
                                                                                                 -------------     -------------

- --------------------------
(1) Net of income tax provisions of $79, $122 and $10,708 in the ten months ended July 31, 1992, the two months ended September 30, 1992 and fiscal 1993, respectively.

(2) Shares and per share amounts for the periods ended September 30, 1991 and July 31, 1992 have not been presented because they are not meaningful due to the implementation of fresh start accounting and the substantial change in the number of shares outstanding subsequent to the consummation of the Plan.


          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                                              TEN MONTHS    TWO MONTHS
                                                                YEAR ENDED       ENDED         ENDED       YEAR ENDED
                                                               SEPTEMBER 30,   JULY 31,    SEPTEMBER 30,  SEPTEMBER 30,
                                                                   1991          1992          1992           1993
                                                               -------------  -----------  -------------  -------------
Common Stock:
  Balance, beginning of period...............................   $   --         $  --        $     6,207    $     6,207
  Consummation of the Restructuring..........................       --             6,207        --             --
  Exercise of options and warrants...........................       --            --            --                  43
                                                               -------------  -----------  -------------  -------------
  Balance, end of period.....................................       --             6,207          6,207          6,250
                                                               -------------  -----------  -------------  -------------
Class B Common Stock:
  Balance, beginning of period...............................         3,679        3,537        --             --
  Consummation of the Restructuring..........................       --            (3,537)       --             --
  Other......................................................          (142)      --            --             --
                                                               -------------  -----------  -------------  -------------
  Balance, end of period.....................................         3,537       --            --             --
                                                               -------------  -----------  -------------  -------------
Additional Paid-in Capital:
  Balance, beginning of period...............................        34,830       39,891        199,412        198,623
  Deferred compensation and stock option expense (credit)....         5,061        3,190           (789)        38,416
  Consummation of the Restructuring..........................       --           364,888        --             --
  Adjust accounts to fair value..............................       --             3,993        --             --
  Exercise of options and warrants...........................       --            --            --                 542
  Fresh start equity reclassifications.......................       --          (212,550)       --             --
                                                               -------------  -----------  -------------  -------------
  Balance, end of period.....................................        39,891      199,412        198,623        237,581
                                                               -------------  -----------  -------------  -------------
Accumulated Deficit:
  Balance, beginning of period...............................      (843,883)    (945,222)       --              (7,196)
  Net income (loss)..........................................      (130,042)     747,967         (7,196)       (52,227)
  Fresh start equity reclassifications.......................       --           215,479        --             --
  Cumulative redeemable preferred stock dividend
   requirements..............................................       (24,853)     (18,224)       --             --
  Reversal of warrant accretion..............................        53,526       --            --             --
  Other......................................................            30       --            --             --
                                                               -------------  -----------  -------------  -------------
  Balance, end of period.....................................      (945,222)      --             (7,196)       (59,423)
                                                               -------------  -----------  -------------  -------------
Unearned Compensation under ESOP:
  Balance, beginning of period...............................      (238,760)    (240,461)      (193,990)      (187,128)
  ESOP expense (credit)......................................        (3,962)      33,714          4,811         45,874
  ESOP expense of discontinued operations....................         2,261       12,757          2,051         18,530
                                                               -------------  -----------  -------------  -------------
  Balance, end of period.....................................      (240,461)    (193,990)      (187,128)      (122,724)
                                                               -------------  -----------  -------------  -------------
Warrants Outstanding:
  Balance, beginning of period...............................        57,519        3,993            283            283
  Exercise of warrants.......................................       --            --            --                  (9)
  Consummation of the Restructuring..........................       --               283        --             --
  Adjust accounts to fair value..............................       --            (3,993)       --             --
  Reversal of warrant accretion..............................       (53,526)      --            --             --
                                                               -------------  -----------  -------------  -------------
  Balance, end of period.....................................         3,993          283            283            274
                                                               -------------  -----------  -------------  -------------
Cumulative Foreign Currency Adjustments:
  Balance, beginning of period...............................         1,661          (17)       --                (365)
  Foreign currency translation gain (loss)...................        (1,678)       3,088           (365)        (4,295)
  Fresh start equity reclassifications.......................       --            (3,071)       --             --
                                                               -------------  -----------  -------------  -------------
  Balance, end of period.....................................           (17)      --               (365)        (4,660)
                                                               -------------  -----------  -------------  -------------
Total Stockholders' Equity (Deficit).........................   $(1,138,279)   $  11,912    $    10,424    $    57,298
                                                               -------------  -----------  -------------  -------------
                                                               -------------  -----------  -------------  -------------

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              TEN MONTHS    TWO MONTHS
                                                                YEAR ENDED       ENDED         ENDED       YEAR ENDED
                                                               SEPTEMBER 30,   JULY 31,    SEPTEMBER 30,  SEPTEMBER 30,
                                                                   1991          1992          1992           1993
                                                               -------------  -----------  -------------  -------------
Cash Flows From Operating Activities
  Net income (loss)..........................................   $  (130,042)   $ 747,967    $    (7,196)   $   (52,227)
                                                               -------------  -----------  -------------  -------------
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
    (Income) Loss from discontinued operations...............       (37,115)     (24,211)          (930)        14,703
    Gain on sale of discontinued operations..................       --            --            --             (10,657)
    Depreciation and amortization............................        48,659       35,126         10,798         69,060
    Non-cash portion of provision for restructuring of
     operations..............................................        12,828       --            --             --
    ESOP expense (credit)....................................        (3,962)      33,714          4,811         45,874
    Deferred compensation and stock option expense
     (credit)................................................         5,061        3,190           (789)        38,416
    Non-cash interest expense................................        78,796       38,245            917          7,866
    Cash flows from changes in assets and liabilities, net of
     reorganization items and effects from sales of
     businesses:
      Accounts receivable, net...............................        27,388         (133)        10,960          7,909
      Other current assets...................................           643       (7,492)          (685)        (2,541)
      Other long-term assets.................................         1,178       (8,761)           471         (5,239)
      Accounts payable and other accrued liabilities.........       105,762       76,354         25,401        (30,443)
      Income taxes payable...................................        (4,858)       1,585            942          1,482
      Reserve for unpaid claims..............................        11,418        7,348         (1,479)         4,119
    Reorganization items:
      Professional fees and other expenses...................       --           (20,208)        (6,161)       --
      Adjust accounts to fair value..........................       --           (83,004)       --             --
    Extraordinary (gain) loss on early extinguishment or
     discharge of debt.......................................       --          (730,589)       --               8,561
    Other....................................................         6,076        7,810          1,300         (6,925)
                                                               -------------  -----------  -------------  -------------
      Total adjustments......................................       251,874     (671,026)        45,556        142,185
                                                               -------------  -----------  -------------  -------------
        Net cash provided by operating activities............       121,832       76,941         38,360         89,958
                                                               -------------  -----------  -------------  -------------
Cash Flows From Investing Activities
  Capital expenditures.......................................       (11,699)      (8,868)        (1,430)       (11,101)
  Increase in assets restricted for settlement of unpaid
   claims....................................................        (5,866)      (1,629)       (16,438)       (14,152)
  Proceeds from sale of assets (including discontinued
   operations)...............................................        36,566        3,008        --             354,173
  Cash flows from discontinued operations....................        33,540       33,812         10,977         42,487
                                                               -------------  -----------  -------------  -------------
    Net cash provided by (used in) investing activities......        52,541       26,323         (6,891)       371,407
                                                               -------------  -----------  -------------  -------------
Cash Flows From Financing Activities
  Payments on debt and capital lease obligations.............       (68,835)    (120,197)       (42,931)      (533,942)
  Proceeds from issuance of debt.............................       --             1,462        --              17,200
  Proceeds from exercise of stock options and warrants.......       --            --            --                 576
                                                               -------------  -----------  -------------  -------------
    Net cash used in financing activities....................       (68,835)    (118,735)       (42,931)      (516,166)
                                                               -------------  -----------  -------------  -------------
Net increase (decrease) in cash and cash equivalents.........       105,538      (15,471)       (11,462)       (54,801)
Cash and cash equivalents at beginning of period.............        62,198      167,736        152,265        140,803
                                                               -------------  -----------  -------------  -------------
Cash and cash equivalents at end of period...................   $   167,736    $ 152,265    $   140,803    $    86,002
                                                               -------------  -----------  -------------  -------------
                                                               -------------  -----------  -------------  -------------

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1993

1.  STRUCTURE OF THE COMPANY

    DISCONTINUED OPERATIONS

    On September 30, 1993, the Company sold its general hospitals and the related assets for a total sales price of approximately $338 million. The Company retained the assets and liabilities relating to these subsidiaries for professional liability claims incurred and cost report settlements for periods prior to September 30, 1993. Summarized results of the operations of the general hospitals were as follows (in thousands):


                                                                        TEN MONTHS       TWO MONTHS
                                                       YEAR ENDED          ENDED            ENDED          YEAR ENDED
                                                      SEPTEMBER 30,      JULY 31,       SEPTEMBER 30,     SEPTEMBER 30,
                                                          1991             1992             1992              1993
                                                      -------------     -----------     -------------     -------------
Net revenue.......................................    $    305,650      $  275,595      $     57,631      $    346,835
Salaries, general and administrative and bad debt
 expenses.........................................         249,956         226,123            46,612           284,372
Depreciation and amortization.....................          12,947          11,334             2,422            15,123
Amortization of reorganization value in excess of
 amounts allocable to identifiable assets.........         --               --                 5,333            32,000
Interest, net.....................................           3,336           1,836               371             1,955
ESOP expense......................................           2,261          12,757             2,051            18,533
Provision for income taxes........................         --               --                    95            10,267
                                                      -------------     -----------     -------------     -------------
Net income (loss).................................    $     37,150      $   23,545      $        747      $    (15,415)
                                                      -------------     -----------     -------------     -------------
                                                      -------------     -----------     -------------     -------------


    For the year ended September 30, 1993, the general hospitals were allocated income taxes based on their relative contribution to the Company's consolidated income tax liability before nondeductible amortization of reorganization value in excess of amounts allocable to identifiable assets. No allocation was made for periods prior to July 31, 1992, as the Company recorded no tax provision related to operations.

    On September 15, 1993, the Company sold its interest in Beech Street of California, Inc. ("Beech Street") (see Note 12). Beech Street operates preferred provider networks and provides utilization review services to third parties. Immediately prior to the sale, the Company owned 71.1% of the voting stock and 19.8% of the equity ownership of Beech Street. The operations of Beech Street were consolidated with the Company. Summarized results of Beech Street's operations were as follows (in thousands):


                                                                        TEN MONTHS    TWO MONTHS
                                                          YEAR ENDED    ENDED JULY       ENDED       YEAR ENDED
                                                         SEPTEMBER 30,      31,      SEPTEMBER 30,  SEPTEMBER 30,
                                                             1991          1992          1992           1993
                                                         -------------  -----------  -------------  -------------
Net revenue............................................    $  14,400     $  16,671     $   4,148      $  25,596
Salaries, general and administrative, bad debt and
 minority interest expenses............................       13,623        15,819         3,921         24,334
Other expenses, including income taxes.................          812           186            44            550
                                                         -------------  -----------       ------    -------------
Net income (loss)......................................    $     (35)    $     666     $     183      $     712
                                                         -------------  -----------       ------    -------------
                                                         -------------  -----------       ------    -------------



    The Company recorded a gain on disposal of discontinued operations of approximately $10.7 million, net of the related income tax provision of approximately $42.8 million. The income tax provision attributable to the gain on disposal of discontinued operations differs from that computed based on the statutory federal income tax rate due to the unamortized reorganization value in excess of amounts allocable to identifiable assets allocated to the discontinued operations of approximately $58.6 million which is not deductible for tax purposes.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

1.  STRUCTURE OF THE COMPANY (CONTINUED)
    The net assets, results of operations and the gains on the sales of the general hospitals and Beech Street have been reported in the accompanying financial statements as discontinued operations. Therefore, the financial statements for all prior periods presented have been restated to segregate these amounts from continuing operations.

    CONSUMMATION OF THE RESTRUCTURING

    On June 2, 1992, the Company filed a voluntary petition under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Court"). The prepackaged plan of reorganization (the "Plan") effected a restructuring of the Company's debt and equity capitalization (the "Restructuring"). No subsidiaries of the Company were included in the filing. The Court confirmed the Company's Plan on July 8, 1992, and the Plan became effective on July 21, 1992 (the "Effective Date"). The consummation of the Plan resulted in, among other things, (i) a reduction of approximately $700 million in long-term debt, (ii) elimination of $233 million of preferred stock and (iii) the issuance of approximately 24.8 million shares of Common Stock to certain holders of debt securities, the preferred stockholders and common stockholders. Under the Plan, holders of claims and interests that were impaired received the following:

FOR EACH $1,000 OF PRINCIPAL AMOUNT OR SHARE,
 AS APPLICABLE, OF:                                     THE HOLDER RECEIVED:
- ------------------------------------------------------  ------------------------------------------------------
13% Senior Discount Notes, representing an accreted     $984.72 principal amount of Senior Secured Notes
 value of $984.72 at June 30, 1991
14% Senior Subordinated Debentures                      $430.98 principal amount of 7.5% Senior Subordinated
                                                         Debentures and 38.681 shares of Common Stock
14.25% Subordinated Debentures                          $235.00 principal amount of 7.5% Senior Subordinated
                                                         Debentures and 20.743 shares of Common Stock
15.85% Junior Subordinated Debentures                   15.749 shares of Common Stock
Series A Preferred Stock                                .357 of a share of Common Stock and .165 of a 2002
                                                         Warrant
Series B Preferred Stock                                .882 of a share of Common Stock
Series C Preferred Stock                                .539 of a share of Common Stock
Series D Preferred Stock                                .011 of a share of Common Stock
Common Stock                                            .050 of a share of Common Stock

    As a result of the consummation of the Plan, the financing under the $880 Million Credit Agreement between the Company and certain banks dated September 1, 1988, was replaced by new facilities under the Amended and Restated Credit Agreement dated July 21, 1992, among the Company and certain banks (the "Credit Agreement"). The Credit Agreement includes the Tranche A facility (the "Tranche A Facility"), the Tranche B facility (the "Tranche B Facility") and a new facility (the "Tranche C Facility") in the maximum principal amount of $75 million, subject to availability.

    Upon consummation of the Plan, the Company recognized an extraordinary gain on debt discharge of approximately $731 million which represented forgiveness of debt, principal and interest, reduced by the estimated fair value of common stock issued to certain debtholders of the Company. The Company's long-term debt was stated at the present value of amounts to be paid, based on market interest rates on July 31,

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

1.  STRUCTURE OF THE COMPANY (CONTINUED)
1992. This adjustment to present value resulted in an aggregate carrying amount for the Company's long-term debt which was less than the aggregate principal amount thereof, and will result in the amortization of the difference into interest expense over the terms of the debt instruments or, upon extinguishment of the debt prior to scheduled maturity, will result in a loss on debt extinguishment.

2.  FRESH START REPORTING
    The Company has accounted for the Restructuring by using the principles of fresh start accounting, as required by AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" due to the loss of control by the holders of the existing voting shares immediately before consummation of the Plan and because the reorganization value of approximately $1.3 billion is less than the total of liabilities before consummation of the Plan. These owners received less than 8% of the voting shares of the emerging entity. For accounting purposes, the Company assumed that the Plan was consummated on July 31, 1992. Under the principles of fresh start accounting, the Company's total assets were recorded at their assumed reorganization value, with the reorganization value allocated to identifiable tangible assets on the basis of their estimated fair value. Accordingly, the Company's property and equipment was reduced and its intangible assets were written off. In addition, the Company's accumulated deficit, common stock in treasury and cumulative foreign currency adjustments were eliminated. The excess of the reorganization value over the value of identifiable assets is reported as "reorganization value in excess of amounts allocable to identifiable assets" (the "Excess Reorganization Value").

    The total reorganization value assigned to the Company's assets was estimated by calculating projected cash flows before debt service requirements, for a five-year period, plus an estimated terminal value of the Company (calculated using a multiple of approximately six (6) on projected EBITDA (which is net revenue less operating and administrative and bad debt expenses)), each discounted back to its present value using a discount rate of 12% (representing the estimated after-tax weighted cost of capital). This amount was approximately $1.2 billion and was increased by (i) the estimated net realizable value of assets to be sold of approximately $53 million and (ii) estimated cash in excess of normal operating requirements of approximately $48.5 million. The above calculations resulted in an estimated reorganization value of approximately $1.3 billion, of which the Excess Reorganization Value was $225 million, of which $129 million related to continuing operations. The Excess Reorganization Value is being amortized over three years. The Company believed three years was a reasonable life for this intangible asset because of uncertainties about the industry in 1992 as reflected in the Company's declining average inpatient length of stay,declining inpatient days, increased outpatient visits, and the fact that two competitors announced their intentions to close or sell certain psychiatric hospitals. The results of operations for the ten months ended July 31, 1992, show a reorganization item to adjust accounts to fair value which consists of:

Excess Reorganization Value.................................................   $ 225,000
Deferred Compensation Expense in excess of cash settlement amounts..........      45,158
Reduction of Property and Equipment.........................................    (128,388)
Write-off of Goodwill.......................................................     (45,538)
Write-off of Other Intangibles..............................................     (11,794)
Other Adjustments...........................................................      (1,434)
                                                                              -----------
                                                                               $  83,004
                                                                              -----------
                                                                              -----------


    Prior to the consumation of the Plan, the Company had two deferred compensation plans, the 1988 Deferred Compensation Plan (the "1988 Plan") and the 1989 Deferred Compensation Plan (the "1989 Plan"). Upon consumation of the Plan, the 1988 Plan was settled for a cash payment of approximately $487,000. The 1989 Plan consists of 23,832 options to acquire Common Stock at an exercise price of $40 per

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

2.  FRESH START REPORTING (CONTINUED)

share. All such options are vested and exercisable. The $45.2 million deferred compensation expense reorganizational item adjustment to fair value reflected the excess amount of deferred compensation expense previously recognized over the settlement amount.


    As a result of the implementation of fresh start accounting, the financial statements of the Company after consummation of the Plan are not comparable to the Company's financial statements of prior periods.

    The effect of the Plan and the implementation of fresh start accounting on the Company's consolidated balance sheet as of July 31, 1992 was as follows (in thousands) (unaudited):


                                                 PRE-FRESH START    ADJUSTMENTS                      FRESH START
                                                  BALANCE SHEET      TO RECORD                      BALANCE SHEET
                                                    JULY 31,           PLAN          FAIR VALUE       JULY 31,
                                                     1992(A)      CONFIRMATION(B)  ADJUSTMENTS(C)      1992(A)
                                                 ---------------  ---------------  --------------  ---------------
Cash...........................................   $     154,729                                     $     154,729
Other current assets...........................         225,325                           2,211           227,536
Property, plant and equipment:
  Land.........................................         104,679                          18,039           122,718
  Buildings and improvements...................         719,350                        (311,399)          407,951
  Equipment....................................         280,741                        (165,477)          115,264
  Construction in progress.....................          11,428                                            11,428
  Accumulated depreciation.....................        (330,445)                        330,445          --
Other long-term assets.........................          65,942                            (589)           65,353
Other intangible assets........................          88,113         (30,781)        (57,332)         --
Reorganization value in excess of amounts
 allocable to identifiable assets..............        --                               225,000           225,000
                                                 ---------------                                   ---------------
                                                  $   1,319,862                                     $   1,329,979
                                                 ---------------                                   ---------------
                                                 ---------------                                   ---------------
Current liabilities, excluding current
 maturities of long-term debt..................   $     402,022        (188,027)          3,539     $     217,534
Long-term debt, including current maturities...       1,716,816        (753,621)                          963,195
Reserve for unpaid claims......................         100,215                                           100,215
Deferred income taxes..........................          29,506                                            29,506
Other long-term liabilities....................           7,617                                             7,617
Redeemable preferred stock.....................         233,066        (233,066)                         --
Stockholders' Equity (Deficit)
  Common Stock.................................        --                 6,207          --                 6,207
  Class B Common Stock.........................           3,679          (3,679)         --              --
  Additional paid-in capital...................          43,081         201,976         (45,645)          199,412
  Accumulated deficit..........................      (1,029,072)        946,068          83,004          --
  Unearned Compensation under ESOP.............        (193,990)        --               --              (193,990)
  Warrants Outstanding.........................           3,993          (3,710)         --                   283
  Cumulative Foreign Currency Adjustments......           3,071          (3,071)         --              --
  Class B Common Stock in Treasury.............            (142)            142          --              --
                                                 ---------------                                   ---------------
    Total Stockholders' equity (deficit)(d)....      (1,169,380)                                           11,912
                                                 ---------------                                   ---------------
                                                  $   1,319,862                                     $   1,329,979
                                                 ---------------                                   ---------------
                                                 ---------------                                   ---------------

- ------------------------------
(a) The balance sheets of the Company as of July 31, 1992, shown above, have not been restated to segregate the net assets of operations discontinued during fiscal 1993 and discussed in Note 1. The net assets of the discontinued operations approximated $335.2 million at July 31, 1992.
(b) To record the forgiveness of debt, the exchange of Preferred Stock and the issuance of 24,827,656 shares of Common Stock, par value $.25, pursuant to the Plan.
(c) To record the adjustments to state assets and liabilities at their estimated fair value, including the establishment of reorganization value in excess of amounts allocable to identifiable assets.
(d) Reorganization value per outstanding share of common stock was $0.48 at July 31, 1992.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with the fiscal 1993 presentation.

    For accounting purposes, the Company assumed that the Plan was consummated on July 31, 1992. The consolidated financial statements as of and for the two months ended September 30, 1992 and the year ended September 30, 1993 are presented for the Company after the consummation of the Plan. As discussed above, these statements were prepared under the principles of fresh start accounting and are not comparable to the statements of prior periods. Accordingly, a line has been used to separate the financial statements of the Company after the consummation of the Plan from those of the Company prior to the consummation of the Plan.

    PROPERTY AND EQUIPMENT

    As a result of the adoption of fresh start accounting, property and equipment were adjusted to their estimated fair value as of July 31, 1992 and historical accumulated depreciation was eliminated. Expenditures for renewals and improvements are charged to the property accounts; however, replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. The Company removes the cost and related accumulated depreciation from the accounts for property sold or retired, and any resulting gain or loss is included in operations. Property and equipment are written down to an estimated net realizable value when determined to be held for sale. Amortization of capital lease assets is included in depreciation expense. Depreciation is provided substantially on the straight-line method for financial reporting purposes; however, certain subsidiaries use accelerated methods for income tax purposes. Upon implementation of fresh start accounting, the average of the remaining useful lives of buildings and improvements was approximately 22 years. The general range of estimated useful lives is three to ten years for equipment.

    EXCESS REORGANIZATION VALUE

    Excess Reorganization Value is being amortized on a straight-line basis over three years. Amortization expense for the two months ended September 30, 1992 and the year ended September 30, 1993 was $7.2 million and $42.7 million, respectively. The unamortized Excess Reorganization Value of $58.6 million attributable to the general hospitals sold on September 30, 1993, reduced the gain from the disposal of such hospitals. Excess Reorganization Value was reduced by approximately $21 million during fiscal 1993 to reflect the recognition of tax benefits related to pre-Plan tax loss carryforwards. (See
Note 8.)

    FOREIGN CURRENCY

    Changes in the cumulative translation of foreign currency assets and liabilities are presented as a separate component of stockholders' equity (deficit). Gains and losses resulting from foreign currency transactions, which were not material, are included in operations as incurred.

    NET REVENUE

    Net revenue is based on established billing rates, less estimated allowances for patients covered by Medicare and other contractual reimbursement programs and discounts from established billing rates. Amounts received by the Company for treatment of patients covered by Medicare and other contractual reimbursement programs, which may be based on cost of services provided or predetermined rates, are generally less than the established billing rates of the Company's hospitals. Final determination of amounts earned under contractual reimbursement programs is subject to review and audit by the appropriate agencies. Management believes that adequate provision has been made for any adjustments that may result from such reviews.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CHARITY CARE

    The Company provides care without charge or at amounts less than its established rates to patients who meet certain criteria under its charity care policies. Because the Company does not pursue collection of amounts determined to be charity care, they are not reported as revenue. For fiscal year 1991 and the ten months ended July 31, 1992, the Company provided, at its established billing rates, approximately $34.2 million and $30 million, respectively, of such care. For the two months ended September 30, 1992 and the year ended September 30, 1993, the Company provided, at its established billing rates, approximately $5.8 million and $35.7 million, respectively, of such care.

    INTEREST, NET

    The Company records interest expense net of capitalized interest and interest income. Interest income for fiscal year 1991, the ten months ended July 31, 1992, the two months ended September 30, 1992 and the year ended September 30, 1992 was approximately $8 million, $6.7 million, $.8 million, and $3.6 million, respectively.

    CASH AND CASH EQUIVALENTS

    Cash equivalents are short-term, highly liquid interest-bearing investments with a maturity of three months or less when purchased, consisting primarily of money market instruments.

    ASSETS RESTRICTED FOR THE SETTLEMENT OF UNPAID CLAIMS

    Assets restricted for the settlement of unpaid claims include marketable securities which are carried at amortized cost, which approximates market value. Transfer of such investments from the insurance subsidiaries to the Company or any of its other subsidiaries is subject to approval under the Credit Agreement and by certain regulatory authorities.

    NET LOSS PER COMMON SHARE

    Net loss per common share for the two months ended September 30, 1992 and the year ended September 30, 1993 was computed based on the weighted average number of shares of Common Stock outstanding during the period. Common stock equivalents (primarily options outstanding under the 1992 Stock Option Plan) were not dilutive and therefore were not included in the calculation.

    Per share amounts for the periods ended September 30, 1991 and July 31, 1992 have not been presented because they are not meaningful due to the implementation of fresh start accounting and the substantial change in the number of shares outstanding subsequent to the consummation of the Plan.

    INVESTMENTS


    Effective with the fiscal year beginning October 1, 1994 the Company will be required to adopt Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under SFAS 115, investments are to be classified into three categories: held to maturity, available for sale, and trading. Unrealized holding gains or losses shall be recorded for trading and available for sale securities. The Company expects all of its investments to be classified as available for sale and believes the adoption of SFAS 115 will not have a material effect on the Company's financial statements, financial condition and liquidity or results of operations.



4.  PROVISIONS FOR RESTRUCTURING OF OPERATIONS AND SETTLEMENT OF LITIGATION

    In response to its financial difficulties in fiscal 1990, the Company developed an operating plan, which included a divestiture plan for certain hospitals that were not performing well. The financial difficulties the Company was experiencing related to the Company's inability to make all its debt service payments. During the fourth quarter of fiscal 1991, the Company recorded, in addition to amounts recorded in fiscal 1990, a

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993


4.  PROVISIONS FOR RESTRUCTURING OF OPERATIONS AND SETTLEMENT OF
LITIGATION (CONTINUED)


charge of $26.3 million to reflect revised estimates of the net recoverable value of hospitals to be sold or closed ($3.4 million), closing costs and estimated net operating losses to the estimated disposal date of certain facilities ($2.9 million), and additional fees for certain financial advisors ($20 million). The additional fees were the result of the additional time required to complete the Restructuring. Additionally, the Company recorded a provision in 1991 related to settlement of the ESOP litigation ($13.5 million) and bondholder litigation ($5.2 million).


    As of September 30, 1990, the original divestiture plan included 11 psychiatric hospitals and three general hospitals ("the Noncore Hospitals") which the Company did not consider part of its core operations and therefore planned to sell, lease or close. As of August 1, 1992, a psychiatric hospital was added to the Noncore Hospitals and a general hospital was removed from the group and no longer held for sale. As of October 1, 1993 a psychiatric hospital was removed from the Noncore Hospitals.

    Of the two general hospitals remaining in the divestiture plan, one hospital was included in the sale of the general hospitals discussed in Note 1, and the other hospital along with its related medical office building, a leased facility, was closed in fiscal 1992 and is held for sublease.

    Of the 11 psychiatric hospitals in the revised divestiture plan, five have been sold, two have been leased, one was a leased facility and the lease has been terminated and three have been closed and are held for sale or sublease. Additionally 2 psychiatric hospitals not included in the divestiture plan have been sold and a psychiatric hospital has been closed and is held for sale which was not originally in the divestiture plan.


    The hospitals included in the divesture plan were written down to net realizable value and their estimated carrying costs accrued as part of the restructuring charges recorded in fiscal 1990 and 1991; therefore, these had no impact on the Company's results of operations in subsequent periods. The three hospitals not in the divestiture plan did not have a material impact on the Company's results of operations.



                                                              NUMBER OF
LOCATION                                                  PSYCHIATRIC BEDS        DATE CLOSED         DATE SOLD(1)
- -------------------------------------------------------  -------------------  -------------------  -------------------
SOLD
Aurora, CO(6)..........................................              80       November, 1990       July, 1993
Redlands, CA(6)........................................              89       January, 1991        January, 1991
Tucson, AR(6)..........................................              60       April, 1991          April, 1991
Newport News, VA(6)....................................              60       March, 1992          March, 1992
Denver, CO(6)..........................................              60       July, 1992           October, 1993
Bakersfield, CA........................................              60       March, 1993          March, 1993
Decatur, AL............................................             104       July, 1993           July, 1993
LEASED
Ft. Collins, CO(6).....................................              60       December, 1990       (2)
Santa Teresa, NM(6)....................................              72       June, 1991           (2)
CLOSED
Torrance, CA(6)........................................              96       March, 1991          (3)
Fountain Valley, CA(6).................................             120       May, 1992            (4)
Laredo, TX(6)..........................................              64       March, 1993          (5)
West Palm Beach, FL(6).................................              60       September, 1993      (5)
Bradenton, FL..........................................              60       September, 1993      (5)

- ------------------------------
(1)   Facilities sold for an aggregate sales price of $40.4 million.
(2)   Facilities leased, with options to purchase by lessees.
(3)   Leased facility, held for sublease.
(4)   Leased facility, lease terminated.
(5)   Held for sale or lease.
(6)   A non-core facility.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993


4.  PROVISIONS FOR RESTRUCTURING OF OPERATIONS AND SETTLEMENT OF
LITIGATION (CONTINUED)

    The Company also sold a substantially completed psychiatric hospital in October 1992.

    The consolidated balance sheet as of September 30, 1993, includes the following amounts related to the five hospitals and related medical office building, along with a number of parcels of unimproved real estate, held for disposition:

Current assets.....................................  $     490
Property and equipment, net........................     25,634
Other assets.......................................         12
Current liabilities................................      6,964

5.  BENEFIT PLANS
    The Company maintains an Employee Stock Ownership Plan (the "ESOP"), a noncontributory retirement plan that enables eligible employees to participate in the ownership of the Company. The ESOP borrowed approximately $455 million from the Company to acquire its ownership interest. At September 30, 1993, the ESOP owed the Company approximately $107.6 million.

    The Company has recorded unearned compensation to reflect the cost of Common Stock purchased by the ESOP but not yet allocated to participants' accounts. In the period that shares are allocated, or projected to be allocated, to participants, ESOP expense is recorded and unearned compensation is reduced. Interest expense on the remaining portion of the debt incurred to finance the ESOP transaction amounted to $26,965,000 and $16,169,000 for fiscal 1991 and the ten months ended July 31, 1992, respectively, and $2,472,000 and $10,380,000 for the two months ended September 30, 1992 and fiscal 1993, respectively, and is included in interest expense in the statements of operations.

    The Internal Revenue Service has ruled that the ESOP qualifies under Section 401 of the Internal Revenue Code of 1986, as amended. Such determination allows the Company to deduct its contributions to the ESOP for federal income tax purposes.


    During 1991 a lawsuit was filed against the Company, certain members of the Company's Board of Directors, the ESOP Trustee, the financial advisor to the ESOP Trustee and one of the Company's hospital subsidiaries. The complaint alleged that the defendants breached fiduciary duties and thereby violated various sections of ERISA and violated Section 10(b) of the Exchange Act of 1934, in connection with the purchase by the ESOP of shares of common stock on September 1, 1988 and February 15, 1990. In settlement of the lawsuit in April 1992, the Company agreed to (i) reduce by $30 million certain of the amounts owed to the Company by the ESOP; (ii) make payments totalling approximately $12 million for certain participants of the ESOP with such payments made through contributions to the 401-K Plan (as defined below), or in the event of the termination of such participants, directly to the participants and (iii) pay approximately $500,000 to certain former employees. The Company included, in the provision for restructuring of operations recorded in fiscal 1991, accruals for this settlement. (See Note 4)


    During fiscal 1992, the Company reinstated its cash accumulation plan (the "401-K Plan"), which had been discontinued as of January 1, 1988, upon the adoption of the ESOP. Effective January 1, 1992, employee participants could elect to voluntarily contribute up to 5% of their compensation to the 401-K Plan. Upon consummation of the Restructuring, on July 21, 1992, the 401-K Plan was amended and restated. Effective October 1, 1992, the Company began making contributions to the 401-K Plan based on employee compensation and contributions. The Company makes a discretionary contribution of 2% of each employee's compensation and matches 50% of each employee's contribution up to 3% of their compensation. During the year ended September 30, 1993, the Company made contributions of $2,539,000 to the 401-K Plan.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

6.  LONG-TERM DEBT AND LEASES
    Information with regard to the Company's long-term debt and capital lease obligations at September 30, 1992 and 1993 follows (in thousands):

                                                                         SEPTEMBER 30,  SEPTEMBER 30,
                                                                             1992           1993
                                                                         -------------  -------------
Financing under the Credit Agreement:
  Tranche A Facility (6.5% at September 30, 1993) (net of discount of
   $19,294 in 1992)....................................................   $   314,187    $    93,871
  Tranche B Facility (5.525% and 8.375% at September 30, 1993)
   (including premium of $2,069 in 1992)...............................       138,811         67,619
Senior Secured Notes...................................................       217,061             --
7.5% Senior Subordinated Debentures due 2003 (net of discount of
 $46,529 in 1992 and $43,997 in 1993)..................................       153,471        156,003
9.125% to 16% Mortgage and other collateralized notes payable through
 1997..................................................................        34,864         21,502
Variable rate secured notes due through 2013 (2.85% to 3.25% at
 September 30, 1993)...................................................        49,185         64,175
7.5% Swiss Bonds due currently.........................................         6,443          6,443
3% to 11.5% Capital lease obligations due through 2014.................         7,688         11,965
                                                                         -------------  -------------
                                                                              921,710        421,578
  Less amounts due within one year.....................................        73,956         70,957
  Less debt service funds..............................................         2,915            416
                                                                         -------------  -------------
                                                                          $   844,839    $   350,205
                                                                         -------------  -------------
                                                                         -------------  -------------

    The initial carrying values of the financing under the Credit Agreement (the "Bank Financing") and the 7.5% Senior Subordinated Debentures due 2003 (the "Debentures") were based on market interest rates as of July 31, 1992.

    The aggregate scheduled maturities of long-term debt and capital lease obligations during the five years subsequent to September 30, 1993, follow: 1994
- -- $70,957,000; 1995 -- $31,868,000;  1996 -- $15,138,000; 1997 --  $69,405,000;
and 1998 -- $1,638,000.

    The consolidated statement of operations for the year ended September 30, 1993 includes an extraordinary after-tax loss of $8,561,000 on early extinguishment of debt. This loss includes interest and fees incurred upon the retirement of the Senior Secured Notes, certain debt under the Credit Agreement and mortgages on the general hospitals and the write-off of the unamortized discount or premium remaining on the Bank Financing as a result of the prepayments made during 1993.

    CREDIT AGREEMENT

    The Bank Financing consists of the Tranche A Facility, the Tranche B Facility and the Tranche C Facility.

    TRANCHE A FACILITY

    Loans outstanding under the Tranche A Facility bear interest, payable monthly in arrears, at the following per annum rates: (i) from July 21, 1992 to and including June 30, 1993, Bankers Trust Company's Prime Lending Rate (the "Prime Rate", 6.0% at September 30, 1993); (ii) from July 1, 1993 to and including June 30, 1995, the Prime Rate plus .5% per annum; (iii) from July 1, 1995 to and including June 30, 1996, the Prime Rate plus .75% per annum; and
(iv) from July 1, 1996 to September 30, 1997, the date of maturity, the Prime Rate plus 1% per annum.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

6.  LONG-TERM DEBT AND LEASES (CONTINUED)
    In addition, the Tranche A Facility provides for the support of letters of credit securing certain outstanding industrial development bonds. Borrowings pursuant to the Tranche A Facility with respect to letter of credit drawings will bear interest at the Prime Rate plus 1.5% per annum for the first $40 million drawn and the Prime Rate plus 1% per annum for amounts drawn in excess of $40 million, in each case payable monthly in arrears. The Tranche A Facility requires the payment of a commission in connection with the support of letters of credit equal to 1.5% per annum, and the issuing banks' commitment also provides for the payment of a commission, in each case based on the daily average maximum aggregate amount that can be drawn under the letters of credit. As of September 30, 1993, letters of credit totalling approximately $73 million were outstanding under the Tranche A Facility.

    TRANCHE B FACILITY

    The financial institutions participating in the Tranche B Facility were allowed to select between two interest rate options. Accordingly, approximately 75% of the borrowings outstanding pursuant to the Tranche B Facility bear interest at a fixed rate of 8.375% per annum, with the remaining portion bearing interest at a rate per annum equal to 85% of the interest rate applicable to the Tranche A Facility, in each case payable monthly in arrears.

    Under the federal income tax laws, certain financial institutions are eligible to exclude from their gross income 50% of the interest received on loans of the type contemplated by the Tranche B Facility. The Credit Agreement provides that if an eligible holder of a loan under the Tranche B Facility loses any right to such interest exclusion, then the Company will be required to reimburse such holder in an amount based on the tax benefits lost by such holder plus penalties, interest and additions to the tax assessed against such holder. In addition, the interest rate on such loan will be increased by an amount sufficient to reimburse such holder for the loss of any such tax benefits. In the event mandatory principal repayments, as described below, with respect to the Tranche B Facility exceed applicable federal income tax limitations for purposes of deductibility, such excess will be applied instead to loans under the Tranche A Facility.

    TRANCHE C FACILITY

    Borrowings pursuant to the Tranche C Facility may not exceed the lesser of $75 million or the aggregate amount of the Company's voluntary prepayments of loans outstanding under the Tranche A and Tranche B Facilities. Loans outstanding under the Tranche C Facility bear interest at the same rates applicable to the Tranche A Facility. The Company may permanently reduce the banks' commitment with respect to the Tranche C Facility, subject to certain minimum amounts. The conditions to borrowings under the Tranche C Facility include the absence of any default or event of default under the Credit Agreement and a minimum borrowing of $5 million. The Company pays a commitment fee equal to .5% per annum on the daily average amount of available commitment under the Tranche C Facility. The Company currently has an available commitment of $50 million under the Tranche C Facility.

    MANDATORY PREPAYMENTS

    The Company is required to make certain prepayments to the Banks, which consist of (i) 80% of Excess Cash Flow (which, as defined by the Credit Agreement, is net income or loss adjusted for all non-cash items and certain cash items affecting net income or loss, plus certain other cash inflows (for example, certain asset sales proceeds), reduced by debt service requirements, capital expenditures and certain other cash outflows (for example, cash income tax payments) for each fiscal year), (ii) 100% of the Excess Cash (which, as defined by the Credit Agreement, is the amount by which cash and cash equivalents, as adjusted for certain items, exceeds $100 million as of each September 30) and (iii) 75% of net proceeds of asset sales. On October 14, 1993, the Company made prepayments totalling $13.9 million to the Banks which represented

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

6.  LONG-TERM DEBT AND LEASES (CONTINUED)
estimated Excess Cash at September 30, 1993 and such amounts are included in current maturities at September 30, 1993. Additionally, on October 6, 1993, the Company made mandatory prepayments of approximately $3.2 million to the Banks which represented asset sale proceeds.

    SCHEDULED PRINCIPAL PAYMENTS

    The Company is required to make principal payments, with respect to the Tranche A Facility, of (i) $2.5 million on each March 31 and September 30 through September 30, 1995, (ii) $5 million each on March 31 and September 30, 1996, (iii) $25 million on March 31, 1997 and (iv) the remaining balance due on September 30, 1997. The Company is also required to make payments of approximately $23 million each on the Tranche B Facility on March 31 and September 30, 1994, approximately $14.3 million on March 31, 1995 and the remaining balance due on September 30, 1995.

    Any mandatory prepayments made by the Company on the Tranche A Facility and the Tranche B Facility, including the October 1993 prepayments discussed above, are applied to the final payments, while voluntary prepayments are applied at the option of the Company.

    COVENANTS

    The Credit Agreement contains certain financial tests, including amounts and ratios related to operating income, debt service payments and net worth. Additionally, the Credit Agreement and indenture for the Debentures place restrictions and limitations on the Company. Restrictions and limitations are placed on, among other things, additional indebtedness, capital expenditures, payments of dividends on capital stock, investments and sales of assets and stock of subsidiaries.

    COLLATERAL

    The obligations of the Company under the Credit Agreement are guaranteed by substantially all of the Company's domestic subsidiaries and are secured by a pledge of the stock of substantially all of the Company's subsidiaries, by a pledge of accounts receivable and by mortgages on substantially all of the real estate of the Company's domestic subsidiaries.

    SENIOR SECURED NOTES

    The Senior Secured Notes were issued upon consummation of the Plan in the original principal amount of approximately $234.8 million. On September 30, 1993, the Company purchased and placed in an irrevocable trust U.S. Treasury securities which matured in the amount of $158.8 million for the purpose of redeeming the Senior Secured Notes. The redemption of the Senior Secured Notes occurred on November 15, 1993. This defeasance transaction resulted in the removal of the debt and related accrued interest from the balance sheet as of September 30, 1993 with an after tax extraordinary loss of approximately $971,000.

    DEBENTURES

    Upon consummation of the Plan, the Debentures were issued in the principal amount of $200 million with a maturity date of February 15, 2003. The Debentures bear interest at a rate of 7.5% per annum, payable semi-annually on February 15 and August 15, and are redeemable at the option of the Company, in whole or in part, at specified redemption prices. However, the Credit Agreement prohibits the Company from redeeming the Debentures.

    The Debentures are general unsecured obligations of the Company subordinated in right of payment to the obligations outstanding under the Credit Agreement. The obligations of the Company under the indenture for the Debentures are guaranteed on a subordinated basis by substantially all of the Company's domestic subsidiaries.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

6.  LONG-TERM DEBT AND LEASES (CONTINUED)
    At September 30, 1993 the carrying amount and fair value of the Debentures was $156 million and $176 million, respectively. The estimated fair value of the Company's Debentures is based upon the bid price on September 30, 1993, from quotes obtained by the Company. The fair value of the Company's other long-term debt obligations approximates their respective carrying amounts.

    LEASES

    The Company leases certain hospital facilities, some of which may be purchased during the term or at expiration of the leases. The book value of capital leased assets was approximately $8.3 million at September 30, 1993. The leases, which expire through 2069, generally require the Company to pay all maintenance, property tax and insurance costs.

    At September 30, 1993, aggregate amounts of future minimum payments under operating leases were as follows: 1994 -- $5 million; 1995 -- $3.9 million; 1996
- -- $2.8 million; 1997 -- $1 million; 1998 -- $.6 million; subsequent to 1998 -- $31.5 million.

    Operations for the year ended September 30, 1991, and the ten months ended July 31, 1992, included rental expenses on operating leases of $13.4 million and $10.4 million, respectively. Operations for the two months ended September 30, 1992 and the year ended September 30, 1993, included rental expenses on operating leases of $1.9 million and $11.3 million, respectively.

7.  STOCKHOLDERS' EQUITY
    Pursuant to the Company's Restated Certificate of Incorporation, the Company is authorized to issue 80 million shares of Common Stock, $.25 par value per share, and 10 million shares of Preferred Stock, without par value. Under the terms of the Plan, approximately 24,828,000 shares of Common Stock were issued to certain holders of debt securities, the preferred stockholders, and common stockholders. No shares of Preferred Stock have been issued as of September 30, 1993.

    COMMON STOCK

    The Company is prohibited from paying dividends (other than dividends payable in shares of Common Stock) on its Common Stock under the terms of the Credit Agreement and the Debentures.

    The 1992 Stock Option Plan provides for the issuance of 3,437,939 options to purchase Common Stock. A summary of changes in options outstanding and other related information is as follows:

                                                      TEN MONTHS ENDED      TWO MONTHS ENDED        YEAR ENDED
                                                       JULY 31, 1992       SEPTEMBER 30, 1992   SEPTEMBER 30, 1993
                                                    --------------------  --------------------  ------------------
Balance, beginning of period......................           --                  3,416,826              3,416,826
  Granted.........................................         3,416,826               --                      21,750
  Cancelled.......................................           --                    --                     (27,000)
  Exercised.......................................           --                    --                    (183,500)
                                                          ----------            ----------      ------------------
Balance, end of period............................         3,416,826             3,416,826              3,228,076
                                                          ----------            ----------      ------------------
                                                          ----------            ----------      ------------------
Option prices.....................................     $4.36 - $9.60          $4.36 - $9.60        $.25 - $16.875
Price range of exercised options..................         --                    --                         $4.36
Average exercise price............................         --                    --                         $4.36

    The exercise price of certain options will be reduced if a change in control of the Company occurs prior to July 1995 or, in the case of termination of employment of certain optionees without cause, if certain financial targets included in the Stock Option Plan are achieved.

    Options issued pursuant to the 1992 Stock Option Plan are exercisable upon vesting and expire through October 2000. As of September 30, 1993, 85% of the options outstanding were vested. The remaining

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

7.  STOCKHOLDERS' EQUITY (CONTINUED)
options vest over the next two fiscal years if the Company achieves certain financial targets. If a change in control of the Company occurs, all options vest immediately prior to such event, and upon termination of employment of certain optionees without cause, all options granted to such optionees vest immediately, provided certain financial targets have been met.

    Upon the termination of the employment of the Company's former Chairman of the Board on March 4, 1993, and under the provisions of the 1992 Stock Option Plan, all of the former employee's options vested and the option prices were reduced to $.25 per share. Such options totalled 2,220,336 at September 30, 1993 and expire in April 1994. As a result, the Company recognized approximately $21.3 million in additional stock option expense during the second quarter of fiscal 1993. The remaining expenses during fiscal 1993 of $17.1 million related to the 1992 Stock Option Plan were due to increases in the market price of the underlying Common Stock and the impact of additional shares vesting in fiscal 1993.

    RIGHTS PLAN

    Also upon consummation of the Plan, the Company adopted a Share Purchase Rights Plan (the "Rights Plan"). Pursuant to the Rights Plan, each share of Common Stock also represents one Share Purchase Right (collectively, the "Rights"). The Rights trade automatically with the underlying shares of Common Stock. Upon becoming exercisable, but prior to the occurrence of certain events, each Right initially entitles its holder to buy one share of Common Stock from the Company at an exercise price of $60.00. The Rights will be distributed and become exercisable only if a person or group acquires, or announces its intention to acquire, Common Stock exceeding certain levels, as specified in the Rights Plan. Upon the occurrence of such events, the exercise price of each Right reduces to one-half of the then current market price. The Rights also give the holder certain rights in an acquiring company's common stock. The Company is entitled to redeem the Rights at a price of $.01 per Right at any time prior to the distribution of the Rights. The Rights have no voting power until exercised.

    COMMON STOCK WARRANTS

    The Company has two series of warrants outstanding, the 2002 Warrants and the 2006 Warrants.

    In connection with the Plan, the Company issued 114,690 of the 2002 Warrants to purchase one share each of the Company's Common Stock. These warrants, which expire on June 30, 2002, have an exercise price of $5.24 per share. During fiscal 1993, 3,713 shares were issued from the exercise of these warrants.

    The 2006 Warrants, which expire on September 1, 2006, were subject to certain adjustments as a result of the Plan, and accordingly, 146,791 of such warrants are currently outstanding with an exercise price of $38.70 per share.

8.  INCOME TAXES
    Concurrent with the adoption of fresh start accounting, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred income taxes are provided at the enacted marginal rates on the difference between the financial statement and income tax bases of assets and liabilities. Deferred income tax provisions or benefits are based on the change in the deferred tax assets and liabilities from period to period.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

8.  INCOME TAXES (CONTINUED)
    The  provision  (benefit)  for  income  taxes  attributable  to   continuing
operations consisted of the following (in thousands):

                                                              TEN MONTHS    TWO MONTHS
                                                YEAR ENDED       ENDED         ENDED       YEAR ENDED
                                               SEPTEMBER 30,   JULY 31,    SEPTEMBER 30,  SEPTEMBER 30,
                                                   1991          1992          1992           1993
                                               -------------  -----------  -------------  -------------
Income taxes currently payable:
  Federal....................................    $     500     $      14     $       3      $     181
  State......................................        1,592         1,055           113            315
  Foreign....................................        1,100           803           461            986
Deferred income taxes:
  Federal....................................         (500)        2,387           477            370
  State......................................       (1,592)       --            --                (39)
  Foreign....................................       (1,100)       --            --                 61
                                               -------------  -----------       ------         ------
                                                 $  --         $   4,259     $   1,054      $   1,874
                                               -------------  -----------       ------         ------
                                               -------------  -----------       ------         ------

    The Company's income tax provision (benefit) attributable to continuing operations differs from that computed based on the statutory federal income tax rate for the following reasons (in thousands):

                                                          TEN MONTHS    TWO MONTHS
                                           YEAR ENDED       ENDED          ENDED        YEAR ENDED
                                          SEPTEMBER 30,    JULY 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                              1991           1992          1992            1993
                                          -------------   ----------   -------------   -------------
Income tax benefit at federal statutory
 income tax rate........................  $    (44,214)   $ (26,323)   $     (2,404)   $    (13,117)
State income taxes, net of federal
 income tax benefit.....................       --               699              75             180
Amortization of Excess Reorganization
 Value..................................       --            --               2,437          14,831
Losses for which no tax benefit has been
 recorded...............................        44,214       26,323         --              --
Other -- net............................       --             3,560             946             (20)
                                          -------------   ----------   -------------   -------------
Income tax provision....................  $    --         $   4,259    $      1,054    $      1,874
                                          -------------   ----------   -------------   -------------
                                          -------------   ----------   -------------   -------------

    Under the federal income tax laws, the Company was not required to include in its federal taxable income any cancellation of debt income as a result of the debt forgiven pursuant to the Plan. Accordingly, no income taxes have been provided on the $731 million extraordinary gain on debt discharge in the statement of operations for the ten months ended July 31, 1992.

    As of September 30, 1993, the Company has estimated tax net operating loss ("NOL") carryforwards of approximately $171 million available to reduce future federal taxable income. These NOL carryforwards expire in 2006 and 2007 and are subject to examination by the Internal Revenue Service. Due to the ownership change which occurred as a result of the Restructuring, the Company's utilization of NOLs generated prior to the Effective Date is significantly limited. Based on these limitations and certain other factors, the Company has recorded a valuation allowance against the entire amount of the NOL deferred tax asset and other deferred tax assets that, in management's opinion, are not likely to be recovered. During 1993, due in part to the sale of the general hospitals, net income tax benefits of approximately $21.5 million were realized from the utilization of the pre-Effective Date NOLs and were recorded as a reduction in Excess Reorganization Value.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

8.  INCOME TAXES (CONTINUED)
    Components of the net deferred income tax liability at September 30, 1992 and 1993 are as follows (in thousands):

                                                               SEPTEMBER 30,  SEPTEMBER 30,
                                                                   1992           1993
                                                               -------------  -------------
Deferred tax liabilities:
  Property and depreciation..................................   $    33,803    $    14,991
  Long-term debt and interest................................        24,626         44,157
  ESOP.......................................................         5,536         17,013
  Other, net.................................................        34,229         22,847
                                                               -------------  -------------
  Total deferred tax liabilities.............................        98,194         99,008
                                                               -------------  -------------
Deferred tax assets:
  Operating loss carryforwards...............................      (132,351)       (66,122)
  Self-insurance reserves....................................       (44,305)       (47,307)
  Restructuring costs........................................       (28,952)       (25,397)
  Stock option expense.......................................          (896)       (14,898)
  Tax capitalization of costs expensed for book purposes.....       (12,062)       (10,030)
  Other, net.................................................       (20,907)       (29,879)
                                                               -------------  -------------
  Total deferred tax assets..................................      (239,473)      (193,633)
  Valuation allowance........................................       161,848        133,414
                                                               -------------  -------------
  Deferred tax assets after valuation allowance..............       (77,625)       (60,219)
                                                               -------------  -------------
Net deferred tax liabilities.................................   $    20,569    $    38,789
                                                               -------------  -------------
                                                               -------------  -------------

    The reduction in the valuation allowance during 1993 was primarily due to the realization of NOL deferred tax assets discussed above.

    The Revenue Reconciliation Act of 1993 increased the federal statutory corporate tax rate from 34% to 35%, effective January 1, 1993. The effect of the increase was not material to the Company.

    The Internal Revenue Service is currently examining the Company's income tax returns for fiscal 1989 and 1990. In management's opinion, adequate provisions have been made for any adjustments which may result from these examinations.

9.  OTHER ACCRUED LIABILITIES
    Other accrued liabilities include amounts due health insurance programs, primarily Medicaid and Medicare, of $74.8 million and $59.4 million at September 30, 1992 and 1993, respectively. Also included are accrued restructuring costs of $12.7 million and $14.5 million at September 30, 1992 and 1993, respectively, which relate primarily to remaining amounts to be paid under the terms of the ESOP settlement and to the accrued operating losses for non-core facilities held for sale.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

10. SUPPLEMENTAL CASH FLOW INFORMATION
    Below is supplemental cash flow information related to the year ended September 30, 1991, the ten months ended July 31, 1992, the two months ended September 30, 1992 and the year ended September 30, 1993 (see Note 1 for a discussion of the non-cash financing activities related to the consummation of the Plan) (in thousands):

                                                            TEN MONTHS     TWO MONTHS
                                            YEAR ENDED        ENDED           ENDED         YEAR ENDED
                                           SEPTEMBER 30,     JULY 31,     SEPTEMBER 30,    SEPTEMBER 30,
                                               1991            1992           1992             1993
                                           -------------    ----------    -------------    -------------
Federal and state income taxes paid, net
 of refunds received....................   $      1,616     $   2,944     $        269     $     11,136
Payments to ESOP........................         51,561        40,697           23,000           69,123
Interest paid, net of amounts
 capitalized............................         72,723        69,658            6,803           74,167

11. COMMITMENTS AND CONTINGENCIES
    The Company is self-insured for a substantial portion of its general and professional liability risks. The reserves for self-insured general and professional liability losses, including loss adjustment expenses, are based on actuarial estimates using the Company's historical claims experience adjusted for current industry trends. The reserve for unpaid claims is adjusted, as such claims mature, to reflect revised actuarial estimates based on actual experience. While management and its actuaries believe that the present reserve is reasonable, ultimate settlement of losses may vary from the amount provided.

    In addition to general and professional liability claims, the Company is subject to other claims, suits, surveys and investigations. This includes a federal investigation of certain business practices of a subsidiary of the Company that operates one psychiatric hospital. In the opinion of management, the ultimate resolution of such other pending matters will not have a material adverse effect on the Company's financial position or results of operations.


    The Resolution Trust Corporation ("RTC"), for itself or in its capacity as conservator or receivor for 12 financial institutions, formerly held certain debt securities that were issued by the Company in 1988. RTC has indicated to the Company that it believes that certain financial statements and other disclosures made by the Company in connection with such debt securities contained materially misleading statements or material omissions and that such misleading statements or omissions resulted in an overvaluation of such debt securities. Specifically, the RTC has indicated its belief that the Company's financial statements overstated net income for the 1987 fiscal year and the first three quarters of the 1988 fiscal year due to understatement of contractual allowances and the allowance for bad debts and that the Company believed, but did not disclose, that the factors described under "-- Industry Trends" would occur in the foreseeable future. The Company believes that the financial institutions represented by RTC purchased in 1988 and 1989 $103.4 million face amount of subordinated debt securities originally issued by the Company in September 1988. Although the RTC has not disclosed to the Company its (or its financial institutions') trading losses from the purchases and sales of these subordinated debt securities, the RTC has disclosed the dates purchases and sales were made and the face amounts of the subordinated debt securities involved in these transactions. The Company believes that the trading losses were approximately $45 million. The Company has agreed to a tolling of the statute of limitations applicable to RTC's claims. Based on a review of relevant law and the facts known to the Company, the Company believes it has a substantial defense to a potential claim by RTC and that such claim would not have a material adverse effect on the Company's financial position or results of operations. No accrual has been made related to the RTC's potential claim because the Company believes a loss related to the matter is neither probable nor can it be reasonably estimated.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
    The Company owns 50% of the Charter Medical Building in Macon, Georgia, and leases space in such building for use as its corporate headquarters. The lease, which expires on September 30, 1994, provides for an average annual rental of approximately $1,189,000. Mr. William A. Fickling, Jr., a former Director and former Chairman of the Board of Directors of the Company, and his father's estate own 25% of the building. In the opinion of management, such office space has been leased on terms as favorable as could be obtained from an unaffiliated party. As a result of the Company's partnership interest in the building, the Company received distributions of approximately $300,000 in fiscal 1993.


    On September 15, 1993, the Company sold its ownership interest in Beech Street to the children of Mr. Fickling for approximately $5.5 million, plus the right to receive additional consideration, if certain events (e.g. a public offering of Beech Street stock or if Beech Street sells 50% or more of its assets) occur within two years. The Company accounted for the sale in the same manner as transactions with unrelated parties, because at the time of the sale, Mr. Fickling was no longer in control of the Company. The sale resulted in a pre-tax gain of approximately $4.6 million (approximately $2.9 million after-tax gain). The Company obtained a fairness opinion by an independent appraisal firm stating that the financial consideration was fair. The Company acquired its ownership interest in a series of related transactions beginning in May 1989, for a total purchase price of $2,956,000. During the period of its ownership, the Company received $1,242,000 in dividend distributions from Beech Street.


    Beech Street was, prior to May 1989, a wholly owned subsidiary of Beech Street, Inc., in which Mr. Fickling beneficially owns a majority of the outstanding stock.

    The Company also has agreements with Beech Street where certain of the Company's hospitals provide services to employers (and their related employee and covered dependent groups) who have entered into agreements with Beech Street to utilize a Beech Street Preferred Provider Organization ("PPO") for hospital and other healthcare services. Such agreements provide for covered services to be rendered under terms (including discounts from the hospital's normal charges) which management of the Company believes are customary for hospital PPO agreements. The Beech Street PPO reviews claims and serves as an intermediary between the Company's hospitals and the contracting employers. The Company derived approximately $11.5 million, $14.8 million and $21.4 million in revenue from these agreements during fiscal 1991, 1992 and 1993, respectively. The aggregate discount from customary charges was 17% in fiscal 1991 and 1992 and was 12% in fiscal 1993.

    Stanley S. Trotman, Jr., a Director of the Company from 1978 until July 1992, is a Managing Director of Kidder, Peabody & Company, Inc. ("Kidder"). While Mr. Trotman served as a Director, Kidder provided certain financial advisory services to the Company. During fiscal 1991 and 1992, the Company incurred approximately $1.7 million and $4.9 million, respectively, in fees and expenses with respect to such services.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

13. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
    The following is a summary of the quarterly results of operations for the years ended September 30, 1992 and 1993. Amounts presented below differ from amounts previously reported in the Company's Quarterly Reports on Form 10-Q due to the restatement of the consolidated financial statements to reflect as discontinued operations the sale of certain subsidiaries in the fourth quarter of fiscal 1993. Information for the fourth quarter of 1992 and loss per share data for 1992 are not presented because they are not meaningful due to the implementation of fresh start accounting and the consummation of the Restructuring. See Notes 1 and 2.


                                                                                  FISCAL QUARTERS
                                                                   ----------------------------------------------
                                                                     FIRST       SECOND      THIRD       FOURTH
                                                                   ----------  ----------  ----------  ----------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1992
  Net revenue....................................................  $  226,115  $  241,184  $  228,016  $  225,390
  Income (Loss) from continuing operations.......................     (41,116)    (28,555)    (21,477)      1,341(a)
  Income from discontinued operations............................       5,262       6,984       9,000       3,895(a)
  Net income (loss)..............................................     (35,854)    (21,571)    (12,477)    810,673(a)
1993
  Net revenue....................................................  $  226,390  $  233,160  $  231,737  $  206,620
  Loss from continuing operations before extraordinary item......      (4,028)    (16,879)     (2,473)    (16,240)
  Income (Loss) from discontinued operations and gain on disposal
   of discontinued operations....................................      (3,196)     (2,812)     (2,872)      4,834
  Loss before extraordinary item.................................      (7,224)    (19,691)     (5,345)    (11,406)
  Net loss.......................................................      (7,224)    (19,691)     (5,345)    (19,967)
Loss per common share:
  Loss from continuing operations before extraordinary item......  $    (0.16) $    (0.68) $    (0.10) $    (0.65)
  Net loss.......................................................       (0.29)      (0.79)      (0.21)      (0.80)

- ------------------------
(a) The fourth quarter reflects the results of the implementation of fresh start accounting; therefore the results are not comparable to other quarters. See Note 2 for a discussion of the unusual and nonrecurring items in the quarter.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               September 30, 1993

14. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

                    CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEETS
              (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                     ASSETS


                                                                        SEPTEMBER 30, 1992
                                           ----------------------------------------------------------------------------
                                                                             CHARTER
                                                                             MEDICAL
                                                                           CORPORATION     CONSOLIDATED
                                            GUARANTOR      NONGUARANTOR      (PARENT       ELIMINATION     CONSOLIDATED
                                           SUBSIDIARIES    SUBSIDIARIES    CORPORATION)      ENTRIES          TOTAL
                                           ------------    ------------    ------------    ------------    ------------
Current Assets
  Cash and cash equivalents.............   $   114,178     $     2,140     $    24,485     $   --          $   140,803
  Accounts receivable, net..............       127,353           1,818          (1,473)        --              127,698
  Supplies..............................         5,361              80             343         --                5,784
  Other current assets..................         6,126              84          23,091         (12,844)         16,457
                                           ------------    ------------    ------------    ------------    ------------
    Total Current Assets................       253,018           4,122          46,446         (12,844)        290,742
Property and Equipment
  Land..................................        93,797           6,275           1,820         --              101,892
  Buildings and improvements............       309,903           5,250           9,768         --              324,921
  Equipment.............................        59,241             865           2,834         --               62,940
                                           ------------    ------------    ------------    ------------    ------------
                                               462,941          12,390          14,422         --              489,753
  Accumulated depreciation..............        (4,343)            (75)            105         --               (4,313)
                                           ------------    ------------    ------------    ------------    ------------
                                               458,598          12,315          14,527         --              485,440
  Construction in progress..............           719             571              32         --                1,322
                                           ------------    ------------    ------------    ------------    ------------
                                               459,317          12,886          14,559         --              486,762
Other Long-Term Assets (1)..............       214,438          53,897         787,112        (975,100)         80,347
Reorganization Value in Excess of
 Amounts Allocable to Identifiable
 Assets, net............................       --              --              121,709         --              121,709
Net Assets of Discontinued Operations...       221,262           4,844          93,532         --              319,638
                                           ------------    ------------    ------------    ------------    ------------
                                           $ 1,148,035     $    75,749     $ 1,063,358     $  (987,944)    $ 1,299,198
                                           ------------    ------------    ------------    ------------    ------------
                                           ------------    ------------    ------------    ------------    ------------

                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable......................   $    41,828     $       392     $     8,515     $   --          $    50,735
  Accrued expenses and other current
   liabilities..........................       104,263           1,120          66,070         --              171,453
  Current maturities of long-term debt
   and capital lease obligations........         8,407              32          65,517         --               73,956
                                           ------------    ------------    ------------    ------------    ------------
    Total Current Liabilities...........       154,498           1,544         140,102         --              296,144
Long-Term Debt and Capital Lease
 Obligations............................       243,826           1,299         794,354        (194,640)        844,839
Deferred Income Taxes...................       --                  492          20,077         --               20,569
Reserve for Unpaid Claims...............       --               39,755          71,434         (12,843)         98,346
Deferred Credits and Other Long-Term
 Liabilities (1)........................       107,005         --               25,754        (103,883)         28,876
Stockholders' Equity
  Common Stock, par value $0.25 per
   share
   Authorized -- 80,000,000 shares
   Issued and outstanding -- 24,827,656
   shares...............................         2,734             599           6,207          (3,333)          6,207
Other Stockholders' Equity
  Additional paid-in capital............       645,975          28,815         198,623        (674,790)        198,623
  Retained earnings (Accumulated
   deficit).............................        (4,310)          2,765          (7,196)          1,545          (7,196)
  Unearned compensation under ESOP......       --              --             (187,128)        --             (187,128)
  Warrants outstanding..................       --              --                  283         --                  283
  Cumulative foreign currency
   adjustments..........................        (1,693)            480             848         --                 (365)
                                           ------------    ------------    ------------    ------------    ------------
    Stockholders' Equity................       642,706          32,659          11,637        (676,578)         10,424
Commitments and Contingencies
                                           ------------    ------------    ------------    ------------    ------------
                                           $ 1,148,035     $    75,749     $ 1,063,358     $  (987,944)    $ 1,299,198
                                           ------------    ------------    ------------    ------------    ------------
                                           ------------    ------------    ------------    ------------    ------------

- ------------------------------
(1) Elimination entry related to intercompany receivables and payables and investment in consolidated subsidiaries.


     The accompanying Notes to Condensed Consolidating Financial Statements
                 are an integral part of these balance sheets.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

14. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEETS

              (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                     ASSETS


                                                                     SEPTEMBER 30, 1993
                                            --------------------------------------------------------------------
                                                                          CHARTER
                                                                          MEDICAL
                                                                        CORPORATION   CONSOLIDATED
                                             GUARANTOR   NONGUARANTOR     (PARENT     ELIMINATION   CONSOLIDATED
                                            SUBSIDIARIES SUBSIDIARIES   CORPORATION)    ENTRIES        TOTAL
                                            -----------  -------------  ------------  ------------  ------------
Current Assets
  Cash and cash equivalents...............   $  45,147     $   2,756     $   38,099    $   --        $   86,002
  Accounts receivable, net................     118,398         1,699           (459)       --           119,638
  Supplies................................       4,641            68            342        --             5,051
  Other current assets....................       8,138            66         25,799       (12,779)       21,224
                                            -----------  -------------  ------------  ------------  ------------
    Total Current Assets..................     176,324         4,589         63,781       (12,779)      231,915
Property and Equipment
  Land....................................      89,440         5,432          1,014        --            95,886
  Buildings and improvements..............     304,313         5,000          1,336        --           310,649
  Equipment...............................      64,621           863          1,937        --            67,421
                                            -----------  -------------  ------------  ------------  ------------
                                               458,374        11,295          4,287        --           473,956
  Accumulated depreciation................     (30,141)         (487)           530        --           (30,098)
  Construction in progress................         924             4         --            --               928
                                            -----------  -------------  ------------  ------------  ------------
                                               429,157        10,812          4,817        --           444,786
Other Long-Term Assets (1)................     354,315        63,890        738,468    (1,052,389)      104,284
Reorganization Value in Excess of Amounts
 Allocable to Identifiable Assets, net....      --            --             57,201        --            57,201
                                            -----------  -------------  ------------  ------------  ------------
                                             $ 959,796     $  79,291     $  864,267    $(1,065,168)  $  838,186
                                            -----------  -------------  ------------  ------------  ------------
                                            -----------  -------------  ------------  ------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable........................   $  41,977     $     421     $    9,866    $   --        $   52,264
  Accrued expenses and other current
   liabilities............................      86,397           912         62,068        --           149,377
  Current maturities of long-term debt and
   capital lease obligations..............       6,102            28         64,827        --            70,957
                                            -----------  -------------  ------------  ------------  ------------
    Total Current Liabilities.............     134,476         1,361        136,761        --           272,598
Long-Term Debt and Capital Lease
 Obligations . .                               137,081         1,094        544,050      (332,020)      350,205
Deferred Income Taxes.....................      --               946         37,843        --            38,789
Reserve for Unpaid Claims.................      --            45,816         66,638       (12,779)       99,675
Deferred Credits and Other Long-Term
 Liabilities (1)..........................      29,895        --             19,459       (29,733)       19,621
Stockholders' Equity
  Common Stock, par value $0.25 per share
    Authorized -- 80,000,000 shares
     Issued and outstanding -- 25,001,042
     shares...............................       2,833           586          6,250        (3,419)        6,250
  Other Stockholders' Equity
    Additional paid-in capital............     713,705        25,079        237,581      (738,784)      237,581
    Retained earnings (Accumulated
     deficit).............................     (57,147)        5,580        (59,423)       51,567       (59,423)
    Unearned compensation under ESOP......      --            --           (122,724)       --          (122,724)
    Warrants outstanding..................      --            --                274        --               274
    Cumulative foreign currency
     adjustments..........................      (1,047)       (1,171)        (2,442)       --            (4,660)
                                            -----------  -------------  ------------  ------------  ------------
                                               658,344        30,074         59,516      (690,636)       57,298
Commitments and Contingencies
                                            -----------  -------------  ------------  ------------  ------------
                                             $ 959,796     $  79,291     $  864,267    $(1,065,168)  $  838,186
                                            -----------  -------------  ------------  ------------  ------------
                                            -----------  -------------  ------------  ------------  ------------

- ------------------------------
(1) Elimination entry related to intercompany receivables and payables and investment in consolidated subsidiaries.


     The accompanying Notes to Condensed Consolidating Financial Statements
                 are an Integral part of these balance sheets.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

14. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                     FOR THE YEAR ENDED SEPTEMBER 30, 1991
                                                     ---------------------------------------------------------------------
                                                                                   CHARTER
                                                                                   MEDICAL
                                                                                 CORPORATION   CONSOLIDATED
                                                      GUARANTOR   NONGUARANTOR     (PARENT      ELIMINATION   CONSOLIDATED
                                                     SUBSIDIARIES SUBSIDIARIES   CORPORATION)     ENTRIES        TOTAL
                                                     -----------  -------------  ------------  -------------  ------------
Net revenue........................................   $ 939,150     $  20,721     $  (57,413)    $ (34,194)    $  868,264
Costs and expenses
  Salaries, general and administrative expenses....     879,087        15,517       (203,582)      (34,194)       656,828
  Bad debt expense.................................      55,924           196         (4,503)       --             51,617
  Depreciation and amortization....................      55,043           368         (6,782)           30         48,659
  Interest, net....................................      13,324           172        218,734           (12)       232,218
  ESOP expense (credit)............................      (1,696)       --             (2,248)          (18)        (3,962)
  Deferred compensation expense....................      --            --              5,061        --              5,061
  Provision for restructuring of operations........       2,219        --             42,781        --             45,000
                                                     -----------  -------------  ------------  -------------  ------------
                                                      1,003,901        16,253         49,461       (34,194)     1,035,421
                                                     -----------  -------------  ------------  -------------  ------------
Income (Loss) from continuing operations before
 income taxes and before equity in earnings (loss)
 of subsidiaries...................................     (64,751)        4,468       (106,874)       --           (167,157)
Provision for income taxes.........................      --            --             --            --             --
                                                     -----------  -------------  ------------  -------------  ------------
Income (Loss) from continuing operations...........     (64,751)        4,468       (106,874)       --           (167,157)
Equity in earnings (loss) of continuing
 subsidiaries......................................       1,410        --            (60,283)       58,873         --
Income (Loss) from discontinued operations.........      38,143          (110)          (918)       --             37,115
Equity in earnings (loss) of discontinued
 subsidiaries......................................      --            --             38,033       (38,033)        --
                                                     -----------  -------------  ------------  -------------  ------------
Net income (loss)..................................   $ (25,198)    $   4,358     $ (130,042)    $  20,840     $ (130,042)
                                                     -----------  -------------  ------------  -------------  ------------
                                                     -----------  -------------  ------------  -------------  ------------

                                     CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
Cash provided by (used in) operating activities....   $     456     $  (2,037)    $  123,401     $      12     $  121,832
                                                     -----------  -------------  ------------  -------------  ------------
Cash Flows from Investing Activities:
  Capital expenditures.............................      (8,452)       --             (3,235)          (12)       (11,699)
  Proceeds from sale of assets.....................      36,514        --                 52        --             36,566
  Cash flows from discontinued operations..........      33,540        --             --            --             33,540
  Cash flows from other investing activities.......      --             4,375        (10,241)       --             (5,866)
                                                     -----------  -------------  ------------  -------------  ------------
  Cash provided by (used in) investing
   activities......................................      61,602         4,375        (13,424)          (12)        52,541
                                                     -----------  -------------  ------------  -------------  ------------
                                                     -----------  -------------  ------------  -------------  ------------
Cash Flows from Financing Activities:
  Payments on debt and capital lease obligations...     (36,450)         (812)       (31,573)       --            (68,835)
                                                     -----------  -------------  ------------  -------------  ------------
Cash used in financing activities..................     (36,450)         (812)       (31,573)       --            (68,835)
                                                     -----------  -------------  ------------  -------------  ------------
Net increase in cash and cash equivalents..........      25,608         1,526         78,404        --            105,538
Cash and cash equivalents at beginning of period...      20,171           415         41,612        --             62,198
                                                     -----------  -------------  ------------  -------------  ------------
Cash and cash equivalents at end of period.........   $  45,779     $   1,941     $  120,016     $  --         $  167,736
                                                     -----------  -------------  ------------  -------------  ------------
                                                     -----------  -------------  ------------  -------------  ------------


     The accompanying Notes to Condensed Consolidating Financial Statements
                   are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

14. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                    FOR THE TEN MONTHS ENDED JULY 31, 1992
                                                     ---------------------------------------------------------------------
                                                                                   CHARTER
                                                                                   MEDICAL
                                                                                 CORPORATION   CONSOLIDATED
                                                      GUARANTOR   NONGUARANTOR     (PARENT      ELIMINATION   CONSOLIDATED
                                                     SUBSIDIARIES SUBSIDIARIES   CORPORATION)     ENTRIES        TOTAL
                                                     -----------  -------------  ------------  -------------  ------------
Net revenue........................................   $ 818,308     $  14,989     $  (32,279)    $ (23,163)    $  777,855
Costs and expenses
  Salaries, general and administrative expenses....     709,559        10,931       (133,727)      (23,163)       563,600
  Bad debt expense.................................      55,150            56         (4,803)       --             50,403
  Depreciation and amortization....................      39,316           343         (4,533)       --             35,126
  Interest, net....................................       2,261            84        166,928           (29)       169,244
  ESOP expense.....................................      31,477        --              2,208            29         33,714
  Deferred compensation expense....................      --            --              3,190        --              3,190
                                                     -----------  -------------  ------------  -------------  ------------
                                                        837,763        11,414         29,263       (23,163)       855,277
                                                     -----------  -------------  ------------  -------------  ------------
Income (Loss) from continuing operations before
 income taxes, equity in earnings (loss) of
 subsidiaries, reorganization items and
 extraordinary item................................     (19,455)        3,575        (61,542)       --            (77,422)
Provision for income taxes.........................       1,393           372          2,494        --              4,259
                                                     -----------  -------------  ------------  -------------  ------------
Income (Loss) from continuing operations before
 equity in earnings (loss) of subsidiaries,
 reorganization items and extraordinary item.......     (20,848)        3,203        (64,036)       --            (81,681)
Equity in earnings (loss) of continuing
 subsidiaries......................................         614        --            (17,645)       17,031         --
Income (Loss) from discontinued operations.........      25,230         3,362         (4,381)       --             24,211
Equity in earnings (loss) of discontinued
 subsidiaries......................................      --            --             28,592       (28,592)        --
                                                     -----------  -------------  ------------  -------------  ------------
Income (Loss) before reorganization items and
 extraordinary item................................       4,996         6,565        (57,470)      (11,561)       (57,470)
Reorganization items...............................    (206,274)       --             74,848       206,274         74,848
Extraordinary gain (loss) on early discharge of
 debt..............................................      (2,851)       --            730,589         2,851        730,589
                                                     -----------  -------------  ------------  -------------  ------------
Net income (loss)..................................   $(204,129)    $   6,565     $  747,967     $ 197,564     $  747,967
                                                     -----------  -------------  ------------  -------------  ------------
                                                     -----------  -------------  ------------  -------------  ------------

                                     CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
Cash provided by (used in) operating activities....   $  85,616     $   1,897     $  (10,572)    $  --         $   76,941
                                                     -----------  -------------  ------------  -------------  ------------
Cash Flows from Investing Activities:
  Cash flows from discontinued operations..........      33,812        --             --            --             33,812
  Cash flows from other investing activities.......      (5,506)         (618)        (1,365)       --             (7,489)
                                                     -----------  -------------  ------------  -------------  ------------
Cash provided by (used in) investing activities....      28,306          (618)        (1,365)       --             26,323
                                                     -----------  -------------  ------------  -------------  ------------
Cash Flows from Financing Activities:
  Payments on debt and capital lease obligations...     (63,494)       (1,160)       (55,543)       --           (120,197)
  Cash flows from other financing activities.......         302         1,160         --            --              1,462
                                                     -----------  -------------  ------------  -------------  ------------
Cash used in financing activities..................     (63,192)       --            (55,543)       --           (118,735)
                                                     -----------  -------------  ------------  -------------  ------------
Net increase (decrease) in cash and cash
 equivalents.......................................      50,730         1,279        (67,480)       --            (15,471)
Cash and cash equivalents at beginning of period...      45,779         1,941        120,016        --            167,736
                                                     -----------  -------------  ------------  -------------  ------------
Cash and cash equivalents at end of period.........   $  96,509     $   3,220     $   52,536     $  --         $  152,265
                                                     -----------  -------------  ------------  -------------  ------------
                                                     -----------  -------------  ------------  -------------  ------------


     The accompanying Notes to Condensed Consolidating Financial Statements
                   are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

14. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                           FOR THE TWO MONTHS ENDED SEPTEMBER 30, 1992
                                           ----------------------------------------------------------------------------
                                                                             CHARTER
                                                                             MEDICAL
                                                                           CORPORATION     CONSOLIDATED
                                            GUARANTOR      NONGUARANTOR      (PARENT       ELIMINATION     CONSOLIDATED
                                           SUBSIDIARIES    SUBSIDIARIES    CORPORATION)      ENTRIES          TOTAL
                                           ------------    ------------    ------------    ------------    ------------
Net revenue.............................   $   149,152     $     2,281     $    (3,472)    $    (5,111)    $   142,850
Costs and expenses
  Salaries, general and administrative
   expenses.............................       136,375             (98)        (23,560)         (5,109)        107,608
  Bad debt expense......................        15,110              (2)           (304)         --              14,804
  Depreciation and amortization.........         3,731              74            (172)             (2)          3,631
  Amortization of reorganization value
   in excess of amounts allocable to
   identifiable assets..................        --              --               7,167          --               7,167
  Interest, net.........................          (169)              1          12,829              29          12,690
  ESOP expense..........................         4,306          --                 534             (29)          4,811
  Stock option expense (credit).........        --              --                (789)         --                (789)
                                           ------------    ------------    ------------    ------------    ------------
                                               159,353             (25)         (4,295)         (5,111)        149,922
                                           ------------    ------------    ------------    ------------    ------------
Income (Loss) from continuing operations
 before income taxes and equity in
 earnings (loss) of subsidiaries........       (10,201)          2,306             823          --              (7,072)
Provision for income taxes..............           277             625             152          --               1,054
                                           ------------    ------------    ------------    ------------    ------------
Income (Loss) from continuing operations
 before equity in earnings (loss) of
 subsidiaries...........................       (10,478)          1,681             671          --              (8,126)
Equity in earnings (loss) of continuing
 subsidiaries...........................          (413)        --               (8,797)          9,210         --
Income (Loss) from discontinued
 operations.............................         6,581           1,084          (6,735)         --                 930
Equity in earnings (loss) of
 discontinued subsidiaries..............       --              --                7,665          (7,665)        --
                                           ------------    ------------    ------------    ------------    ------------
Net income (loss).......................   $    (4,310)    $     2,765     $    (7,196)    $     1,545     $    (7,196)
                                           ------------    ------------    ------------    ------------    ------------
                                           ------------    ------------    ------------    ------------    ------------

                                   CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
Cash provided by (used in) operating
 activities.............................   $    30,049     $    10,491     $    (2,180)    $   --          $    38,360
                                           ------------    ------------    ------------    ------------    ------------
Cash Flows from Investing Activities:
  Increase in assets restricted for the
   settlement of unpaid claims..........       --              (11,535)         (4,903)        --              (16,438)
  Cash flows from discontinued
   operations...........................        10,977         --              --              --               10,977
  Cash flows from other investing
   activities...........................        (1,374)            (36)            (20)        --               (1,430)
                                           ------------    ------------    ------------    ------------    ------------
Cash provided by (used in) investing
 activities.............................         9,603         (11,571)         (4,923)         --              (6,891)
                                           ------------    ------------    ------------    ------------    ------------
Cash Flows from Financing Activities:
  Payments on debt and capital lease
   obligations..........................       (21,983)        --              (20,948)        --              (42,931)
                                           ------------    ------------    ------------    ------------    ------------
Cash used in financing activities.......       (21,983)         --             (20,948)         --             (42,931)
                                           ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in cash and cash
 equivalents............................        17,669          (1,080)        (28,051)         --             (11,462)
Cash and cash equivalents at beginning
 of period..............................        96,509           3,220          52,536          --             152,265
                                           ------------    ------------    ------------    ------------    ------------
Cash and cash equivalents at end of
 period.................................   $   114,178     $     2,140     $    24,485     $   --          $   140,803
                                           ------------    ------------    ------------    ------------    ------------
                                           ------------    ------------    ------------    ------------    ------------


     The accompanying Notes to Condensed Consolidating Financial Statements
                   are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

14. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                     FOR THE YEAR ENDED SEPTEMBER 30, 1993
                                                     ---------------------------------------------------------------------
                                                                                   CHARTER
                                                                                   MEDICAL
                                                                                 CORPORATION   CONSOLIDATED
                                                      GUARANTOR   NONGUARANTOR     (PARENT      ELIMINATION   CONSOLIDATED
                                                     SUBSIDIARIES SUBSIDIARIES   CORPORATION)     ENTRIES        TOTAL
                                                     -----------  -------------  ------------  -------------  ------------
Net revenue........................................   $ 922,221     $  16,911     $  (20,514)    $ (20,711)    $  897,907
Costs and expenses
  Salaries, general and administrative expenses....     876,792        11,913       (227,147)      (20,711)       640,847
  Bad debt expense.................................      68,086           121           (907)       --             67,300
  Depreciation and amortization....................      26,816           411           (845)       --             26,382
  Amortization of reorganization value in excess of
   amounts allocable to identifiable assets........          (8)       --             42,686        --             42,678
  Interest, net....................................      (7,465)           36         81,585        --             74,156
  ESOP expense.....................................      41,563        --              4,311        --             45,874
  Stock option expense.............................      --            --             38,416        --             38,416
                                                     -----------  -------------  ------------  -------------  ------------
                                                      1,005,784        12,481        (61,901)      (20,711)       935,653
                                                     -----------  -------------  ------------  -------------  ------------
Income (Loss) from continuing operations before
 income taxes, extraordinary item and equity in
 earnings (loss) of subsidiaries...................     (83,563)        4,430         41,387        --            (37,746)
Provision for (benefit from) income taxes..........     (30,313)          520         31,667        --              1,874
                                                     -----------  -------------  ------------  -------------  ------------
Income (Loss) from continuing operations before
 extraordinary item and equity in earnings (loss)
 of subsidiaries...................................     (53,250)        3,910          9,720        --            (39,620)
Equity in earnings (loss) of continuing
 subsidiaries......................................         909        --            (49,340)       48,431         --
Discontinued operations
  Income (Loss) from discontinued operations.......      14,734         5,492        (34,929)       --            (14,703)
Equity in earnings (loss) of discontinued
 subsidiaries......................................      --            --            104,402      (104,402)        --
  Gain (Loss) on disposal of discontinued
   operations......................................      84,176        --            (73,519)       --             10,657
                                                     -----------  -------------  ------------  -------------  ------------
Income (Loss) before extraordinary item............      46,569         9,402        (43,666)      (55,971)       (43,666)
Extraordinary loss on early extinguishment of
 debt..............................................         314        --              8,561          (314)         8,561
                                                     -----------  -------------  ------------  -------------  ------------
Net income (loss)..................................   $  46,255     $   9,402     $  (52,227)    $ (55,657)    $  (52,227)
                                                     -----------  -------------  ------------  -------------  ------------
                                                     -----------  -------------  ------------  -------------  ------------

                                     CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
Cash provided by (used in) operating activities....   $(404,185)    $   5,066     $  489,077     $  --         $   89,958
                                                     -----------  -------------  ------------  -------------  ------------
Cash Flows from Investing Activities:
  Capital expenditures.............................     (10,806)          (76)          (219)       --            (11,101)
  Increase in assets restricted for the settlement
   of unpaid claims................................      --           (10,084)        (4,068)       --            (14,152)
  Proceeds from the sale of assets.................     342,781         5,710          5,682        --            354,173
  Cash flows from discontinued operations..........      42,487        --             --            --             42,487
                                                     -----------  -------------  ------------  -------------  ------------
Cash provided by (used in) investing activities....     374,462        (4,450)         1,395        --            371,407
                                                     -----------  -------------  ------------  -------------  ------------
Cash Flows from Financing Activities:
  Proceeds from the issuance of debt...............      17,200        --             --            --             17,200
  Payments on debt and capital lease obligations...     (56,508)       --           (477,434)       --           (533,942)
  Cash flows from other financing activities.......      --            --                576        --                576
                                                     -----------  -------------  ------------  -------------  ------------
Cash used in financing activities..................     (39,308)       --           (476,858)       --           (516,166)
                                                     -----------  -------------  ------------  -------------  ------------
Net increase (decrease) in cash and cash
 equivalents.......................................     (69,031)          616         13,614        --            (54,801 )
Cash and cash equivalents at beginning of period...     114,178         2,140         24,485       --             140,803
                                                     -----------  -------------  ------------  -------------  ------------
Cash and cash equivalents at end of period.........  $   45,147   $     2,756    $    38,099   $   --         $    86,002
                                                     -----------  -------------  ------------  -------------  ------------
                                                     -----------  -------------  ------------  -------------  ------------


     The accompanying Notes to Condensed Consolidating Financial Statements
                   are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

14. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)
           NOTES TO THE CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

    GENERAL -- These condensed consolidating financial statements reflect the Guarantors under the 11 1/4% Senior Subordinated Notes and the New Credit Agreement consummated in May 1994. (See Note 15). The direct and indirect Guarantors are wholly owned by Charter or a Guarantor Subsidiary of Charter. Separate financial statements of the Guarantors are not presented because the Guarantors are jointly, severally and unconditionally liable under the guarantee, and the Company believes the condensed consolidating financial statements presented are more meaningful in understanding the financial position of the Guarantor Subsidiaries, and the separate financial statements are deemed not material to investors.

    DISTRIBUTIONS -- There are no restrictions on the ability of the Guarantor Subsidiaries to make distributions to Charter.


    TRANSFERS FROM GUARANTORS TO NONGUARANTORS -- The New Credit Agreement permits the Company to contribute the assets of hospitals and related medical facilities to joint ventures that conduct a healthcare business, provided that certain conditions are satisfied and that the aggregate fair market value or book value, whichever is greater, of all such facilities contributed to joint ventures with respect to which the Company and its wholly-owned subsidiaries do not have a majority of the equity interests or are not entitled to elect or appoint the directors, managers or trustees, as applicable, does not exceed $100 million. Furthermore, the New Credit Agreement permits the Company and its "restricted subsidiaries" (as defined in the New Credit Agreement), subject to the satisfaction of certain conditions, to invest up to $70 million plus the lesser of $30 million and an amount equal to "accumulated excess cashflow" (as defined in the New Credit Agreement) of cash and other assets (other than hospitals and related medical facilities) in subsidiaries of the Company formed to pursue strategic investments and joint ventures in clinical services and management information services and to invest up to $80 million in other types of investments. The Indenture also contains provisions that permit the Company and its Restricted Subsidiaries to make investments in non-guarantors. The provisions contained in the Indenture are less restrictive than those contained in the New Credit Agreement and are, therefore, not relevant to the ability of the Company and its Restricted Subsidiaries to make investments in non-guarantors as long as the New Credit Agreement is in effect.



    The Company intends to make investments in Permitted Joint Ventures (as defined in the New Credit Agreement) and Unrestricted Subsidiaries (as defined in the New Credit Agreement) to the extent it believes doing so will be consistent with its business strategy. To the extent the Company or its restricted subsidiaries (as defined in the New Credit Agreement) make investments of the type described above, the assets available for debt payments and guarantee obligations could be diminished.


15. SUBSEQUENT EVENTS
    On March 30, 1994 the Company announced that it had entered into an asset purchase agreement with National Medical Enterprises, Inc. ("NME") providing for the purchase of substantially all of the assets of 36 psychiatric hospitals, eight chemical-dependency treatment facilities, two residential treatment centers and one physician outpatient practice (including related outpatient facilities and other associated assets, the "Target Hospitals"). The purchase price for the Target Hospitals will be approximately $146.9 million in cash plus an additional cash amount, estimated to be approximately $50.7 million, subject to adjustment, for the net working capital of the Target Hospitals at the closing of the acquisition. The Target Hospitals have an aggregate capacity of 3,496 licensed beds and are located in 20 states. During their fiscal year ended May 31, 1993 and the nine month period ended February 28, 1994, the Target Hospitals had, respectively, approximately 40,000 and 28,000 patient admissions, net revenue of approximately $407.5 million and $265.2 million and Target Hospital EBITDA (defined as net revenue less operating expenses and bad debt expenses) of approximately $55.1 million and $36.5 million.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

15. SUBSEQUENT EVENTS (CONTINUED)
    Subject to obtaining licensure and other regulatory approvals, the Company anticipates that it will purchase the Target Hospitals in multiple closings. See "The Acquisition" and "Target Hospital Selected Financial Information" elsewhere in this document.

    On May 2, 1994 the Company entered into a Second Amended and Restated Credit Agreement with certain financial institutions for a five-year reducing, revolving credit facility in an aggregate committed amount of $300 million (the "Revolving Credit Agreement"). Proceeds from the Revolving Credit Agreement were or will be used (i) to refinance certain mortgage indebtedness of certain subsidiaries of the Company in the principal amount of approximately $14.7 million and the loans to certain subsidiaries of the Company outstanding under the Credit Agreement in the principal amount of approximately $46.8 million,
(ii) for continued credit enhancement of certain currently outstanding variable rate demand notes issued by or for the benefit of certain subsidiaries of the Company and (iii) for working capital and other general corporate purposes, including to finance, in part, the acquisition of the Target Hospitals and to finance other permitted acquisitions and investments. As of May 2, 1994, approximately $134.6 million in loans and letters of credit were outstanding under the Revolving Credit Agreement.

    The Revolving Credit Agreement will be reduced by the amounts and on the dates indicated below:

    AMOUNT            DATE
- --------------  -----------------
$   25,000,000     March 31, 1996
    50,000,000     March 31, 1997
    50,000,000     March 31, 1998
   175,000,000     March 31, 1999

    In addition to the scheduled reductions above, the Revolving Credit Agreement shall be reduced (i) by an amount equal to 70% (or if a default or an event of default exists, 100%) of the net proceeds of certain asset sales, (ii) by an amount equal to 25% (or if a default or an event of default exists, 100%) of the net proceeds of certain issuances or sales of the Company's capital stock or other equity interests, except that no such reduction shall be required if the Company meets specified financial ratios and no default or event of default has occurred and is continuing, and (iii) by an amount equal to the principal amount of permitted subordinated indebtedness (including, without limitation, the Notes (as defined below)) subject to a required repurchase or repurchase offer by the Company as a result of any asset sale. All such reductions described in the foregoing clauses (i) through (iii) shall be applied first on a pro rata basis to all scheduled reductions of the Revolving Credit Agreement other than the last scheduled reduction of the Revolving Credit Agreement, and thereafter to the last scheduled reduction.

    The loans outstanding under the Revolving Credit Agreement will bear interest (subject to certain potential adjustments) at a rate per annum equal to
(a) the sum of the Base Lending Rate plus 3/4%, or (b) at the option of the Company, the sum of the maximum reserve-adjusted one, two, three or six-month LIBOR plus 1 3/4%. The Base Lending Rate is the higher of (x) the rate announced from time to time as Bankers Trust Company's prime lending rate, (y) the Federal Reserve's reported weekly average dealer offering rate for three-month certificates of deposit, adjusted for maximum reserves, plus 1/2 of 1%, and (z) the Federal Funds Rate plus 1/2 of 1%.

    Also on May 2, 1994, the Company issued $375 million of 11.25% Senior Subordinated Notes which mature on April 15, 2004 (the "Notes") and are general unsecured obligations of the Company. Interest on the Notes is payable semi-annually on each April 15 and October 15, commencing on October 15, 1994. Proceeds of $181.8 million from the sale of the Notes were used to defease and redeem the Company's outstanding 7.5% Senior Subordinated Debentures due 2003. Certain remaining proceeds will be used, along with proceeds from the Revolving Credit Agreement, to finance the acquisition of NME facilities discussed above. The Notes are guaranteed on an unsecured senior subordinated basis by substantially all of the Company's existing subsidiaries and certain subsidiaries created after the issuance of the Notes.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1993

15. SUBSEQUENT EVENTS (CONTINUED)
    The Notes are not redeemable at the option of the Company prior to April 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning April 15 of the years indicated below:

                                           REDEMPTION
YEAR                                         PRICES
- -----------------------------------------  -----------
1999.....................................     105.625%
2000.....................................     103.750%
2001.....................................     101.875%
2002 and thereafter......................     100.000%

    The indenture for the Notes contains certain covenants, which among other things, restrict the Company's ability and the ability of certain of the Company's subsidiaries to pay dividends, make unscheduled payments on indebtedness that is subordinated in right of payment to the Notes or make certain investments. The covenants also place limitations on the Company's ability to incur additional indebtedness or liens and places restrictions on the use of proceeds from asset sales.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
              (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                     ASSETS

                                                                                   SEPTEMBER 30,    JUNE 30,
                                                                                       1993           1994
                                                                                   -------------  ------------
Current Assets
  Cash and cash equivalents......................................................   $    86,002    $  103,547
  Cash collateral account........................................................         5,426        --
  Accounts receivable, net.......................................................       119,638       173,327
  Supplies.......................................................................         5,051         6,470
  Other current assets...........................................................        15,798        16,411
                                                                                   -------------  ------------
    Total Current Assets.........................................................       231,915       299,755
Property and Equipment
  Land...........................................................................        95,886        97,804
  Buildings and improvements.....................................................       310,649       378,808
  Equipment......................................................................        67,421        88,351
                                                                                   -------------  ------------
                                                                                        473,956       564,963
  Accumulated depreciation.......................................................       (30,098)      (49,631)
                                                                                   -------------  ------------
                                                                                        443,858       515,332
  Construction in progress.......................................................           928         3,263
                                                                                   -------------  ------------
                                                                                        444,786       518,595
Other Long-Term Assets...........................................................       104,284       115,177
Reorganization Value in Excess of Amounts
 Allocable to Identifiable Assets, net...........................................        57,201        33,801
                                                                                   -------------  ------------
                                                                                    $   838,186    $  967,328
                                                                                   -------------  ------------
                                                                                   -------------  ------------

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable...............................................................   $    52,264    $   49,730
  Accrued expenses and other current liabilities.................................       149,377       142,998
  Current maturities of long-term debt and capital lease obligations.............        70,957         2,999
                                                                                   -------------  ------------
    Total Current Liabilities....................................................       272,598       195,727
Long-Term Debt and Capital Lease Obligations.....................................       350,205       534,232
Deferred Income Taxes............................................................        38,789        33,665
Reserve for Unpaid Claims........................................................        99,675        97,695
Deferred Credits and Other Long-Term Liabilities.................................        19,621        20,359
Stockholders' Equity
  Preferred Stock, without par value
    Authorized -- 10,000,000 shares
    Issued and outstanding -- none...............................................       --             --
  Common Stock, par value $0.25 per share
    Authorized -- 80,000,000 shares
    Issued and outstanding -- 25,001,042 shares at September 30, 1993
     and 26,891,446 shares at June 30, 1994......................................         6,250         6,723
  Other Stockholders' Equity
    Additional paid-in capital...................................................       237,581       240,648
    Accumulated deficit..........................................................       (59,423)      (72,672)
    Unearned compensation under ESOP.............................................      (122,724)      (85,826)
    Warrants outstanding.........................................................           274           182
    Cumulative foreign currency adjustments......................................        (4,660)       (3,405)
                                                                                   -------------  ------------
                                                                                         57,298        85,650
Commitments and Contingencies
                                                                                   -------------  ------------
                                                                                    $   838,186    $  967,328
                                                                                   -------------  ------------
                                                                                   -------------  ------------


     The accompanying Notes to Condensed Consolidated Financial Statements
                 are an integral part of these balance sheets.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       FOR THE QUARTER     FOR THE NINE MONTHS
                                                                        ENDED JUNE 30,        ENDED JUNE 30,
                                                                     --------------------  --------------------
                                                                       1993       1994       1993       1994
                                                                     ---------  ---------  ---------  ---------
Net Revenue........................................................  $ 231,737  $ 220,857  $ 691,287  $ 642,284
                                                                     ---------  ---------  ---------  ---------
Costs and Expenses
  Salaries, general and administrative expenses....................    164,047    158,199    487,414    463,788
  Bad debt expense.................................................     16,984     16,534     51,854     48,822
  Depreciation and amortization....................................      6,067      6,792     19,869     20,371
  Amortization of reorganization value in excess of amounts
   allocable to identifiable assets................................     10,675      7,800     32,175     23,400
  Interest, net....................................................     19,765     10,279     57,072     27,064
  ESOP expense.....................................................      8,892     12,299     26,862     36,898
  Stock option expense.............................................      2,753         85     34,030      6,936
                                                                     ---------  ---------  ---------  ---------
                                                                       229,183    211,988    709,276    627,279
                                                                     ---------  ---------  ---------  ---------

Income (Loss) from continuing operations before income taxes.......      2,554      8,869    (17,989)    15,005
Provision for (Benefit from) income taxes..........................      5,027      6,759      5,391     15,638
                                                                     ---------  ---------  ---------  ---------
Income (Loss) from continuing operations...........................     (2,473)     2,110    (23,380)      (633)
Loss from discontinued operations (net of income tax provision of
 $3,144 and $9,267 for the quarter and nine months,
 respectively).....................................................     (2,872)        --     (8,880)        --
                                                                     ---------  ---------  ---------  ---------
Income (Loss) before extraordinary item............................     (5,345)     2,110    (32,260)      (633)
Extraordinary loss on early extinguishment of debt (net of income
 tax benefit of $8,410)............................................         --     12,616         --     12,616
                                                                     ---------  ---------  ---------  ---------
Net Income (Loss)..................................................  $  (5,345) $ (10,506) $ (32,260) $ (13,249)
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

Average Number of Common Shares Outstanding........................     24,874     26,805     24,853     26,225
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

Earnings per common share:
  Income (Loss) from continuing operations.........................  $    (.10) $     .08  $    (.94) $    (.02)
  Loss from discontinued operations................................       (.11)        --       (.36)        --
                                                                     ---------  ---------  ---------  ---------
  Income (Loss) before extraordinary item..........................       (.21)       .08      (1.30)      (.02)
  Extraordinary loss on early extinguishment of debt...............         --       (.47)        --       (.48)
                                                                     ---------  ---------  ---------  ---------
  Net Income (Loss)................................................  $    (.21) $    (.39) $   (1.30) $    (.50)
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------


     The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                         OTHER STOCKHOLDERS' EQUITY
                                                     -------------------------------------------------------------------
                                                                                                             CUMULATIVE
                                      COMMON STOCK   ADDITIONAL                   UNEARNED                     FOREIGN
                                     --------------   PAID-IN     ACCUMULATED   COMPENSATION    WARRANTS      CURRENCY
                                     SHARES  AMOUNT   CAPITAL       DEFICIT      UNDER ESOP    OUTSTANDING   ADJUSTMENTS
                                     ------  ------  ----------   -----------   ------------   -----------   -----------
Balance at September 30, 1993......  25,001  $6,250  $ 237,581    $  (59,423)   $  (122,724)   $      274    $   (4,660)
Additions (Deductions):
  Net loss.........................    --     --        --            (2,743)       --             --            --
  ESOP expense.....................    --     --        --            --             24,599        --            --
  Stock option expense accrual.....    --     --         6,851        --            --             --            --
  Exercise of stock options........   1,712    429     (13,976)       --            --             --            --
  Exercise of warrants.............      38      9         282        --            --                (92)       --
  Tax benefit related to exercise
   of stock options................    --     --         9,424        --            --             --            --
  Foreign currency translation
   gain............................    --     --        --            --            --             --                28
                                     ------  ------  ----------   -----------   ------------        -----    -----------
Balance at March 31, 1994..........  26,751  $6,688  $ 240,162    $  (62,166)   $   (98,125)   $      182    $   (4,632)
Additions (Deductions):
  Net loss.........................    --     --        --           (10,506)       --             --            --
  ESOP expense.....................    --     --        --            --             12,299        --            --
  Stock option expense accrual.....    --     --            85        --            --             --            --
  Exercise of stock options........     140     35         401        --            --             --            --
  Foreign currency translation
   gain............................    --     --        --            --            --             --             1,227
                                     ------  ------  ----------   -----------   ------------        -----    -----------
Balance at June 30, 1994...........  26,891  $6,723  $ 240,648    $  (72,672)   $   (85,826)   $      182    $   (3,405)
                                     ------  ------  ----------   -----------   ------------        -----    -----------
                                     ------  ------  ----------   -----------   ------------        -----    -----------


     The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                          FOR THE NINE MONTHS
                                                                                            ENDED JUNE 30,
                                                                                         ---------------------
                                                                                            1993       1994
                                                                                         ----------  ---------
Cash Flows From Operating Activities
  Net loss.............................................................................  $  (32,260) $ (13,249)
    Adjustments to reconcile net loss to net cash provided by operating activities:
      Loss from discontinued operations................................................       8,880     --
      Depreciation and amortization....................................................      52,044     43,771
      ESOP expense.....................................................................      26,862     36,898
      Stock option expense.............................................................      34,030      6,936
      Non-cash interest expense........................................................       6,301      2,005
      Cash flows from changes in assets and liabilities, net of effects from sales and acquisitions of businesses:
        Accounts receivable, net.......................................................      (1,542)   (10,605)
        Other assets...................................................................      (4,779)     3,977
        Accounts payable and other accrued liabilities.................................     (29,069)    (9,987)
        Reserve for unpaid claims......................................................       2,906     (1,340)
        Income taxes payable...........................................................       4,492     (3,236)
        Other liabilities..............................................................       8,069     (5,665)
      Extraordinary loss on early extinguishment of debt...............................      --         12,616
      Other............................................................................        (204)     3,293
                                                                                         ----------  ---------
      Total adjustments................................................................     107,990     78,663
                                                                                         ----------  ---------
      Net cash provided by operating activities........................................      75,730     65,414
                                                                                         ----------  ---------
Cash Flows From Investing Activities
  Acquisitions of businesses...........................................................      --       (129,816)
  Capital expenditures.................................................................      (6,861)   (12,976)
  (Increase) Decrease in assets restricted for settlement of unpaid claims.............      (3,443)     8,794
  Proceeds from sale of assets.........................................................      11,882     12,857
  Cash flows from discontinued operations..............................................      26,842     --
                                                                                         ----------  ---------
      Net cash provided by (used in) investing activities..............................      28,420   (121,141)
                                                                                         ----------  ---------
Cash Flows From Financing Activities
  Proceeds from issuance of debt.......................................................      17,200    381,798
  Payments on debt and capital lease obligations.......................................    (159,822)  (310,464)
  Proceeds from exercise of stock options and warrants.................................         185      1,302
  Tax benefit related to exercise of stock options.....................................      --          9,424
  Income tax payments made on behalf of stock optionee.................................      --        (14,214)
  (Increase) Decrease in cash collateral account.......................................     (41,324)     5,426
                                                                                         ----------  ---------
      Net cash provided by (used in) financing activities..............................    (183,761)    73,272
                                                                                         ----------  ---------
Net increase (decrease) in cash and cash equivalents...................................     (79,611)    17,545
Cash and cash equivalents at beginning of period.......................................     140,803     86,002
                                                                                         ----------  ---------
Cash and cash equivalents at end of period.............................................  $   61,192  $ 103,547
                                                                                         ----------  ---------
                                                                                         ----------  ---------


     The accompanying Notes to Condensed Consolidated Financial Statements
                   are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1994

                                  (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION
    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation, have been included. These financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended September 30, 1993, included in the Company's Annual Report on Form 10-K.

NOTE B -- NATURE OF BUSINESS
    The Company's business is seasonal in nature, with a reduced demand for certain services generally occurring in the fourth fiscal quarter and around major holidays, such as Thanksgiving and Christmas. The Company's business is also subject to general economic conditions and other factors. Accordingly, the results of operations for the interim periods are not necessarily indicative of the results expected for the year.

NOTE C -- SUPPLEMENTAL CASH FLOW INFORMATION

    Below is supplemental cash flow information related to the nine months ended June 30, 1993 and 1994:



                                                                       FOR THE NINE MONTHS
                                                                          ENDED JUNE 30,
                                                                       --------------------
                                                                         1993       1994
                                                                       ---------  ---------
                                                                          (IN THOUSANDS)
Income taxes paid, net of refunds received...........................  $  10,345  $   9,531
Interest paid, net of amounts capitalized............................     55,829     22,695
Payments to ESOP.....................................................     52,669     42,000


NOTE D -- LONG-TERM DEBT AND LEASES

    Information with regard to the Company's long-term debt and capital lease obligations at September 30, 1993 and June 30, 1994 follows (in thousands):



                                                                            SEPTEMBER 30,   JUNE 30,
                                                                                1993          1994
                                                                            -------------  ----------
Financing under the Revolving Credit Agreement due through 1999 (6.125% to
 8% at June 30, 1994).....................................................   $        --   $   72,584
Financing under the Credit Agreement:
  Tranche A Facility......................................................        93,871       --
  Tranche B Facility......................................................        67,619       --
11.25% Senior Subordinated Notes due 2004.................................       --           375,000
Debentures due 2003 (net of discount of $43,997 at September 30, 1993)....       156,003       --
8% to 16% Mortgage and other collateralized notes payable through 1999....        21,502        6,926
Variable rate secured notes due through 2013 (2.5% to 2.835% at June 30,
 1994)....................................................................        64,175       63,700
7.5% Swiss Bonds due currently............................................         6,443        6,443
2.5% to 12.5% Capital lease obligations due through 2014..................        11,965       12,893
                                                                            -------------  ----------
                                                                                 421,578      537,546
    Less amounts due within one year......................................        70,957        2,999
    Less debt service funds...............................................           416          315
                                                                            -------------  ----------
                                                                             $   350,205   $  534,232
                                                                            -------------  ----------
                                                                            -------------  ----------



    On May 2, 1994 the Company entered into a Second Amended and Restated Credit
Agreement  with  certain  financial  institutions  for  a  five-year   reducing,
revolving credit facility in an aggregate committed

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994

                                  (UNAUDITED)

NOTE D -- LONG-TERM DEBT AND LEASES (CONTINUED)

amount of $300 million (the "Revolving Credit Agreement"). Proceeds from the Revolving Credit Agreement were or will be used (i) to refinance certain mortgage indebtedness of certain subsidiaries of the Company in the principal amount of approximately $14.7 million and the loans to certain subsidiaries of the Company outstanding under the Credit Agreement in the principal amount of approximately $46.8 million, (ii) for continued credit enhancement of certain currently outstanding variable rate demand notes issued by or for the benefit of certain subsidiaries of the Company, and (iii) for working capital and other general corporate purposes, including to finance, in part, the acquisition of certain psychiatric facilities from National Medical Enterprises, Inc. ("NME") and to finance other permitted acquisitions and investments.



    The Revolving Credit Agreement will be reduced by the amounts and on the dates indicated below:



    AMOUNT            DATE
- --------------  -----------------
$   25,000,000     March 31, 1996
    50,000,000     March 31, 1997
    50,000,000     March 31, 1998
   175,000,000     March 31, 1999



    In addition to the scheduled reductions above, the Revolving Credit Agreement shall be reduced (i) by an amount equal to 70% (or if a default or an event of default exists, 100%) of the net proceeds of certain asset sales, (ii) by an amount equal to 25% (or if a default or an event of default exists, 100%) of the net proceeds of certain issuances or sales of the Company's capital stock or other equity interests, except that no such reduction shall be required if the Company meets specified financial ratios and no default or event of default has occurred and is continuing, and (iii) by an amount equal to the principal amount of permitted subordinated indebtedness (including, without limitation, the Notes (as defined below)) subject to a required repurchase or repurchase offer by the Company as a result of any asset sale. All such reductions described in the foregoing clauses (i) through (iii) shall be applied first on a pro rata basis to all scheduled reductions of the Revolving Credit Agreement other than the last scheduled reduction of the Revolving Credit Agreement, and thereafter to the last scheduled reduction.



    The loans outstanding under the Revolving Credit Agreement bear interest (subject to certain potential adjustments) at a rate per annum equal to (a) the sum of the Base Lending Rate plus 3/4%, or (b) at the option of the Company, the sum of the maximum reserve-adjusted one, two, three or six-month LIBOR plus 1 3/4%. The Base Lending Rate is the higher of (x) the rate announced from time to time as Bankers Trust Company's prime lending rate, (y) the Federal Reserve's reported weekly average dealer offering rate for three-month certificates of deposit, adjusted for maximum reserves, plus 1/2 of 1%, and (z) the Federal Funds Rate plus 1/2 of 1%.



    Also on May 2, 1994, the Company issued $375 million of 11.25% Senior Subordinated Notes which mature on April 15, 2004 (the "Notes") and are general unsecured obligations of the Company. Interest on the Notes is payable semi-annually on each April 15 and October 15, commencing on October 15, 1994. Proceeds of $181.8 million from the sale of the Notes were used to defease and redeem the Company's outstanding 7.5% Senior Subordinated Debentures due 2003. Certain remaining proceeds have been or will be used, along with proceeds from the Revolving Credit Agreement, to finance the acquisition of NME facilities discussed above. The Notes are guaranteed on an unsecured senior subordinated basis by certain of the Company's existing subsidiaries and certain subsidiaries created after the issuance of the Notes. Separate financial statements of the guarantor subsidiaries are not presented because the Company believes they are not material.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994

                                  (UNAUDITED)

NOTE D -- LONG-TERM DEBT AND LEASES (CONTINUED)

    The Notes are not redeemable at the option of the Company prior to April 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning April 15 of the years indicated below:



                                                     REDEMPTION
YEAR                                                   PRICES
- ---------------------------------------------------  -----------
1999...............................................     105.625%
2000...............................................     103.750%
2001...............................................     101.875%
2002 and thereafter................................     100.000%



    The Revolving Credit Agreement and the indenture for the Notes contain a number of restrictive covenants, which, among other things, limit the ability of the Company and certain of its subsidiaries to incur other indebtedness, engage in transactions with affiliates, incur liens, make certain restricted payments, and enter into certain business combination and asset sale transactions. The Revolving Credit Agreement also limits the Company's ability to incur capital expenditures and requires the Company to maintain certain specified financial ratios.


NOTE E -- STOCKHOLDERS' EQUITY
    During December 1993, a former employee and director exercised approximately
2.2 million  options  to purchase  shares  of  the Company's  common  stock  and surrendered approximately 570,000 of such optioned shares, valued at approximately $14.2 million, as consideration for the payment of required withholding taxes. As a result, the Company was required to make withholding tax payments on behalf of the former employee of approximately $14.2 million which was charged against additional paid-in capital. This charge was offset by a tax benefit recorded in additional paid-in capital of approximately $9.4 million related to additional stock option expense deductible for income tax purposes.

NOTE F -- CONTINGENCIES

    GENERAL AND PROFESSIONAL LIABILITY
    The Company  is  self-insured  for  a substantial  portion  of  general  and professional liability risks. The reserves for self-insured general and professional liability losses, including loss adjustment expenses, are based on actuarial estimates using the Company's historical claims experience adjusted for current industry trends. The reserve for unpaid claims is adjusted as such claims mature, to reflect revised actuarial estimates based on actual experience. While management and its actuaries believe that the present reserve is reasonable, ultimate settlement of losses may vary from the amount provided.

    LITIGATION
    In addition to general and professional liability claims, the Company is subject to other claims, suits, surveys and investigations. This includes a federal investigation of certain business practices of a subsidiary of the Company that operates one psychiatric hospital. In the opinion of management, the ultimate resolution of such other pending legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

    The Resolution Trust Corporation ("RTC"), for itself or in its capacity as conservator or receivor for 12 financial institutions, formerly held certain debt securities that were issued by the Company in 1988. RTC has indicated to the Company that it believes that certain financial statements and other disclosures made by the

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994

                                  (UNAUDITED)

NOTE F -- CONTINGENCIES (CONTINUED)

Company in connection with such debt securities contained materially misleading statements or material omissions and that such misleading statements or omissions resulted in an overvaluation of such debt securities. Specifically, the RTC has indicated its belief that the Company's financial statements overstated net income for the 1987 fiscal year and the first three quarters of the 1988 fiscal year due to understatement of contractual allowances and the allowance for bad debts and that the Company believed, but did not disclose, that the factors described under "--Industry Trends" would occur in the foreseeable future. The Company believes that the financial institutions represented by RTC purchased in 1988 and 1989 $103.4 million face amount of subordinated debt securities originally issued by the Company in September 1988. Although the RTC has not disclosed to the Company its (or its financial institutions') trading losses from the purchases and sales of these subordinated debt securities, the RTC has disclosed the dates purchases and Sales were made and the face amounts of the subordinated debt securities involved in these transactions. The Company believes that the trading losses were approximately $45 million. The Company has agreed to a tolling of the statute of limitations applicable to RTC's claims. Based on a review of relevant law and the facts known to the Company, the Company believes it has a substantial defense to a potential claim by RTC and that such claim would not have a material adverse effect on the Company's financial position or results of operations. No accrual has been made related to the RTC's potential claim because the Company believes a loss related to the matter is neither probable nor can it be reasonably estimated.


NOTE G -- ACQUISITION

    As of March 29, 1994 the Company entered into two asset sale agreements with NME providing for the purchase of substantially all of the assets of 36 psychiatric  hospitals,  eight  chemical-dependency  treatment  facilities,  two residential treatment centers and one physician outpatient practice. The purchase price for such facilities is approximately $146.9 million in cash plus an additional cash amount, estimated to be approximately $50.7 million subject to adjustment, for the net working capital of the Target Hospitals at the closing of the acquisition. On June 30, 1994, the Company and NME closed the
purchase   of  27  of  such  facilities  for  an  aggregate  purchase  price  of approximately $129.1 million, which included approximately $39.3 million, subject to adjustment, for the net working capital of the facilities. The Company accounted for the acquisition using the purchase method of accounting. The Company believes that it will not obtain a regulatory approval required for it to acquire five of the facilities (including a residential treatment center that is leased to a third party). The facilities acquired on June 30, 1994, together with the 13 psychiatric hospitals, one chemical-dependency treatment facility and one residential treatment facility that the Company expects to acquire from NME, including related outpatient facilities and other assets are referred to as the "Target Hospitals." The Target Hospitals have an aggregate capacity of 3,050 licensed beds and are located in 19 states. During their fiscal years ended May 31, 1993 and 1994, the Target Hospitals had, respectively, approximately 36,000 and 35,000 patient admissions and net revenue of approximately $366.8 million and $325.3 million.



    Subject to obtaining licensure and other regulatory approvals, the Company anticipates that it will purchase in multiple closings substantially all of the remaining Target Hospitals. See "The Acquisition" and "Target Hospital Selected Financial Information" elsewhere in this document.



    No results of operations for the acquired facilities are included in the Company's condensed consolidated statements of operations. Below is pro forma results of operations for the nine months ended June 30,

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994

                                  (UNAUDITED)

NOTE G -- ACQUISITION (CONTINUED)

1993 and 1994 as though the 27 facilities had been acquired at the beginning of the respective periods. The pro forma information does not purport to be indicative of the results which would actually have been attained, had the acquisition been completed on such date, or which may be attained in the future.



                                                                                             FOR THE NINE MONTHS
                                                                                                ENDED JUNE 30,
                                                                                            ----------------------
                                                                                               1993        1994
                                                                                            ----------  ----------
                                                                                                (IN THOUSANDS)
Net revenue...............................................................................  $  865,616  $  804,096
Loss from continuing operations before extraordinary item.................................      (8,164)     (1,564)
Loss before extraordinary item............................................................     (17,044)     (1,564)
Net loss..................................................................................     (17,044)    (14,180)
Earnings per common share:
  Loss from continuing operations before extraordinary item...............................  $     (.33) $     (.06)
  Loss before extraordinary item..........................................................        (.69)       (.06)
  Net loss................................................................................        (.69)       (.54)

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994

                                  (UNAUDITED)

NOTE I -- GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
                    CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEETS

              (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                     ASSETS


                                                                       JUNE 30, 1994
                                            --------------------------------------------------------------------
                                                                          CHARTER
                                                                          MEDICAL
                                                                        CORPORATION   CONSOLIDATED
                                             GUARANTOR   NONGUARANTOR     (PARENT     ELIMINATION   CONSOLIDATED
                                            SUBSIDIARIES SUBSIDIARIES   CORPORATION)    ENTRIES        TOTAL
                                            -----------  -------------  ------------  ------------  ------------
Current Assets
  Cash and cash equivalents...............   $  59,532     $   4,326     $   39,689    $   --        $  103,547
  Accounts receivable, net................     173,842         1,805         (2,320)       --           173,327
  Supplies................................       6,037            71            362        --             6,470
  Other current assets....................       8,593            92         11,516        (3,790)       16,411
                                            -----------  -------------  ------------  ------------  ------------
    Total Current Assets..................     248,004         6,294         49,247        (3,790)      299,755
Property and Equipment
  Land....................................      91,007         5,783          1,014        --            97,804
  Buildings and improvements..............     371,149         5,339          2,320        --           378,808
  Equipment...............................      85,201           950          2,200        --            88,351
                                            -----------  -------------  ------------  ------------  ------------
                                               547,357        12,072          5,534        --           564,963
  Accumulated depreciation................     (48,679)         (871)           (81)       --           (49,631)
  Construction in progress................       3,233            30         --            --             3,263
                                            -----------  -------------  ------------  ------------  ------------
                                               501,911        11,231          5,453        --           518,595
Other Long-Term Assets (1)................     442,504        61,402        967,728    (1,356,457)      115,177
Reorganization Value in Excess of Amounts
 Allocable to Identifiable Assets, net....      --            --             33,801        --            33,801
                                            -----------  -------------  ------------  ------------  ------------
                                             $1,192,419    $  78,927     $1,056,229    $(1,360,247)  $  967,328
                                            -----------  -------------  ------------  ------------  ------------
                                            -----------  -------------  ------------  ------------  ------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable........................   $  42,713     $     435     $    6,582    $   --        $   49,730
  Accrued expenses and other current
   liabilities............................      82,992           474         56,307         3,225       142,998
  Current maturities of long-term debt and
   capital lease obligations..............       2,948            30             21        --             2,999
                                            -----------  -------------  ------------  ------------  ------------
    Total Current Liabilities.............     128,653           939         62,910         3,225       195,727
Long-Term Debt and Capital Lease
 Obligations..............................     151,954         1,150        767,854      (386,726)      534,232
Deferred Income Taxes.....................      --             1,022         38,064        (5,421)       33,665
Reserve for Unpaid Claims.................      --            42,489         58,996        (3,790)       97,695
Deferred Credits and Other Long-Term
 Liabilities (1)..........................     150,565        --             41,536      (171,742)       20,359
Stockholders' Equity
  Common Stock, par value $0.25 per share
   Authorized -- 80,000,000 shares
   Issued and outstanding -- 26,750,950
   shares.................................       2,867           586          6,723        (3,453)        6,723
  Other Stockholders' Equity
    Additional paid-in capital............     740,905        25,079        240,648      (765,984)      240,648
    Retained Earnings (Accumulated
     deficit).............................      18,385         7,971        (72,672)      (26,356)      (72,672)
    Unearned compensation under ESOP......      --            --            (85,826)       --           (85,826)
    Warrants outstanding..................      --            --                182        --               182
    Cumulative foreign currency
     adjustments..........................        (910)         (309)        (2,186)       --            (3,405)
                                            -----------  -------------  ------------  ------------  ------------
      Stockholders' Equity................     761,247        33,327         86,869      (795,793)       85,650
Commitments and Contingencies
                                            -----------  -------------  ------------  ------------  ------------
                                             $1,192,419    $  78,927     $1,056,229    $(1,360,247)  $  967,328
                                            -----------  -------------  ------------  ------------  ------------
                                            -----------  -------------  ------------  ------------  ------------

- ------------------------------
(1) Elimination entry related to intercompany receivables and payables and investment in consolidated subsidiaries.


     The accompanying Notes to Condensed Consolidating Financial Statements
                 are an integral part of these balance sheets.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994

                                  (UNAUDITED)

NOTE I -- GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                    FOR THE NINE MONTHS ENDED JUNE 30, 1993
                                                     ----------------------------------------------------------------------
                                                                                     CHARTER
                                                                                     MEDICAL
                                                                                   CORPORATION   CONSOLIDATED
                                                      GUARANTOR    NONGUARANTOR      (PARENT     ELIMINATION   CONSOLIDATED
                                                     SUBSIDIARIES  SUBSIDIARIES    CORPORATION)    ENTRIES        TOTAL
                                                     -----------  ---------------  ------------  ------------  ------------
Net revenue........................................   $ 709,201      $  11,694      $  (14,485)   $  (15,123)   $  691,287
Costs and expenses
  Salaries, general and administrative expenses....     479,401          9,010          14,126       (15,123)      487,414
  Bad debt expense.................................      52,901             98          (1,145)       --            51,854
  Depreciation and amortization....................      20,222            315            (668)       --            19,869
  Amortization of reorganization value in excess of
   amounts allocable to identifiable assets........      --             --              32,175        --            32,175
  Interest, net....................................      (4,905)            40          61,944            (7)       57,072
  ESOP expense.....................................      24,847         --               2,015        --            26,862
  Stock option expense.............................      --             --              34,030        --            34,030
                                                     -----------       -------     ------------  ------------  ------------
                                                        572,466          9,463         142,477       (15,130)      709,276
                                                     -----------       -------     ------------  ------------  ------------
Income (Loss) from continuing operations before
 income taxes and equity in earnings (loss) of
 subsidiaries......................................     136,735          2,231        (156,962)           (7)      (17,989)
Provision for income taxes.........................      --             --              --             5,391         5,391
                                                     -----------       -------     ------------  ------------  ------------
Income (Loss) from continuing operations before
 equity in earnings (loss) of subsidiaries.........     136,735          2,231        (156,962)       (5,384)      (23,380)
Equity in earnings (loss) of continuing
 subsidiaries......................................       1,016         --             133,582      (134,598)       --
Income (Loss) from discontinued operations.........      24,532          4,101         (28,348)       (9,165)       (8,880)
Equity in earnings (loss) of discontinued
 subsidiaries......................................      --             --              19,468       (19,468)       --
                                                     -----------       -------     ------------  ------------  ------------
Net income (loss)..................................   $ 162,283      $   6,332      ($  32,260)   $ (168,615)   $  (32,260)
                                                     -----------       -------     ------------  ------------  ------------
                                                     -----------       -------     ------------  ------------  ------------
                                     CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
Cash provided by (used in) operating activities....   $ (74,228)     $  (1,797)     $  148,161    $   --        $   75,730
                                                     -----------       -------     ------------  ------------  ------------
Cash flows from investing activities:
  Capital expenditures.............................      (4,630)        (2,119)           (112)       --            (6,861)
  Proceeds from the sale of assets.................       6,200         --               5,682        --            11,882
  Cash flows from discontinued operations..........      26,842         --              --            --            26,842
  Increase in assets restricted for settlement of
   unpaid claims...................................      --                362          (3,805)       --            (3,443)
                                                     -----------       -------     ------------  ------------  ------------
Cash provided by investing activities..............      28,412         (1,757)          1,765        --            28,420
                                                     -----------       -------     ------------  ------------  ------------
Cash flows from financing activities:
  Proceeds from the issuance of debt...............      17,200         --              --            --            17,200
  Payments on debt and capital lease obligations...     (29,505)          (251)       (130,066)       --          (159,822)
  Increase in cash collateral account..............      --             --             (41,324)       --           (41,324)
  Cash flows from other financing activities.......      --             --                (185)       --               185
                                                     -----------       -------     ------------  ------------  ------------
Cash used in financing activities..................     (12,305)          (251)       (171,205)       --          (183,761)
                                                     -----------       -------     ------------  ------------  ------------
Net increase (decrease) in cash and cash
 equivalents.......................................     (58,121)          (211)        (21,279)       --           (79,611)
Cash and cash equivalents at beginning of period...     114,178          2,140          24,485        --           140,803
                                                     -----------       -------     ------------  ------------  ------------
Cash and cash equivalents at end of period.........   $  56,057      $   1,929      $    3,206    $   --        $   61,192
                                                     -----------       -------     ------------  ------------  ------------
                                                     -----------       -------     ------------  ------------  ------------


     The accompanying Notes to Condensed Consolidating Financial Statements
                   are an integral part of these statements.

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994

                                  (UNAUDITED)

NOTE I -- GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                   FOR THE NINE MONTHS ENDED JUNE 30, 1994
                                                     --------------------------------------------------------------------
                                                                                   CHARTER
                                                                                   MEDICAL
                                                                                 CORPORATION   CONSOLIDATED
                                                      GUARANTOR   NONGUARANTOR     (PARENT     ELIMINATION   CONSOLIDATED
                                                     SUBSIDIARIES SUBSIDIARIES   CORPORATION)    ENTRIES        TOTAL
                                                     -----------  -------------  ------------  ------------  ------------
Net revenue........................................   $ 635,004     $  16,345     $    2,443    $  (11,508)   $  642,284
Costs and expenses
  Salaries, general and administrative expenses....     437,770        13,713         23,813       (11,508)      463,788
  Bad debt expense.................................      49,102           (48)          (232)       --            48,822
  Depreciation and amortization....................      19,571           330            470        --            20,371
  Amortization of reorganization value in excess of
   amounts allocable to identifiable assets........      --            --             23,400        --            23,400
  Interest, net....................................     (13,777)          (41)        40,882        --            27,064
  ESOP expense.....................................      33,661        --              3,134           103        36,898
  Stock option expense.............................      --            --              6,936        --             6,936
                                                     -----------  -------------  ------------  ------------  ------------
                                                        526,327        13,954         98,403       (11,405)      627,279
                                                     -----------  -------------  ------------  ------------  ------------
Income (Loss) before income taxes and equity in
 earnings (loss) of subsidiaries and extraordinary
 item..............................................     108,677         2,391        (95,960)         (103)       15,005
Provision for income taxes.........................      --            --             --            15,638        15,638
                                                     -----------  -------------  ------------  ------------  ------------
Income (Loss) before equity in earnings (loss) of
 subsidiaries and extraordinary item...............     108,677         2,391        (95,960)      (15,741)         (633)
Equity in earnings (loss) of subsidiaries..........       1,605        --            102,670       104,275        --
                                                     -----------  -------------  ------------  ------------  ------------
Income (loss) before extraordinary item............     110,282         2,391          6,710      (120,016)         (633)
Extraordinary gain (loss) on early discharge of
 debt..............................................      (1,067)       --            (19,959)        8,410       (12,616)
                                                     -----------  -------------  ------------  ------------  ------------
Net income (loss)..................................   $ 109,215     $   2,391     $  (13,249)   $ (111,606)   $  (13,249)
                                                     -----------  -------------  ------------  ------------  ------------
                                                     -----------  -------------  ------------  ------------  ------------
                                    CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
Cash provided by (used in) operating activities....   $ 140,930     $     798     $   76,314    $   --        $   65,414
Capital expenditures...............................     (11,732)       (1,194)           (50)       --           (12,976)
Acquisitions of businesses.........................    (129,816)       --             --            --          (129,816)
Decrease in assets restricted for the settlement of
 unpaid claims.....................................      --             2,024          6,770        --             8,794
Proceeds from sale of assets.......................       7,857        --              5,000        --            12,857
                                                     -----------  -------------  ------------  ------------  ------------
Cash provided by (used in) investing activities....    (133,691)          830         11,720        --          (121,141)
Cash flows from financing activities:
  Proceeds from issuance of debt...................      25,862        --            355,936        --           381,798
  Payments on debt and capital lease obligations...     (18,716)          (58)      (291,690)       --          (310,464)
  Decrease in cash collateral account..............      --            --              5,426        --             5,426
  Cash flows from other financing activities.......      --            --             (3,488)       --            (3,488)
                                                     -----------  -------------  ------------  ------------  ------------
Cash provided by (used in) financing activities....       7,146           (58)       (66,184)       --            73,272
                                                     -----------  -------------  ------------  ------------  ------------
Net increase (decrease) in cash and cash
 equivalents.......................................      14,385         1,570          1,590        --            17,545
Cash and cash equivalents at beginning of period...      45,147         2,756         38,099        --            86,002
                                                     -----------  -------------  ------------  ------------  ------------
Cash and cash equivalents at end of period.........   $  59,532     $   4,326     $   39,689    $   --        $  103,547
                                                     -----------  -------------  ------------  ------------  ------------
                                                     -----------  -------------  ------------  ------------  ------------


     The accompanying Notes to Condensed Consolidating Financial Statements
                   are an integral part of these statements.

    GENERAL -- These condensed consolidating financial statements reflect the Guarantors under the 11 1/4% Senior Subordinated Notes and the New Credit Agreement consummated in May 1994. (See Note H). The direct and indirect Guarantors are wholly owned by Charter or a Guarantor Subsidiary of Charter. Separate financial statements of the Guarantors are not presented because the Guarantors are jointly, severally and unconditionally liable under the guarantee, and the Company believes the condensed consolidating financial statements presented are more meaningful in understanding the financial position of the Guarantor Subsidiaries, and the separate financial statements are deemed not material to investors.

    DISTRIBUTIONS -- There are no restrictions on the ability of the Guarantor Subsidiaries to make distributions to Charter.

The Board of Directors
National Medical Enterprises, Inc. and
    Charter Medical Corporation:


    We have audited the accompanying combined balance sheets of the Selected Psychiatric Hospitals of National Medical Enterprises, Inc. (as defined in note
1) (the "Selected Psychiatric Hospitals") as of May 31, 1994 and 1993 and the related combined statements of operations, owners' equity and cash flows for each of the years in the three-year period ended May 31, 1994. These combined financial statements are the responsibility of management of National Medical Enterprises, Inc. ("NME"). Our responsibility is to express an opinion on these combined financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    As discussed in Note 9 to the combined financial statements, NME and certain of its subsidiaries at May 31, 1993 were engaged in various lawsuits and were the subject of governmental investigations concerning possible improper practices, some of which may have involved practices at certain of the Selected Psychiatric Hospitals. Subsequent to May 31, 1993, the majority of these lawsuits were settled, and on June 29, 1994, NME entered into a settlement agreement with certain Federal government agencies which finalized all of its open investigations of NME. While NME agreed to pay substantial amounts as part of these settlements and agreements, no settlement amounts have been specifically attributed to individual facilities.



    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Selected Psychiatric Hospitals of National Medical Enterprises, Inc. as of May 31, 1994 and 1993 and the combined results of their operations and their combined cash flows for each of the years in the three-year period ended May 31, 1994 in conformity with generally accepted accounting principles.



                                                /s/ KPMG Peat Marwick LLP


                                          --------------------------------------


Los Angeles, California
August 11, 1994

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.


                             COMBINED BALANCE SHEET
                             MAY 31, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)



                                                                                               1993        1994
                                                                                            ----------  ----------
                                                ASSETS
Current assets:
  Cash and cash equivalents...............................................................  $    4,725  $    4,320
  Accounts receivable, net of allowance for bad debts.....................................      53,816      51,014
  Inventories of supplies, at cost........................................................       2,096       1,998
  Property plant and equipment held for sale..............................................      --         131,748
  Prepaid expenses and other assets.......................................................       2,262       1,290
                                                                                            ----------  ----------
      Total current assets................................................................      62,899     190,370
Other long term assets....................................................................       9,467      --
Due from owners and affiliates............................................................      --          16,910
Property, plant and equipment, net........................................................     255,200      --
Preopening costs and other intangible assets, at cost, net of accumulated amortization of
 $23,770 at May 31, 1993..................................................................      15,036      --
                                                                                            ----------  ----------
                                                                                            $  342,602  $  207,280
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                    LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Current portion of long-term debt.......................................................  $      138  $      620
  Accounts payable........................................................................      10,162       7,164
  Employee compensation and benefits......................................................       9,407       7,853
  Allowance for loss on sale of Selected Psychiatric Hospitals............................       2,202      --
  Other current liabilities...............................................................      14,523      22,474
                                                                                            ----------  ----------
      Total current liabilities...........................................................      36,432      38,111
Long-term debt, net of current portion....................................................       5,661       4,522
Minority interest.........................................................................       4,390       4,925
Other long-term liabilities...............................................................         616         261
Due to owners and affiliates..............................................................     188,083      --
Commitments and contingencies

Owners' equity............................................................................     107,420     159,461
                                                                                            ----------  ----------
                                                                                            $  342,602  $  207,280
                                                                                            ----------  ----------
                                                                                            ----------  ----------


            See accompanying notes to combined financial statements.

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.


                       COMBINED STATEMENTS OF OPERATIONS
                    YEARS ENDED MAY 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)



                                                                                 1992        1993        1994
                                                                              ----------  ----------  -----------
Net operating revenues......................................................  $  465,203  $  366,797  $   325,319
                                                                              ----------  ----------  -----------
Salaries, general and administrative expenses...............................     365,932     311,714      283,175
Intercompany fees and allocations...........................................      57,692      47,553       41,630
Depreciation and amortization...............................................      29,303      19,418        8,875
Provision for loss on sale of Selected Psychiatric Hospitals................       2,202      --          141,016
Minority interest in earnings of certain hospitals..........................       1,651         346          535
Interest, net of capitalized portion of $169 in 1992 and $60 in 1993, and
 $36 in 1994................................................................      13,135      14,024       14,538
                                                                              ----------  ----------  -----------
    Total costs and expenses................................................     469,915     393,055      489,769
                                                                              ----------  ----------  -----------
Loss before income tax benefit..............................................      (4,712)    (26,258)    (164,450)
Income tax benefit..........................................................      (1,194)     (9,278)     (59,613)
                                                                              ----------  ----------  -----------
Net loss....................................................................  $   (3,518) $  (16,980) $  (104,837)
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------


            See accompanying notes to combined financial statements.

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                    YEARS ENDED MAY 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)



                                                                                  1992        1993        1994
                                                                               ----------  ----------  -----------
Cash flows from operating activities:
  Net income (loss)..........................................................  $   (3,518) $  (16,980) $  (104,837)
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization............................................      29,303      19,418        8,875
    Provisions for losses on accounts receivable.............................      30,669      18,703       23,672
    Provision for minority interest..........................................       1,651         346          535
    Loss recognized on disposal of assets....................................      --          --              697
    Provision for loss on sale of selected psychiatric hospitals.............       2,202      --          141,016
    Non-cash income tax benefit..............................................      (1,194)     (9,278)     (59,613)
    Changes in operating assets and liabilities:
      Accounts and notes receivable..........................................       6,637     (14,066)     (22,482)
      Inventories of supplies................................................         333         (12)        (124)
      Other current assets...................................................        (432)      3,986          173
      Pre-opening costs......................................................         262      (4,605)     --
      Accounts payable and other accrued expenses............................       1,733      (4,125)      (2,998)
      Other current liabilities..............................................       2,218       4,004        4,195
      Other long term liabilities............................................      (2,806)     (2,221)        (355)
                                                                               ----------  ----------  -----------
  Net cash provided by (used in) operating activities........................      67,058      (4,830)     (11,246)
                                                                               ----------  ----------  -----------
Cash flows from investing activities:
  Purchases of property, plant and equipment.................................     (19,219)    (29,582)     --
                                                                               ----------  ----------  -----------
  Net cash used in investing activities......................................     (19,219)    (29,582)     --
                                                                               ----------  ----------  -----------
Cash flows from financing activities:
  Proceeds from borrowings...................................................       2,488      --          --
  Principal payments on long term debt and capitalized leases................          (7)       (572)        (657)
  Net change in amounts due from parent and affiliates.......................     (29,133)     48,617     (145,380)
  Dividends paid to owners...................................................     (23,116)    (11,800)     (15,422)
  Capital contributions......................................................      --          --          172,300
                                                                               ----------  ----------  -----------
  Net cash provided by (used in) financing activities........................     (49,768)     36,245       10,841
                                                                               ----------  ----------  -----------
Net increase (decrease) in cash and cash equivalents.........................      (1,929)      1,833         (405)
Cash and cash equivalents at beginning of period.............................       4,821       2,892        4,725
                                                                               ----------  ----------  -----------
Cash and cash equivalents at end of period...................................  $    2,892  $    4,725  $     4,320
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------


            See accompanying notes to combined financial statements

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.
                     COMBINED STATEMENTS OF OWNERS' EQUITY
                    YEARS ENDED MAY 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)



                                                                                                          TOTAL
                                                                                                         OWNERS'
                                                                                                          EQUITY
                                                                                                        ----------
Balance, May 31, 1991.................................................................................  $  162,834
Net loss..............................................................................................      (3,518)
Dividends paid........................................................................................     (23,116)
                                                                                                        ----------
Balance, May 31, 1992.................................................................................     136,200
Net loss..............................................................................................     (16,980)
Dividends paid........................................................................................     (11,800)
                                                                                                        ----------
Balance, May 31, 1993.................................................................................     107,420
Net loss..............................................................................................    (104,837)
Dividends paid........................................................................................     (15,422)
Capital contribution..................................................................................     172,300
                                                                                                        ----------
Balance, May 31, 1994.................................................................................  $  159,461
                                                                                                        ----------
                                                                                                        ----------


            See accompanying notes to combined financial statements.

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          MAY 31, 1992, 1993 AND 1994


1.  SIGNIFICANT ACCOUNTING POLICIES

    The combined financial statements have been prepared in connection with the acquisition by certain subsidiaries of Charter Medical Corporation (Charter) of substantially all of the assets of the 31 psychiatric hospitals, eight chemical-dependency treatment facilities, two residential treatment centers and one physician outpatient practice, including related outpatient facilities and other associated assets, (collectively the "Selected Psychiatric Hospitals") from various subsidiaries of National Medical Enterprises, Inc. ("NME"), which transaction is described in more detail in Note 10.



    The combined financial statements present the historical combined financial position and results of operations of the Selected Psychiatric Hospitals and, as a result, include certain assets and liabilities of the Selected Psychiatric Hospitals that Charter will not acquire or assume as part of the transaction described in Note 10.



    Two of the Selected Psychiatric Hospitals are owned and/or operated by partnerships in which NME currently owns a controlling interest. It is anticipated that NME's interest in these partnerships will be transferred as part of the transaction described in Note 10. These Selected Psychiatric Hospitals have been consolidated in the financial statements with the respective minority interests being recorded. Significant intercompany accounts and transactions between the Selected Psychiatric Hospitals have been eliminated.


    NET OPERATING REVENUES


    Net operating revenues consist primarily of net patient service revenues which are based on the hospitals' established billing rates less allowances and discounts principally for patients covered by Medicare, Medicaid and other contractual programs. These allowances and discounts were $277,353,000 in 1992, $225,484,000 in 1993 and $225,714,000 in 1994. Payments under these programs are based on either predetermined rates or the costs of services. Settlements for retrospectively determined rates are estimated in the period in which the related services are rendered and are adjusted in future periods as final settlements are determined. Management believes that adequate provision has been made for adjustments that may result from final determination of amounts earned under these programs. Such amounts, however, are necessarily based upon estimates and the amounts ultimately realized may vary substantially from these estimates. Approximately 15%, 26% and 35% of net operating revenues in 1992, 1993 and 1994 respectively is from the participation of the Selected Psychiatric Hospitals in Medicare and Medicaid programs.



    The Selected Psychiatric Hospitals provide care without charge or at amounts substantially less than their established rates to patients who meet certain financial or economic criteria. Because the Selected Psychiatric Hospitals do not pursue collection of amounts determined to qualify as charity care, they are not reported as gross revenue and are not included in deductions from revenue or in operating and administrative expenses.



    Bad debt expense for estimated uncollectible accounts receivable, net of recoveries, is included in operating and administrative expenses and was $30,669,000 in 1992, $18,703,000 in 1993, and $23,672,000 in 1994.


    PROPERTY, PLANT AND EQUIPMENT


    Property, plant and equipment are recorded at cost, net of accumulated depreciation. The Selected Psychiatric Hospitals principally use the straight-line method of depreciation for buildings, improvements and equipment over their estimated useful lives as follows: buildings and improvements -- generally 20 to 50 years; equipment -- 3 to 15 years.

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.


               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                          MAY 31, 1992, 1993 AND 1994


1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INTANGIBLE ASSETS


    Preopening costs are generally amortized over 3 to 5 years. Costs in excess of the fair value of identifiable net assets of purchased businesses are generally amortized over 40 years. The straight-line method is used to amortize most intangible assets. During 1994 the remaining preopening costs and other intangible assets net of accumulated amortization were written off as part of the provision for loss on sale of Selected Psychiatric Hospitals.



    CASH EQUIVALENTS



    The Selected Psychiatric Hospitals treat highly liquid investments with an original maturity of three months or less as cash equivalents.


    INCOME TAXES


    The operations of the Selected Psychiatric Hospitals are included in the NME consolidated Federal income tax return and in various unitary and consolidated State income tax returns. NME charges or credits the Selected Psychiatric Hospitals for amounts from applicable separate State income tax returns, if any, and allocates to such hospitals a charge or credit for current and deferred income tax expense attributable to consolidated and unitary Federal and State income taxes. These allocations approximate income tax expense which would be calculated on a stand alone basis. Such allocations are recorded as Due to Owners and Affiliates.



    Deferred taxes assets and liabilities attributable to temporary differences of the Selected Psychiatric Hospitals are recorded on the books of an affiliate.


2.  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, cash equivalents, accounts receivable, accounts payable, interest payable and due to owners and affiliates approximates fair value because of the short maturity of these instruments. The fair value of the Selected Psychiatric Hospitals' long-term debt, (1) calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loans, or (2) based on current rates available for debt of the same remaining maturities available to NME, also approximates carrying value.


3.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following at May 31, 1993 (in thousands):



                                                                             1993
                                                                          ----------

Land....................................................................  $   33,483
Buildings and improvements..............................................     265,554
Constructions in progress...............................................       2,195
Equipment...............................................................      73,006
Facilities under capital leases.........................................       1,548
                                                                          ----------
                                                                             375,786
Less accumulated depreciation...........................................      89,324
                                                                          ----------
                                                                          $  286,462
                                                                          ----------
                                                                          ----------



    On November 30, 1993, NME decided to discontinue its psychiatric hospital business and adopted a plan to dispose of the psychiatric hospitals within one year. As a result of this decision, NME wrote down the carrying value of the assets by approximately $141,000,000 to the amount of the expected sales proceeds and

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.


               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                          MAY 31, 1992, 1993 AND 1994


3.  PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

has classified the property, plant and equipment as current assets held for sale. See further discussion in Note 10. No depreciation on property, plant and equipment has been recorded subsequent to November 30, 1993, the date the selected facilities were determined to be held for sale.


4.  RELATED PARTY TRANSACTIONS

    Certain  Selected  Psychiatric  Hospitals   participate  in  the  NME   cash
management program which requires that cash deposits be transferred to NME-controlled bank accounts. In this system, generally all cash accounts are zero-balance accounts. Increases and decreases in the NME due to/from owners and affilities account are principally a function of cash flow and accrued interest (10% in 1992, 1993 and 1994) and noncash entries for certain overhead and expense transfers. Intercompany charges reflected in the combined financial statements are summarized as follows (in thousands):



                                                                           1992       1993       1994
                                                                         ---------  ---------  ---------
Interest expense on intercompany borrowings............................  $  12,887  $  13,367  $  13,997
Insurance premiums.....................................................      7,724      9,517      8,553
Hospital management salaries, bonuses and data processing costs
 allocated from parent.................................................      9,882     10,812      4,852
Other corporate overhead allocations...................................     57,692     47,553     41,630
                                                                         ---------  ---------  ---------
                                                                         $  88,185  $  81,249  $  69,032
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------



    Total interest expense was calculated monthly at a rate of 10% on due to/from owners and affiliates account balances for the years ended May 31, 1992, 1993 and 1994.



    Salaries, general and administrative expenses include gross insurance premiums paid to Health Facilities Insurance Corporation, Ltd. (HFIC), a wholly owned subsidiary of NME, for professional and other insurance coverage. NME also provides certain management and administrative services to the Selected
Psychiatric Hospitals for which it charges a fee. Each of the Selected Psychiatric Hospitals is allocated a portion of the fee based on a specified percentage of gross revenues earned, which is included in salaries, general and administrative expenses in the accompanying combined statements of operations.



    During the fiscal year ended May 31, 1994, capital contributions totalling approximately $172 million were made to the Selected Psychiatric Hospitals by decreasing the amount due to owners and affiliates.


5.  LONG-TERM DEBT

    Long-term debt of the Selected Psychiatric Hospitals at May 31, 1993 and 1994 is as follows (in thousands):



                                                                      1993       1994
                                                                    ---------  ---------

Notes secured by property, plant and equipment at rates
 ranging from 6% to 11.25%........................................  $   4,871      4,273
Obligations under capital leases at rates ranging from 4.8% to
 14.71%...........................................................        928        869
                                                                    ---------  ---------
                                                                        5,799      5,142
Less current portion..............................................        138        620
                                                                    ---------  ---------
                                                                    $   5,661      4,522
                                                                    ---------  ---------
                                                                    ---------  ---------

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.


               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                          MAY 31, 1992, 1993 AND 1994


5.  LONG-TERM DEBT (CONTINUED)

    Minimum principal payments on long-term debt subsequent to May 31, 1994 are as follows (in thousands):



1995........................................................  $     620
1996........................................................        803
1997........................................................        872
1998........................................................        953
1999........................................................        919
Thereafter..................................................        975
                                                              ---------
                                                              $   5,142
                                                              ---------
                                                              ---------



    Interest paid to third parties totaled $455,000 and $717,000 and $577,000 during the years ended May 31, 1992, 1993 and 1994, respectively.


6.  INCOME TAX BENEFIT

    Income tax expense (benefits) allocated by NME for the years ended May 31 consist of the following amounts (in thousands):



                                                        1992       1993       1994
                                                      ---------  ---------  ---------
Current
  Federal...........................................  $    (713)   (12,626)   (55,179)
  State.............................................      1,355     (1,720)    (3,672)
                                                      ---------  ---------  ---------
                                                            642    (14,346)   (58,851)
                                                      ---------  ---------  ---------
Deferred taxes:
  Federal...........................................     (1,572)     4,022       (561)
  State.............................................       (264)     1,046       (201)
                                                      ---------  ---------  ---------
                                                         (1,836)     5,068       (762)
                                                      ---------  ---------  ---------
    Total tax benefit...............................  $  (1,194)    (9,278)   (59,613)
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------



    The main difference between the Federal statutory rate of 34% and the effective tax rate is attributable to state income taxes, net of Federal income tax benefit.



    Effective June 1, 1993, NME adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" (SFAS 109). Among other provisions, this standard requires deferred tax balances to be determined using enacted tax rates for the years in which the taxes will actually be paid or refunds received. At May 31, 1993, deferred tax accounts recorded by an affiliate applicable to the Selected Psychiatric Hospitals' timing differences reflect the statutory rates that were in effect when the deferrals were initiated. Upon adoption, such deferred tax accounts applicable to the temporary differences of Selected Psychiatric Hospitals were adjusted and the affiliate recognized an income tax benefit on account of the change of method. Selected Psychiatric Hospitals continue to receive an allocation of current and deferred income tax expense, modified to reflect the principles contained in SFAS 109.

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.


               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                          MAY 31, 1992, 1993 AND 1994


6.  INCOME TAX BENEFIT (CONTINUED)

    Deferred tax assets and liabilities relating to the assets and liabilities of the Selected Psychiatric Hospitals are recorded on the books of an affiliate. As of June 1, 1993 and May 31, 1994, these amounts were as follows (in thousands):



                                                                              JUNE 1, 1993            MAY 31, 1994
                                                                         ----------------------  ----------------------
                                                                          ASSETS    LIABILITIES   ASSETS    LIABILITIES
                                                                         ---------  -----------  ---------  -----------
Depreciation and fixed asset basis differences.........................  $           $  19,214   $           $  20,120
Receivables -- adjustments and allowances..............................      2,755                   3,412
Cash basis accounting charge...........................................                  7,941                   6,177
Intangible assets......................................................                  3,932                   2,652
Deferred Compensation..................................................        361                     382
Other accrued liabilities..............................................        595                                 301
Investments............................................................         65                     128
                                                                         ---------  -----------  ---------  -----------
                                                                         $   3,776   $  31,087   $   3,922   $  29,250
                                                                         ---------  -----------  ---------  -----------
                                                                         ---------  -----------  ---------  -----------


7.  LEASE OBLIGATIONS

    Future minimum lease payments for operating leases are as follows (in thousands):



1995.......................................................  $   2,927
1996.......................................................      1,977
1997.......................................................      1,696
1998.......................................................      1,343
1999.......................................................      1,308
Thereafter.................................................     10,363
                                                             ---------
                                                             $  19,614
                                                             ---------
                                                             ---------



    Rental expense under operating leases, including contingent rent expense and short-term leases, was $8,199,000 in 1992, $7,801,000 in 1993, and $6,325,000 in
1994.


8.  PROFESSIONAL AND GENERAL LIABILITY INSURANCE

    The professional and comprehensive general liability risks of the Selected Psychiatric Hospitals are insured by HFIC. The coverage provided is limited to $25,000,000 per occurrence with an annual aggregate limit of $25,000,000. HFIC reinsures risks in excess of $500,000 per occurrence with major insurance carriers.



    The Selected Psychiatric Hospitals also have umbrella coverage with major insurance carriers for losses above the limits provided by HFIC. The excess coverage provided is limited to $75,000,000 per occurrence with an annual aggregate limit of $75,000,000.



    Insurance coverage on the Selected Psychiatric Hospitals is effective through May 31, 1994.



9.  OTHER CONTINGENCIES


    UNUSUAL LEGAL PROCEEDINGS


    Beginning in its fiscal year ending May 31, 1992, NME became involved in significant legal proceedings and investigations of an unusual nature related principally to its psychiatric business which are further described below. At May 31, 1993, neither the ultimate disposition of the unusual lawsuits, investigations and claims nor the amount of liabilities or losses arising from them could be determined. Furthermore, at May 31, 1993, NME expected to incur substantial legal charges until these matters could be disposed of, for which NME established a reserve at the parent Company level of the Selected Psychiatric Hospitals.

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.


               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                          MAY 31, 1992, 1993 AND 1994



9.  OTHER CONTINGENCIES (CONTINUED)

    1. INSURANCE LITIGATION -- Beginning in July, 1992, various insurance companies filed three lawsuits against NME and certain of its subsidiaries alleging that NME's psychiatric hospitals engaged in certain fraudulent practices. The suits did not allege a specific dollar amount of damages, but sought the return of alleged overpayments, punitive and treble damages, and attorney fees. NME settled these lawsuits in November, 1993 and February, 1994 and paid an aggregate of approximately $215,000,000. In return, the insurers agreed, on an individual basis, to resume standard business relations with NME.

    2. INVESTIGATIONS -- During the fiscal year ending May 31, 1993, NME became aware that certain government agencies were investigating whether some of NME's psychiatric facilities engaged in improper practices. The Federal Government was seeking documents by subpoena from certain facilities, hospitals and regional offices and interviewing and seeking testimony from present and former employees. In addition, on August 26, 1993, the Psychiatric Division's headquarters in Santa Monica, California, the Psychiatric Division's regional offices in Dallas, Texas and Fairfax, Virginia and nine psychiatric facilities unexpectedly were served with search warrants, issued by the Department of Justice, for various categories of documents.


    On June 29, 1994, NME entered into a settlement with various federal agencies which became effective on July 12, 1994 when it was approved by a federal judge. Pursuant to the terms of the agreement, NME agreed to pay approximately $362,700,000 to conclude the federal investigations. In addition, NME reached agreements-in-principle with 27 states and the District of Columbia to pay an additional $16,300,000 to resolve their potential claims related to certain of its psychiatric hospitals.


    3. SHAREHOLDERS' LAWSUITS -- In October and November, 1991, shareholder derivative actions and federal class actions were filed against NME. The derivative action was dismissed by the court in May, 1993, but the dismissal is being appealed by the plaintiffs. On December 20, 1993, shareholders' lawsuits were consolidated into one action. The federal class action alleges violations of the Federal Securities law against NME and certain of its executive officers. The factual allegations underlying these suits are similar to those allegations referred to above. Through a mediation process, the parties to both lawsuits have reached an agreement-in-principle for the settlement of these lawsuits, including contributions to the settlement by certain insurance companies.


    4. PSYCHIATRIC MALPRACTICE CASES INVOLVING FRAUD AND CONSPIRACY CLAIMS -- In addition, NME and certain of its officers and directors are defendants in a number of lawsuits filed on behalf of patients making various claims including conspiracy, false imprisonment, fraud and gross negligence. NME has now settled approximately two-thirds of these lawsuits for $20,500,000.



    The aggregate amount of the reserves recorded by NME in connection with these settlements and agreements as of May 31, 1994 amounted to approximately $740,000,000 including $65,000,000 which was accrued as of May 31, 1993 for an estimate of the costs of defending itself through the trial phase of the cases listed above. These settlements and agreements were reached in the aggregate and were not allocated or apportioned to individual facilities, and management believes that any allocation to facilities would be arbitrary and therefore inappropriate. Accordingly, none of these reserves have been reflected in the accompanying combined financial statements, nor has any provision or any liability resulting from the ultimate disposition of these matters been recognized in such financial statements.



10. DISPOSAL OF PSYCHIATRIC FACILITIES


    On November 30, 1993, NME adopted a plan to discontinue its psychiatric business and dispose of substantially all of its psychiatric hospitals and substance abuse facilities. Accordingly, the Selected Psychiatric Hospitals included in these financial statements have been written down by approximately $141,000,000 to their estimated realizable value as of November 30, 1993.

                       SELECTED PSYCHIATRIC HOSPITALS OF
                       NATIONAL MEDICAL ENTERPRISES, INC.


               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                          MAY 31, 1992, 1993 AND 1994



10. DISPOSAL OF PSYCHIATRIC FACILITIES (CONTINUED)


    NME entered into two separate Asset Sale Agreements, each dated as of March 29, 1994, to sell 47 psychiatric hospitals to certain subsidiaries of Charter for approximately $147 million. One Asset Sale Agreement ("First Facilities Agreement") provides for the sale of 30 facilities for an approximate sales price of $92 million in cash, plus $2 million in cash for a covenant not to compete, plus an additional amount of cash equal to certain components of net working capital of the facilities. The second Asset Sale Agreement ("Subsequent Facilities Agreement") provides for the sale of 17 facilities for an approximate sales price of $55 million in cash, plus $1 million in cash for a covenant not to compete, plus an additional amount of cash equal to certain components of net working capital of the facilities. NME and Charter received a request for additional information related to the sale from the Federal Trade Commission ("FTC") in connection with obtaining approval pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended. The FTC issued approval on June 24, 1994 to the sale of those 30 facilities covered by the First Facilities Agreement. The facilities covered by the Subsequent Facilities Agreement are still subject to the FTC's request for additional information, which is being responded to by NME and Charter.



    On June 30, 1994, NME closed the sale of 27 of the 30 facilities covered by the First Facilities Agreement for an approximate aggregate purchase price of $88 million plus $2 million for a covenant not to compete plus an additional amount for certain components of net working capital. The remaining 3 facilities covered by the First Facilities Agreement are expected to be closed in the near future. Based on discussions with the FTC, NME believes that the FTC will not approve the sale of 5 facilities (including a residential treatment center that is leased to a third party) out to the 17 facilities covered by the Subsequent Facilities Agreement. Therefore, such facilities are not included among the Selected Psychiatric Hospitals. The aggregate purchase price for substantially all of the assets (excluding working capital) of the Selected Psychiatric Hospitals is approximately $132 million. No specific date has been set to close these sales or the sale of the remaining 3 facilities covered by the First Facilities Agreement, except that all closings under the sales agreements must occur prior to September 30, 1994, unless mutually extended under certain conditions.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CHARTER OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Summary........................................           1
The Company....................................          10
Risk Factors...................................          10
The Acquisition................................          14
Use of Proceeds................................          18
Capitalization.................................          20
Selected Historical Consolidated Financial and
  Statistical Information......................          21
Target Hospital Selected Financial
  Information..................................          23
Unaudited Pro Forma Financial Information......          24
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          30
Business.......................................          40
Management.....................................          54
Executive Compensation.........................          55
Security Ownership of Certain Beneficial Owners
  and Management...............................          57
Certain Relationships and Related
  Transactions.................................          57
The Exchange Offer.............................          59
Plan of Distribution...........................          67
Description of the Notes.......................          69
Summary of New Credit Agreement................          89
Federal Income Tax Consequences of the Exchange
  Offer........................................          93
Legal Matters..................................          93
Experts........................................          93
Available Information..........................          93
Index to Financial Statements..................         F-1


                                  $375,000,000
                                     [LOGO]

                          CHARTER MEDICAL CORPORATION

                             OFFER TO EXCHANGE ITS
                                11 1/4% SERIES A
                              SENIOR SUBORDINATED
                                 NOTES DUE 2004
                             FOR ANY AND ALL OF ITS
                                  OUTSTANDING
                          11 1/4% SENIOR SUBORDINATED
                                 NOTES DUE 2004

                         -----------------------------
                                   PROSPECTUS
                         -----------------------------

                                        , 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

    Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    Article VII of the By-laws of the Company provide in substance that the Company shall indemnify directors and officers against all liability and related expenses incurred in connection with the affairs of the Company if: (a), in the case of action not by or in the right of the Company, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (with respect to a criminal proceeding) had no reasonable cause to believe his conduct was unlawful; and
(b), in the case of actions by or in the right of the Company, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, provided that no indemnification shall be made for a claim as to which the director or officer is adjudged liable for negligence or misconduct unless (and only to the extent that) an appropriate court determines that, in view of all the circumstances, such person is fairly and reasonably entitled to indemnity.

    In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit. Article Twelfth of the Company's Certificate of Incorporation sets for such a provision.

    For the undertaking with respect to indemnification, see Item 22 herein.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  Exhibits


 2(a)      Incorporation, Conveyance  and Stock  Purchase  Agreement, dated  August  16,
           1993,  among Quorum, Inc. and Charter  Medical Corporation, et al., which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K, dated as of
           September 30, 1993, and which is incorporated herein by reference.
 2(b)      Amendment No. 1  to the  Exhibit 2(a)  agreement, dated  September 30,  1993, which  was filed as Exhibit 2.2 to  the Company's Current Report on Form 8-K,
           dated as  of  September  30,  1993,  and  which  is  incorporated  herein  by reference.
 2(c)      Asset  Sale  Agreement,  dated  March  29,  1994,  between  National  Medical
           Enterprises, Inc., as Seller and Charter Medical Corporation, as Buyer, which was filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for
           the quarter  ended  March 31,  1994,  and  which is  incorporated  herein  by reference.
 2(d)      Asset  Sale  Agreement  (First  Facilities), dated  March  29,  1994, between
           National  Medical  Enterprises,   Inc.,  as  Seller,   and  Charter   Medical
           Corporation, as Buyer.*
 2(e)      Asset  Sale Agreement (Subsequent Facilities),  dated March 29, 1994, between
           National  Medical  Enterprises,   Inc.,  as  Seller,   and  Charter   Medical
           Corporation, as Buyer.*
           Exhibits  2(a),  2(b), 2(c),  2(d)  and 2(e)  do  not contain  copies  of the exhibits and  schedules to  such agreements.  Such agreements  describe  such exhibits  and schedules. The Company agrees  to furnish supplementally to the
           Commission, upon request, a copy of  any omitted exhibit or schedule to  such agreements.
 3(a)      Restated  Certificate  of Incorporation  of the  Company  which was  filed as
           Exhibit 3(a)  to  the Company's  Annual  Report on  Form  10--K dated  as  of
           September 30, 1992, and is incorporated herein by reference.
 3(b)      Bylaws  of the Company,  as amended, which  was filed as  Exhibit 3(a) to the
           Company's Quarterly Report on Form 10--Q dated  as of March 31, 1993, and  is incorporated herein by reference.
 4(a)      Indenture,  dated as of May 2, 1994, among the Company, the Guarantors listed therein and Marine Midland Bank, as  Trustee, relating to the 11 1/4%  Senior
           Subordinated Notes due April 15, 2004 of the Company.*
 4(b)      Form of Class A Common Stock Purchase Warrant Certificate, dated September 1,
           1988,  for warrants sold to designee  of Drexel Burnham Lambert Incorporated, which was filed as Exhibit 4.4 to the Company's Current Report on Form  8--K,
           dated September 1, 1988, and is incorporated herein by reference.
 4(c)      Form of Class A Common Stock Purchase Warrant Certificate, dated September 1,
           1988,  for warrants sold to certain  institutional investors, which was filed as Exhibit 4.3 to the Company's Current Report on Form 8--K, dated  September
           1, 1988, and is incorporated herein by reference.
 4(d)      Warrant  and Common  Stock Registration  and Participation  Rights Agreement,
           dated as  of  September  1,  1988, among  WAF  Acquisition  Corporation,  the
           Company, William A. Fickling, Jr., certain affiliates of William A. Fickling,
           Jr. and the purchasers of the warrants issued on September 1, 1988, which was filed  as Exhibit 4(h) to the Company's  Annual Report on Form 10--K dated as of September 30, 1988, and is incorporated herein by reference.

- ------------------------------
*     Previously filed.

 4(e)      Second Amended and Restated Credit Agreement, dated as of May 2, 1994,  among the  Company,  the  financial  institutions  listed  therein,  Bankers  Trust
           Company, as  Agent, and  First  Union National  Bank  of North  Carolina,  as
           Co-Agent.*
 4(f)      Second  Amended and Restated Subsidiary Credit  Agreement, dated as of May 2,
           1994, among certain subsidiaries of  the Company, the financial  institutions listed  therein, Bankers  Trust Company, as  Agent, and  First Union National
           Bank of North Carolina, as Co-Agent.*
 4(g)      Second Amended and Restated Company  Stock and Notes Pledge Agreement,  dated as  of  May  2, 1994,  between  the  Company and  Bankers  Trust  Company, as
           Collateral Agent.*
 4(h)      Second Amended  and Restated  Subsidiary Stock  and Notes  Pledge  Agreement,
           dated  as  of May  2, 1994,  among  various subsidiaries  of the  Company and
           Bankers Trust Company, as Collateral Agent.*
 4(i)      Second Amended and Restated Subsidiary  Pledge and Security Agreement,  dated as  of May  2, 1994,  among various subsidiaries  of the  Company and Bankers
           Trust Company, as Collateral Agent.*
 4(j)      Second Amended  and  Restated Company  Pledge  and Security  Agreement  (ESOP
           collateral),  dated as of May 2, 1994,  between the Company and Bankers Trust
           Company, as Collateral Agent.*
 4(k)      Second Amended and Restated FINCO Pledge  and Security Agreement I, dated  as of  May 2, 1994, between CMFC, Inc.  and Bankers Trust Company, as Collateral
           Agent.*
 4(l)      Second Amended and  Restated Subsidiary Guaranty,  dated as of  May 2,  1994, executed by various subsidiaries of the Company.*
 4(m)      Second Amended and Restated Company Collateral Accounts Assignment Agreement,
           dated  as of May 2,  1994, between the Company  and Bankers Trust Company, as
           Agent.*
 4(n)      Company Pledge and Security Agreement, dated  as of May 2, 1994, between  the
           Company and Bankers Trust Company, as Collateral Agent.*
 4(o)      Second  Amended and Restated FINCO Pledge and Security Agreement II, dated as of May 2, 1994, between CMCI,  Inc. and Bankers Trust Company, as  Collateral
           Agent.*
 4(p)      Second  Amended  and Restated  Company  Guaranty, dated  as  of May  2, 1994, executed by the Company.*
 4(q)      Second  Amended  and  Restated  Subsidiary  Collateral  Accounts   Assignment
           Agreement, dated as of May 2, 1994, among various subsidiaries of the Company and Bankers Trust Company, as Agent.*
 4(r)      Form of Amended and Restated Indenture of Mortgage, Deed to Secure Debt, Deed
           of  Trust, Security Agreement and Assignment  of Leases and Rents executed as of July  21, 1992,  by 44  subsidiaries of  the Company  for the  benefit  of
           Bankers  Trust Company, as Agent, and various trustees as shown on individual subsidiary cover  pages attached,  which was  filed as  Exhibit 4(q)  to  the
           Company's  Current  Report on  Form 8-K  dated as  of July  21, 1992,  and is incorporated herein by reference.
 4(s)      Form of Indenture of Mortgage, Deed  to Secure Debt, Deed of Trust,  Security
           Agreement and Assignment of Leases and Rents executed as of July 21, 1992, by
           40  subsidiaries of the Company for the  benefit of Bankers Trust Company, as
           Agent, and various  trustees as  shown on individual  subsidiary cover  pages attached,  which was filed as Exhibit 4(q) to the Company's Current Report on
           Form 8-K dated as of July 21, 1992, and is incorporated herein by reference.
 4(t)      Form of Indenture of Mortgage, Deed  to Secure Debt, Deed of Trust,  Security
           Agreement  and Assignment of Leases and Rents; Amended Indenture of Mortgage,
           Deed to Secure  Debt, Deed  of Trust,  Security Agreement  and Assignment  of
           Leases  and Rents; and Consolidated Agreement, executed as of May 2, 1994, by
           71 subsidiaries  of the  Company and  Bankers Trust  Company, as  Agent,  and
           various trustees as shown on individual subsidiary cover pages attached.*
           The  Registrants agree, pursuant to (b)(iii)  of Item 601 of Regulation S--K, to furnish to the Commission, upon request, a copy of each agreement relating to long-term debt not being registered, where the total amount of debt  under each  such agreement does not exceed 10% of the Registrants' respective total assets on a consolidated basis.
 4(u)      Purchase Agreement,  dated April  22,  1994, between  the Company  and  Bear,
           Stearns & Co. Inc. and BT Securities Corporation.*

- ------------------------
*     Previously filed.

 4(v)      Exchange  and Registration Rights Agreement, dated April 22, 1994 between the
           Company and Bear, Stearns & Co. Inc. and BT Securities Corporation.*
 4(w)      Amendment No. 1, dated  as of June  9, 1994, to  Second Amended and  Restated
           Credit  Agreement, dated as of May 2,  1994, among the Company, the financial institutions listed therein, Bankers Trust Company, as Agent, and First Union
           National Bank of North Carolina, as Co-Agent.*
 5         Opinion of  King  & Spalding  as  to the  legality  of the  securities  being registered.*
 8         Opinion of King & Spalding as to tax matters.*
10(a)      Written  description of  Corporate Annual Incentive  Plan for  the year ended
           September 30,  1993,  which was  filed  as  Exhibit 10(a)  to  the  Company's
           Quarterly  Report on Form 10--Q for the  quarter ended March 31, 1993, and is incorporated herein by reference.
10(b)      1989 Non-Qualified  Deferred Compensation  Plan of  the Company,  adopted  on
           January  1,  1989,  as amended,  which  was  filed as  Exhibit  10(f)  to the
           Company's Annual Report on Form 10--K dated as of September 30, 1989, and  is incorporated herein by reference.
10(c)      Written  description of  Corporate Annual Incentive  Plan for  the year ended
           September 30,  1993  which  was  filed as  Exhibit  10(a)  to  the  Company's
           Quarterly  Report on Form 10-Q for the quarter ended March 31, 1993 and which is incorporated herein by reference.
10(d)      Directors' Stock Option Plan of the Company which was filed as Exhibit  10(b)
           to  the Company's Quarterly Report  on Form 10-Q for  the quarter ended March
           31, 1993 and which is incorporated herein by reference.
10(e)      Employment Agreement, dated July 21, 1992, between the Company and William A.
           Fickling, Jr., Chairman of the Board of Directors and Chief Executive Officer
           of the  Company which  was filed  as Exhibit  10(e) to  the Company's  Annual
           Report on Form 10-K dated September 30, 1992 and which is incorporated herein by reference.
10(f)      Employment  Agreement, dated  July 21, 1992,  between the Company  and E. Mac
           Crawford, Director,  President and  Chief Operating  Officer of  the  Company
           which  was filed as Exhibit 10(f) to the Company's Annual Report on Form 10-K
           dated September 30, 1992 and which is incorporated herein by reference.
10(g)      Employment Agreement, dated July 21,  1992, between the Company and  Lawrence
           W.  Drinkard,  Director  and  Senior  Vice  President  -  Finance  (principal financial officer) of  the Company which  was filed as  Exhibit 10(g) to  the
           Company's  Annual Report on Form  10-K dated September 30,  1992 and which is incorporated herein by reference.
10(h)      1994 Stock Option Plan of the Company.*
10(i)      Directors' Unit Award Plan of the Company.*
11         Statement regarding computation of per share earnings.
12         Statement regarding computation of ratios.
21         List of subsidiaries of the Registrants.*
21(a)      Amended list of subsidiaries of the Registrants.*
21(b)      Amended list of subsidiaries of the Registrants.
23(a)      Consent of Arthur Andersen & Co.
23(b)      Consent of KPMG Peat Marwick.
23(c)      Consent of King & Spalding (included in opinion filed as Exhibit 5).*
24         Powers of Attorney*
24(a)      Additional Powers of Attorney.*
24(b)      Additional Powers of Attorney.
25         Statement of Eligibility  and Qualification  on Form T--1  of Marine  Midland
           Bank,  as Trustee,  under the Indenture  relating to  the Senior Subordinated
           Notes due April 15, 2004.*
99(a)      Form of Letter of Transmittal (Proof of August 18, 1994)
99(b)      Form of Notice of Guaranteed Delivery (Proof of August 18, 1994)
99(c)      Form of Instruction to Registered Holder and/or Book-Entry Transfer  Facility
           Participant from Owner (Proof of August 18, 1994)
99(d)      Form  of Exchange Agent Agreement between the Company and Marine Midland Bank
           (Proof of August 18, 1994)

- ------------------------
*     Previously filed.

    (b)  Financial Statement Schedules

         The following financial statement schedules are set forth on pages S-1 through S-4 hereof.

  Report of Arthur  Andersen &  Co. regarding financial  statement schedules  (included in  the
  Report set forth on page F-2).
        V     --      Property and Equipment
       VI     --      Accumulated Depreciation, Depletion and Amortization of Property and
                      Equipment
     VIII     --      Valuation and Qualifying Accounts
        X     --      Supplemental Income Statement Information

    All other schedules are omitted as the required information is presented in the Company's consolidated financial statements or related notes or such schedules are not applicable.

ITEM 22.  UNDERTAKINGS.

    (a) The Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective admendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) The Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    (c) The Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Amendment No. 3 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Macon, State of Georgia on August 18, 1994.


                                          CHARTER MEDICAL CORPORATION

                                          By:__________/s/_JOHN R. DAY__________
                                                         John R. Day
                                                Vice President -- Controller
                                               (Principal Accounting Officer)

                                          For the Registrants other than Charter
                                          Medical Corporation

                                          By:______/s/_CHARLOTTE A. SANFORD_____
                                                    Charlotte A. Sanford
                                                      Treasurer of the
                                              Additional Registrants as shown
                                                         below*


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities indicated on August 18, 1994.


CHARTER MEDICAL CORPORATION

E. Mac Crawford ............................  President and Chairman of the Board of
                                               Directors (principal executive officer)

Lawrence W. Drinkard .......................  Executive Vice President -- Finance and
                                               Director (principal financial officer)

John R. Day ................................  Vice President -- Controller (principal accounting officer)

Edwin M. Banks .............................  Director

Andre C. Dimitriadis .......................  Director

Raymond H. Kiefer ..........................  Director

Gerald L. McManis ..........................  Director

AMBULATORY RESOURCES, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

* In the case of Charter Medical of England Limited as Director

Charlotte A. Sanford .......................  Treasurer

ATLANTA MOB, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

BELTWAY COMMUNITY HOSPITAL, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

C.A.C.O. SERVICES, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CCM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joan Kradlak ...............................  President

Charlotte A. Sanford .......................  Treasurer

CMCI, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

James R. Bedenbaugh ........................  President

Charlotte A. Sanford .......................  Treasurer

CMFC, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

James R. Bedenbaugh ........................  President

Charlotte A. Sanford .......................  Treasurer

CMSF, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CPS ASSOCIATES, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER ALVARADO BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Laurence J. Steudle ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER APPALACHIAN HALL BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER ARBOR INDY BEHAVIORAL HEALTH SYSTEM, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER AUGUSTA BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BAY HARBOR BEHAVIORAL HEALTH SYSTEM, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEACON BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM AT FAIR OAKS, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM AT HIDDEN BROOK, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM AT LOS ALTOS, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM AT POTOMAC RIDGE, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM AT WARWICK MANOR, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF ATHENS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF AUSTIN, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF BAYWOOD, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF BRADENTON, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF CANOGA PARK, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF CENTRAL GEORGIA, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF CHARLESTON, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF CHARLOTTESVILLE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF CHICAGO, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF CHULA VISTA, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF COLUMBIA, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF CORPUS CHRISTI, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF DALLAS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF EVANSVILLE, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF FORT WORTH, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF JACKSON, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF JACKSONVILLE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF JEFFERSON, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF KANSAS CITY, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF LAFAYETTE, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF LAKE CHARLES, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF LAKEWOOD, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF MICHIGAN CITY, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF MOBILE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF NASHUA, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF NEVADA, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Gerald A. Greene ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF NEW MEXICO, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF NORTHERN CALIFORNIA, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Gerald A. Greene ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF NORTHWEST ARKANSAS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF NORTHWEST INDIANA, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF PADUCAH, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF ROCKFORD, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF SAN JOSE, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Gerald A. Greene ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF SAVANNAH, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF SOUTHERN CALIFORNIA, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF TAMPA BAY, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF TEXARKANA, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF THE INLAND EMPIRE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Laurence J. Steudle ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF TOLEDO, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF TUCSON, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Gerald A. Greene ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF VIRGINIA BEACH, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF VISALIA, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Laurence J. Steudle ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF WAVERLY, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF WINSTON-SALEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEM OF YORBA LINDA, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BEHAVIORAL HEALTH SYSTEMS OF ATLANTA, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER BRAWNER BEHAVIORAL HEALTH SYSTEM, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER-BY-THE-SEA BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER CANYON BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Gerald A. Greene ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER CANYON SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Laurence J. Steudle ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER CENTENNIAL PEAKS BEHAVIORAL SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER COLONIAL INSTITUTE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Donna Y. Wood ..............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER COMMUNITY HOSPITAL, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

William E. Hale ............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER COMMUNITY HOSPITAL OF DES MOINES, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER CONTRACT SERVICES, INC.

Glenn A. McRae .............................  Director

John C. McCauley ...........................  Director and Vice President

Joseph M. Cobern ...........................  Director

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER COVE FORGE BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER CRESCENT PINES BEHAVIORAL HEALTH SYSTEM, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER FAIRBRIDGE BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER FAIRMOUNT BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER FENWICK HALL BEHAVIORAL HEALTH SYSTEM, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER FINANCIAL OFFICES, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER FOREST BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER GRAPEVINE BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER GREENSBORO BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HEALTH MANAGEMENT OF TEXAS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

David A. Richardson ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF COLUMBUS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF DENVER, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF FT. COLLINS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF LAREDO, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF MIAMI, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF MOBILE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF NORTHERN NEW JERSEY, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Donna Y. Wood ..............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF SANTA TERESA, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF ST. LOUIS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER HOSPITAL OF TORRANCE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER INDIANAPOLIS BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER LAFAYETTE BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER LAKEHURST BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER LAKESIDE BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER LAUREL HEIGHTS BEHAVIORAL HEALTH SYSTEM, INC.

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

James M. Filush ............................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER LAUREL OAKS BEHAVIORAL HEALTH SYSTEM, INC.

Howard A. McLure ...........................  Director

Margie M. Smith ............................  Director

James M. Filush ............................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER LINDEN OAKS BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER LITTLE ROCK BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER LOUISVILLE BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEADOWS BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MOB OF CHARLOTTESVILLE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDFIELD BEHAVIORAL HEALTH SYSTEM, INC.

James M. Filush ............................  Director

Howard A. McLure ...........................  Director

Margie M. Smith ............................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL -- CALIFORNIA, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

David A. Richardson ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL -- CLAYTON COUNTY, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Donna Y. Wood ..............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL -- CLEVELAND, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL -- DALLAS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL -- LONG BEACH, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Laurence J. Steudle ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL -- NEW YORK, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

William H. Freeman, Jr. ....................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL (CAYMAN ISLANDS) LTD.

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL EXECUTIVE CORPORATION

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

C. Clark Wingfield .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL INFORMATION SERVICES, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

C. Clark Wingfield .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL INTERNATIONAL, INC.

Glenn A. McRae .............................  Director

John C. McCauley ...........................  Director and Vice President

Joseph M. Cobern ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL INTERNATIONAL, S.A., INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

E. Mac Crawford ............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL MANAGEMENT COMPANY

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

E. Mac Crawford ............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL OF EAST VALLEY, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Gerald A. Greene ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL OF ENGLAND LIMITED

James Michael Filush .......................  Director

Charlotte A. Sanford .......................  Director

CHARTER MEDICAL OF FLORIDA, INC.

Joseph M. Cobern ...........................  Director

Glenn A. McRae .............................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL OF NORTH PHOENIX, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Gerald A. Greene ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL OF ORANGE COUNTY, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

William H. Freeman, Jr. ....................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MEDICAL OF PUERTO RICO, INC.

Joseph M. Coburn ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MENTAL HEALTH OPTIONS, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MID-SOUTH BEHAVIORAL HEALTH SYSTEM, INC.

Howard A. McLure ...........................  Director

Margie M. Smith ............................  Director

James M. Filush ............................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MILWAUKEE BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER MISSION VIEJO BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Laurence J. Steudle ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER NORTH BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Gerald A. Greene ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER NORTH COUNSELING CENTER, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

David A. Richardson ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER NORTHBROOKE BEHAVIORAL HEALTH SYSTEM, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER NORTHRIDGE BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER NORTHSIDE HOSPITAL, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER OAK BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Laurence J. Steudle ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER PALMS BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER PEACHFORD BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER PINES BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER PLAINS BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER PSYCHIATRIC HOSPITALS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

William H. Freeman, Jr. ....................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER REAL BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER REGIONAL MEDICAL CENTER, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER RICHMOND BEHAVIORAL HEALTH SYSTEM, INC.

Howard A. McLure ...........................  Director

Margie M. Smith ............................  Director

James M. Filush ............................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER RIDGE BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER RIVERS BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER SAN DIEGO BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Laurence J. Steudle ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER SERENITY LODGE BEHAVIORAL HEALTH SYSTEM, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER SIOUX FALLS BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER SOUTH BEND BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER SPRINGWOOD BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER SUBURBAN HOSPITAL OF MESQUITE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER TERRE HAUTE BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER THOUSAND OAKS BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Laurence J. Steudle ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER TIDEWATER BEHAVIORAL HEALTH SYSTEM, INC.

James M. Filush ............................  Director

Margie M. Smith ............................  Director

Howard A. McLure ...........................  Director

Lawrence W. Drinkard .......................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER TREATMENT CENTER OF MICHIGAN, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER WESTBROOK BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER WHITE OAK BEHAVIORAL HEALTH SYSTEM, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER WICHITA BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER WOODS BEHAVIORAL HEALTH SYSTEM, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER WOODS HOSPITAL, INC.

Joseph M. Cobern ...........................  Director

Glenn A. McRae .............................  Director

John C. McCauley ...........................  Director and Vice President

Jim R. Johnson .............................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER OF ALABAMA, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Elbert T. McQueen ..........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTER-PROVO SCHOOL, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Gerald A. Greene ...........................  President

Charlotte A. Sanford .......................  Treasurer

CHARTERTON/LAGRANGE, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Vernon S. Westrich .........................  President

Charlotte A. Sanford .......................  Treasurer

DESERT SPRINGS HOSPITAL, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

EMPLOYEE ASSISTANCE SERVICES, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Elbert T. McQueen ..........................  President

Charlotte A. Sanford .......................  Treasurer

FLORIDA HEALTH FACILITIES, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

GULF COAST EAP SERVICES, INC.

Joseph M. Cobern ...........................  Director

Glenn A. McRae .............................  Director

John C. McCauley ...........................  Director and Vice President

William E. Hale ............................  President

Charlotte A. Sanford .......................  Treasurer

GWINNETT IMMEDIATE CARE CENTER, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

HCS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Donna Y. Wood ..............................  President

Charlotte A. Sanford .......................  Treasurer

HOLCOMB BRIDGE IMMEDIATE CARE CENTER, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

HOSPITAL INVESTORS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Donna Y. Wood ..............................  President

Charlotte A. Sanford .......................  Treasurer

MANDARIN MEADOWS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

William H. Freeman, Jr. ....................  President

Charlotte A. Sanford .......................  Treasurer

METROPOLITAN HOSPITAL, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

MIDDLE GEORGIA HOSPITAL, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

NEPA -- MASSACHUSETTS, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

NEPA -- NEW HAMPSHIRE, INC.

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Glenn A. McRae .............................  Director

Ken F. Courage, Jr. ........................  President

Charlotte A. Sanford .......................  Treasurer

PACIFIC-CHARTER MEDICAL, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

David A. Richardson ........................  President

Charlotte A. Sanford .......................  Treasurer

PEACHFORD PROFESSIONAL, INC.

Glenn A. McRae .............................  Director

John C. McCauley ...........................  Director and Vice President

Joseph M. Cobern ...........................  Director

Jon C. O'Shaughnessy .......................  President

Charlotte A. Sanford .......................  Treasurer

RIVOLI, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

SCHIZOPRENIA TREATMENT AND REHABILITATION, INC.

Margie M. Smith ............................  Director

James M. Filush ............................  Director

Joseph M. Cobern ...........................  Director

Kimberly H. Littrell .......................  President & CEO

Charlotte A. Sanford .......................  Treasurer

SHALLOWFORD COMMUNITY HOSPITAL, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

SISTEMAS DE TERAPIA RESPIRATORIA S.A., INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

David A. Richardson ........................  President

Charlotte A. Sanford .......................  Treasurer

STUART CIRCLE HOSPITAL CORPORATION

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

W. Stephen Love ............................  President

Charlotte A. Sanford .......................  Treasurer

WESTERN BEHAVIORAL SYSTEMS, INC.

Glenn A. McRae .............................  Director

Joseph M. Cobern ...........................  Director

John C. McCauley ...........................  Director and Vice President

Joseph C. Little ...........................  President

Charlotte A. Sanford .......................  Treasurer

                                          By: __________/s/_John R. Day_________
                                                         John R. Day
                                                      Attorney-In-Fact

                      SCHEDULE V -- PROPERTY AND EQUIPMENT
                                 (IN THOUSANDS)

                                                BALANCE AT               RETIREMENTS    OTHER CHANGES    BALANCE AT
                                                BEGINNING    ADDITIONS      AND/OR      AND (DEDUCT)       END OF
               CLASSIFICATION                   OF PERIOD     AT COST    DISPOSITIONS    -- DESCRIBE       PERIOD
- ---------------------------------------------   ----------   ---------   ------------   -------------    ----------
YEAR ENDED SEPTEMBER 30, 1993
  Land.......................................   $ 101,892    $  --       $    4,824     $  (1,251)(C)    $  95,886
                                                                                               69(E)
  Buildings and improvements.................     324,921       1,909        11,474         1,594(A)       310,649
                                                                                           (2,182)(C)
                                                                                              103(E)
                                                                                           (4,222)(F)
  Equipment..................................      62,940       6,792         3,043         1,001(A)        67,421
                                                                                             (277)(C)
                                                                                                8(E)
  Construction in progress...................       1,322       2,400        --            (2,595)(A)          928
                                                                                             (116)(C)
                                                                                              (83)(E)
                                                ----------   ---------   ------------   -------------    ----------
                                                $ 491,075    $ 11,101    $   19,341     $  (7,951)       $ 474,884
                                                ----------   ---------   ------------   -------------    ----------
                                                ----------   ---------   ------------   -------------    ----------
TWO MONTHS ENDED SEPTEMBER 30, 1992 (SEE NOTE
 2):
  Land.......................................   $ 101,727    $  --       $   --         $     165(C)     $ 101,892
  Buildings and improvements.................     324,534         469            37           436(A)       324,921
                                                                                             (477)(C)
                                                                                               (4)(E)
  Equipment..................................      61,320       1,601            74            68(A)        62,940
                                                                                               10(C)
                                                                                               15(E)
  Construction in progress...................       1,632         160        --              (504)(A)        1,322
                                                                                               34(C)
                                                ----------   ---------   ------------   -------------    ----------
                                                $ 489,213    $  2,230    $      111     $    (257)       $ 491,075
                                                ----------   ---------   ------------   -------------    ----------
                                                ----------   ---------   ------------   -------------    ----------
TEN MONTHS ENDED JULY 31, 1992:
  Land.......................................   $  93,052    $  --       $      350     $     816(C)     $ 101,727
                                                                                              (20)(E)
                                                                                            8,229(B)
  Buildings and improvements.................     575,877       1,227         3,540        12,848(A)       324,534
                                                                                            1,781(C)
                                                                                           (1,857)(E)
                                                                                         (261,802)(B)
  Equipment..................................     147,817       4,021         2,321           472(A)        61,320
                                                                                              444(C)
                                                                                              568(E)
                                                                                           89,681(B)
  Construction in progress...................      11,091       2,820        --           (13,320)(A)        1,632
                                                                                               29(C)
                                                                                            1,270(E)
                                                                                             (258)(B)
                                                ----------   ---------   ------------   -------------    ----------
                                                $ 827,837    $  8,068    $    6,211     $(340,481)       $ 489,213
                                                ----------   ---------   ------------   -------------    ----------
                                                ----------   ---------   ------------   -------------    ----------
YEAR ENDED SEPTEMBER 30, 1991:
  Land.......................................   $  97,759    $     42    $    3,798     $    (813)(C)    $  93,052
                                                                                             (138)(E)
  Buildings and improvements.................     587,741       2,681        20,031         6,291(A)       575,877
                                                                                           (1,418)(C)
                                                                                             (793)(E)
                                                                                            1,406(F)
  Equipment..................................     147,088       5,908         4,790           946(A)       147,817
                                                                                             (334)(C)
                                                                                               35(E)
                                                                                           (1,036)(F)
  Construction in progress...................      18,448       3,068        --            (7,237)(A)       11,091
                                                                                              (57)(C)
                                                                                             (304)(D)
                                                                                             (686)(E)
                                                                                           (2,141)(F)
                                                ----------   ---------   ------------   -------------    ----------
                                                $ 851,036    $ 11,699    $   28,619     $  (6,279)       $ 827,837
                                                ----------   ---------   ------------   -------------    ----------
                                                ----------   ---------   ------------   -------------    ----------

- ------------------------------
(A)   Reclassification of completed construction to property and equipment.
(B) Adjust accounts to fair value pursuant to the implementation of fresh start accounting.
(C)   Adjustment for foreign currency translation.
(D)   Write-off of construction costs of discontinued projects.
(E)   Property reclassifications.
(F)   Adjustment to net realizable value of assets held for sale.

      SCHEDULE VI -- ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION
                           OF PROPERTY AND EQUIPMENT
                                 (IN THOUSANDS)

                                                BALANCE AT               RETIREMENTS    OTHER CHANGES    BALANCE AT
                                                BEGINNING                   AND/OR      AND (DEDUCT)       END OF
               CLASSIFICATION                   OF PERIOD    ADDITIONS   DISPOSITIONS    -- DESCRIBE       PERIOD
- ---------------------------------------------   ----------   ---------   ------------   -------------    ----------
YEAR ENDED SEPTEMBER 30, 1993:
  Buildings and improvements.................   $    3,399   $ 14,402    $       287    $    (750)(A)    $   16,710
                                                                                              (21)(B)
                                                                                              (33)(C)
  Equipment..................................          914     11,980            235          750(A)         13,388
                                                                                               (6)(B)
                                                                                              (15)(C)
                                                ----------   ---------        ------    -------------    ----------
                                                $    4,313   $ 26,382    $       522    $     (75)       $   30,098
                                                ----------   ---------        ------    -------------    ----------
                                                ----------   ---------        ------    -------------    ----------
TWO MONTHS ENDED SEPTEMBER 30, 1992 (SEE NOTE
 2):
  Buildings and improvements.................   $   --       $  2,765    $   --         $     (72)(A)    $    3,399
                                                                                               (7)(B)
                                                                                              713(C)
  Equipment..................................       --            920             49           43(B)            914
                                                ----------   ---------        ------    -------------    ----------
                                                $   --       $  3,685    $        49    $     677        $    4,313
                                                ----------   ---------        ------    -------------    ----------
                                                ----------   ---------        ------    -------------    ----------
TEN MONTHS ENDED JULY 31, 1992:
  Buildings and improvements.................   $  108,233   $ 14,799    $     1,512    $       2(A)     $   --
                                                                                              357(B)
                                                                                             (713)(C)
                                                                                         (121,166)(D)
  Equipment..................................       74,431     12,879          1,184           70(A)         --
                                                                                              279(B)
                                                                                          (86,475)(D)
                                                ----------   ---------        ------    -------------    ----------
                                                $  182,664   $ 27,678    $     2,696    $(207,646)       $   --
                                                ----------   ---------        ------    -------------    ----------
                                                ----------   ---------        ------    -------------    ----------
YEAR ENDED SEPTEMBER 30, 1991:
  Buildings and improvements.................   $   91,658   $ 16,741    $     3,006    $   3,129(A)     $  108,233
                                                                                             (221)(B)
                                                                                              (68)(C)
  Equipment..................................       62,565     15,730          2,381       (1,253)(A)        74,431
                                                                                             (207)(B)
                                                                                              (23)(C)
                                                ----------   ---------        ------    -------------    ----------
                                                $  154,223   $ 32,471    $     5,387    $   1,357        $  182,664
                                                ----------   ---------        ------    -------------    ----------
                                                ----------   ---------        ------    -------------    ----------

- ------------------------
(A)   Property reserve reclassifications.

(B)   Adjustment for foreign currency translation.

(C)   Other reclassifications and adjustments.

(D) Write-off of accumulated depreciation pursuant to the implementation of fresh start accounting.

               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                          CHARGED TO
                                                BALANCE AT   CHARGED TO      OTHER                        BALANCE AT
                                                BEGINNING    COSTS AND    ACCOUNTS --    DEDUCTIONS --      END OF
               CLASSIFICATION                   OF PERIOD     EXPENSES     DESCRIBE        DESCRIBE         PERIOD
- ---------------------------------------------   ----------   ----------   -----------    -------------    ----------
YEAR ENDED SEPTEMBER 30, 1993:
  Allowance for doubtful accounts............   $  30,272    $  67,300    $ 19,598(A)    $   89,272(C)    $  28,843
                                                                               945(B)
                                                ----------   ----------   -----------    -------------    ----------
                                                $  30,272    $  67,300    $ 20,543       $   89,272       $  28,843
                                                ----------   ----------   -----------    -------------    ----------
                                                ----------   ----------   -----------    -------------    ----------
TWO MONTHS ENDED SEPTEMBER 30, 1992 (SEE NOTE
 2):
  Allowance for doubtful accounts............   $  31,095    $  14,804    $  3,044(A)    $   18,931(C)    $  30,272
                                                                               260(B)
                                                ----------   ----------   -----------    -------------    ----------
                                                $  31,095    $  14,804    $  3,304       $   18,931          30,272
                                                ----------   ----------   -----------    -------------    ----------
                                                ----------   ----------   -----------    -------------    ----------
TEN MONTHS ENDED JULY 31, 1992:
  Allowance for doubtful accounts............   $  30,734    $  50,403    $ 15,837(A)    $    1,540(B)    $  31,095
                                                                             2,513(B)        66,852(C)
                                                ----------   ----------   -----------    -------------    ----------
                                                $  30,734    $  50,403    $ 18,350       $   68,392       $  31,095
                                                ----------   ----------   -----------    -------------    ----------
                                                ----------   ----------   -----------    -------------    ----------
YEAR ENDED SEPTEMBER 30, 1991:
  Allowance for doubtful accounts............   $  36,316    $  51,617    $ 19,900(A)    $   77,400(C)    $  30,734
                                                                               301(B)
                                                ----------   ----------   -----------    -------------    ----------
                                                $  36,316    $  51,617    $ 20,201       $   77,400       $  30,734
                                                ----------   ----------   -----------    -------------    ----------
                                                ----------   ----------   -----------    -------------    ----------

- ------------------------
(A)   Recoveries of amounts previously charged to income.

(B) Included in provision for restructuring of operations or reorganization items.

(C)   Accounts written off.

            SCHEDULE X -- SUPPLEMENTAL INCOME STATEMENT INFORMATION
                                 (IN THOUSANDS)

                                                           TWO MONTHS     TEN MONTHS
                                           YEAR ENDED         ENDED         ENDED       YEAR ENDED
                                          SEPTEMBER 30,   SEPTEMBER 30,    JULY 31,    SEPTEMBER 30,
                                              1993            1992           1992          1991
                                          -------------   -------------   ----------   -------------
                                                          (SEE NOTE 2)
Advertising costs.......................     $39,393         $6,485        $31,996        $37,104
                                          -------------      ------       ----------   -------------
                                          -------------      ------       ----------   -------------
Amortization of intangible assets:
  Capitalized preopening costs..........          (A)            (A)            (A)        11,500
  Capitalized start-up costs............          (A)            (A)            (A)           764
  Covenant not to compete...............          (A)            (A)            (A)           478
  Goodwill..............................          (A)            (A)            (A)         1,219
  Other.................................          (A)            (A)            (A)           426
                                                                                       -------------
                                                                                          $14,387
                                                                                       -------------
                                                                                       -------------
Amortization of reorganization value in
 excess of amounts allocable to
 identifiable assets....................     $42,678         $7,167          --            --
                                          -------------      ------       ----------   -------------
                                          -------------      ------       ----------   -------------

- ------------------------
(A) Certain items noted in Rule 12-11 of Regulation S-X have been excluded from the above schedule on the basis that each is less than 1% of net revenue as reported in the related Consolidated Statements of Operations.

                               INDEX TO EXHIBITS


 EXHIBITS                                                                                                    PAGE
- -----------                                                                                                ---------
 2(a)        Incorporation, Conveyance and Stock Purchase Agreement, dated August 16, 1993, among Quorum,
             Inc.  and  Charter Medical  Corporation,  et al.,  which  was filed  as  Exhibit 2.1  to the
             Company's Current  Report  on Form  8-K,  dated  as of  September  30, 1993,  and  which  is incorporated herein by reference............................................................
 2(b)        Amendment  No. 1 to the Exhibit 2(a) agreement, dated September 30, 1993, which was filed as
             Exhibit 2.2 to the Company's Current Report on Form 8-K, dated as of September 30, 1993, and which is incorporated herein by reference...................................................
 2(c)        Asset Sale Agreement, dated March 29,  1994, between National Medical Enterprises, Inc.,  as
             Seller  and Charter Medical Corporation,  as Buyer, which was filed  as Exhibit 10(a) to the
             Company's Quarterly Report on Form 10-Q for the  quarter ended March 31, 1994, and which  is incorporated herein by reference............................................................
 2(d)        Asset  Sale Agreement  (First Facilities),  dated March  29, 1994,  between National Medical
             Enterprises, Inc., as Seller, and Charter Medical Corporation, as Buyer.*...................
 2(e)        Asset Sale Agreement (Subsequent Facilities), dated March 29, 1994, between National Medical
             Enterprises, Inc., as Seller, and Charter Medical Corporation, as Buyer.*...................
             Exhibits 2(a), 2(b), 2(c), 2(d) and 2(e) do not contain copies of the exhibits and schedules to such agreements. Such agreements describe such exhibits and schedules. The Company agrees to furnish supplementally to the Commission, upon request, a copy of any omitted exhibit  or schedule to such agreements.................................................................
 3(a)        Restated  Certificate of Incorporation of the Company which was filed as Exhibit 3(a) to the
             Company's Annual Report on Form  10--K dated as of September  30, 1992, and is  incorporated herein by reference.........................................................................
 3(b)        Bylaws  of  the Company,  as  amended, which  was  filed as  Exhibit  3(a) to  the Company's
             Quarterly Report on Form  10--Q dated as of  March 31, 1993, and  is incorporated herein  by reference...................................................................................
 4(a)        Indenture,  dated as of  May 2, 1994, among  the Company, the  Guarantors listed therein and
             Marine Midland Bank, as Trustee, relating to the 11 1/4% Senior Subordinated Notes due April
             15, 2004 of the Company*....................................................................
 4(b)        Form of Class  A Common Stock  Purchase Warrant  Certificate, dated September  1, 1988,  for warrants sold to designee of Drexel Burnham Lambert Incorporated, which was filed as Exhibit
             4.4  to  the  Company's  Current Report  on  Form  8--K,  dated September  1,  1988,  and is incorporated herein by reference............................................................
 4(c)        Form of Class  A Common Stock  Purchase Warrant  Certificate, dated September  1, 1988,  for warrants  sold to  certain institutional investors,  which was  filed as Exhibit  4.3 to the
             Company's Current Report on Form 8--K, dated  September 1, 1988, and is incorporated  herein by reference................................................................................
 4(d)        Warrant  and  Common Stock  Registration  and Participation  Rights  Agreement, dated  as of
             September 1, 1988, among WAF Acquisition Corporation, the Company, William A. Fickling, Jr.,
             certain affiliates of William A. Fickling, Jr. and the purchasers of the warrants issued  on
             September  1, 1988, which was filed  as Exhibit 4(h) to the  Company's Annual Report on Form
             10--K dated as of September 30, 1988, and is incorporated herein by reference...............
 4(e)        Second Amended and Restated Credit  Agreement, dated as of May  2, 1994, among the  Company, the  financial institutions listed therein, Bankers Trust Company, as Agent, and First Union
             National Bank of North Carolina, as Co-Agent*...............................................

- ------------------------
*     Previously filed.

 4(f)      Second Amended and Restated Subsidiary  Credit Agreement, dated as of  May
           2,  1994,  among  certain  subsidiaries  of  the  Company,  the  financial institutions listed therein,  Bankers Trust Company,  as Agent, and  First
           Union National Bank of North Carolina, as Co-Agent*.......................
 4(g)      Second  Amended  and Restated  Company Stock  and Notes  Pledge Agreement,
           dated as of May 2, 1994, between the Company and Bankers Trust Company, as
           Collateral Agent*.........................................................
 4(h)      Second Amended and Restated Subsidiary  Stock and Notes Pledge  Agreement,
           dated  as of May  2, 1994, among  various subsidiaries of  the Company and
           Bankers Trust Company, as Collateral Agent*...............................
 4(i)      Second Amended  and Restated  Subsidiary  Pledge and  Security  Agreement,
           dated  as of May  2, 1994, among  various subsidiaries of  the Company and
           Bankers Trust Company, as Collateral Agent*...............................
 4(j)      Second Amended and  Restated Company Pledge  and Security Agreement  (ESOP
           collateral),  dated as  of May  2, 1994,  between the  Company and Bankers
           Trust Company, as Collateral Agent*.......................................
 4(k)      Second Amended and Restated FINCO  Pledge and Security Agreement I,  dated as  of  May 2,  1994, between  CMFC,  Inc. and  Bankers Trust  Company, as
           Collateral Agent*.........................................................
 4(l)      Second Amended and Restated Subsidiary Guaranty, dated as of May 2,  1994, executed by various subsidiaries of the Company*..........................
 4(m)      Second  Amended and Restated Company Collateral Accounts Assignment Agree-
           ment, dated  as of  May 2,  1994, between  the Company  and Bankers  Trust
           Company, as Agent*........................................................
 4(n)      Company  Pledge and Security  Agreement, dated as of  May 2, 1994, between the Company and Bankers Trust Company, as Collateral Agent*...............
 4(o)      Second Amended and Restated FINCO Pledge and Security Agreement II,  dated as  of  May 2,  1994, between  CMCI,  Inc. and  Bankers Trust  Company, as
           Collateral Agent*.........................................................
 4(p)      Second Amended and  Restated Company Guaranty,  dated as of  May 2,  1994, executed by the Company*..................................................
 4(q)      Second  Amended  and  Restated Subsidiary  Collateral  Accounts Assignment
           Agreement, dated as  of May  2, 1994,  among various  subsidiaries of  the
           Company and Bankers Trust Company, as Agent*..............................
 4(r)      Form  of Amended and Restated Indenture  of Mortgage, Deed to Secure Debt,
           Deed of  Trust, Security  Agreement  and Assignment  of Leases  and  Rents
           executed  as of July 21,  1992, by 44 subsidiaries  of the Company for the benefit of Bankers Trust Company, as Agent, and various trustees as  shown on  individual subsidiary cover pages attached, which was filed as Exhibit
           4(q) to the  Company's Current Report  on Form  8-K dated as  of July  21,
           1992, and is incorporated herein by reference.............................
 4(s)      Form  of  Indenture  of Mortgage,  Deed  to  Secure Debt,  Deed  of Trust,
           Security Agreement and Assignment of Leases and Rents executed as of  July
           21,  1992, by 40  subsidiaries of the  Company for the  benefit of Bankers
           Trust Company,  as Agent,  and  various trustees  as shown  on  individual subsidiary  cover pages attached,  which was filed as  Exhibit 4(q) to the
           Company's Current Report on  Form 8-K dated  as of July  21, 1992, and  is incorporated herein by reference..........................................
 4(t)      Form  of  Indenture  of Mortgage,  Deed  to  Secure Debt,  Deed  of Trust,
           Security Agreement and Assignment of  Leases and Rents; Amended  Indenture
           of  Mortgage, Deed to  Secure Debt, Deed of  Trust, Security Agreement and
           Assignment of Leases and Rents; and Consolidated Agreement, executed as of
           May 2, 1994, by 71 subsidiaries of the Company and Bankers Trust  Company, as  Agent, and  various trustees as  shown on  individual subsidiary cover pages attached*...........................................................

- ------------------------
*     Previously filed.

           The Registrants  agree, pursuant  to (b)(iii)  of Item  601 of  Regulation
           S--K, to furnish to the Commission, upon request, a copy of each agreement relating to long-term debt not being registered, where the total amount of debt  under each  such agreement does  not exceed 10%  of the Registrants'
           respective total assets on a consolidated basis...........................
 4(u)      Purchase Agreement, dated April  22, 1994, between  the Company and  Bear,
           Stearns & Co. Inc. and BT Securities Corporation*.........................
 4(v)      Exchange  and Registration Rights Agreement,  dated April 22, 1994 between the Company and Bear, Stearns & Co. Inc. and BT Securities Corporation*...
 4(w)      Amendment No. 1, dated as of June 9, 1994, to Second Amended and  Restated
           Credit  Agreement,  dated  as  of  May 2,  1994,  among  the  Company, the financial institutions listed  therein, Bankers Trust  Company, as  Agent, and First Union National Bank of North Carolina, as Co-Agent.*............
 5         Opinion  of King  & Spalding  as to the  legality of  the securities being registered*...............................................................
 8         Opinion of King & Spalding as to tax matters*.............................
10(a)      Written description of Corporate Annual Incentive Plan for the year  ended
           September  30, 1993,  which was  filed as  Exhibit 10(a)  to the Company's
           Quarterly Report on Form 10--Q for  the quarter ended March 31, 1993,  and is incorporated herein by reference.......................................
10(b)      1989  Non-Qualified Deferred Compensation Plan  of the Company, adopted on
           January 1,  1989, as  amended, which  was filed  as Exhibit  10(f) to  the
           Company's  Annual Report on Form 10--K dated as of September 30, 1989, and is incorporated herein by reference.......................................
10(c)      Written description of Corporate Annual Incentive Plan for the year  ended
           September  30,  1993 which  was filed  as Exhibit  10(a) to  the Company's
           Quarterly Report on  Form 10-Q for  the quarter ended  March 31, 1993  and which is incorporated herein by reference.................................
10(d)      Directors'  Stock Option  Plan of the  Company which was  filed as Exhibit
           10(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended
           March 31, 1993 and which is incorporated herein by reference..............
10(e)      Employment Agreement, dated July 21, 1992, between the Company and William
           A. Fickling, Jr., Chairman of the  Board of Directors and Chief  Executive
           Officer  of the Company which was filed  as Exhibit 10(e) to the Company's
           Annual Report  on  Form  10-K  dated  September  30,  1992  and  which  is incorporated herein by reference..........................................
10(f)      Employment  Agreement, dated July 21, 1992, between the Company and E. Mac
           Crawford, Director, President and Chief  Operating Officer of the  Company
           which  was filed as Exhibit  10(f) to the Company's  Annual Report on Form
           10-K dated  September  30,  1992  and  which  is  incorporated  herein  by reference.................................................................
10(g)      Employment  Agreement,  dated  July  21,  1992,  between  the  Company and
           Lawrence W.  Drinkard,  Director  and  Senior  Vice  President  -  Finance
           (principal  financial officer) of  the Company which  was filed as Exhibit
           10(g) to the Company's Annual Report on Form 10-K dated September 30, 1992 and which is incorporated herein by reference.............................
10(h)      1994 Stock Option Plan of the Company*....................................
10(i)      Directors' Unit Award Plan of the Company*................................
11         Computation of earnings per share.........................................
12         Statement regarding computation of ratios.................................
21         List of subsidiaries of the Registrants*..................................
21(a)      Amended list of subsidiaries of the registrant*...........................
21(b)      Amended list of subsidiaries of the Registrants...........................
23(a)      Consent of Arthur Andersen & Co...........................................

- ------------------------
*     Previously filed.

23(b)      Consent of KPMG Peat Marwick..............................................
23(c)      Consent of King & Spalding (included in opinion filed as Exhibit 5)*......
24         Powers of Attorney*.......................................................
24(a)      Additional Powers of Attorney*............................................
24(b)      Additional Powers of Attorney.............................................
25         Statement of Eligibility and Qualification on Form T--1 of Marine  Midland
           Bank,  as Trustee, under the Indenture relating to the Senior Subordinated
           Notes due April 15, 2004*.................................................
99(a)      Form of Letter of Transmittal (Proof of August 18, 1994)..................
99(b)      Form of Notice of Guaranteed Delivery (Proof of August 18, 1994)..........
99(c)      Form of  Instruction  to  Registered  Holder  and/or  Book-Entry  Transfer
           Facility Participant from Owner (Proof of August 18, 1994)................
99(d)      Form  of Exchange Agent  Agreement between the  Company and Marine Midland
           Bank (Proof of August 18, 1994)...........................................

- ------------------------
*     Previously filed.